                                                                   Exhibit 99(a)


                          CONVERSION VALUATION REPORT


                          ---------------------------

                          Valued as of April 30, 1996



                    HOME SAVINGS BANK OF ALBEMARLE, S.S.B.

                           Albemarle, North Carolina



                                 Prepared By:

                              Ferguson & Co., LLP
                                   Suite 550
                          122 W. John Carpenter Fwy.
                               Irving, TX 75039
                                 214/869-1177

[FERGUSON & CO., LLP LETTERHEAD
         APPEARS HERE]


                     STATEMENT OF APPRAISER'S INDEPENDENCE

                     Home Savings Bank of Albemarle, S.S.B.
                           Albemarle, North Carolina

     We are the appraiser for Home Savings Bank of Albemarle, S.S.B. ("Home Savings" or "Bank") in connection with its mutual to stock conversion. We are submitting our independent estimate of the pro forma market value of the Bank's stock to be issued in the conversion. In connection with our appraisal of the Bank's to-be-issued stock, we have received a fee which was not related to the estimated final value. The estimated pro forma market value is solely the opinion of our company and it was not unduly influenced by the Bank, its conversion counsel, its selling agent, or any other party connected with the conversion. We also received a fixed fee for assisting the Bank in connection with the preparation of its business plan to be submitted with the conversion application.

     Home Savings has agreed to indemnify Ferguson & Co., LLP under certain circumstances against liabilities arising out of our services. Specifically, we are indemnified against liabilities arising from our appraisal, if the Bank misrepresented or omitted material facts, except to the extent such liabilities are determined to have arisen because of our negligence, failure to exercise due diligence, or willful conduct.

                                               Ferguson & Co., LLP

                                               /s/ Charles M. Hebert

                                               Charles M. Hebert
                                               Principal

May 21, 1996

[LETTERHEAD OF FERGUSON & CO., LLP
      APPEARS HERE]



                                  May 21, 1996


Board of Directors
Home Savings Bank of Albemarle, S.S.B.
155 West South Street
Albemarle, North Carolina

Gentlemen:

     We have completed and hereby provide an independent appraisal of the estimated pro forma market value of Home Savings Bank of Albemarle, S.S.B., Albemarle, North Carolina ("Home Savings" or "Bank"), in connection with the conversion of Home Savings from the mutual to stock form of organization ("Conversion"). This appraisal report is furnished pursuant to the regulatory filing of the Bank's applications for conversion with the Federal Deposit Insurance Corporation ("FDIC") and the Savings Institutions Division of the North Carolina Department of Commerce ("Division").

     Ferguson & Co., LLP ("F&C") is a consulting firm that specializes in providing financial, economic, and regulatory services to financial institutions. The background and experience of F&C is presented in Exhibit I. We believe that, except for the fees we will receive for preparing the appraisal and assisting with Home Savings' business plan, we are independent. F&C personnel are prohibited from owning stock in conversion clients for a period of at least one year after conversion.

     In preparing our appraisal, we have reviewed Home Savings' Notice of Intent to Convert to Stock Form and Application to Convert a Mutual Savings Bank to a Stock Owned Savings Bank, including the Proxy Statement, as filed with the FDIC and the Division, respectively. We conducted an analysis of Home Savings that included discussions with McGladrey & Pullen, LLP, the Bank's independent auditors, and with Brooks, Pierce, Mc Lendon, Humphrey & Leonard, L.L.P., the Bank's conversion counsel. In addition, where appropriate, we considered information based on other available published sources that we believe is reliable; however, we cannot guarantee the accuracy or completeness of such information.

     We also reviewed the economy in Home Savings' primary market area and compared the Bank's financial condition and operating results with that of selected publicly traded thrift institutions. We reviewed conditions in the securities markets in general and in the market for thrifts stocks in particular.

     Our appraisal is based on Home Savings' representation that the information contained in the applications for conversion and additional evidence furnished to us by the Bank and its independent auditors are truthful, accurate, and complete. We did not independently verify the financial statements and other information provided by Home Savings and its auditors, nor did

Board of Directors
May 21, 1996
Page 2


we independently value the assets or liabilities of the Bank. The valuation considers Home Savings only as a going concern and should not be considered an indication of its liquidation value.

     It is our opinion that, as of April 30, 1996, the estimated pro forma market value of Home Savings was $34,000,000, or 3,400,000 shares at $10.00 per share. The resultant valuation range was $28,900,000 at the minimum (2,890,000 shares at $10.00 per share) to $39,100,000 at the maximum (3,910,000 shares at $10.00 per share), based on a range of 15 percent below and above the midpoint valuation. The supermaximum was $44,970,000 (4,497,000 shares at $10.00 per share).

     Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock in the conversion. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the conversion will thereafter be able to sell such shares at prices related to the foregoing estimate of the Bank's pro forma market value. F&C is not a seller of securities within the meaning of any federal or state securities laws and any report prepared by F&C shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

     Our opinion is based on circumstances as of the date hereof, including current conditions in the United States securities markets. Events occurring after the date hereof, including, but not limited to, changes affecting the United States securities markets and subsequent results of operations of Home Savings, could materially affect the assumptions used in preparing this appraisal.

     The valuation reported herein will be updated as provided in the conversion regulations and guidelines. Any updates will consider, among other things, any developments or changes in Home Savings' financial performance and condition, management policies, and current conditions in the equity markets for thrift shares. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments will be made to the estimated pro forma market value. The reasons for any such adjustments will be explained in detail at the time.

                                               Respectfully,
                                               FERGUSON & CO., LLP

                                               /s/ CHARLES M. HEBERT

                                               Charles M. Hebert
                                               Principal

FERGUSON & CO., LLP
- -------------------


                               TABLE OF CONTENTS

                     Home Savings Bank of Albemarle, S.S.B.
                           Albemarle, North Carolina

                                                                 PAGE

SECTION I. - FINANCIAL CHARACTERISTICS                             1

INTRODUCTION                                                       1

PAST & PROJECTED ECONOMIC CONDITIONS                               4

FINANCIAL CONDITION OF INSTITUTION                                 5

     Balance Sheet Trends                                          5

     Asset/Liability Management                                    7

     Income and Expense Trends                                    10

     Regulatory Capital Requirements                              11

     Ratios                                                       12

     Lending                                                      14

     Nonperforming Assets                                         21

     Mortgage-Backed Securities and Investments                   24

     Savings Deposits                                             26

     Borrowings                                                   31

     Subsidiaries                                                 31

     Legal Proceedings                                            31

EARNINGS CAPACITY OF THE INSTITUTION                              31

     Asset-Size-Efficiency of Asset Utilization                   32

     Projected Dividend Policy-Capacity to Pay                    32

     Intangible Values                                            33

     Effect of Government Regulations                             34


FERGUSON & CO., LLP
- -------------------

                         TABLE OF CONTENTS - CONTINUED

                     Home Savings Bank of Albemarle, S.S.B.
                           Albemarle, North Carolina

                                                                 PAGE
                                                                 ----
SECTION II - MARKET AREA                                           1

DEMOGRAPHICS                                                       1

SECTION III - COMPARISON WITH PUBLICLY TRADED THRIFTS              1

COMPARATIVE DISCUSSION                                             1

     Selection Criteria                                            1

     Profitability                                                 3

     Balance Sheet Characteristics                                 4

     Risk Factors                                                  5

     Summary of Financial Comparison                               5

FUTURE PLANS                                                       6

SECTION IV - CORRELATION OF MARKET VALUE                           1

MARKETABILITY & LIQUIDITY OF STOCK TO BE ISSUED                    1

     Financial Aspects                                             1

     Market Area                                                   3

     Management                                                    3

     Dividends                                                     4

     Liquidity                                                     4

     Thrift Equity Market Conditions                               5


FERGUSON & CO., L.L.P.
- ----------------------

                         TABLE OF CONTENTS - CONTINUED

                     Home Savings Bank of Albemarle, S.S.B.
                           Albemarle, North Carolina

                                                                 PAGE
SECTION IV - CORRELATION OF MARKET VALUE - continued

NORTH CAROLINA ACQUISITIONS                                        8

EFFECT OF INTEREST RATES ON THRIFT STOCK                          10

     Adjustments Conclusion                                       14

     Valuation Approach                                           14

     Valuation Conclusion                                         17


FERGUSON & CO., L.L.P.
- ----------------------

                                 LIST OF TABLES

                     Home Savings Bank of Albemarle, S.S.B.
                           Albemarle, North Carolina

TABLE
NUMBER                   TABLE TITLE                       PAGE
- ------                   -----------                       ----

            SECTION I - FINANCIAL CHARACTERISTICS

   1        Selected Financial Data                           6
   2        Gap Report                                        9
   3        Regulatory Capital Compliance                    12
   4        Selected Financial Rations and Other Data        13
   5        Loan Portfolio Composition                       15
   6        Loan Portfolio - Contractual Maturities          16
   7        Originations, Payments and Sales                 17
   8        Rate Yield Analysis                              19
   9        Rate/Volume Analysis                             20
  10        Nonperforming Assets                             21
  11        Loan Loss Allowance                              22
  12        Allocation of Loan Allowances                    23
  13        Investment Securities                            25
  14        Deposit Composition - Rates and Terms            27
  15        Jumbo Certificates of Deposits                   28
  16        Deposits Flows                                   30
  17        Buildings                                        34

            SECTION II - MARKET AREA

   1        Key Economic Indicators                           2
   2        Summary of Building Permits                       7
   3        Employment by Industry                            8
   4        Market Area Deposits                              9


FERGUSON & CO., L.L.P.
- ----------------------

                           LIST OF TABLES - continued

                     Home Savings Bank of Albemarle, S.S.B.
                           Albemarle, North Carolina

TABLE
NUMBER                    TABLE TITLE                            PAGE
- ------                    -----------                            ----

           SECTION III - COMPARISON WITH PUBLICLY
           TRADED THRIFTS

  1        Comparatives General                                    8
  2        Key Financial Indicators                                9
  3        Pro Forma Comparisons                                  10
  4        Comparative Selection                                  12

           SECTION IV - CORRELATION OF MARKET VALUE

  1        Appraisal Earnings                                      2
  2        North Carolina Acquisitions                            18
  3        Recent Conversions                                     19
  4        Adjustment Summary                                     14
  5        Pricing Comparisons                                    16


SECTION
NUMBER                   FIGURE TITLE                            PAGE
                         ------------                            ----

  II       Figure II.1 - Population Trends                        10
  II       Figure II.2 - Per Capita Income                        11
  II       Figure II.3 - Household Trends                         12
  IV       Figure IV.1 - SNL by Year                               9
  IV       Figure IV.2 - SNL from 1/31/94 to Present               9
  IV       Figure IV.3 - Interest Rates                           13


FERGUSON & CO., L.L.P.
- ----------------------

                                    EXHIBITS

                     Home Savings Bank of Albemarle, S.S.B.
                           Albemarle, North Carolina



                                 EXHIBIT TITLE

Exhibit I - Ferguson & Co., LLP. Qualifications

Exhibit II - Southeast Region Thrifts

Exhibit III - Home Savings Bank Financial Highlights

Exhibit IV - Comparative Group TAFS and BankSource Reports

Exhibit V - Publicly Traded Thrifts

Exhibit VI - Selected Publicly Held Thrifts

Exhibit VII - Audited Financial Statements

Exhibit VIII - Pro Forma Calculations

     Pro Forma Effect of Conversion Proceeds at the Minimum of the Range Pro Forma Effect of Conversion Proceeds at the Midpoint of the Range Pro Forma Effect of Conversion Proceeds at the Maximum of the Range Pro Forma Effect of Conversion Proceeds at the SuperMax of the Range Pro Forma Analysis Sheet
     Pro Forma Assumptions

                                   SECTION I
                           FINANCIAL CHARACTERISTICS

FERGUSON & CO., LLP                                                   Section I.
- -------------------                                                   ----------

                                 INTRODUCTION

     Home Savings Bank of Albemarle, S.S.B. ("Home Savings" or "Bank") is a state chartered, federally insured mutual savings bank headquartered in Albemarle (Stanley County), North Carolina. It was chartered in 1911, as Home Savings and Loan Association. The Bank joined the FHLB system and obtained federal insurance of accounts in 1954. In 1992, it converted from a savings and loan association to a savings bank and changed its name to Home Savings Bank of Albemarle, S.S.B. On May 14,1996, it adopted a plan to convert to a state stock savings bank.

     At March 31, 1996, Home Savings had total assets of $167.02 million, deposits of $144.28 million, and net worth of $20.72 million, or 12.41% of assets.

     The Bank has two offices located in Stanley County, North Carolina. In addition to the main office at 155 West South Street, Albemarle, North Carolina, it has a branch office at 602 West Main Street in Locust, North Carolina. Locust is located 15 miles west of Albemarle, and both cities are located in Stanley County.

     Home Savings is a traditional thrift although in recent years, as interest rate risk management became a more significant factor, the composition of the assets of the institution has drifted more towards a passive, investor type operation. It invests primarily in 1-4 family loans, mortgage backed securities, US Government and agency securities, and temporary cash investments. It is funded by savings deposits and existing net worth. As of March 31, 1996, loans were 68.89% of total assets, MBS were 2.99% and investment securities and temporary cash investments were 25.86% of total assets.

FERGUSON & CO., LLP                                                   Section I.
- -------------------                                                   ----------

     The Bank offers a variety of loan products to accommodate its customer base, but single family loans dominate its loan portfolio. In recent years, Home Savings has taken a passive approach to managing interest rate risk. Management has contended that high levels of capital and stable income will offset the majority of interest risk. It has continued to originate fixed rate home loans, but has generated some adjustable loan products. At March 31, 1996, fixed rate first mortgage loans on 1-4 family dwellings made up 79.27% of the loan portfolio. Total fixed rate loans were 90.17% of total loans. Investments (including mortgage-backed securities) made up 28.85% of Home Savings' assets at March 31, 1996.

     Home Savings had nonperforming assets of $775 thousand, or .46% of assets at March 31, 1996; $1.12 million, or .70% of assets at September 30, 1995; $1.12 million or .76% of assets at September 30, 1994; and $963 thousand or .61% of assets at September 30, 1993. This historically low level of nonperforming assets is indicative of the conservative lending philosophies of management and the board.

     Savings deposits increased $6.64 million, or 4.82% from September 30, 1995, to March 31, 1996; from September 30, 1994 to September 30, 1995, deposits increased $10.34 million or 8.12%; from September 30, 1993, to September 30, 1994, deposits decreased $12.37 million or 8.92%, which reversed a modest growth trend from 1991 through 1993. Home Savings has not relied on FHLB borrowings to supplement deposits during recent years. However, Management considers advances as a viable alternative method of funding growth.

FERGUSON & CO., LLP                                                   Section I.
- -------------------                                                   ----------

     The Bank's capital to assets ratio has shown steady growth. Equity capital, as a percentage of average assets, has increased from 7.39% at September 30, 1991; to 8.61% at September 30, 1992; to 10.45% at September 30, 1993; to 12.39%
at September 30, 1994; to 12.78% at September 30, 1995; and finally to 12.41% at March 31, 1996. This capital growth was a result of consistent earnings combined with slow and deliberate asset growth.

     Home Savings' profitability, as measured by return on average assets, is generally above its peer group average of banks filing Call Reports with the FDIC, consisting of Banks with assets between $100 million and $300 million for 1992, 1993, 1994, and 1995. For the years ending September 30, 1992, 1993, and
1994, Home Savings ranked in the 81st, 90th, and 85th percentile, respectively, in return on average assets, based on information derived from the BankSource database published by Sheshunoff Information Services, Inc. However, in 1995, profitability, as measured by return on average assets, dropped to 1.02%, which was at the 33rd percentile. These statistics include commercial banks which are generally more profitable than the thrifts (savings banks) included in that database. The high level of performance, when compared to commercial banks, speaks well for the Management of Home Federal and the control they exercise over expenses.

FERGUSON & CO., LLP                                                  Section I.
- -------------------                                                  ----------

                         I.  FINANCIAL CHARACTERISTICS

PAST & PROJECTED ECONOMIC CONDITIONS

     Thrifts are no longer being subjected to the negative publicity they were receiving from the mid 1980's to the early 1990's. Asset quality of thrifts in general has shown marked improvement, and with the exception of some regional problems, the industry is no longer burdened with large amounts of problem assets, and profit are impressive as an industry. The RTC has been terminated for lack of need, further reducing the negative publicity directed to thrifts in general.

     Fluctuations have occurred within the time frames as a result of changing temporary trends in interest rates and other economic factors. However, the year-to-year results have been consistently upward as the general trends in the thrift industry have been improving as interest rates declined. Interest rates began a general upward movement during late 1993, suggesting a decline in interest margins and profitability. The interest rate increases in the recent past have caused investors to focus on the interest rate sensitivity of all sectors of the financial services industry. The thrift industry has not escaped that focus.

     Rates have increased as the overall economy continued its recovery and investors feared a return of inflationary pressure. The thrift industry generally is better equipped to cope with changing interest rates than it was in the past, and investors have recognized this change and have witnessed the demonstrated ability of the thrift industry to maintain interest margins in spite of rising interest rates. However, rate increases and the

FERGUSON & CO., LLP                                                  Section I.
- -------------------                                                  ----------


shortening of the time elapsed between increases during 1994 placed pressure on portfolio managers to shorten maturities, which negatively impacts the future earnings of financial institutions. Recent increases in long and short term interest rates have shown little effect on thrift performance, home construction, and home sales, although such increases will eventually have an impact on interest sensitive stocks, such as banks and thrifts.

     In addition, a new issue discount arises from investor uncertainties about the inherent risk in initial public offerings. This risk must be considered in conversion pricing. New issue discounts tend to decline during periods of increasing stock values and increase during periods of declining stock values.

FINANCIAL CONDITION OF INSTITUTION

Balance Sheet Trends

     As Table I.1 shows, Home Savings experienced moderate growth during the period of four years and six months ending March 31, 1996. Assets increased $21.02 million, or 14.4% during the period. Loans decreased $9.96 million, or 8.54%. Investments and cash equivalents increased $24.70 million, or 133.34%, from $18.52 million at September 30, 1991, to $43.22 million at March 31, 1996. During the same period, savings deposits increased by $10.76 million, or 8.06%. Retained earnings increased $9.93 million, or 92.10%.

FERGUSON & CO., LLP                                                   Section I.
- -------------------                                                   ----------

                      Table I.1 - Selected Financial Data



                                                      At                                   At September 30,
                                                   March 31,         -------------------------------------------------------------
                                                     1996               1995         1994         1993        1992         1991
                                             ---------------------   ----------  ----------  -----------  ----------  ------------
Financial Condition Data:
Total assets                                      $167,026           $159,863      $147,837    $157,909    $153,370    $146,003
Investment securities (1)                           43,220             40,942        30,275      27,307      26,903      18,522
Loans receivable, net                              106,710            108,597       106,844     117,055     113,116     116,669
Mortgage-backed securities                           5,987              4,529         5,325       7,076       8,175       5,753
Deposits                                           144,282            137,647       127,312     139,685     138,753     133,524
Equity                                              20,720             20,426        18,311      16,503      13,199      10,786

                                                    Six Months Ended                               Year Ended
                                                       March 31,                                  September 30,
                                             -----------------------------  --------------------------------------------------------
                                                    1996          1995         1995        1994        1993        1992       1991
                                             ---------------  ------------  ---------  ----------  ----------  ----------  ---------
                                                                                  (Dollars in Thousands)
Operating Data:
Interest income                                   $  6,351    $  5,831      $ 11,980    $ 11,994    $ 13,044    $ 13,792    $ 13,350
Interest expense                                     3,831       2,532         5,980       4,973       6,037       8,042       9,110
Net interest income                                  2,520       3,299         6,000       7,021       7,007       5,750       4,240
Provision for  loan losses                             300           -             -           -           -           -         100
Net interest income after provision
  for loan losses                                    2,220       3,299         6,000       7,021       7,007       5,750       4,140
Other income                                            62          61           126         147         206         233         188
Non-interest expense:
  Compensation and employee                            898         724         1,859       1,324       1,018       1,059         989
  benefits
  Other                                                896         684         1,351       1,833       1,126       1,296       1,167
Total noninterest expense                            1,794       1,408         3,210       3,157       2,144       2,355       2,156
Income before income taxes                             488       1,952         2,916       4,011       5,069       3,628       2,172
Income tax expense                                     189         729         1,055       1,498       1,765       1,215         798
Income before cumulative effect of a
  change in accounting principle                       299       1,223         1,861       2,513       3,304       2,413       1,374
Cumulative effect on prior years of
  changing to a different method of                     -           -             -         485           -           -           -
accounting for income taxes
Net income                                        $    299    $  1,223      $  1,861    $  2,028    $  3,304    $  2,413    $  1,374



(1) Includes interest-bearing deposits, Federal Home Loan Bank stock, and investment securities.


Source:  Offering Circular

FERGUSON & CO., LLP                                                    Section I
- -------------------                                                    ---------

Asset/Liability Management

     Managing interest rate risk is a major component of the strategy used in operating a thrift. Most of a thrifts interest earning assets are long-term, while most of the interest bearing liabilities have short to intermediate terms to contractual maturity. To compensate, asset/liability management techniques include: (1) making long term loans with interest rates that adjust to market periodically, (2) investing in assets with shorter terms to maturity, (3) lengthening the terms to maturities of savings deposits, and (4) seeking to employ any combination of the aforementioned techniques artificially through the use of synthetic hedge instruments. Table I.2 shows the sensitivity of Home Savings interest earning assets as compared to interest bearing liabilities. It shows that, within three months of March 31, 1996, interest earning assets maturing or repricing are $22.55 million. and interest bearing liabilities maturing within that same time period are $51.93 million producing a negative gap position of $29.37 million or a negative 18.79% of interest earning assets. In the period of more than three months to one year following March 31, 1996, an additional $45.78 million in liabilities reprice, offset by $10.15 million in assets that will reprice. This creates a negative repricing of IBL's over IEAs of another $35.64 million. This $35.64 million, added to the negative $29.37 million of the first period, equates to $65.01 million more in liabilities repricing than assets repricing. This is a 41.58% negative gap as a percentage of earning assets in the first year. In the period or more than one year to three years there is an additional repricing imbalance of $22.13 million, bringing the negative gap to $87.14 at the end of three years. This equates to a negative gap of 55.73%

FERGUSON & CO., LLP                                                    Section I
- -------------------                                                    ---------


of all interest earning assets. Clearly such a large negative gap subjects the institution to an inordinate amount of risk from rising rates. Hopefully, a significant portion of any additional capital that is infused into the institution via the conversion will be used to acquire assets that will help mitigate the extreme risk from rate increases.

FERGUSON & CO., LLP                                                   Section I.
- -------------------                                                   ----------

                                                                      Table I.2 - GAP Report

                                                                         At March 31,1996
                                                ---------------------------------------------------------------------
                                                  Less than        More than         More than           More than
                                                     3            3 Months to        1 Year to           3 Years to
                                                   Months           1 Year            3 Years             5 Years
                                                -----------      ------------      -------------       --------------
                                                                      (Dollars in Thousands)
Interest-earning assets: (1)
   Loans Receivable:
      Adjustable rate 1-4 family residential       $  3,704          $  4,046           $    377            $      -
      Fixed rate 1-4 family residential                 404             1,265              3,798               4,506
      Other adjustable rate real estate loans           270               298                 22                   -
      Other fixed rate real estate loans                 65               204                611                 724
      Other loans                                       121               146                 27                   -
                                                -----------          --------           --------            --------
         Total loans                                  4,564             5,959              4,835               5,230
Interest-bearing deposits                            11,931                 -                  -                   -
Investment securities
   Available for sale                                 6,004             4,017             18,899               1,008
   Nonmarketable equity securities                        -                 -                  -                   -
Mortgage-backed securities (2)                           55               171                510                 598
                                                -----------          --------           --------            --------
      Total interest-earning assets                $ 22,554          $ 10,147           $ 24,244            $  6,836
Interest-bearing liabilities:
   Deposits:
      Certificates of deposit                      $ 21,573          $ 45,783           $ 46,372            $      -
      Money market deposit accounts                   7,529                 -                  -                   -
      NOW and commercial checking accounts            7,433                 -                  -                   -
      Passbook savings                               15,390                 -                  -                   -
                                                -----------          --------           --------            --------
         Total deposits                            $ 51,925          $ 45,783           $ 46,372            $      -
                                                ===========          ========           ========            ========
         Total interest-bearing liabilities        $ 51,925          $ 45,783           $ 46,372            $      -
                                                ===========          ========           ========            ========

Interest sensitivity gap per report                 (29,371)          (35,636)           (22,128)              6,836
Cumulative interest sensitivity gap                 (29,371)          (65,007)           (87,135)            (80,299)
Cumulative gap as a percentage of
   total interest-earning assets                     -18.79%           -41.58%            -55.73%             -51.36%
Cumulative interest-earning assets as a
   percentage of interest-bearing liabilities         43.44%            33.47%             39.52%              44.27%


                                                                          Table I.2 - GAP Report

                                                                             At March 31,1996
                                                 ---------------------------------------------------------------------
                                                  More than
                                                  5 Years to                 More than
                                                   10 years                  10 Years                Total
                                                 -------------             -------------         -------------
                                                                      (Dollars in Thousands)
Interest-earning assets: (1)
   Loans Receivable:
      Adjustable rate 1-4 family residential       $         -                 $       -             $   8,127
      Fixed rate 1-4 family residential                 15,286                    59,333                84,592
      Other adjustable rate real estate loans                -                         -                   590
      Other fixed rate real estate loans                 2,452                     9,478                13,534
      Other loans                                            -                         -                   294
                                                   -----------                 ---------             ---------
         Total loans                                    17,738                    68,811               107,137
Interest-bearing deposits                                    -                         -                11,931
Investment securities                                                                                        -
   Available for sale                                        -                         -                29,928
   Nonmarketable equity securities                           -                     1,361                 1,361
Mortgage-backed securities (2)                           1,856                     2,797                 5,987
                                                   -----------                  --------             ---------
      Total interest-earning assets                $    19,594                 $  72,969             $ 156,344
Interest-bearing liabilities:
   Deposits:
      Certificates of deposit                      $         -                 $       -             $ 113,728
      Money market deposit accounts                          -                         -                 7,529
      NOW and commercial checking accounts                   -                         -                 7,433
      Passbook savings                                       -                         -                15,390
                                                   -----------                 ---------             ---------
         Total deposits                            $        -                  $       -             $ 144,080
                                                   -----------                 ---------             ---------

         Total interest-bearing liabilities        $        -                  $       -             $ 144,080
                                                   ===========                 ---------             ---------

Interest sensitivity gap per report                      6,836                    19,594                72,969
Cumulative interest sensitivity gap                    (80,299)                  (60,705)               12,264
Cumulative gap as a percentage of
   total interest-earning assets                        -51.36%                   -38.83%                 7.84%
Cumulative interest-earning assets as a
   percentage of interest-bearing liabilities            44.27%                    57.87%               108.51%

(1) Interest-earning assets are included in the period in which the balances are expected to be redeployed and/or repriced as a result of anticipated prepayments, scheduled rate adjustments and contractual maturities.

Source: Offering Circular

FERGUSON & CO., LLP                                                  Section I.
- -------------------                                                  ----------

Income and Expense Trends

     As shown in Table I.1, Home Savings has been profitable for the entire period of five fiscal years and six months ending March 31, 1996. Fluctuations in income over the period have resulted principally from variances in spread, with the Bank performing better in periods of low interest rates. Table I.9 analyzes the impact of rates and volumes on income. This table shows that rates have had more influence on income than volumes, principally because in periods of low rates, the institution has been able to control its cost of funds. This confirms the tendency of the Bank to perform better in time of low interest rates. Further confirmation of this earnings tendency is in Table I.2, which shows the negative gap position of the institution.

     Noninterest income levels, after reaching a high in 1992, have shown a slight downward trend through March 31, 1996. In September 1992, noninterest income was $233 thousand. It declined to $126 thousand in 1995. The six months operations ending March 31, 1996, shows noninterest income to be $62 thousand, which would annualize to a number comparable to September 30, 1995.

     Operating expenses (see Table I.1), as a percentage of assets, have grown only nominally, and have consistently been well controlled. According to information in BankSource, a product of Sheshunoff Information Services, Inc., Home Savings was in the 99th percentile in 1992 and 1993, in the 90th percentile in 1994, and in the 91st percentile in 1995 of their peer group in relation to operating expenses.

FERGUSON & CO., LLP                                                 Section I.
- -------------------                                                 ----------


     Home Savings adopted the requirements of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," effective October 1, 1993, and, accordingly, recomputed its deferred tax assets and liabilities using the liability method. Previously, deferred income taxes were determined using the deferred method. The effect of this change on net income for the year ended September 30, 1994, was not material.

     The Bank adopted SFAS 115 September 30, 1994. The new accounting standard results in adjusting certain investment securities to market value. Under SFAS 115, securities must be classified as either held in trading accounts, available for sale, or strictly to be held to maturity. The SFAS has little effect on Home Savings. The September 30, 1994, equity was decreased by $220 thousand net of $114 thousand related deferred tax effect, to recognize the net unrealized holding loss on securities available for sale at that date. Management is not aware of any accounting standard changes affecting Home Savings that have not been adopted.

Regulatory Capital Requirements

     As Table I.4 demonstrates, Home Savings meets all regulatory capital requirements, and meets the regulatory definition of a "Well Capitalized" institution. Moreover, the additional capital raised in the stock conversion will add to the existing capital cushion.

FEGUSON & CO., LLP                                                   Section I
- ------------------                                                   ---------


          Table I.3 - Regulatory Capital Compliance at March 31, 1996


- --------------------------------------------------------------------------------
                                         Amount                    Percent

- --------------------------------------------------------------------------------
GAAP Capital                             $20,720                    12.41%

Tier 1 (Leverage) Capital:
   Capital level                          20,691                    12.39%
   Requirement                             6,679                     4.00%
                                         -------                    -----
   Excess                                 14,012                     8.39%

Tier 1 Risk Adjusted Capital:
   Capital level                          20,691                    30.36%
   Requirement                             2,726                     4.00%
                                         -------                    -----
   Excess                                 17,965                    26.36%

Total Risk Based Capital:
   Capital level                          21,118                    30.99%
   Requirement                             5,452                     8.00%
                                         -------                    -----
   Excess                                 15,666                    22.99%
- --------------------------------------------------------------------------------

Source:  Offering Circular
- --------------------------------------------------------------------------------

Ratios

      Table I.4 provides various ratios regarding Home Savings' assets and operations. The ratios depict the following: 1) consistently high return on assets, except for the six months ending March 31, 1996, and that period was subjected to additional expenses taken in anticipation of conversion; 2) return on equity rising to a peak in 1993 at 22.25%, then declining to 9.5% in 1995;
3) increasing capital ratios; 4) fluctuating interest rate spread (reflecting the Bank's interest rate sensitivity); 5) low, reasonable level of non-performing assets; and 6) controlled operating expenses.

FERGUSON & CO., LLP                                                   Section I.
- -------------------                                                   ----------

              Table I.4 - Selected Financial Ratios and Other Data

                                                      At or For the
                                                       Six Months
                                                         Ended
                                                       March 31,                 At or For the Year Ended September 30,
                                                  ----------------------------------------------------------------------------
                                                    1996       1995         1995       1994       1993      1992       1991
                                                  --------   ----------   --------   --------   --------  --------   --------
Selected Other Data: (1)
Return on average assets (3)                         0.36%        1.67%      1.23%      1.31%      2.12%     1.61%      1.01%
Return on average equity (3)                         2.87%       12.87%      9.50%     11.47%     22.25%    20.12%     13.61%
Average equity to average assets                    12.72%      1 2.98%     12.97%     11.45%      9.54%     8.01%      7.39%
Retained earnings to end-of-period assets           12.39%       10.65%     12.76%     12.53%     10.45%     8.61%      7.39%
Interest rate spread for period                      2.61%       4.19%       3.59%      4.38%      4.21%     3.56%      2.72%
Average interest-earning assets to
  to average interest-bearing liabilities          112.09%      112.59%    112.59%    110.17%    107.55%   106.90%    106.97%
Net interest margin                                  3.19%        4.67%      4.11%      4.72%      4.61%     3.95%      3.21%
Non-performing assets to total assets
  at period end (2)                                  0.46%        0.64%      0.70%      0.76%      0.61%     0.05%      0.13%
Non-performing loans to total loans
  at period end                                      0.64%        0.72%      0.87%      0.85%      0.70%
Loan loss reserves to non-performing
  loans at period end                               60.83%       17.39%     13.97%     14.80%     17.06%
Net interest income, after provision for
  loan losses to non-interest expense              123.75%      234.30%    186.92%    222.39%    326.82%   244.16%    192.02%
Non-interest expense to average assets               2.18%        1.92%      2.12%      2.05%      1.38%     1.57%      1.58%
Deposit accounts                                   15,828       15,314     17,988     17,152     18,416    15,394     15,736
Loan accounts                                       3,363        3,556      3,316      3,433      3,734     3,201      3,377
Number of full service banking offices                  2            2          2          2          2         2          2

- ----------------------------------------------------


(1)  Ratios other than period-end ratios are based on average monthly balances.

(2) Non-performing assets include mortgage loans and consumer/commercial loans 90 days or more delinquent, and real estate acquired in settlement of loans.

(3)  Annualized for the six months ended March 31, 1996 and 1995.


Source:  Offering Circular

FERGUSON & CO., LLP                                                   Section I.
- -------------------                                                   ----------

Lending

     Table I.5 provides an analysis of the Bank's loan portfolio by type of loan and type of security. This analysis shows that, from September, 1991, through March 31, 1996, Home Savings' loan composition has consistently emphasized 1-4 family dwelling loans. In each of the years displayed, one-to-four-family loans were in excess of 85% of the total loan portfolio. In addition, during the same period, construction loans, which are principally 1-4 residential units, ranged between 3.82% and 6.08% of the portfolio. This conservative lending philosophy has served to reduce to nominal levels the credit risk in the portfolio.

FERGUSON & CO., LLP
- -------------------

                                                          Table I.5 - Portfolio Composition


                                                                                      At September 30,
                                           ---------------------------------------------------------------------
                                                     1995                  1994                  1993
                                           -----------------------  -------------------  -----------------------
                                                           % of                  % of                   % of
                                               Amount      Total     Amount      Total     Amount       Total
                                           ------------  ---------  ---------  --------  ----------   ----------
                                                                                           (Dollars in Thousands)

Real estate loans:
 Residential 1-4 family                        $ 91,254   90.42%     $ 88,747   89.72%     $ 98,135    89.38%
 Residential multi-family                           840    0.83%          870    0.88%          730     0.66%
 Nonresidential real estate                       3,013    2.99%        3,157    3.19%        3,655     3.33%
 Residential construction                         5,368    5.32%        6,015    6.08%        6,644     6.05%
 Line of credit                                   3,875    3.84%        4,056    4.10%        3,715     3.38%
                                              ---------  ------      --------  ------      --------   ------
    Total real estate loans                     104,350  103.40%      102,845  103.97%      112,879   102.81%



Consumer loans:
 Passbook or certificate                            110    0.11%          105    0.11%          102     0.09%
 Automobile                                           -       -             -       -             -        -
 Other                                              217    0.22%          174    0.18%          291     0.27%
                                              ---------  ------      --------  ------      --------   ------
    Total consumer loans                            327    0.32%          279    0.28%          393     0.36%


Less:
 Unearned fees and discounts                        519    0.51%          465    0.47%          440     0.40%
 Loans in process                                 3,100    3.07%        3,602    3.64%        2,895     2.64%
 Allowance for loan losses                          137    0.14%          140    0.14%          144     0.13%
                                              ---------  ------      --------  ------      --------   ------
    Total reductions                              3,756    3.72%        4,207    4.25%        3,479     3.17%
                                              ---------  ------      --------  ------      --------   ------


    Total loans receivable, net                $100,921  100.00%     $ 98,917  100.00%     $109,793   100.00%
                                              =========  ======      ========  ======      ========   ======


Source: Offering Circular
                                                                         Section I.
                                                                         ----------

                                            -------------------------------------------
                                                     1992                   1991
                                            -----------------------  ------------------
                                                            % of                  % of
                                               Amount       Total     Amount      Total
                                            ------------  ---------  ---------  -------

Real estate loans:
 Residential 1-4 family                         $ 96,452   85.28%     $103,982   89.13%
 Residential multi-family                            763    0.67%          707    0.61%
 Nonresidential real estate                        9,793    8.66%        9,745    8.35%
 Residential construction                          5,919    5.23%        4,458    3.82%
 Line of credit                                    3,358    2.97%            -       -
                                                --------  ------      --------  ------
    Total real estate loans                      116,285  102.82%      118,892  101.91%



Consumer loans:
 Passbook or certificate                            274    0.24%          309    0.26%
 Automobile                                           -       -             -       -
 Other                                               88    0.08%           91    0.08%
                                                --------  ------      --------  ------
    Total consumer loans                            362    0.32%          400    0.34%


Less:
 Unearned fees and discounts                        306    0.27%          316    0.27%
 Loans in process                                 3,096    2.74%        2,130    1.83%
 Allowance for loan losses                          144    0.13%          177    0.15%
                                               --------  ------      --------  ------
    Total reductions                              3,546    3.14%        2,623    2.25%
                                               --------  ------      --------  ------


    Total loans receivable, net                $113,101  100.00%     $116,669  100.00%
                                               ========  ======      ========  ======


Source: Offering Circular

FERGUSON & CO., LLP                                                   Section I.
- -------------------                                                   ----------


    Table I.6 provides maturity information relative to loans. This table shows that most loans are long term, thereby emphasizing the importance of adjustable rate loans.

                                  Table I.6 - Loan Portfolio -Contractual Maturities

                                                                                At March 31, 1996
                                              ------------------------------------------------------------------------------------
                                                              Over 1       Over 3        Over 5
                                                1 Year       Year to      Years to      Years to        Over 10
                                                Or Less      3 Years      5 Years       10 Years         Years          Total
                                              ---------   ----------   ------------   ------------   -------------   -------------
                                                                                 (In Thousands)
      Mortgage Ins.:
 Adjustable rate 1-4 family
    residential                               $   7,750     $     377      $       -      $       -      $              $   8,127
 Fixed rate 1-4 family
    residential                                   1,669         3,798          4,506         15,286         59,333         84,592
 Other adjustable rate real
    estate loans                                    568            22              -              -              -            590
 Other fixed rate real estate
    loans                                           269           611            724          2,452          9,478         13,534

Other loans                                         267            27              -              -              -            294

Less
 Allowance for loan losses                         (427)            -              -              -              -           (427)
                                              ---------     ---------      ---------      ---------      ---------      ----------

                                              $  10,096     $   4,835      $   5,230      $  17,738      $  68,811      $ 106,710
                                              =========     =========      =========      =========      =========      ==========
Source:  Offering Circular


     Table I.7 provides information with respect to loan originations and repayments. It shows that the largest component of loan originations is on 1-4 family units and construction loans which are mainly 1-4 residential units. The Bank has made only limited progress in diversifying the portfolio.

FERGUSON & CO., LLP                                                   Section 1
- -------------------                                                   ---------

                                              Table I.7 - Originations, Payments and Sales

                                                             Six Months Ended March                    Year Ended September 30,
                                                                        31,
                                                           -------------------------------        ----------------------------------
                                                                 1996              1995             1995        1994         1993
                                                           -------------       -----------        ---------   ---------   ---------
                                                                                                (In Thousands)
Loans receivable, net, beginning
    of period                                              $     108,597       $   106,844        $ 106,844   $ 117,055   $ 113,116
                                                           -------------       -----------        ---------   ---------   ---------
Loan originations:
    Residential 1-4 family                                         5,499             8,530           10,190     12,777       19,377
    Residential multifamily                                            -                58               58          -           -
    Nonresidential real estate                                         -               272               33        308          625
    Residential construction                                       3,149             6,282            6,282      6,273        7,144
    Line of credit                                                  234                323              626        931        1,736
    Consumer                                                        190                 67              454        329          407
                                                           -------------       -----------        ---------   ---------   ---------
      Total loan originations                                     9,072             15,532           17,943     20,618       29,289
Loans purchased                                                       -                  -                -          -            -
Principal repayments                                            (10,745)           (12,756)         (16,192)   (30,796)     (25,503)
Other changes, net (1)                                             (214)               (10)               2        (33)         153
                                                           -------------       -----------        ---------   ---------   ---------

Increase in loans receivable                                     (1,887)            (2,766)           1,753    (10,211)       3,939
                                                           -------------       -----------        ---------   ---------   ---------

Loans receivable, net, end of period                       $    106,710        $   109,610        $ 108,597   $106,844    $ 117,055
                                                           =============       ===========        =========   =========   =========

(1)  Includes changes in deferred loan fees and allowance for loan losses.

     Interest rates earned on loans, as shown in Table I.8, have fluctuated as follows: March 31, 1996--8.60%; September 30, 1995--8.95%; September 30, 1994--
9.02%; and September 30, 1993--9.29%. Interest rates earned on investments declined from 6.53% in 1993 to 5.49% in 1994, then increased slightly to 5.61% by the end of fiscal year 1995. Rates on investments have further increased in the six month period ending March 31, 1996. In addition to the changes in the interest rates, there were changes in the asset mix of the Bank (more emphasis on investments). In 1993, investments were $20.44 million or 13.13%

FERGUSON & CO., LLP                                                   Section I.
- -------------------                                                   ----------

of total assets. My March 31, 1996, investments were $31.34 million or 19.12% of total assets.

     Interest rates paid on interest bearing liabilities declined from 1993 to 1994, 4.36% to 3.68%, and increased from 1994 to 1995, 3.68% to 4.61%. From 1995 to March 31,1995, the change was from 4.61% to 5.40%. Home Savings' spread was 4.21% in 1993, 4.72% in 1994, 4.11% in 1995, and 3.19% at March 31, 1996. The
spread changing along with rate is indicative of the interest rate sensitivity that permeates the asset portfolio.

     Table I.8 also provides average balances of assets and liabilities for the six month periods ending March 31, 1995, and 1996, and for the years ending September 30, 1994, 1993, and 1992. This table also provides insight into the utilization of assets within the balance sheet. In 1993, the ratio of Interest Earning Assets (IEA) to Interest Bearing Liabilities (IBL) was 109.77%. In 1994, 1995, and March 30, 1996, it was 110.19%, 112.74%, and 111.98%, respectively.
Such low levels of IEA's to IBL's will place them in the lower quartile of their peer group, according to Sheshunoff Information Services.

FERGUSON & CO., LLP                                                   Section I.
- -------------------                                                   ----------

                         Table 1.8-Rate Yield Analysis

                             At March 31,                    Six Months Ended March 31,              Year Ended September 30,
                                         ---------------------------------------------------------- -------------------------------
                                1996                  1996                        1995                            1995
                             ----------- ----------------------------- ---------------------------- -------------------------------
                                Average                        Average                      Average                        Average
                                 Yield/    Average              Yield/   Average             Yield/    Average              Yield/
                                  Rate     Balance   Interest  Rate(4)   Balance   Interest Rate(4)    Balance   Interest    Rate
                             ----------- ----------- --------- ------- ---------- -----------------    ----------- ------ --------
                                                                                (In Thousands)
Assets:
Interest earning assets:
  Interest bearing deposits        5.35%  $   13,156  $    373   5.67%      1,779  $     68   7.64%  $    4,283  $     270    6.30%
  Investments (1)                  5.72%      31,364       938   5.98%     26,833       736   5.49%      28,250      1,585    5.61%
  Mortgage-backed securities       7.71%       5,174       196   7.58%      5,023       204   8.12%       4,842        394    8.14%
  Loans receivable, net            8.60%     108,075     4,844   8.96%    108,182     4,823   8.92%     108,755      9,731    8.95%
                                         ----------- ---------         ---------- ---------         ----------- ----------
Total interest-earning assets      7.78%  $  157,769  $  6,351   8.05%  $ 141,817  $  5,831   8.22%  $  146,130  $  11,980    8.20%
                                                     ---------                    ---------                     ----------
Non-interest-earning assets                    6,136                        4,610                         5,004
                                         -----------                   ----------                   -----------
   Total                                  $  163,905                    $ 146,427                    $  151,134
                                         ===========                   ==========                   ===========

Liabilities and retained earnings:
Interest-bearing liabilities:
  Passbook savings                 3.00%  $   15,275  $    231   3.02%  $  16,805  $    255   3.03%  $   16,261  $     463    2.85%
  NOW and money market             2.63%      14,769       214   2.90%     17,183       270   3.14%      15,975        496    3.10%
  Certificates of deposit          6.86%     110,852     3,386   6.11%     91,611     2,007   4.38%      97,382      5,021    5.16%
                                         ----------- ---------         ---------- ---------         ----------- ----------
Total interest-bearing liabilities 5.40%  $  140,896  $  3,831   5.44%  $ 125,599  $  2,532   4.03%  $  129,618  $   5,980    4.61%
                                                     ---------                    ---------                     ----------
Non-interest-bearing liabilities               2,167                        1,829                         1,918
Equity                                        20,842                       18,999                        19,598
                                         -----------                   ----------                   -----------
   Total                                  $  163,905                    $ 146,427                    $  151,134
                                         ===========                   ==========                   ===========
Net interest income and interest
  rate spread (2)                  2.38%              $  2,520   2.61%             $  3,299   4.19%              $   6,000    3.59%
                                                     =========                    =========                     ==========
Net yield on interest-
  earning assets (3)               3.19%                         3.19%                        4.65%                           4.11%
Ratio of interest-earning assets
  to interest-bearing liabilities                              111.98%                      112.91%                         112.74%



                                                            Year Ended September 30,
                                           ------------------------------------------------------------
                                                      1994                            1993
                                           ---------------------------- -------------------------------
                                                                Average                        Average
                                             Average             Yield/    Average              Yield/
                                             Balance   Interest   Rate     Balance   Interest    Rate
                                           ---------- --------- ------- ----------- ---------- --------
                                                                   (In Thousands)
Assets:
Interest earning assets:
  Interest bearing deposits                    10,675  $    397   3.72%  $    7,038  $     197    2.80%
  Investments (1)                              22,239     1,222   5.49%      20,435      1,334    6.53%
  Mortgage-backed securities                    5,999       469   7.82%       7,626        636    8.34%
  Loans receivable, net                       109,816     9,906   9.02%     117,055     10,877    9.29%
                                           ---------- ---------         ----------- ----------
Total interest-earning assets               $ 148,729  $ 11,994   8.06%  $  152,154  $  13,044    8.57%
                                                      ---------                     ----------
Non-interest-earning assets                     5,626                         3,486
                                           ----------                   -----------
   Total                                    $ 154,355                    $  155,640
                                           ==========                   ===========

Liabilities and retained earnings:
Interest-bearing liabilities:
  Passbook savings                          $  18,504  $    544   2.94%  $   17,063  $     538    3.15%
  NOW and money market                         18,909       579   3.06%      15,699        545    3.47%
  Certificates of deposit                      97,559     3,850   3.95%     105,853      4,954    4.68%
                                           ---------- ---------         ----------- ----------
Total interest-bearing liabilities          $ 134,972  $  4,973   3.68%  $  138,615  $   6,037    4.36%
                                                      ---------                     ----------
Non-interest-bearing liabilities                1,705                         2,174
Equity                                         17,678                        14,851
                                           ----------                   -----------
   Total                                    $ 154,355                    $  155,640
                                           ==========                   ===========
Net interest income and interest
  rate spread (2)                                      $  7,021   4.38%              $   7,007    4.21%
                                                      =========                     ==========
Net yield on interest-
  earning assets (3)                                              4.72%                           4.61%
Ratio of interest-earning assets
  to interest-bearing liabilities                               110.19%                            110%

 ------------------------------
(1) Includes investment securities and FHLB of Atlanta common stock.
(2) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(3) Net yield on interest-earning assets represents net interest income divided by average interest-earning assets.
(4) Average yield/rate for the six months ended March 31, 1996 and 1995 have been annualized.
(5) Loans placed on nonaccrual status have been included in the computation of average balances.

FERGUSON & CO., LLP                                                   Section I.
- -------------------                                                   ----------

                                               Table I.9 - Rate Volume Analysis








                                           Six Months Ended March 31,                        Year Ended September 30,
                                                 1996 vs. 1995                                     1995 vs. 1994
                                     Increase (Decrease) Attributable to                Increase (Decrease) Attributable to
                                ------------------------------------------------- ------------------------------------------------
                                                           Rate/                                                Rate/
                                Volume         Rate        Volume        Net         Volume         Rate        Volume      Net
                                ---------- ------------ ------------ ------------ ------------- ------------ ------------ --------
                                                                                                (In Thousands)
Interest income on:
Interest-bearing deposits        $    565   $    (114)   $   (146)    $   305      $  (237)      $276.0       $ (166)      $ (127)
Investments, at cost                   76         121           5         202          330           26            7          363
Mortgage-backed securities             12         (19)         (1)         (8)         (90)          19           (4)         (75)
Loans receivable                       (6)         27          (0)         21          (96)         (80)           1         (175)
                                ---------- -----------  ----------   ---------    ---------     --------     --------     --------
  Total interest income on
   interest-earning assets            647          15        (142)        520          (93)         241         (162)         (14)
                                ---------- -----------  ----------   ---------    ---------     --------     --------     --------

Interest expense on:
Passbook savings                      (21)         (2)          -         (23)         (64)           1           (0)         (63)
NOW and money market                  (20)        (37)          2         (55)         (90)           8           (1)         (83)
Certificates of deposit               704         598          75       1,377           (7)       1,162           (2)       1,153
                                ---------- -----------  ----------   ---------    ---------     --------     --------     --------
  Total interest expense on
   interest-bearing liabilities       663         559          77       1,299         (161)       1,171           (3)       1,007
                                ---------- -----------  ----------   ---------    ---------     --------     --------     --------

Increase (decrease) in net
   interest income              $     (16) $     (544)  $    (219)   $   (779)    $     68      $  (930)     $  (159)     $(1,021)
                                ========== ===========  ==========   =========    =========     ========     ========     ========
                                        Year Ended September 30,
                                              1994 vs. 1993
                                    Increase (Decrease) Attributable to
                                ------------------------------------------------------
                                                               Rate/
                                   Volume       Rate           Volume          Net
                                ----------- -------------- ---------------- ----------

Interest income on:
Interest-bearing deposits        $ 118       $     51       $      31        $    200
Investments, at cost               118           (211)            (19)           (112)
Mortgage-backed securities        (136)           (40)              9            (167)
Loans receivable                  (498)          (496)             23            (971)
                                -------     ----------     -----------      ----------
  Total interest income on
   interest-earning assets        (398)          (696)             44          (1,050)
                                -------     ----------     -----------      ----------

Interest expense on:
Passbook savings                    44            (39)             (3)              2
NOW and money market               111            (64)            (13)             34
Certificates of deposit           (388)          (773)             61          (1,100)
                                -------     ----------     -----------      ----------
  Total interest expense on
   interest-bearing liabilities   (233)          (876)             45          (1,064)
                                -------     ----------     -----------      ----------
Increase (decrease) in net
      interest income           $ (165)      $    180       $      (1)       $     14
                                =======     ==========     ===========      ==========

Source:  Offering Circular

FERGUSON & CO., LLP                                                   Section I.
- -------------------                                                   ----------


     Table I.9 provides a rate volume analysis, measuring the effect on yields that rates and volumes exert. Analysis will show that rates and volumes exercise about equal influence on the interest expense of the Bank.

Nonperforming Assets

     As shown in Table I.10, Home Savings' total nonaccrual loans as of March 31, 1996, were only $775 thousand and represented only .64% of gross loans and 0.46% of total assets. As of that date, all loans delinquent over 90 days totaled $702 thousand and are unlikely to pose any significant threat to the Bank's capital.

                                                 Table I.10 - Nonperforming Assets

                                                          At March                         At September 30,
                                                            31,       -------------------------------------------------------------
                                                           1996           1995         1994         1993        1992         1991
                                                       -------------  ------------  -----------  ----------  -----------  ---------
                                                                                    (Dollars in Thousands)
 Total nonaccrual loans:
  Mortgage loans delinquent 90 days or more            $    614       $    923      $    910     $    762    $      -     $      -
  Consumer loans delinquent 90 days or more                  88             58            36           82           -            -
Real estate owned                                            73            135           176          119          81          196
                                                      ---------      ---------     ---------    ---------   ---------    ---------
  Total non-performing assets                          $    775       $  1,116      $  1,122     $    963    $     81     $    196
Non-performing loans to total gross loans                 0.64%          0.87%         0.85%        0.70%

Non-performing assets to total assets                     0.46%          0.70%         0.76%        0.61%       0.05%        0.13%
Total assets                                                  $              $             $            $           $            $
                                                       $167,026       $159,863      $147,837     $157,909    $153,370     $146,003
                                                      =========      =========     =========    =========   =========    =========
Total gross loans                                      $110,479       $112,353      $111,051     $120,534    $116,662     $119,292
                                                      =========      =========     =========    =========   =========    =========


Source:  Offering Circular

     Table I.10 also provides information on real estate owned, which ranged from a high of $196 thousand at September 30, 1991, to $73 thousand at March 31, 1996. The conservative composition of the loan portfolio, which is mainly 1-4 residential loans, does not produce many parcels of OREO and is also unlikely to produce significant losses on OREO.

FERGUSON & CO., LLP                                                   Section I.
- -------------------                                                   ----------

     Table I.11 indicates that for the period ending March 31, 1996, Home Savings has maintained a loan loss allowance ranging around $140 thousand for the last five years. In the March 31, 1996 quarter, that reserve for loan and lease losses was increased by $300 thousand. The amount allocated to provisions for loan losses was determined by peer averaging, not in anticipation of additional losses and it is certainly not indicative of historical losses.

                                        Table I.11 - LOAN LOSS ALLOWANCE


                                                Six Months Ended                               Year Ended
                                                   March 31,                                  September 30,
                                        ------------------------- --------------------------------------------------------------
                                            1996         1995       1995         1994         1993        1992          1991
                                        ------------ ------------ ---------- ------------ ----------- ------------- ------------

                                                                      (Dollars in Thousands)

Balance, beginning of period                $    137     $    144   $    140     $    144    $    144      $    177     $    103

Provision for loan losses                        300            -          -            -           -                        100

Charge-offs:                                       -           (7)        (3)          (4)         (1)          (33)         (26)

Recoveries                                         -            -          -            -           1             -            -
                                        ------------ ------------ ---------- ------------ ----------- ------------- ------------

Balance, end of period                      $    437     $    137   $    137     $    140    $    144      $    144     $    177
                                        ============ ============ ========== ============ =========== ============= ============
Net charge-offs as a % of average
loans outstanding                                  -       0.006%     0.003%       0.004%           -        0.029%       0.023%

Allowance at period end as a %
of nonperforming loans                        62.25%       17.36%     13.97%       14.80%      17.06%             -            -

Source:  Offering Circular

     Table I.12 provides an analysis of the allocation of Home Savings' loan loss allowance. Conforming to portfolio composition, the majority is allocated to 1-4 residential loans.

FERGUSON & CO., LLP                                                   Section I.
- -------------------                                                   ----------

                                           Table I.12 - Allocation of  Loan Allowances


                                                                                    At September 30,
                                             At March 31,            ------------------------------------------------
                                                     1996                    1995                    1994
                                           ------------------------- ---------------------- -------------------------
                                                          Amount of               Amount of                Amount of
                                              Amount of   Loans to    Amount of   Loans to    Amount of    Loans to
                                              Allowance     Gross     Allowance     Gross     Allowance      Gross
                                                            Loans                   Loans                    Loans
                                           ------------- ----------- ----------- ----------- ------------ ---------

Real estate loans:
  Residential 1-4 family                       $   326      81.71%      $    125    83.70%       $     77    82.60%
  Residential multi-family                           1       0.64%             -     0.75%              -     0.78%
  Nonresidential real estate                         3       2.74%             3     2.68%              4     2.83%
  Residential construction                           -       5.41%             -     4.78%              -     5.41%
  Land                                               7       5.82%             -     4.35%              -     4.50%
  Line of credit                                     -       3.41%             8     3.45%              -     3.64%
                                              --------   ---------   -----------  --------    -----------  --------
    Total real estate loans                        337      99.73%           136    99.71%             81    99.76%

Consumer loans:
  Share                                              -       0.18%             -     0.10%              -    0.0009
  Credit reserve                                     -       0.09%             1     0.19%              -    0.0015
                                              --------   ---------   -----------  --------    -----------  --------
    Total consumer loans                             -       0.27%             1     0.29%              -    0.0024

Unallocated                                         90                         -                       59
                                              --------   ---------   -----------  --------    -----------  --------

Total allowance for loan losses                $   427     100.00%      $    137   100.00%       $    140   100.00%
                                              ========   =========   ===========  ========    ===========  ========

                                                                        At September 30,
                                           --------------------------------------------------------------------------
                                                       1993                   1992                    1991
                                           ------------------------ ------------------------- -----------------------
                                                          Amount of               Amount of                Amount of
                                              Amount of   Loans to    Amount of   Loans to    Amount of    Loans to
                                              Allowance     Gross     Allowance     Gross     Allowance      Gross
                                                            Loans                   Loans                    Loans
                                           ------------- ----------- ----------- ----------- ------------ ---------

Real estate loans:
  Residential 1-4 family                    $    129       83.33%    $     109     82.69%    $     92       85.04%
  Residential multi-family                         -        0.61%            -      0.65%           -        0.59%
  Nonresidential real estate                       6        3.03%           14      3.52%           -        4.10%
  Residential construction                         -        5.51%            -      5.07%           -        3.74%
  Land                                             -        4.12%            -      4.88%           -        4.08%
  Line of credit                                   -        3.08%            -      2.88%           -        2.12%
                                           ---------   ----------  -----------  ---------  ----------  -----------
    Total real estate loans                      135       99.68%          123     99.69%          92       99.67%

Consumer loans:
  Share                                            -       0.0008            -     0.0023           -       0.0026
  Credit reserve                                   -       0.0024            -     0.0008           -       0.0007
                                           ---------   ----------  -----------  ---------  ----------  -----------
    Total consumer loans                           -       0.0032            -     0.0031           -       0.0033

Unallocated                                        9                        21                     85
                                           ---------   ----------  -----------  ---------  ----------  -----------

Total allowance for loan losses             $    144      100.00%    $     144    100.00%    $    177      100.00%
                                           =========   ==========  ===========  =========  ==========  ===========

FERGUSON & CO., LLP                                                   Section I.
- -------------------                                                   ----------


Mortgage Backed Securities and Investments

     Table I.13 provides a breakdown of investments, including mortgage backed securities, with maturity and yield information.

FERGUSON & CO., LLP                                                   Section I.
- -------------------                                                   ----------


                                         Table I.13 - Investment Securities


                                                                       After One Year            After Five Years
                                             One Year or Less        Through Five Years         Through Ten Years
                                          -----------------------   ------------------------  -------------------------
                                                       Weighted                   Weighted                   Weighted
                                           Carrying     Average      Carrying      Average      Carrying     Average
                                             Value       Yield        Value         Yield        Value        Yield
                                          -----------  ----------   -----------  -----------  ------------  -----------

Interest-bearing deposits                 $    11,931      5.35%    $          -                 $      -

Mortgage-backed securities                          -                          -                        -

U.S. Treasury securities
   Available for sale                          10,021      5.78%          19,907      5.69%             -
Federal Home Loan Bank Stock (1)                    -                          -                        -
Other (1)                                           -                                                   -
                                          -----------  ----------   ------------  ----------  ------------  -----------
   Total                                  $    21,952      5.55%    $    $19,907      5.69%      $      -
                                          ===========  ==========   ============  ==========  ============  ===========


                                            After Ten Years               Total
                                        -----------------------  ----------------------
                                                       Weighted                Weighted
                                          Carrying      Average    Carrying     Average
                                           Value         Yield       Value       Yield
                                        -----------  ----------  ------------  --------

Interest -bearing deposits                $        -              $   11,931      5.35%

Mortgage-backed securities                     5,987      7.71%        5,987      7.71%
                                                                           -
U.S. Treasury securities
   Available for sale                              -                  29,928      5.72%
Federal Home Loan Bank Stock (1)               1,346      6.98%        1,346      6.98%
Other (1)                                         15                      15
                                        -------------  --------  ------------  --------
    Total                                 $    7,348      7.56%   $   49,207      5.91%
                                        =============  ========  ============  ========

(1) Nonmarketable equity security; substantially all required to be maintained and assumed to mature in period greater than 10 years.

Source: Offering Circular

FERGUSON & CO., LLP                                                   Section I.
- -------------------                                                   ----------

Savings Deposits


     At March 31, 1996, Home Savings' deposit portfolio was composed as follows:
NOW accounts--$6.71 million or 4.65%; Passbook savings--$15.39 million or 10.67%; money market accounts--$7.53 million or 5.22%; non-interest bearing checking accounts--$.72 million or 0.5%; and certificate accounts--$113.73 million or 78.82% (see Table I.14). Savings and transaction accounts displayed a narrow range of rates (74 basis points), all are 3.0% and under, and the weighted average cost of transaction account is 2.63%. Certificates of deposit had an average rate of 6.09%.


                                                    Table I.14 - Deposit Composition - Rates and Terms




                                            At March 31, 1996                                 At September 30,
                                           -----------------------------------    ------------------------------------------------
                                                                                                1995
                                                                                  ------------------------------------------------
                                                        Weighted                               Weighted
                                                         Average       % of                     Average     % of
                                             Amount       Rate       Deposits       Amount       Rate     Deposits      Amount
                                           ---------  -----------  -----------    ----------  ---------  ----------  -------------
                                                                          (Dollars in Thousands)
Demand accounts:
  Passbook savings                         $    15,390      3.00%        10.67%   $    15,490      3.00%     11.25%    $    17,711
  NOW accounts                                   6,710      2.26%         4.65%         6,331      3.02%      4.60%          6,300
  Money market deposit accounts                  7,529      2.99%         5.22%         7,809      3.25%      5.67%         12,164
  Noninterest bearing accounts                     723                    0.50%           562                 0.41%            647
                                           -----------                            -----------                          -----------
    Total demand deposits                       30,352      2.63%        21.04%        30,192      3.01%     21.93%         36,822

Certificates of deposit                        113,728      6.09%        78.82%       107,280      6.10%     77.94%         90,378

Accrued interest                                   202                    0.14%           175                 0.13%            112
                                           -----------                            -----------                          -----------
  Total deposits                           $   144,282      5.40%       100.00%   $   137,647      5.43%    100.00%    $   127,312
                                           ===========                            ===========                          ===========
                                                       -------------------------------------------------------------

                                                          1994                                  1993
                                                       -----------------------    ----------------------------------
                                                        Weighted                               Weighted
                                                         Average       % of                     Average     % of
                                                          Rate       Deposits       Amount       Rate     Deposits
                                                       ----------  -----------    -----------  ---------  ----------
Demand accounts:
  Passbook savings                                          3.00%        13.91%   $    17,984      3.00%     12.87%
  NOW accounts                                              2.72%         4.95%         5,865      3.00%      4.20%
  Money market deposit accounts                             2.25%         9.55%        11,219      3.25%      8.03%
  Noninterest bearing accounts                                            0.51%           507                 0.36%
                                                                                  -----------
    Total demand deposits                                   2.98%        28.92%        35,575      3.04%     25.46%

Certificates of deposit                                     3.98%        70.99%       104,002      4.08%     74.46%

Accrued interest                                                          0.09%           108                 0.08%
                                                                                  -----------
  Total deposits                                            3.67%       100.00%   $   139,685      3.82%    100.00%
                                                                                  ===========


FERGUSON & CO., LLP                                                  Section I.
- -------------------                                                  ----------


     Table I.8 shows that the weighted average interest rates paid on savings have fluctuated as follows: year ended September 30, 1993--4.36%; year ended September 30, 1994--3.68%; year ended September 30, 1995--4.61%; and six months ended March 31, 1996--5.44%. Both the spread and the net yield on average interest earning assets has gradually declined since the spread reached a high of 4.38% at September 30, 1994.

     Home Savings' reliance on jumbo certificates of deposit for funding is not excessive. At March 31, 1996, the Bank had $10.1 million in certificates that were issued for $100 thousand or more (see Table I.15).

                                  Table I.15
                        Jumbo Certificates of Deposits

                                                   At
                                             March 31, 1996
                                             --------------
                                             (In Thousands)
        3 months or less                       $ 2,120,000
        Over 3 months through 6 months           2,490,000

        Over 6 months through 12
        months                                   1,915,000

        Over 12 months                           3,582,000
                                             -------------

            Total                              $10,107,000
                                             =============

FERGUSON & CO., LLP                                                  Section I.
- -------------------                                                  ----------


     Table I.16 presents information on deposit flows during each of the years in the five year period ended September 30, 1995, and for the six month periods ended March 31, 1995 and 1996.

FERGUSON & CO., LLP                                                  Section I.
- -------------------                                                  ----------



                                                    Table I.16 - Deposits Flows


                                         At or For the Six Months
                                             Ended March 31,                    At or For the Year Ended September 30,
                                        ------------------------  ---------------------------------------------------------------
                                           1996          1995          1995          1994         1993          1992         1991
                                        -----------  -----------  -----------  -----------  -----------  -----------  -----------

                                                                               (In Thousands)
Total deposits at
 beginning of period                    $   137,647  $   127,312  $   127,312  $   139,685  $   138,753  $   133,524  $   114,462


Net increase (decrease)
 before interest credited                     2,804       (1,433)       4,355      (17,346)      (5,105)      (2,813)       9,978


Interest credited                             3,831        2,532        5,980        4,973        6,037        8,042        9,084
                                        -----------  -----------  -----------  -----------  -----------  -----------  -----------

Total deposits at end of
 period                                 $   144,282  $   128,411  $   137,647  $   127,312  $   139,685  $   138,753  $   133,524
                                        ===========  ===========  ===========  ===========  ===========  ===========  ===========

FERGUSON & CO., LLP                                                   Section I.
- -------------------                                                   ---------



Borrowings

     Home Savings has no borrowings at the current time and historically has not relied on borrowings as a source of funding.

Subsidiaries

     Home Savings has no subsidiaries.

Legal Proceedings

     From time to time, Home Savings becomes involved in legal proceedings principally related to the enforcement of its security interest in real estate loans. In the opinion of Management of the Bank, no legal proceedings are in process or pending that would have a material effect on Home Savings' financial position, results of operations, or liquidity.

EARNINGS CAPACITY OF THE INSTITUTION

     As in any interest sensitive industry, the future earnings capacity of Home Savings will be affected by the interest rate environment. Historically, the thrift industry has performed at less profitable levels in periods of rising interest rates. This performance is due principally to the general composition of the assets and the limited repricing opportunities afforded even the adjustable rate loans and MBS's. The converse earnings situation (falling rates) does not afford the same degree of profitability potential for thrifts due to the tendency of homeowners to refinance both high rate fixed rate loans and adjustable loans as rates decline.

FERGUSON & CO., LLP                                                 Section I.
- -------------------                                                 ---------


     Home Savings is no exception to the aforementioned phenomenon. However, as discussed earlier, Home Savings has significant interest rate risk in the near term (see Table I.2). Hopefully a large portion of the infused capital will be used to acquire assets that afford more repricing opportunities.

     The addition of capital through the conversion will allow Home Savings to grow. As growth is attained, the leverage of that new capital should, from a ratio of expenses to total assets standpoint, reduce the ratio, and produce more efficiencies.

Asset-Size-Efficiency of Asset Utilization

     At its current size and in its current asset configuration, Home Savings is an efficient operation. With total assets of approximately $167 million, Home Savings has 37 full time equivalent employees. The operating expenses are below national averages for thrifts. The principal reason for the below average cost of operations is the branch network, two offices handling $167 million in assets and $144 million in deposits. The average size per office promotes operational efficiency, and Home Savings has the foundation from which Management can build the Bank size without significantly increasing operating expenses, thereby further enhancing efficiency.

Projected Dividend Policy-Capacity to Pay

     Home Savings has determined, on a preliminary basis, to pay a cash dividend on the conversion stock, however, the amount of the dividend is yet to be announced. It is anticipated that such dividend will be paid on a quarterly basis with the first dividend

FERGUSON & CO., LLP                                                 Section I.
- -------------------                                                 ----------

payable at the end of the first full quarter following conversion. The business plan projects that there will be sufficient earnings and capital to pay a dividend, however, there is no assurance that some economic or regulatory factor will not prevent the payment of the dividend.

     In the comparable group, the dividend yield has a mean of 2.04% and a median of 2.05%, and for all publicly held thrifts the mean is 2.20% and the median is 2.22% (see Table III.3). The payment of a dividend would enhance the marketability of the Common Stock to be issued by Home Savings.

Intangible Values

     Home Savings' greatest intangible value lies in the loyal deposit base. Over 90% of the deposits of the Bank could be considered core deposits. Within that deposit base is a stable number of passbook savings and transaction accounts (21%), and that percentage has remained relatively constant. In addition, Home Savings has an 85 year history of sound operations, controlled growth, and consistent earnings. The Bank has approximately 23% of the market in its area (Stanly County), and it has the ability to increase that market share.

FERGUSON & CO., LLP                                                  Section I.
- -------------------                                                  ----------


     Home Savings has no intangible values that could be attributed to unrecognized asset gains on investments and real estate, except that it may have some unrealized appreciation in its office buildings (see Table I.17).

                      Table I.17 - Buildings

                                      Net Book Value       Deposits
        Address                        of Property        In Thousands
- -----------------------             ----------------      ------------

Albemarle:
155 West South Street                $   658,264.0        $   124,805
P.O. Box 489
Albemarle, North Carolina 28002-0489

West Stanly:
Highway 27-24                              215,296             19,477
P.O. Box 658                         -------------        -----------
  Locust, North Carolina 28097-0658


                                     $     873,560        $   144,282
                                     =============        ===========


Effect of Government Regulations

     Still considered a traditional thrift, Home Savings has distinguished itself as a residential lender. Emphasizing lending to individuals exacerbates the Bank's regulatory compliance efforts. Government regulations will have the greatest impact in the area of cost of compliance and reporting. The conversion will create an additional layer of regulations and reporting and thereby increase the cost to the Bank.

                                  SECTION II
                                  MARKET AREA

FERGUSON & CO., LLP                                                Section II.
- -------------------                                                -----------


                               II.  MARKET AREA

DEMOGRAPHICS

        Home Savings conducts its operations through two offices. Its home office located at 155 West South Street, Albemarle, North Carolina, and a second office located in Locust, North Carolina. Both municipalities are located in Stanly County. Albemarle, North Carolina, is located approximately 50 miles northeast of Charlotte, North Carolina, and approximately 115 miles west-southwest of Raleigh, North Carolina. It is also located near the intersection of Interstate Highway 85 and State Highway 49. Albemarle is serviced by rail and bus transportation and is 50 miles from commercial air transportation at Charlotte, North Carolina.

        Home Savings has determined that its principal trade area is Stanly County. In addition, significant market penetration has been made into adjoining counties not yet considered part of its principal trade area. Table II.1 presents historical and projected trends for the United States, North Carolina, Stanly County, and the cities of Albemarle and Locust, North Carolina. The information provided addresses population, income, employment, and housing trends.

FERGUSON & CO., LLP                                                Section II.
- -------------------                                                -----------


                                  Table II.1 - Demographic Trends

                                      Key Economic Indicators
                United States, North Carolina, Stanly County, Albemarle and Locust

   ===============================================================================================
                                                   United       North    Stanly
               Key Economic Indicator              States     Carolina   County  Albemarle  Locust
   -----------------------------------------------------------------------------------------------
   Total Population, 1999 Est.                   272,611,571  7,462,151  55,982     15,506   2,157
     1994 - 99 Percent Change, Est                      5.28       5.96    3.83       2.21    4.91
   Total Population, 1994 Est.                   258,935,571  7,042,349  53,915     15,171   2,056
     1990 - 94 Percent Change, Est                      4.81       6.24    4.15       1.55    5.98
   Total Population, 1990                        247,051,601  6,628,637  51,765     14,939   1,940
   -----------------------------------------------------------------------------------------------
   Per Capita Income, 1999 Est                        16,820     14,926  12,545     13,047  13,155
     1994 - 99 Percent Change, Est                      1.76       0.65    0.53       0.45   (0.10)
   Per Capita Income, 1994 Est                        16,529     14,830  12,479     12,988  13,168
     1990 - 94 Percent Change, Est                     14.73      15.10   10.78      10.43    3.69
   Per Capita Income, 1990                            14,407     12,885  11,265     11,761  12,700
   -----------------------------------------------------------------------------------------------
   Household Income Distribution-1999  Est (%)
     $14,999 and less                                     20         22      25         30      18
     $15,000 - $34,999                                    31         35      39         38      39
     $35,000 - $74,999                                    36         34      32         27      37
     $75,000 and over                                     13          9       5          5       6
   -----------------------------------------------------------------------------------------------
   Unemployment rate, 1990                              6.24       4.63    4.43       6.66    4.69
   -----------------------------------------------------------------------------------------------
   Median Age of Population, 1999 Est                   35.1       36.1    37.3       38.5    36.0
   Median Age of Population, 1994                       33.8       34.3    35.7       37.6    33.6
   -----------------------------------------------------------------------------------------------
   Average Housing Value, 1990                        79,098     79,714  59,775     57,349  64,976
   -----------------------------------------------------------------------------------------------
   Total Households, 1999 Est.                   100,885,151  2,852,548  21,379      6,304     767
     1994 - 99 Percent Change, Est                      5.33       6.30    3.91       2.40    4.92
   Total Households, 1994                         95,780,718  2,683,466  20,574      6,156     731
     1990 - 94 Percent Change, Est                      4.79       6.61    4.19       1.68    6.10
   Total Households, 1990                         91,402,228  2,517,026  19,747      6,054     689
   -----------------------------------------------------------------------------------------------
   Total Housing Units                           101,641,260  2,818,193  21,808      6,542     739
     % Vacant                                          10.07      10.69    9.45       7.46    6.77
     % Occupied                                        89.93      89.31   90.55      92.54   93.23
        % By Owner                                     57.78      60.74   69.36      61.51   74.70
        % By Renter                                    32.15      28.57   21.18      31.03   18.54
   ===============================================================================================
     Source:  Scan USA, Inc.

FERGUSON & CO., LLP                                            Section II.
- -------------------                                            -----------


        As indicated in Table II.1, and graphically displayed in Figure II.1, Stanly County and Albemarle are experiencing growth rates, in terms of population, below both that of the United States and the State of North Carolina, which is above that of the United States, in the period between 1990 and 1994. However, the smaller town of Locust grew at a rate of 5.98% which is higher than the US, Stanly County, and Albemarle, but less than that of North Carolina, which grew at a rate of 6.24% for the same period. Growth projections covering 1994 through 1999 show that the county and both cities in the trade area are anticipating growth. The growth that is anticipated is less than that anticipated for the State of North Carolina and the US, but it is still significant growth and will produce positive economic results.

        The smaller of the two cities, Locust, experienced the highest growth rate between 1990 and 1994; and it is also anticipating a higher growth rate between 1994 and 1999.

        Per Capita Income (see Table II.1 and Figure II.2) growth experienced between 1990 and 1994 in Home Savings' market area was generally below that experienced for the United States and the State of North Carolina. The Per Capita Income growth for that period was 15.10% for the State of North Carolina, and 14.73% for the United States. All of the Home Savings' trade area fell below the per capita income growth of the US and North Carolina. Rates were 10.78%, 10.43%, and 3.69%, for Stanly County, Albemarle, and Locust, respectively.

        Future prospects for the trade area are also not as bright. Estimates for 1999 show that Stanly County and Albemarle are expected to experience a minor increase in per capita

FERGUSON & CO., LLP                                                Section II.
- -------------------                                                -----------


income, and Locust is expected to see a 0.10% decline in per capita income. Locust, the smaller of the two cities, is not expected to have major impact on the economy of the area.

        Household income distribution reflects the traditional rural disparity. There are more households in the trade area making less than $14,999 than in the United States and the State of North Carolina, except for Locust, which has only 18% of its population making less than $14,999. There are also more people who make less than $34,999 than in the US and North Carolina. At all income levels displayed, this trade area shows less affluence than the United States and North Carolina. In addition, the average house value of this area is much less than the US and North Carolina. However, when it comes to the percentage of housing units occupied by the owner, an indicator of home ownership, the trade area has a higher percentage of home ownership than the US and the State of North Carolina.

        Important to any financial institution that is in the business of financing homes is the growth in the number of households. Table II.1 and Figure
II.3 show that the prospects for the establishment of new households in the trade area is good. From 1990 until 1994, Stanly County and Albemarle experienced growth in the number of households and Locust remained flat. However, the estimates for increases in households from 1994 until 1999 is good in the entire trade area. Although none of the entities in the trade area are anticipated to grow at a rate equal to that of the State of North Carolina or the United States, growth is expected.

        With projections of continued population growth, a relatively stable per capita income, and an increasing number of new households being established, the market for

FERGUSON & CO., LLP                                            Section II.
- -------------------                                            -----------


housing units should also be relatively stable. Competition for loans within Home Savings' market will remain strong due to the number of financial institutions in the area. In addition to financial institutions, the trade area also has a number of non-regulated entities that will also provide competition for home loans.

        The amount of building permits issued in Home Savings' trade area (see Table II.2) was $35.2 million in 1993, ($20.5 million residential and $14.7 million commercial). In 1994, building activity decreased with building permits in the trade area totaling approximately $28.2 million ($18.7 million residential and $9.5 million commercial). Information for 1995 shows a further decline in building activity with permits totaling $27.6 million ($17.4 million in residential and $10.4 million commercial).

        The residential building permits are more likely to reflect the potential market in which Home Savings will participate, since the Association makes only a limited number of commercial loans. Residential permits remain relatively stable through 1993, 1994, and 1995. The reflected stability should present ample lending opportunities for Home Savings in both interim construction loans and in permanent single family residential loans.

        The principal sources of employment in Home Savings' trade area are shown in Table II.3. The major sources of employment are manufacturing (43.4%) and trade (20.7%). Manufacturing figures are well above the national average and that of North Carolina. In the last ten years, a variety of industries have moved to the area to take advantage of a well educated, mostly non-union work force. The influx of manufacturing is a result of extreme efforts of economic development organizations in the trade area to diversify the economy

FERGUSON & CO., LLP                                            Section II.
- -------------------                                            -----------


and is a direct result of being in the State of North Carolina, which is the 12th most industrialized state in the union. The high incidence of manufacturing facilities in the trade area are reflected in the Household Income Distribution information. A relatively high percentage of the trade area population fall in the two mid-income ranges, the range within which most local manufacturing salaries would fall.

        Analysis of the data above presents a picture of economic opportunity, suggesting for Home Savings' opportunities for expansion within the economy.

        Based on information publicly available on deposits as of June 30, 1995 (see Table II.4), the trade area in which Home Savings operates had $574.7 million in total deposits. Banks controlled $436.8 million, credit unions $2.9 million, and Homes Savings Bank, the only thrift, $134.8 million, which represents 23.46% of the total deposit market. At that date, Home Savings was competing with 20 offices of other financial institutions

        Growth opportunities for Home Savings can be assessed by reviewing economic factors in its market area. The salient factors include growth trends, economic trends, and competition from other financial institutions. We have reviewed these factors to assess the potential for the market area. In assessing the growth potential of Home Savings, we must also assess the willingness and flexibility of Management to respond to the competitive factors that exist in their market area. Our analysis of the economic potential and the potential of Management affects the valuation of the institution.

FERGUSON & CO., LLP                                            Section II.
- -------------------                                            -----------


                    Table II.2 - Summary of Building Permits

Stanly County
- -------------
                                                 1993                   1994                1995
                                        --------------------   -------------------  -------------------
                                                    Value                    Value               Value
                                          Number    ($000)       Number      ($000)    Number    ($000)
                                        --------------------   --------------------  --------------------
Residential                               (1) 772     20,498      (2) 627    18,733    (3) 856     17,410

Commercial                                    243     14,698          209     9,514        204     10,431
                                        ---------  ---------   ----------  --------  ---------   --------

Total                                       1,015     35,196          836     28,247     1,060     27,841
                                        =========  =========   ==========  =========  ========   ========







Source:  City of Albermarle and County of Stanly records.

FERGUSON & CO., LLP                                            Section II.
- -------------------                                            -----------



                     Table II.3 Employment by Industry
             United States, North Carolina, and Stanly County


                                        United      North     Stanly
               Industry                 States    Carolina    County
     ===============================    ======    ========    ======

     Construction/Agriculture/Mining     9.5        6.7        6.2

     Manufacturing                      17.7       21.4       43.4

     Transportation/Utilities            7.1        4.4        1.2

     Trade                              21.2       21.0       20.7

     Finance/Insurance                   6.9        5.6          2

     Services                           32.7       22.2       13.4

     Public Administration               4.8       16.4       13.1


Source:  North Carolina Employment Security Commission

FERGUSON & CO., LLP                                            Section II.
- -------------------                                            -----------

                   Table II.4 - Market Area Deposits

    Stanly County, North Carolina
                                             1993        1994        1995
                                         -----------  ----------  ----------
                                                    (in Thousands)
    Home Savings Branches
    ---------------------
    Albemarle - Main Office                  127,865     118,298     118,500
    Locust                                  $ 14,706    $ 15,256    $ 16,325
                                          ----------  ----------  ----------
                Total for Albemarle         $142,571    $133,554    $134,825

                                          ----------  ----------  ----------
    Total Savings Bank Deposits             $142,571    $133,554    $134,825
                                          ----------  ----------  ----------
         Number                                    1           1           1
         Number of Branches                        2           2           2

    Banks
                                          ----------  ----------  ----------
         Total Bank Deposits                $420,124    $425,186    $436,849
                                          ----------  ----------  ----------
         Number                                    7           7           6
         Number of Branches                       21          20          19

    Credit Unions:
                                          ----------  ----------  ----------
         Total Credit Union Deposits        $  3,321    $  3,342    $  2,981
                                          ----------  ----------  ----------
         Number                                    1           1           1
         Number of Branches                        1           1           1


    Total Stanly County Deposits            $566,016    $562,082    $574,655
                                          ==========  ==========  ==========

     Home Savings - Market Share
          To Total Thrifts                   100.00%     100.00%     100.00%
         To Total Market Area Deposits        25.19%      23.76%      23.46%

     Source:  BranchSource, a product of Sheshunoff Information Services, Inc.

FERGUSON & CO., LLP                                            Section II.
- -------------------                                            -----------


- -----------------
  Stanly County
          (000's)
- -----------------
     1990    51.8
Est. 1994    53.9
Est. 1999    56.0

- -----------------
Stanly County Population Trends
[BAR GRAPH APPEARS HERE]

- -----------------
Albermarle, N.C.
          (000's)
- -----------------
     1990    14.9
Est. 1994    15.2
Est. 1999    15.5

- -----------------
Albermarle, N.C. Population Trends
[BAR GRAPH APPEARS HERE]

- -----------------
  Locust, N.C.
          (000's)
- -----------------
     1990     1.9
Est. 1994     2.1
Est. 1999     2.2

- -----------------
Locust, N.C. Population Trends
[BAR GRAPH APPEARS HERE]


Figure II.1 - Population Trends

FERGUSON & CO., LLP                                            Section II.
- -------------------                                            -----------


- -----------------
  Stanly County
          (000's)
- -----------------
     1990    11.3
Est. 1994    12.5
Est. 1999    12.6

- -----------------
Stanly County Per Capita Income Trends
[BAR GRAPH APPEARS HERE]

- -----------------
Albermarle, N.C.
          (000's)
- -----------------
     1990    11.8
Est. 1994    12.9
Est. 1999    13.0

- -----------------
Albermarle, N.C. Per Capita Income Trends
[BAR GRAPH APPEARS HERE]

- -----------------
  Locust, N.C.
          (000's)
- -----------------
     1990    12.7
Est. 1994    13.2
Est. 1999    13.2

- -----------------
Locust, N.C. Per Capita Income Trends
[BAR GRAPH APPEARS HERE]



Figure II.2 - Per Capita Income

FERGUSON & CO., LLP                                            Section II.
- -------------------                                            -----------


- -----------------
  Stanly County
          (000's)
- -----------------
     1990    19.7
Est. 1994    20.6
Est. 1999    21.4

- -----------------
Stanly County Est. # Household Trends
[BAR GRAPH APPEARS HERE]

- -----------------
Albermarle, N.C.
          (000's)
- -----------------
     1990     6.1
Est. 1994     6.2
Est. 1999     6.3

- -----------------
Albermarle, N.C. Est. # Household Trends
[BAR GRAPH APPEARS HERE]

- -----------------
  Locust, N.C.
          (000's)
- -----------------
     1990     0.7
Est. 1994     0.7
Est. 1999     0.8

- -----------------
Locust, N.C. Est. # Household Trends
[BAR GRAPH APPEARS HERE]



Figure II.3 - Household Trends

                                  SECTION III
                            COMPARISON WITH PUBLICLY
                                 TRADED THRIFTS

FERGUSON & CO., LLP                                             SECTION III
- -------------------                                             -----------

                 III.  COMPARISON WITH PUBLICLY TRADED THRIFTS


COMPARATIVE DISCUSSION

        This section presents an analysis of Home Savings relative to a group of 12 publicly traded thrift institutions ("Comparative Group"). Such analysis is necessary to determine the adjustments that must be made to the pro forma market value of Home Savings stock. Table III.1 presents a listing of the comparative group with general information about the group. Table III.2 presents key financial indicators relative to profitability, balance sheet composition and strength, and risk factors. Table III.3 presents a pro forma comparison of Home Savings to the comparative group. Exhibits III and IV contain selected financial information on Home Savings and the comparative group. This information is derived from quarterly TFR's filed with the OTS and call reports filed with the FDIC. The selection criteria and comparison with the Comparative Group are discussed below.

Selection Criteria

        Ideally, the comparative group would consist of thrifts in the same geographic region with identical local economies, asset size, capital level, earnings performance, asset quality, etc. However, there are few comparably sized institutions with stock that is liquid enough to provide timely, meaningful market values. Therefore, we have selected a group of comparatives that are either listed on the New York Stock Exchange, the American Stock Exchange, or NASDAQ. We excluded companies that are apparent takeover targets and companies with unusual characteristics that tend to distort both mean and median

FERGUSON & CO., LLP                                             SECTION III.
- -------------------                                             ------------

calculations. For example, we have excluded all companies with losses during the trailing 12 months. We have also excluded mutual holding companies.

        Because of the limited number of similar size thrifts with sufficient trading volume, we looked for members of the comparative group among thrifts with assets between $125 million and $350 million. The Southeast Region, which includes North Carolina, has so few thrifts in this size range that are not located in Florida that only five publicly traded institutions were used from the Southeast Region. The area was then expanded to include the Midwest and the Mid-Atlantic. Both regions are contiguous and the micro-economics of the three regions are not dissimilar. Eighteen institutions that appeared to have been stock companies for at least one year were selected from these regions. We eliminated six for various reasons: (a) one was an announced target for takeover; (b) two had loans to deposit ratios that would not allow them to be compared to the subject; (c) one had earnings that were too low; (d) one was a mortgage banking operation; and (e) the remaining one had not been converted for more than one year. A detailed list of possible comparables, and the reasons for their elimination is shown in Table III.4.

        The principal source of data was SNL Securities, Charlottesville, Virginia. The entire database of approximately 420 publicly held thrifts is included in Exhibit V. In developing statistics for the entire country, we eliminated certain institutions that skewed the results, in order to make the data more meaningful:

        .  Eliminated companies with losses;
        .  Eliminated indicated acquisition targets;

FERGUSON & CO., LLP                                             SECTION III.
- -------------------                                             ------------

        . Eliminated companies with price/earnings ratios in excess of 25; and . Eliminated companies that had not reported as a stock institution for one complete year.

The resulting group of 261 publicly traded thrifts is included in Exhibit VI.

        The selected group of comparatives has sufficient trading volume to provide meaningful price data. Although all of the ones selected are not in the same geographic region as the subject institution, the similarities of the institutions with regard to asset composition and quality provide more comparability than geographic location. With total assets of approximately $170 million, Home Savings is in line with the group selected, which has average assets of $221 million and median assets of $212 million.

Profitability

        Using the comparison of profitability components (as calculated in appraisal earnings) as a percentage of average assets, Home Savings was slightly below the comparative group in return on assets, .76% to .95%; loss provisions were not meaningful to compare due to the large provision taken in the Quarter ended March 31, 1996. Ignoring the $300 thousand provision, the comparison would be 0.0% to .13%; operating expense, 2.20% to 2.29%; and core income, .74% to
 .91%. Home Savings was below the comparative group in net interest income, 3.19% to 3.55%; and other operating income, .07% to .40%. After the offering, deployment of the proceeds will provide additional income, and Home Savings will come closer to the comparative group in terms of return on average assets, with a return of .99% at

FERGUSON & CO., LLP                                                 Section III.
- -------------------                                                 ------------

the midpoint of the appraisal range. Pro forma return on average equity is 3.74% at the midpoint, versus a mean of 8.97% and median of 7.76% for the comparative group.

Balance Sheet Characteristics

        The general asset composition of Home Savings is close to that of the comparative group. Home Savings has a comparable percentage of its assets in cash and investment securities, 25.88% vs 34.79% for the comparables. Home Savings' loans and MBS's total 68.63% of assets and the comparable group reflects 74.50%. The difference in these asset areas is reflected in the funding. Home Savings has no borrowings, and the comparable group has 8.54% in borrowings.

        Home Savings has a lower level of operating expenses, which as a percentage of average assets was 2.20%, as compared to 2.29% for the comparative group. Home Savings' percentage of earning assets to interest costing liabilities is approximately the same as the group. Home Savings has 112.09% and the comparative group averages 112.29%. After the sale of additional capital stock, Home Savings' ratio will be higher than that of the group of comparatives. Home Savings' other operating income is less than the comparative group. The Bank reports other operating income of .07% and the comparatives report .40%.

        The liability side differs mainly in that Home Savings has a lower percentage of borrowings and a higher percentage of savings deposits. Home Savings' capital level is 12.41% versus 9.42% for the comparative group (tangible capital ratios are 12.41% to 9.32%). Home Savings' capital level will be well above the comparative group after the sale of additional stock is completed.

FERGUSON & CO., LLP                                             SECTION III.
- -------------------                                             ------------

Risk Factors

        Home Savings' level of nonperforming assets are lower than the comparative group. Home Savings' nonperforming assets are 0.46% of total assets, compared to 0.94% of total assets for the group. Home Savings' loan loss allowance as a percentage of nonperforming assets is well below that of the comparative group, with a loss coverage of 62.25% versus 177.31% for the comparative group. Although lower than the comparative group, the portfolio composition and historical losses seem to indicate that the loan loss allowance for Home Savings is adequate. Composite asset/liability repricing gap seems to be the area of significant differences. The average gap of the comparative group is reported to be a negative 1.07% (only six of the 12 reported), while Home Savings' reported gap position is a negative 41.56%, and represents a major departure from the comparative group in this area. The negative gap position places Home Savings in a higher category as it relates to interest rate risk.

Summary of Financial Comparison

        Based on the above discussion of operational, balance sheet, and risk characteristics of Home Savings compared with the group, we believe that Home Savings' performance is slightly below that of the comparative group principally as a result of lower net interest margins and the high levels of interest rate risk.

FERGUSON & CO., LLP                                            Section III.
- -------------------                                            ------------


FUTURE PLANS

        Home Savings' future plans are to remain a well capitalized, profitable institution with good asset quality and a commitment to serving the needs of its trade area. Management recognizes that it will take time to invest the proceeds of its capital infusion in a manner consistent with its historic performance and current policy. During that period of time, Management is willing to accept a lower return on assets as well as a lower return on equity capital.

        Home Savings has always adhered to a controlled growth policy, and in recent years, it has shrunk and grown as it controlled its rates paid and overall spreads. The additional capital raised by the sale of Common Stock will initially be used to purchase short term investment securities. The current business plan indicates that there will be continued emphasis on residential one-to-four lending and Management is considering emphasizing other types of lending that will assist in improving margins and more significantly assist in controlling the interest rate risk. Variable rate products and short term loans, along with consumer transaction, are things that are being considered.

        Home Savings has no current plans to open or acquire additional branches. However, the additional capital would make acquisition of branches a viable option. If the opportunity arises, Management will assess the feasibility of the transaction at that time, taking into consideration the existing economic environment.

FERGUSON & CO., LLP                                            Section III.
- -------------------                                            ------------


        Increasing market penetration by increasing the number of services and products available, coupled with the possibility of new branch locations, are the most likely methods to be employed to achieve growth.

FERGUSON & CO., LLP                                             SECTION III.
- -------------------                                             ------------


                 Table III.1 - Comparatives General Information

- ----------------------------------------------------------------------------------------------------------------
                                                                            Total              Current   Current
- ----------------------------------------------------------------------------------------------------------------
                                                                 Number    Assets               Stock     Market
                                                                   of      ($000)               Price     Value
Ticker    Short Name                    City              State  Offices  Mst RctQ   IPO Date     ($)      ($M)
- --------  ----------------------------  ----------------  -----  -------  --------   --------    -----     -----
FGHC      First Georgia Holding, Inc.   Brunswick          GA          7   135,582   02/11/87     7.00     14.01
FIBC      Financial Bancorp, Inc.       Long Island City   NY          5   243,450   08/17/94    13.25     24.82
FLAG      FLAG Financial Corp.          LaGrange           GA          3   232,105   12/11/86    13.50     25.87
FOBC      Fed One Bancorp               Wheeling           WV          9   339,562   01/19/95    15.13     37.65
FSBI      Fidelity Bancorp, Inc.        Pittsburgh         PA          8   287,465   06/24/88    17.50     21.69
LARL      Laurel Capital Group, Inc.    Allison Park       PA          6   192,654   02/20/87    16.00     24.12
NFSL      Newnan Savings Bank, FSB      Newnan             GA          8   160,656   03/01/86    18.00     26.04
PLE       Pinnacle Bank                 Jasper             AL          5   194,311   12/17/86    16.38     14.57
SFED      SFS Bancorp, Inc.             Schenectady        NY          3   165,569   06/30/95    12.75     17.79
SHEN      First Shenango Bancorp, Inc.  New Castle         PA          4   355,710   04/06/93    20.50     47.31
SJSB      SJS Bancorp                   St. Joseph         MI          4   143,857   02/16/95    19.00     18.09
WVFC      WVS Financial Corporation     Pittsburgh         PA          5   230,276   11/29/93    21.25     36.90

Maximum                                                                9   355,710               21.25     47.31
Minimum                                                                3   135,582                7.00     14.01
Average                                                                6   223,433               15.85     25.74
Median                                                                 5   212,294               16.19     24.47


Source:  SNL and F&C calculations

FERGUSON & CO., LLP                                             SECTION III.
- -------------------                                             ------------

                     Table III.2 - Key Financial Indicators

                                          Home Saving Bank   Comparative
                                            Albemarle, NC       Group
                                        --------------------------------
Profitability
(% of average assets)
Net income                                            0.76          0.95
Net interest income                                   3.19          3.55
Loss provisions                                        N/M          0.13
Other operating income                                0.07          0.40
Operating expense                                     2.20          2.29
Core income (excluding gains
   and losses on asset sales)                         0.74          0.91


Balance Sheet Factors
   (% of assets)
Cash and investments                                 25.88         34.79
Mortgage-backed securities                            3.57         13.00
Loans                                                65.06         61.50
Savings deposits                                     86.30         78.93
Borrowings                                               -          8.54
Equity                                               12.41          9.42
Tangible equity                                      12.41          9.32


Risk Factors
   (%)
Earning assets/costing liabilities                  112.09        112.29
Non-performing assets/assets                          0.46          0.94
Loss allowance/non performing assets                 62.25        177.31
Loss allowance/loans                                  0.41          1.02
One year gap/assets                                 (41.56)        (1.07)

 (*)  Six of the twelve comparables reported gap assets.


 Source:  SNL Securities, F&C calculations, and Offering Circular

FERGUSON & CO., LLP                                            Section III.
- -------------------                                            ------------



                     Table III.3 - Pro Forma Comparison Converting Institution to Comparative Group and Others

Home Savings Bank, SSB
As of April 30, 1996
Ticker Name                     Price    Mk     PE    P/Book  P/TBook P/Assets  Div Yld  Assets   Eq/A    TEq/A   EPS  ROAA    ROAE
                                       Value
                                 ($)   ($Mil)   (X)     (%)     (%)     (%)       (%)   (000's)   (%)      (%)    ($)  (%)     (%)
Home Savings Bank, SSB
Before Conversion                 N/A     N/A    N/A     N/A     N/A     N/A    N/A    166,978   12.41   12.41    N/A  0.76   5.78
Pro Forma Supermax              10.00   44.97  21.77   76.39   76.39   21.92    TBA    205,124   28.70   28.70   0.46  1.05   3.51
Pro Forma Maximum               10.00   39.10  20.05   72.64   72.64   19.54    TBA    200,082   26.90   26.90   0.50  1.02   3.62
Pro Forma Midpoint              10.00   34.00  18.38   68.77   68.77   17.37    TBA    195,698   25.26   25.26   0.54  0.99   3.74
Pro Forma Minimum               10.00   28.90  16.52   64.14   64.14   15.11    TBA    191,313   23.55   23.55   0.61  0.96   3.88
                                                                              TBA - To be announced.
Comparative Group
- -----------------
    Averages                    15.85   25.74  13.88  108.80  111.40   11.63   2.04    223,433   11.12   10.96   1.20  0.95   8.97
    Medians                     16.19   24.47  13.37  101.55  101.79   11.12   2.05    212,294   11.45   11.38   1.23  0.88   7.76

North Carolina Public Thrifts
- -----------------------------
    Averages                    14.75   35.73  14.28  102.35  102.37   16.82   3.05    197,694   16.59   16.58   1.03  1.21   8.43
    Medians                     17.25   24.14  12.32  106.61  106.61   12.73   3.14    246,918   15.16   15.15   0.97  1.14   6.85

Southeast Region Thrifts
- ------------------------
    Averages                    17.18   70.75  14.30  121.93  125.86   13.38   2.57    546,173   11.55   11.35   1.24  1.03  10.22
    Medians                     16.19   46.41  13.64  116.84  117.19   11.39   2.51    349,522    8.70    8.53   1.23  0.99   9.62

All Public Thrifts
- ------------------
    Averages                    19.13  156.49  13.92  113.78  117.49   11.34   2.20  1,652,243   10.40   10.25   1.48  0.96  10.32
    Medians                     17.63   49.57  13.44  108.77  112.15   10.26   2.22    452,455    8.86    8.60   1.39  0.92   9.59

               Table III.3 - Pro Forma Comparison Converting Institution to Comparative Group and Others (Continued)

Comparative Group
- -----------------
FGHC FrstGeorgiaHldg
     -GA                 7.00   14.01   12.73   143.74   163.55   10.27        -   135,582    8.30    7.36   0.55   0.89   11.09
FIBC FinancialBancp
     -NY                13.25   24.82   19.49    94.44    94.98   10.68     2.26   243,450   11.31   11.25   0.68   0.61    4.70
FLAG FLAGFinCp
     -GA                13.50   25.87   15.34   141.66   141.66   11.14     2.22   232,105    8.92    8.92   0.88   0.87    9.78
FOBC FedOneBancorp
     -WV                15.13   37.65   12.50    91.50    96.65   11.09     3.57   339,562   12.12   11.55   1.21   1.00    7.74
FSBI FidelityBncrp
     -PA                17.50   21.69   14.00    95.26    96.31    7.54     1.83   287,465    7.91    7.83   1.25   0.57    7.31
LARL LaurelCapitalGp
     -PA                16.00   24.12   10.13   119.58   119.58   12.52     2.00   192,654   10.47   10.47   1.58   1.35   13.39
NFSL NewnanSvgsBk
     -GA                18.00   26.04    9.78   139.97   140.85   16.21     2.22   160,656   11.58   11.51   1.84   1.89   17.69
PLE PinnacleBank
     -AL                16.38   14.57   10.70    97.24   100.96    7.50     4.40   194,311    7.71    7.45   1.53   0.77   10.29
SFED SFSBancorp
     -NY                12.75   17.79   15.18    76.44    76.44   10.74        -   165,569   14.06   14.06   0.84   0.63    5.06
SHEN FstShenangoBcp
     -PA                20.50   47.31   14.96   100.49   100.49   13.30     1.95   355,710   13.24   13.24   1.37   1.01    7.19
SJSB SJSBancorp
     -MI                19.00   18.09   19.00   102.70   102.70   12.58     2.11   143,857   12.25   12.25   1.00   0.68    5.67
WVFC WVSFinancial Cp
     -PA                21.25   36.90   12.72   102.61   102.61   16.02     1.88   230,276   15.62   15.62   1.67   1.18    7.77

Note: Stock prices are closing prices or last trade. Pro forma calculations for Home Saving Bank are based on sales at $10 per share with a midpoint of $34,000,000, minimum of $28,900,000, and maximum of $39,100,000

Source: Home Savings Bank's Audited Financial Statements, SNL Securities, and F&C calculations.

                                                Table III.4 - Comparable Selection

Comparables - Thrifts $125 million to $350 million
                                                                                Deposit                              Current
                                                                               Insurance                              Stock
                                                                                 Agency                               Price
Ticker    Short Name                       City                State  Region   (BIF/SAIF)   Exchange    IPO Date        ($)

FGHC      First Georgia Holding, Inc.      Brunswick           GA       SE        SAIF       NASDAQ     02/11/87         7.000
FIBC      Financial Bancorp, Inc.          Long Island City    NY       MA        SAIF       NASDAQ     08/17/94        12.500
FLAG      FLAG Financial Corp.             LaGrange            GA       SE        SAIF       NASDAQ     12/11/86        13.500
FOBC      Fed One Bancorp                  Wheeling            WV       SE        SAIF       NASDAQ     01/19/95        15.125
FSBI      Fidelity Bancorp, Inc.           Pittsburgh          PA       MA        SAIF       NASDAQ     06/24/88        17.000
LARL      Laurel Capital Group, Inc.       Allison Park        PA       MA        SAIF       NASDAQ     02/20/87        15.750
NFSL      Newnan Savings Bank, FSB         Newnan              GA       SE        SAIF       NASDAQ     03/01/86        16.250
PLE       Pinnacle Bank                    Jasper              AL       SE        SAIF        AMSE      12/17/86        17.875
SFED      SFS Bancorp, Inc.                Schenectady         NY       MA        SAIF       NASDAQ     06/30/95        12.250
SHEN      First Shenango Bancorp, Inc.     New Castle          PA       MA        SAIF       NASDAQ     04/06/93        20.750
SJSB      SJS Bancorp                      St. Joseph          MI       MW        SAIF       NASDAQ     02/16/95        19.750
WVFC      WVS Financial Corporation        Pittsburgh          PA       MA        SAIF       NASDAQ     11/29/93        21.250

Maximum                                                                                                                 21.250
Minimum                                                                                                                  7.000
Average                                                                                                                 15.750
Median                                                                                                                  16.000


          Rejects and Reasons
CFFC      Community Financial Corp.        Staunton            VA       SE        SAIF       NASDAQ     03/30/88        20.000
          Loans to Deposit Ration to high - Borrowing Levels do not match - Deposits as a % of total assets to low.
          ---------------------------------------------------------------------------------------------------------
UFRM      United Federal Savings Bank      Rocky Mount         NC       SE        SAIF       NASDAQ     07/01/80         7.750
          Mortgage banking is major portion of business.
          ----------------------------------------------
COOP      Cooperative Bankshares, Inc.     Wilmington          NC       SE        SAIF       NASDAQ     08/21/91        18.350
          Earnings to low.
          ----------------
COSB      CSB Financial Corporation        Lynchburg           VA       SE        SAIF       NASDAQ     09/28/93        21.000
          Reasonable match - except merger target.
          ----------------------------------------
FTF       Texarkana First Financial Corp   Texarkana           AR       SE        SAIF        AMSE      07/07/95        15.000
          Good Asset utilization match - Capital to high - Less than one year since conversion.
          -------------------------------------------------------------------------------------
JEBC      Jefferson Bancorp, Inc.          Gretna              LA       SW        SAIF       NASDAQ     08/18/94        19.125
          Good match except loans to deposit ratio is to low.
          ---------------------------------------------------


                                                 Current                   Price/    Current
                                                  Market       Price/       Core      Price/
                                                   Value     TM Core EP      EPS    Book Value
Ticker    Short Name                               ($M)          (x)         (x)        (%)

FGHC      First Georgia Holding, Inc.             13.93        12.73        14.58      143.74
FIBC      Financial Bancorp, Inc.                 23.42        18.38        12.02       89.09
FLAG      FLAG Financial Corp.                    27.46        14.36        14.67      135.00
FOBC      Fed One Bancorp                         38.98           NA        11.46       92.56
FSBI      Fidelity Bancorp, Inc.                  21.05        13.60        12.50       92.54
LARL      Laurel Capital Group, Inc.              23.74         9.97         9.84      117.71
NFSL      Newnan Savings Bank, FSB                23.51         8.83         9.67      126.36
PLE       Pinnacle Bank                           15.91        11.68        10.39      106.15
SFED      SFS Bancorp, Inc.                       18.31           NA        15.31       75.48
SHEN      First Shenango Bancorp, Inc.            47.92        15.84        14.82      100.63
SJSB      SJS Bancorp                             18.81           NA        19.75      106.76
WVFC      WVS Financial Corporation               36.90        12.72         9.49      102.61

Maximum                                           47.92        18.38        19.75      143.74
Minimum                                           13.93         8.83         9.49       75.48
Average                                           25.83        13.12        12.88      107.39
Median                                            23.47        12.73        12.26      104.38



CFFC                                              25.39        12.20        11.90      117.22
UFRM                                              23.75        10.62         9.23      114.64
COOP                                              27.22        32.59        41.48       93.59
COSB                                              54.48        27.27        27.63      117.71
FTF                                               29.76           NA         9.62       88.92
JEBC                                              41.99        14.83        20.79      120.59

FERGUSON & CO., LLP                                            Section III.
- -------------------                                            ------------


                Table III.4 - Comparable Selection (Continued)

                                                                  Tangible                       Return on     Return on    ROACE
            Current             Current      Total     Equity/     Equity/     Core     Core     Avg Assets    Avg Assets   Before
          Price/ Tang  Price/   Dividend    Assets      Assets   Tang Assets    EPS      EPS    Before Extra  Before Extra  Extra
          Book Value   Assets    Yield      ($000)       (%)         (%)        ($)      ($)         (%)          (%)        (%)
Ticker       (%)        (%)       (%)      Mst RctQ    Mst RctQ    Mst RctQ     LTM    Mst RctQ      LTM        Mst RctQ     LTM
FGHC          163.55    10.27         -     135,582       8.30         7.36    0.55       0.12         0.89          0.79   11.09
FIBC           89.61    10.07      2.40     243,450      11.31        11.25    0.68       0.26         0.61          0.84    4.70
FLAG          135.00    11.93      2.22     230,129       9.57         9.57    0.94       0.23         0.86          0.95    9.86
FOBC           97.77    11.66      3.57     334,297      12.59        12.00      NA       0.33         1.02          1.07    7.73
FSBI           93.56     7.32      1.88     287,465       7.91         7.83    1.25       0.34         0.57          0.58    7.31
LARL          117.71    12.32      2.03     192,654      10.47        10.47    1.58       0.40         1.35          1.35   13.39
NFSL          127.15    14.63      2.46     160,656      11.58        11.51    1.84       0.42         1.89          1.87   17.69
PLE           110.20     8.19      4.03     194,311       7.71         7.45    1.53       0.43         0.77          0.87   10.29
SFED           75.48    11.00         -     166,529      14.57        14.57      NA       0.20         0.53          0.68    5.07
SHEN          100.63    14.43      1.93     332,121      14.34        14.34    1.31       0.35         0.96          0.97    6.74
SJSB          106.76    13.07      2.03     143,857      12.25        12.25      NA       0.25         0.68          0.69    5.67
WVFC          102.61     6.02      1.88     230,276      15.62        15.62    1.67       0.56         1.18          2.12    7.77

Maximum       163.55    16.02      4.03     334,297      15.62        15.62    1.84       0.56         1.89          2.12   17.69
Minimum        75.48     7.32         -     135,582       7.71         7.36    0.55       0.12         0.53          0.58    4.70
Average       110.00    11.74      2.04     220,944      11.35        11.19    1.26       0.32         0.94          1.07    8.94
Median        104.69    11.80      2.03     212,220      11.45        11.38    1.31       0.34         0.88          0.91    7.75


CFFC          117.72    16.10      2.20     157,766      13.68        13.68    1.64       0.42         1.34          1.37   10.20

UFRM          114.64     9.62      2.58     246,918       8.39         8.39    0.73       0.21         1.00          1.08   12.75

COOP          106.85     8.73         -     311,843       9.33         8.27    0.56       0.11         0.32          0.23    3.62

COSB          123.02    16.87      1.91     328,880      14.33        13.80    0.77       0.19         0.68          0.57    4.73

FTF            88.92    18.39      3.00     161,785      20.69        20.69      NA       0.39         1.55          1.80      NA

JEBC           20.59    15.79      1.57     265,870      13.09        13.09    1.29       0.23         1.01          0.74    8.35

            ROACE                                                                                            Loans
            Before                          NPAs/       Loans/      Loans/     Deposits/    Borrowings/    Serviced
            Extra      Merger   Current     Assets     Deposits     Assets      Assets        Assets      For Others
            (%)       Target?   Pricing     (%)         (%)         (%)          (%)           (%)          ($000)
          Mst RctQ     (Y/N)      Date    Mst RctQ    Mst RctQ    Mst RctQ    Mst RctQ      Mst RctQ       Mst RctQ
FGHC          9.24       N      03/15/96      1.42      106.37       84.80        79.73          10.32             -
FIBC          7.08       N      03/15/96      2.78       64.21       49.99        77.86           9.56        11,417
FLAG         10.05       N      03/15/96      2.02       83.70       63.79        76.21          11.96       255,901
FOBC          8.46       N      03/15/96      0.23       50.07       36.18        72.26          14.37        11,783
FSBI          7.36       N      03/15/96      0.65       51.78       44.23        85.42           6.26         7,533
LARL         12.97       N      03/15/96      0.77       90.32       76.08        84.23           3.28         1,324
NFSL         16.31       N      03/15/96      0.67      101.67       80.73        79.40           8.12       128,873
PLE          11.32       N      03/15/96      0.27       74.70       62.64        83.85           7.13        98,857
SFED          4.76       N      03/15/96      0.60       72.67       60.95        83.87              -         4,918
SHEN          6.84       N      03/15/96      0.50       90.70       69.48        76.60           8.03           699
SJSB          5.56       N      03/15/96       NA        81.35       61.56        75.68          10.95            NA
WVFC         14.03       N      03/15/96      0.75       83.05       61.84        74.45           7.82           747

Maximum      16.31                            2.78      106.37       84.80        85.42          14.37       255,901
Minimum       4.76                            0.23       50.07       36.18        72.26              -             -
Average       9.50                            0.97       79.22       62.69        79.13           8.15        47,459
Median        8.85                            0.67       82.20       62.24        78.63           8.08         7,533


CFFC         10.20       N      03/15/96      0.27      128.08       89.16        69.61          15.85        11,474

UFRM         13.68       N      03/15/96      0.08       65.64       58.58        89.24              -       494,000

COOP          2.48       N      03/15/96      0.18       86.92       75.28        86.60           3.24        73,843

COSB          4.04       Y      03/15/96      0.32       62.27       47.95        77.00           8.18        35,389

FTF           8.78       N      03/15/96      0.22       99.72       77.69        77.90              -        24,143

JEBC          5.75       N      03/15/96      0.54       27.54       23.73        86.16              -         5,331

Source:  SNL and F&C Calculations

                                   SECTION IV
                          CORRELATION OF MARKET VALUE

FERGUSON & CO., LLP                                                  Section IV.
- -------------------                                                  -----------

                        IV.  CORRELATION OF MARKET VALUE

MARKETABILITY & LIQUIDITY OF STOCK TO BE ISSUED

     Certain factors must be considered to determine whether adjustments are required in correlating Home Saving's market value to the comparative group. Those factors include financial aspects, market area, management, dividends, liquidity, thrift equity market conditions, and subscription interest.

     This section addresses the aforementioned factors and the estimated pro forma market value of the to-be-issued common shares and compares the resulting market value of the Bank to the members of its comparative group and the selected group of publicly held thrifts.

Financial Aspects

     Section III includes a discussion regarding a comparison of Home Saving's earnings, balance sheet characteristics, and risk factors with its comparative group. Table III.2 presents a comparison of certain key indicators, and Table
III.3 presents certain key indicators on a pro forma basis after conversion.

     As shown in Table III.2, from an earnings viewpoint, Home Savings is comparable to its comparative group in return on assets and core income as a percentage of average assets. Home Saving's net interest income, as a percent of assets, is lower than that of the comparatives--3.19% for Home Savings versus 3.55% for the comparatives. After Home Savings completes its stock conversion, its return on average assets and core income as a percentage of average assets should increase. Table III.3 projects that Home Savings will be

FERGUSON & CO., LLP                                                  Section IV.
- -------------------                                                  -----------


on par with or slightly exceed the group in return on assets with .99% at the midpoint, versus a mean of .95% and median of .88% for the comparative group.

     Home Saving's pro forma equity to assets ratio at the midpoint is 25.26%, versus a mean of 11.12% and median of 11.45% for the comparative group. Home Saving's pro forma return on equity is significantly lower than that of the comparative group--3.74% at the midpoint versus a mean of 8.97% and median of 7.76% for the comparative group.

     Home Saving's recorded earnings have adjustments for appraisal purposes. The adjustments displayed below in Table IV.1 were not normal elements of expenses associated with the calculation of core earnings.

                 Table IV.1-Appraisal Adjustments to Earnings
Income for year ended 9/30/95                                        $ 1,861,000

Less: Income for 6 months ending 3/31/95                             (1,223,000)
                                                                     -----------
Plus: Income for 6 months ending 3/31/96                                299,000
                                                                     -----------
LTM Income                                                              937,000

Reverse Provision for LLL                                               300,000

Reverse 5 yr. Contribution                                              150,000

Normal Annual Contribution                                             (38,000)
                                                                     -----------
Tax Effect of Adjustments                                             (152,000)
                                                                     -----------
Adjustments                                                             260,000
                                                                     -----------
Appraisal Earnings                                                   $1,197,000
                                                                     -----------

FERGUSON & CO., LLP                                                  Section IV.
- -------------------                                                  -----------


     Home Saving's asset composition is close to that of the comparative group. From the asset quality risk viewpoint, Home Savings is similar to the comparative group. Home Savings has a lower level of non performing assets. Home Saving's loan loss allowance is .41% of net loans, while the comparative group is 1.02%. Although the reserve for potential loan losses is less than the peer group, the conservative composition of the loan portfolio, the limited number of nonperforming assets and the low level of classified assets, coupled with a low historical loan loss experience seems to confirm the adequacy of Home Saving's reserves. Its ratio of interest earning assets to interest bearing liabilities is almost the same as the comparative group, 112.09% for Home Savings and 112.29% for the group. Home Saving's ratio will be much higher than the comparatives after conversion. Home Saving's interest rate risk is the major risk factor difference between the Bank and the comparable group. The comparable group has nominal interest rate risk and Home Saving's interest rate risk is high by any standards with the one year gap position being a negative 41.56%.

     We believe that a slight downward adjustment is necessary relative to
                       --------------------------
financial aspects of Home Saving's, principally due to the amount of interest rate risk.

Market Area

     Section II describes Home Saving's market area.

     We believe that an upward adjustment is required for Home Saving's market
                     --------------------
     area.

Management

     Carl M. Hill, the President and CEO joined Home Savings in 1957. He served the institution in various positions before becoming President and Chief Executive Officer in

FERGUSON & CO., LLP                                                  Section IV.
- -------------------                                                  -----------


1974. The Executive vice-president, R. Ronald Swanner, joined the Bank in 1974. He served in various positions before attaining his current position in 1980. The principal officers of the institution are well qualified for the positions that they hold. The Bank's depth of management is such that the institution would not be in jeopardy upon the loss of a principal officer.

     Home Saving's results compare reasonably with the comparative group. Therefore, Home Saving's management has done the same quality job as its selected comparatives.

     We believe that no adjustment is required for Home Saving's management.
                     -------------

Dividends

     Table III.3 provides dividend information relative to the comparative group and the thrift industry as a whole. The comparative group is paying a mean yield on price of 2.04% and a median of 2.05%, while all public thrifts are paying a mean of 2.20% and median of 2.22%. The Board of Directors of Home Savings has stated that they will pay a dividend, but the amount of dividend is yet to be determined.

     We believe that a no adjustment is required relative to Home Saving's
                       -------------
indecision as to the amount of dividend that will be paid.

Liquidity

     The Holding Company has never issued capital stock to the public, and as a result, there is no existing market for the Common Stock. The Holding Company has applied to list its Common Stock on NASDAQ, and it is anticipated that a liquid trading market will

FERGUSON & CO., LLP                                                  Section IV.
- -------------------                                                  -----------


develop. However, there is no assurance that the Commons Stock will be listed or will trade on NASDAQ.

     A public market having the desirable characteristics of depth, liquidity, and orderliness depends upon the presence in the market place of both willing buyers and sellers of the Common Stock. These characteristics are not within the control of the Bank or the market.

     The comparative group includes companies with sufficient trading volume to develop meaningful pricing characteristics for the stock. The market value of the comparative group ranges from $14.01 million to $47.31 million, with a mean value of $25.74 million. The midpoint of Home Saving's valuation range is $34.0 million at $10 a share, or 3,400,000 shares. We believe that Home Savings will, at 3,400,000 shares, develop a trading volume that is comparable to the comparative group and therein maintain meaningful price characteristics.

     We believe that no adjustment is required relative to the liquidity of Home
                     -------------
Saving's stock.

Thrift Equity Market Conditions

     The SNL Thrift Index is summarized in Figure IV.1. As the table demonstrates, the Thrift Index has performed well since the end of 1990. The Index has grown as follows: Year ended December 31, 1991--increased 49.0% from
96.6 to 143.9; Year ended December 31, 1992--increased 39.7% to 201.1; Year ended December 31, 1993--increased 25.6% to 252.5; Year ended December 31, 1994--decreased 3.1% to 244.7; Year ended December 31, 1995--increased 53.9% to
376.5. It is market value weighted with a base value of 100 as of March 31, 1984.

FERGUSON & CO., LLP                                                  Section IV.
- -------------------                                                  -----------

     As shown in Figure IV.2, which is a graph of the SNL Thrift Index covering from January 31, 1994 through April 30, 1996, the market, as reflected by the index, has experienced fluctuations. It dipped in the latter part of 1994 but recovered during the first quarter of 1995. During 1995, the Index continued a more robust increase and moved from 244.7% at year end 1994 to 362.3% by September 30, 1995, an increase of 48.1%. However, the Index dipped in value, declining by 2.3% from 362.3 at September 30, 1995, to 354.1 at October 31, 1995. It then recovered to 376.5 from October 31, to December 31, 1995. It then slipped again to 365.9 at January 12, 1996. Since January of 1996, the index has traveled in a narrow range. Since January 12, 1996 the index rose to 382.13 at March 29, 1996, the falling to 377.24 at April 18 and April 30, 1996.

     It is important to review the salient factors that were involved in the market fluctuations forward, from 1994. From the end of January 1994 until late March/early April, the market was experiencing a sell-off due to fears of rising interest rates. On May 17, 1994, the Federal Reserve increased rates one half of one percent. The market responded favorably to the increase, as fears of inflation seemed to be alleviated. By the end of August, the index was 287.2, or 11.1% higher than in January. The market began to demonstrate nervousness over rates and dropped significantly in anticipation of, and later as a result of, the three quarters of one percent rate hike in November 1994. Thrift Equities and all interest sensitive stocks dropped in value as investors worried about narrowing margins, interest rate risk and continued profitability. November saw the low point in that cycle, and equities have since staged a rebound.

FERGUSON & CO., LLP                                                  Section IV.
- -------------------                                                  -----------


     The post November 1994 rise in the market can be attributed to several factors. The sharp decline in prices between August and November could be attributed to concerns over profits, interest rate risk, and inflation. The recovery in value since then can be attributed to the fact that inflationary concerns were dispelled, thrift profits did not decline as much as anticipated, the industry was better prepared to manage interest rate risk than expected, and many of the stocks were simply undervalued. The perception that the thrift equities may have been undervalued, coupled with the continuing trend toward consolidation in the financial services industry and the premiums being paid for targets of consolidation, obviously had a positive impact on the prices and the Index. The Index ended the year at 244.7.

     From the end of 1994 through September 1995, the Index steadfastly rose, before dipping 2.3% during the month of October, then recovering 6.3% from then to December 31. It then increased 1.75% from January 31, 1996, to April, 1996. The increase in the SNL Index, in general, has been parallel with the increases in other equity markets. One difference, however, is notable. In other markets, increased prices are responding to improved profits, with price to earnings ratios decreasing as earnings potentials were neared. The thrift IPO market is still affected to some degree by speculation that the majority of the institutions will become viable consolidation candidates and sell at some expanded multiple of book value. However, in the recent past, the market has demonstrated some resistance to excessive price to pro forma book values. This resistance may be due in part to two things; 1) the decreasing number of mergers and acquisitions; and 2) the increasing price to pro forma earnings ratios.

FERGUSON & CO., LLP                                                  Section IV.
- -------------------                                                  -----------


Investors are still willing to purchase stocks with high price earnings ratios, but only when there is an offset in the price to pro forma book value.

NORTH CAROLINA ACQUISITIONS

     Table IV.2 provides information relative to acquisitions of financial institutions in Arkansas between January 1, 1995 and April 30, 1996. There were three thrift acquisitions and 7 bank acquisitions announced during that time frame. Bank acquisitions in North Carolina since January 1, 1995, have averaged 275.56% of tangible book value and 22.88 times earnings. The median price has been 274.08% of tangible book value and 21.94 times earnings. Thrifts generally sell at lower price/book and price/earnings multiples than do banks. Thrifts in North Carolina during that period have averaged 166.61% of tangible book value and 27.49 times earnings. The median price was 160.35% of tangible book value and 20.72 times earnings.

     In aggregate, thrift and bank acquisitions had an average price/tangible book of 22.8.87% of book and a median price/tangible book of 236.45. The average final deal on a price to 4 quarters EPS was 24.85 and the median was 20.72. These prices and the multiples of earnings explain well why IPO issues have done so well in North Carolina. Speculation that the converting thrift will place itself in play as soon as possible is well founded.

FERGUSON & CO., LLP                                                  Section IV.
- -------------------                                                  -----------


Figure IV.1

    Date          Index                      [GRAPH APPEARS HERE]
 ------------------------
   31-Dec-90       96.60
   31-Dec-91      143.90
   31-Dec-92      201.10
   31-Dec-93      252.50
   31-Dec-94      244.70
   31-Dec-95      376.51

   Figure IV.2                               [GRAPH APPEARS HERE]

    SNL Index
    ---------
Date         Index
==================
 1/31/94     258.47
 2/28/94     249.53
 3/31/94     241.57
 4/29/94     248.31
 5/31/94     263.34
 6/30/94     269.58
 7/29/94     276.69
 8/31/94     287.18
 9/30/94     279.69
10/31/94     236.12
11/30/94     245.84
12/30/94     244.73
 1/31/95     236.10
 2/28/95     277.00
 3/31/95     278.40
 4/28/95     293.44
 5/31/95     307.60
 6/23/95     313.95
 7/31/95     328.20
 8/31/95     355.50
 9/29/95     362.29
10/31/95     354.05
11/15/95     360.83
11/30/95     370.17
12/15/95     371.78
12/29/95     376.51
 1/12/96     363.91
 1/31/95     370.69
 2/14/96     374.46
 2/29/96     373.64
 3/15/96     370.32
 3/29/96     382.13
 4/18/96     377.24
 4/30/96     377.24

                       Percent Change Since
====================================================================
               SNL         Prev.
Date          Index        Date         12/31/94        1/31/96
- --------------------------------------------------------------------
12/31/94        244.7
 3/31/95        278.4      13.77%         13.77%
 6/30/95        313.5      12.61.%        28.12%
 9/30/95        362.3      15.57%         48.06%
10/31/95        354.1      -2.26%         44.71%
11/30/95        370.2       4.55%         51.29%
12/31/95        376.5       1.70%         53.86%
 1/12/96        372.4      -1.09%         52.19%
 1/31/96        370.7      -0.46%         51.49%
 2/14/96        374.5       1.03%         53.04%           1.03%
 2/29/96        373.6      -0.24%         52.68%           0.78%
 3/15/96        370.5      -0.83%         51.41%          -0.05%
 3/29/96        382.1       3.13%         56.15%           3.08%
 4/18/96        377.2      -1.28%         54.15%           1.75%
 4/30/96        377.2       0.00%         54.15%           1.75%
====================================================================

FERGUSON & CO., LLP                                                  Section IV.
- -------------------                                                  -----------


EFFECT OF INTEREST RATES ON THRIFT STOCK

     The current interest rate environment and the anticipated rate environment will affect the pricing of thrift stocks and all other interest sensitive stocks. As the economy continues to lose momentum, the fear of inflation can, and has to a degree been replaced by economic uncertainty. The Federal Reserve, in its resolve to curb inflation, has increased rates in the recent past but has more recently relented to vagaries of the economy and decreased rates in an attempt to stimulate what is currently perceived as a fragile and irresolute economy. Recent gains in thrift stocks could reverse if there were an abatement of the merger and consolidation activity, or if rates were to begin to rise sharply.

     What is likely to happen in the short to intermediate term is that rates will float around current levels, and trending upward. The yield curve will continue to normalize. A slowly increasing yield curve will do little for the profit potential of the financial services industry in general and thrifts specifically. The spreads will narrow if the cost of funds associated with deposits continues to rise.

     As clearly illustrated, the SNL Thrift Index has performed well over the last five years. It moved in tandem with all interest sensitive stocks and reflected the weakness in the market as investors began to consider the importance of recent increases in rates and their impact on the net interest margins of thrifts. The clear implication is that rising interest rates will have a negative impact on earnings.

     Figure IV.3 graphically displays the rate environment during the last six months. Changes in short term rates and greater changes in the long term rates have produced a

FERGUSON & CO., LLP                                                  Section IV.
- -------------------                                                  -----------


more normal yield curve. Yield spreads between the T-Bills, T-Notes, and T-Bonds have increased. Mortgage rates follow closely the long term government obligations, therefore, mortgage rates are likely to increase in the near term.


     Increased cost of funds will serve to narrow the net interest margins of thrifts. A thrift's ability to maintain net interest margins through business cycles is important to investors, unless thrifts can offset the decline in net interest income by other sources of revenue or reductions in noninterest expense. The former is difficult and the latter is unlikely.

     Home Savings, with its interest rate risk management position, is more vulnerable than most to rising rates.

     During 1993, conversion stocks often experienced first day 30% or more increases in value. However, as Table IV.3 shows, recent price appreciation has not been as robust. Table IV.3 provides information on 43 conversions completed since September 30, 1995. The average change in price since conversion is a gain of 17.46% and the median change is a gain of 15.00%. Within that group, 38 have increased in value to as much as 51.25% and two have experienced no price change, and three have decreased in value. The average increase in value at one day, one week, and one month after conversion has been 16.27%, 16.63%, and 16.61%, respectively. The median increase in value at one day, one week, and one month after conversion has been 16.25%, 16.25%, and 17.08%, respectively.

     Because of the lack of complete earnings information on recent conversions, a meaningful comparison of the price earnings ratios is difficult to make. However, there is

FERGUSON & CO., LLP                                                  Section IV.
- -------------------                                                  -----------


sufficient information to review the price to book ratio. The average price-to-book ratio, as of April 30, 1996, is 88.24% and the median is 86.39%. That compares to the offering price to pro forma book, where the average was 71.74% and the median was 71.5%.

     We believe a downward adjustment is required for the new issue discount.
                  -------------------

FERGUSON & CO., LLP                                                  Section IV.
- -------------------                                                  -----------


Figure IV.3

                 Interest Rates from November 17, 1995 through May 3, 1996
======================================================================
                             1 Year     5 Year    10 Year    30 Year
               Fed  Fds()    T-bill     Treas.     Treas.    Treas.
- ----------------------------------------------------------------------
   11/17/95          5.74       5.42       5.71       5.96       6.26
    12/1/95          5.91       5.39       5.59       5.82       6.17
   12/15/95          5.73       5.34       5.55       5.72       6.04
   12/29/95          5.48       5.30       5.44       5.64       5.97
    1/26/96          5.44       5.03       5.35       5.64       6.00
    2/23/96          5.17       5.02       5.52       5.97       6.35
    3/15/96          5.24       5.39       6.02       6.35       6.69
    3/22/96          5.36       5.43       6.08       6.36       6.72
    3/29/96          5.22       5.41       6.08       6.32       6.70
     4/5/96          5.30       5.41       6.06       6.26       6.68
    4/12/96          5.08       5.61       6.42       6.60       6.96
    4/19/96          5.24       5.50       6.32       6.52       6.88
    4/26/96          5.24       5.50       6.31       6.53       6.88
     5/3/96          5.30       5.60       6.37       6.64       6.96

(*)Seven-day average for week ending two days earlier than date shown.
======================================================================

[GRAPH APPEARS HERE]

FERGUSON & CO., LLP                                                  Section IV.
- -------------------                                                  -----------


Adjustments Conclusion

                        Table IV.4 - Adjustments Summary
- --------------------------------------------------------------------------------
                                   No Change     Upward     Down

Financial Aspects                                            X
Market Area                                         X
Management                             X
Dividends                              X
Liquidity                              X
Thrift Equity Market Conditions                              X
- --------------------------------------------------------------------------------

Valuation Approach

     Typically, investors rely on the price/earnings ratio as the most appropriate indicator of value. We consider price/earnings to be one of the important pricing methods in valuing a thrift stock. Price/book is a well recognized yardstick for measuring the value of financial institution stocks in general. Another method of viewing thrift values is price/assets, which is more meaningful in situations where the subject is thinly capitalized. Given the healthy condition of the thrift industry today, more emphasis is placed on price/earnings and price/book. Generally, price/earnings and price/book should be considered in tandem.

     Table III.3 presents Home Saving's pro forma ratios and compares them to the ratios of its comparative group and the publicly held thrift industry as a whole. Home Saving's earnings for the twelve months ended March 31, 1990, were approximately $1,197,000, after the adjustments that were required to determine appraisal earnings. The Bank projects modest growth.

FERGUSON & CO., LLP                                                  Section IV.
- -------------------                                                  -----------


     The comparative group traded at an average of 13.88 times earnings at April 30, 1996, and at 108.80% of book value. The comparative group traded at a median of 13.37 times earnings and a median of 101.55% of book value. At the midpoint of the valuation range, Home Savings is priced at 18.38 times earnings and 68.77% of book value. At the maximum end of the range, Home Savings is priced at
20.05 times earnings and 72.64% of book value. At the supermaximum, Home Savings is priced at 21.77 times earnings and 76.39% of book value.

     The midpoint valuation of $34,000,000 represents a premium of 32.42% (see Table IV.5) above the average and a premium of 37.47% above the median of the comparative group on a price/earnings basis. The price/book ratio for Home Savings at the midpoint represents a discount of 36.79% from the comparative group's mean and 32.28% from the median price/book ratio.

     The maximum valuation of $39,100,000 represents a premium of 33.24% above the average and 28.47% above the median of the comparative group on a price/earnings basis. The price/book ratio for Home Savings at the maximum represents a discount of 44.24% from the average and 28.47% from the median of the comparative group.

FERGUSON & CO., LLP                                          Section IV.
- -------------------                                          -----------

                       Table IV.5 - Pricing Comparisons

                                                                    Group                Percent Premium
                                              Home               Compared to            (Discount) Versus
                                             Savings         Averag       Median        Averag       Median
Comparison of PE Ratio at
Midpoint to:
Comparative Group                             18.38          13.88         13.37        32.42         37.47
North Carolina Thrifts                        18.38          14.28         12.32        28.71         49.19
Southest Region Thrifts                       18.38          14.30         13.64        28.53         34.75
All Public Thrifts                            18.38          13.92         13.44        32.04         36.76

Comparison of PB Ratio at
Midpoint to:
Comparative Group                             68.77         108.80        101.55       (36.79)       (32.28)
North Carolinaa Thrifts                       68.77         102.35        106.61       (32.81)       (35.49)
Southest Region Thrifts                       68.77         121.93        116.84       (43.60)       (41.14)
All Public Thrifts                            68.77         113.78        108.77       (39.56)       (36.77)

Comparison of PE Ratio at
Maximum to:
Comparative Group                             20.02          13.88         13.37        44.24         49.74
North Carolina Thrifts                        20.05          14.28         12.32        40.41         62.74
Southest Region Thrifts                       20.05          14.30         13.64        40.21         46.99
All Public Thrifts                            20.05          13.92         13.44        44.04         49.18

Comparison of PB Ratio at
Maximum to:
Comparative Group                             72.64         108.80        101.55       (33.24)       (28.47)
North Carolinaa Thrifts                       72.64         102.35        106.61       (29.03)       (31.86)
Southest Region Thrifts                       72.64         121.93        116.84       (40.42)       (37.83)
All Public Thrifts                            72.64         113.78        108.77       (36.16)       (33.22)


FERGUSON & CO., LLP                                            Section IV.
- -------------------                                            -----------

Valuation Conclusion

    We believe that as of April 30, 1996, the estimated pro forma market value of Home Savings was $34,000,000. The resulting valuation range was $28,900,000 at the minimum to $39,100,000 at the maximum, based on a range of 15% below and 15% above the midpoint valuation. The supermaximum is $44,970,000 based on 1.15 times the maximum. Pro forma comparisons with the comparative group are presented in Table III.3 based on calculations shown in Exhibit VIII.

FERGUSON & CO., LLP                                                  Section IV.
- -------------------                                                  -----------

                    Table IV.2 - North Carolina Acquisitions

                                Whole-Bank and Whole-Thrift Acquisitions in North Carolina (10) Announced Since Jan. 1, 1995

                                                                                  Buyer:     Seller:
                                                                                  1:Total    1:Total
                                 Bank/                                  Bank/     Assets      Assets   Announce
Buyer                        ST  Thrift  Seller                     ST  Thrift    ($000)      ($000)    Date      Status

Fidelity BancShares          NC  Bank    Perpetual State Bank       NC   Bank      390,560    45,939   04/22/96   Pending
Centura Banks                NC  Bank    FirstSouth Bank            NC   Bank    5,546,199   169,354   04/18/96   Pending
Centura Banks                NC  Bank    First Community Bank       NC   Bank    5,326,372   112,355   03/20/96  NonBinding
Centura Banks                NC  Bank    First Comm'l Holding       NC   Bank    5,081,635   174,562   11/28/95  Completed
United Carolina Bncs         NC  Bank    Triad Bank                 NC   Bank    3,742,780   199,237   10/19/95  Completed
First Charter Corp           NC  Bank    Bank of Union              NC   Bank      337,597   126,343   09/13/95  Completed
First Citizens BcShs         NC  Bank    Allied Bank Capital        NC  Thrift   6,913,464   268,654   08/07/95  Completed
United Carolina Bncs         NC  Bank    Seaboard Svgs Bk SSB       NC  Thrift   3,742,780    47,100   07/24/95  Completed
First Union Corp             NC  Bank    RS Financial Corp          NC  Thrift  77,854,608   809,772   05/30/95  Completed
Triangle Bancorp             NC  Bank    Village Bank               NC   Bank      322,995    64,308   05/04/95  Completed

Maximum                                                                         77,854,608   809,772
Minimum                                                                            322,995    45,939
Average                                                                         10,925,899   201,762
Median                                                                           4,412,208   147,849

Note:  Buyer and Seller Assets are as of Announcement
 Date.


                                                                                   Ann'd    Ann'd
                                                                                                      Ann'd    Ann'd
                                                                      Completed/   Deal      Deal    Deal Pr/  Deal Pr/
                           Bank/                              Bank/   Terminated   Value    Pr/Bk     Tg Bk    4-Qtr
Buyer                  ST  Thrift  Seller                 ST  Thrift    Date       ($M)      (%)       (%)     EPS(x)

Fidelity BancShares    NC  Bank    Perpetual State Bank   NC   Bank            NA   11.10   115.06    115.06    46.05
Centura Banks          NC  Bank    FirstSouth Bank        NC   Bank            NA   36.60   226.52    241.15    21.68
Centura Banks          NC  Bank    First Community Bank   NC   Bank            NA   28.20   241.53    241.53    20.96
Centura Banks          NC  Bank    First Comm'l Holding   NC   Bank      02/28/96   54.20   287.13    288.29    18.63
United Carolina Bncs   NC  Bank    Triad Bank             NC   Bank      03/29/96   37.50   250.81    250.81    20.44
First Charter Corp     NC  Bank    Bank of Union          NC   Bank      12/21/95   32.60   303.90    308.20    22.90
First Citizens BcShs   NC  Bank    Allied Bank Capital    NC  Thrift     02/21/96   66.30   186.04    186.04    19.60
United Carolina Bncs   NC  Bank    Seaboard Svgs Bk SSB   NC  Thrift     01/25/96    8.70   146.74    146.74    35.22
First Union Corp       NC  Bank    RS Financial Corp      NC  Thrift     01/11/96  111.60   161.71    169.19    19.93
Triangle Bancorp       NC  Bank    Village Bank           NC   Bank      11/01/95    9.80   219.92    219.92    32.50

                                                                                   111.60   303.90    308.20    46.05
Maximum                                                                              8.70   115.06    115.06    18.63
Minimum                                                                             39.66   213.94    216.69    25.79
Average                                                                             34.60   223.22    230.54    21.32
Median

                                              Table IV.2-North Carolina Acquisitions

                                                                           Final     Final   Final     Final
                                                                            Deal      Deal   Deal/Pr   Deal/Pr
                           Bank/                              Bank/        Value     Pr/Bk    Tg Bk     4-Qtr
Buyer                  ST  Thrift  Seller                 ST  Thrift        ($M)      (%)       (%)      EPS(x)

Fidelity BancShares    NC  Bank    Perpetual State Bank   NC   Bank            NA       NA        NA       NA
Centura Banks          NC  Bank    FirstSouth Bank        NC   Bank            NA       NA        NA       NA
Centura Banks          NC  Bank    First Community Bank   NC   Bank            NA       NA        NA       NA
Centura Banks          NC  Bank    First Comm'l Holding   NC   Bank         54.90   291.35    292.53    18.90
United Carolina Bncs   NC  Bank    Triad Bank             NC   Bank         37.80   238.58    238.58    18.57
First Charter Corp     NC  Bank    Bank of Union          NC   Bank         35.40   329.94    334.68    24.97
First Citizens BcShs   NC  Bank    Allied Bank Capital    NC  Thrift        69.60   188.62    188.62    20.72
United Carolina Bncs   NC  Bank    Seaboard Svgs Bk SSB   NC  Thrift         9.60   160.35    160.35    42.67
First Union Corp       NC  Bank    RS Financial Corp      NC  Thrift       106.60   145.27    150.87    19.07
Triangle Bancorp       NC  Bank    Village Bank           NC   Bank         11.10   236.45    236.45    29.08

Maximum                                                                    106.60   329.94    334.68    42.67
Minimum                                                                      9.60   145.27    150.87    18.57
Average                                                                     46.43   227.22    228.87    24.85
Median                                                                      37.80   236.45    236.45    20.72

FERGUSON & CO., LLP                                            Section IV.
- -------------------                                            -----------


                                               Table IV.3 - Recent Conversions
                                                  Since September 30, 1995


                                                                                                             Price/       Price/
                                                                   Conversion      Gross       Offering     Pro-Forma    Pro-Forma
                                                                     Assets       Proceeds       Price      Book Value    Earnings
Ticker      Short Name                      State   IPO Date         ($000)        ($000)         ($)          (%)          (x)

DFIN       Damen Financial Corp.             IL     10/02/95        191,500        39,675        10.00        73.00        36.80
FDEF       First Defiance Financial          OH     10/02/95             NA            NA           NA           NA           NA
SFIN       Statewide Financial Corp.         NJ     10/02/95        475,168        52,698        10.00        76.40         9.40
HFFB       Harrodsburg First Fin Bancorp     KY     10/04/95         92,715        21,821        10.00        73.70        14.00
KFBI       Klamath First Bancorp             OR     10/05/95        455,111       122,331        10.00        75.50        13.40
SRN        Southern Banc Company, Inc        AL     10/05/95        100,564        14,548        10.00        66.10        30.10
TPNZ       Tappan Zee Financial, Inc.        NY     10/05/95         91,149        16,201        10.00        74.00        12.30
CSBF       CSB Financial Group, Inc.         IL     10/09/95         34,431         8,280         8.00        66.50        14.30
BFD        BostonFed Bancorp, Inc.           MA     10/24/95        592,027        65,896        10.00        74.50        93.40
ITLA       Imperial Thrift and Loan          CA     10/24/95             NA            NA           NA           NA           NA
ANBK       American National Bancorp         MD     10/31/95             NA            NA           NA           NA           NA
FWWB       First SB of Washington Bancorp    WA     11/01/95        491,368       109,106        10.00        73.10        13.70
FFIC       Flushing Financial Corp           NY     11/21/95        604,230        99,188        11.50        73.20        35.80
PBIX       Patriot Bank Corp.                PA     12/04/95        229,300        37,691        10.00        71.00        18.00
PDB        Piedmont Bancorp, Inc.            NC     12/08/95         95,094        26,450        10.00        71.50        14.10
AHCI       Ambanc Holding Co., Inc.          NY     12/27/95        344,856        54,223        10.00        72.00        22.10
JOAC       Joachim Bancorp, Inc.             MO     12/28/95         30,711         7,604        10.00        72.00        18.80
CBSB       Charter Financial, Inc.           IL     12/29/95             NA            NA           NA           NA           NA
CLAS       Classic Bancshares, Inc.          KY     12/29/95         60,911        13,225        10.00        69.30        17.20
HFNC       HFNC Financial Corp.              NC     12/29/95        591,319       171,925        10.00        71.20        15.80
PEEK       Peekskill Financial Corp.         NY     12/29/95        155,716        40,998        10.00        70.80        14.10
FFBA       First Colorado Bancorp, Inc.      CO     01/02/96             NA            NA           NA           NA           NA
LFBI       Little Falls Bancorp, Inc.        NJ     01/05/96        196,394        30,418        10.00        71.40        31.90
BYFC       Broadway Financial Corp.          CA     01/09/96        102,512         8,927        10.00        68.50        13.30
FFOH       Fidelity Financial of Ohio        OH     03/04/96             NA            NA           NA           NA           NA
FFFD       North Central Bancshares, Inc.    IA     03/21/96             NA            NA           NA           NA           NA
CFTP       Community Federal Bancorp         MS     03/26/96        162,042        46,288        10.00        71.40        14.00
GAF        GA Financial, Inc.                PA     03/26/96        476,259        89,000        10.00        70.50        13.80
FCB        Falmouth Co-Operative Bank        MA     03/28/96         73,735        14,548        10.00        68.70        19.90
CRZY       Crazy Woman Creek Bancorp         WY     03/29/96         37,510        10,580        10.00        69.70        16.40
PFFB       PFF Bancorp, Inc.                 CA     03/29/96      1,899,412       198,375        10.00        69.00        26.60
AMFC       AMB Financial Corp.               IN     04/01/96         68,851        11,241        10.00        70.80        18.20
FBER       1st Bergen Bancorp                NJ     04/01/96        223,167        31,740        10.00        74.80        21.70
JXVL       Jacksonville Bancorp, Inc.        TX     04/01/96             NA            NA           NA           NA           NA
LONF       London Financial Corporation      OH     04/01/96         34,152         5,290        10.00        68.50        22.40


                                                                        Price/      Current    Current     Current
                                                                       Adjusted       Stock     Price/    Price/Tang
                                                                        Assets        Price   Book Value  Book Value
Ticker     Short Name                       State   IPO Date              (%)          ($)        (%)        (%)

DFIN       Damen Financial Corp.             IL     10/02/95                17.20      11.50     79.86      79.86
FDEF       First Defiance Financial          OH     10/02/95                   NA      10.75     88.40      88.40
SFIN       Statewide Financial Corp.         NJ     10/02/95                10.00      12.38     90.20      90.46
HFFB       Harrodsburg First Fin Bancorp     KY     10/04/95                19.10      13.88     89.57      89.57
KFBI       Klamath First Bancorp             OR     10/05/95                21.20      13.75     92.72      92.72
SRN        Southern Banc Company, Inc        AL     10/05/95                12.60      12.50     80.54      81.43
TPNZ       Tappan Zee Financial, Inc.        NY     10/05/95                15.10      12.00     86.39      86.39
CSBF       CSB Financial Group, Inc.         IL     10/09/95                19.40       9.13     74.19      74.19
BFD        BostonFed Bancorp, Inc.           MA     10/24/95                10.00      12.38     83.73      83.73
ITLA       Imperial Thrift and Loan          CA     10/24/95                   NA      14.38    145.94     145.94
ANBK       American National Bancorp         MD     10/31/95                   NA      10.13     78.55      78.55
FWWB       First SB of Washington Bancorp    WA     11/01/95                18.20      15.13     99.18      99.18
FFIC       Flushing Financial Corp           NY     11/21/95                14.10      15.75     98.13      98.13
PBIX       Patriot Bank Corp.                PA     12/04/95                14.10      13.00     84.03      84.03
PDB        Piedmont Bancorp, Inc.            NC     12/08/95                21.80      13.50     96.09      96.09
AHCI       Ambanc Holding Co., Inc.          NY     12/27/95                13.60       9.50     67.76      67.76
JOAC       Joachim Bancorp, Inc.             MO     12/28/95                19.80      12.50     88.78      88.78
CBSB       Charter Financial, Inc.           IL     12/29/95                   NA      11.63     90.26      92.78
CLAS       Classic Bancshares, Inc.          KY     12/29/95                17.80      11.25     76.22      76.22
HFNC       HFNC Financial Corp.              NC     12/29/95                22.50      14.00     98.87      98.87
PEEK       Peekskill Financial Corp.         NY     12/29/95                20.80      11.56     80.73      80.73
FFBA       First Colorado Bancorp, Inc.      CO     01/02/96                   NA      12.13    100.87     102.15
LFBI       Little Falls Bancorp, Inc.        NJ     01/05/96                13.40      11.00     77.14      83.91
BYFC       Broadway Financial Corp.          CA     01/09/96                 8.00      10.38        NA         NA
FFOH       Fidelity Financial of Ohio        OH     03/04/96                   NA      10.00     80.19      80.19
FFFD       North Central Bancshares, Inc.    IA     03/21/96                   NA      10.63        NA         NA
CFTP       Community Federal Bancorp         MS     03/26/96                22.20      12.75        NA         NA
GAF        GA Financial, Inc.                PA     03/26/96                15.70      11.13     77.58      77.58
FCB        Falmouth Co-Operative Bank        MA     03/28/96                16.50      10.75        NA         NA
CRZY       Crazy Woman Creek Bancorp         WY     03/29/96                22.00      10.50        NA         NA
PFFB       PFF Bancorp, Inc.                 CA     03/29/96                 9.50      11.50        NA         NA
AMFC       AMB Financial Corp.               IN     04/01/96                14.00      10.63        NA         NA
FBER       1st Bergen Bancorp                NJ     04/01/96                12.50       9.63        NA         NA
JXVL       Jacksonville Bancorp, Inc.        TX     04/01/96                   NA      10.00        NA         NA
LONF       London Financial Corporation      OH     04/01/96                13.40      10.13        NA         NA

FERGUSON & CO., LLP                                            Section IV.
- -------------------                                            -----------

                                                                                                                      Price/
                                                                           Conversion      Gross        Offering     Pro-Forma
                                                                             Assets       Proceeds        Price     Book Value
Ticker      Short Name                            State       IPO  Date      ($000)        ($000)          ($)           (%)
PHFC        Pittsburgh Home Financial Corp         PA         04/01/96      157,570        21,821         10.00        72.80
SSB         Scotland Bancorp, Inc                  NC         04/01/96       57,718        18,400         10.00        74.80
SSM         Stone Street Bancorp, Inc.             NC         04/01/96       84,996        27,376         15.00        74.90
WHGB        WHG Bancshares Corp.                   MD         04/01/96       85,027        16,201         10.00        71.10
GSFC        Green Street Financial Corp.           NC         04/04/96      151,028        42,981         10.00        71.00
CATB        Catskill Financial Corp                NY         04/18/96      230,102        56,868         10.00        71.90
YFCB        Yonkers Financial Corporation          NY         04/18/96      208,283        35,708         10.00        74.90
RELI        Reliance Bancshares, Inc.              WI         04/19/96       32,260        20,499          8.00        72.50

Maximum                                                                   1,899,412       198,375         15.00        76.40
Minimum                                                                      30,711         5,290          8.00        66.10
Average                                                                     254,777        45,375         10.07        71.74
Median                                                                      155,716        30,418         10.00        71.50

                                                                            Price/      Price/    Current   Current    Current
                                                                          Pro-Forma    Adjusted    Stock    Price/    Price/Tang
                                                                           Earnings     Assets     Price   Book Value  Book Value
Ticker      Short Name                       State       IPO  Date           (x)        (%)        ($)         (%)        (%)
PHFC        Pittsburgh Home Financial Corp    PA         04/01/96           17.50      12.20      10.69        NA         NA
SSB         Scotland Bancorp, Inc             NC         04/01/96           16.20      24.20      11.75        NA         NA
SSM         Stone Street Bancorp, Inc.        NC         04/01/96           19.70      24.40      17.50        NA         NA
WHGB        WHG Bancshares Corp.              MD         04/01/96           15.50      16.00      11.38        NA         NA
GSFC        Green Street Financial Corp.      NC         04/04/96           14.80      22.20      12.25        NA         NA
CATB        Catskill Financial Corp           NY         04/18/96           19.00      19.80      10.63        NA         NA
YFCB        Yonkers Financial Corporation     NY         04/18/96           16.10      14.60      10.00        NA         NA
RELI        Reliance Bancshares, Inc.         WI         04/19/96           22.50      38.90       8.38        NA         NA

Maximum                                                                     93.40      38.90      17.50    145.94     145.94
Minimum                                                                      9.40       8.00       8.38     67.76      67.76
Average                                                                     20.94      17.34      11.73     88.24      88.71
Median                                                                      17.20      16.50      11.50     86.39      86.39

FERGUSON & CO., LLP                                            Section IV.
- -------------------                                            -----------


                              Price One     Price One    Price One    % Increase    % Increase    % Increase   % Increase
                              Day After     Week After   Month After  Day After     Week After    Month After      To
                              Conversion    Conversion   Conversion   Conversion    Conversion    Conversion      Date
Ticker                           ($)           ($)          ($)          (%)           (%)           (%)           (%)
DFIN                                11.50        11.38        11.75        15.00         13.75         17.50        15.00
FDEF                                10.44        10.31        10.00          N/A           N/A           N/A          N/A
SFIN                                13.25        13.13        12.63        32.50         31.25         26.25        23.75
HFFB                                12.50        12.38        13.13        25.00         23.75         31.25        38.75
KFBI                                12.50        12.88        12.88        25.00         28.75         28.75        37.50
SRN                                 12.38        12.50        12.50        23.75         25.00         25.00        25.00
TPNZ                                11.63        11.50        12.00        16.25         15.00         20.00        20.00
CSBF                                 9.00         9.25         9.13        12.50         15.63         14.06        14.06
BFD                                 12.00        12.00        11.75        20.00         20.00         17.50        23.75
ITLA                                11.38        11.50        12.00          N/A           N/A           N/A          N/A
ANBK                                 9.63         9.63         9.63          N/A           N/A           N/A          N/A
FWWB                                12.44        12.69        13.13        24.40         26.90         31.25        51.25
FFIC                                14.22        14.13        14.25        23.64         22.83         23.91        36.96
PBIX                                12.75        12.75        12.88        27.50         27.50         28.75        30.00
PDB                                    NA        12.88        12.50          N/A         28.75         25.00        35.00
AHCI                                10.00        10.31         9.88            0          3.10         (1.25)       (5.00)
JOAC                                13.50        13.00        12.50        35.00         30.00         25.00        25.00
CBSB                                10.81        10.88        11.38          N/A           N/A           N/A          N/A
CLAS                                11.75        11.75        11.50        17.50         17.50         15.00        12.50
HFNC                                13.13        13.38        13.25        31.25         33.75         32.50        40.00
PEEK                                12.13        11.75        11.25        21.25         17.50         12.50        15.60
FFBA                                11.44        11.63        12.00          N/A           N/A           N/A          N/A
LFBI                                11.31        11.38        11.00        13.13         13.75         10.00        10.00
BYFC                                10.38        10.25        10.25         3.75          2.50          2.50         3.75
FFOH                                10.50        10.00        10.13          N/A           N/A           N/A          N/A
FFFD                                10.88        10.69        10.44          N/A           N/A           N/A          N/A
CFTP                                12.63        12.88        12.63        26.25         28.75         26.25        27.50
GAF                                 11.38        11.50        11.00        13.75         15.00         10.00        11.25
FCB                                 10.75        11.25        10.75         7.50         12.50          7.50         7.50
CRZY                                   NA        10.75        10.50          N/A          7.50          5.00         5.00
PFFB                                11.38        11.63        11.63        13.75         16.25         16.25        15.00
AMFC                                10.50        10.50        10.63         5.00          5.00          6.25         6.25
FBER                                10.00         9.50         9.63            -         (5.00)        (3.75)       (3.75)
JXVL                                11.11         9.63        10.00          N/A           N/A           N/A          N/A
LONF                                10.81        10.63        10.13         8.12          6.25          1.25         1.25
PHFC                                11.00        11.00        10.69        10.00         10.00          6.90         6.90
SSB                                 12.25        12.50        11.75        22.50         25.00         17.50        17.50

FERGUSON & CO., LLP                                            Section IV.
- -------------------                                            -----------


                              Price One     Price One    Price One    % Increase    % Increase    % Increase   % Increase
                              Day After     Week After   Month After  Day After     Week After    Month After      To
                              Conversion    Conversion   Conversion   Conversion    Conversion    Conversion      Date
Ticker                           ($)           ($)          ($)          (%)           (%)           (%)           (%)
SSM                                 17.50        18.00        17.50        16.67         20.00         16.67        16.67
WHGB                                11.13        11.06        11.38        11.25         10.60         13.75        13.75
GSFC                                12.88        12.25        12.25        28.75         22.50         22.50        22.50
CATB                                10.38        10.63           NA         3.75          6.25           N/A         6.25
YFCB                                 9.75        10.13           NA        (2.50)         1.25           N/A            -
RELI                                 8.38         8.25           NA         4.69          3.13           N/A         4.69

Maximum                             17.50        18.00        17.50        35.00         33.75         32.50        51.25
Minimum                              8.38         8.25         9.13        (2.50)        (5.00)        (3.75)       (5.00)
Average                             11.54        11.53        11.60        16.27         16.63         16.61        17.46
Median                              11.38        11.50        11.56        16.25         16.25         17.08        15.00

                                   EXHIBITS

                                   EXHIBIT I

FERGUSON & CO., LLP
- -------------------
                Exhibit I - Ferguson & Co., LLP Qualifications


     Ferguson & Co., LLP (F&C), is a financial, economic, and regulatory consulting firm providing services to financial institutions. It is located in Irving, Texas. Its services to financial institutions include:

 .    Mergers and acquisition services

 .    Business plans

 .    Fairness opinions and conversion appraisals

 .    Litigation support

 .    Operational and efficiency consulting

 .    Human resources evaluation and management

     F&C developed several financial institution databases of information derived from periodic financial reports filed with regulatory authorities by financial institutions. For example, F&C developed TAFS and BankSource. TAFS includes thrifts filing TFR's with the OTS and BankSource includes banks and savings banks filing call reports with the FDIC. Both databases of information include information from the periodic reports plus numerous calculations derived from F&Cs analysis. In addition, both databases are interactive, permitting the user to conduct merger analysis, do peer group comparisons, and a number of other items. F&C recently sold its electronic publishing segment to Sheshunoff Information Services Inc., Austin, Texas.

     Brief biographical information is presented below on F&C's principals:


WILLIAM C. FERGUSON, MANAGING PARTNER
- -------------------------------------

Mr. Ferguson has approximately 30 years of experience providing various services to financial institutions. He was a partner in a CPA firm prior to founding F&C in 1984. Mr. Ferguson is a frequent speaker for financial institution seminars and he has testified before Congressional Committees several times on his analysis of the state of the thrift industry. Mr. Ferguson has a B.A. degree from Austin Peay University and an M.S. degree from the University of Tennessee. He is a CPA.

FERGUSON & CO., LLP
- -------------------
          Exhibit I - Ferguson & Co., LLP Qualifications

CHARLES M. HEBERT, PRINCIPAL
- ----------------------------

Mr. Hebert has over 30 years of experience providing services to and managing financial institutions. He spent 7 years as a national bank examiner, 14 years in bank management, 5 years in thrift management, and has spent the last 7 years on the F&C consulting staff. Mr. Hebert holds a B.S. degree from Louisiana State University.

ROBIN L. FUSSELL, PRINCIPAL
- ---------------------------

Mr. Fussell has over 25 years of experience providing professional services to and managing financial institutions. He worked on the audit staff of a "Big Six" accounting firm for 12 years, served as CFO of a thrift for 3 years, and has worked in financial institution consulting for the last 12 years. He is a co-founder of F&C. He holds a B.S. degree from East Carolina University. He is a CPA.

                                  EXHIBIT II

FERGUSON & CO., LLP
- -------------------
                    Exhibit II.1 - Southeast Region Thrifts

                                                                             Deposit
                                                                            Insurance
                                                                             Agency

Ticker Short Name                     City             State     Region     (BIF/SAIF)        Exchange        IPO Date

AMFB   American Federal Bank          Greenville        SC         SE          SAIF            NASDAQ         01/19/89
BANC   BankAtlantic Bancorp, Inc.     Fort Lauderdale   FL         SE          SAIF            NASDAQ         11/29/83
BFSB   Bedford Bancshares, Inc.       Bedford           VA         SE          SAIF            NASDAQ         08/22/94
BKUNA  BankUnited Financial Corp.     Coral Gables      FL         SE          SAIF            NASDAQ         12/11/85
CCFH   CCF Holding Company            Jonesboro         GA         SE          SAIF            NASDAQ         07/12/95
CFCP   Coastal Financial Corp.        Myrtle Beach      SC         SE          SAIF            NASDAQ         09/26/90
CFFC   Community Financial Corp.      Staunton          VA         SE          SAIF            NASDAQ         03/30/88
CFTP   Community Federal Bancorp      Tupelo            MS         SE          SAIF            NASDAQ         03/26/96
CMSV   Community Savings, MHC         North Palm Beach  FL         SE          SAIF            NASDAQ         10/24/94
CNIT   CENIT Bancorp, Inc.            Norfolk           VA         SE          SAIF            NASDAQ         08/06/92
COOP   Cooperative Bankshares, Inc.   Wilmington        NC         SE          SAIF            NASDAQ         08/21/91
COSB   CSB Financial Corporation      Lynchburg         VA         SE          SAIF            NASDAQ         09/28/93
EBCI   Eagle Bancorp, Inc.            Charleston        WV         SE          SAIF            NASDAQ         07/18/88
EBSI   Eagle Bancshares               Tucker            GA         SE          SAIF            NASDAQ         04/01/86
ESX    Essex Bancorp, Inc.            Virginia Beach    VA         SE          SAIF            AMSE                 NA
FFBS   FFBS BanCorp, Inc.             Columbus          MS         SE          SAIF            NASDAQ         07/01/93
FFCH   First Financial Holdings Inc.  Charleston        SC         SE          SAIF            NASDAQ         11/10/83
FFFC   FFVA Financial Corp.           Lynchburg         VA         SE          SAIF            NASDAQ         10/12/94
FFFG   F.F.O. Financial Group, Inc.   St. Cloud         FL         SE          SAIF            NASDAQ         10/13/88
FFFL   Fidelity FSB of Florida, MHC   West Palm Beach   FL         SE          SAIF            NASDAQ         01/07/94
FFLC   FFLC Bancorp, Inc.             Leesburg          FL         SE          SAIF            NASDAQ         01/04/94
FFML   First Family Financial Corp.   Eustis            FL         SE          SAIF            NASDAQ         10/22/92
FFPB   First Palm Beach Bancorp, Inc. West Palm Beach   FL         SE          SAIF            NASDAQ         09/29/93
FFPC   Florida First Bancorp, Inc.    Panama City       FL         SE          SAIF            NASDAQ         11/06/86
FFRV   Fidelity Financial Bankshares  Richmond          VA         SE          SAIF            NASDAQ         05/01/86
FGHC   First Georgia Holding, Inc.    Brunswick         GA         SE          SAIF            NASDAQ         02/11/87
FLAG   FLAG Financial Corp.           LaGrange          GA         SE          SAIF            NASDAQ         12/11/86
FLFC   First Liberty Financial Corp.  Macon             GA         SE          SAIF            NASDAQ         12/06/83
FOBC   Fed One Bancorp                Wheeling          WV         SE          SAIF            NASDAQ         01/19/95
FPRY   First Financial Bancorp        Tallahassee       FL         SE          SAIF            NASDAQ         03/29/88
FSFC   First Southeast Financial Corp Anderson          SC         SE          SAIF            NASDAQ         10/08/93
FTF    Texarkana First Financial Corp Texarkana         AR         SE          SAIF            AMSE           07/07/95
GSFC   Green Street Financial Corp.   Fayetteville      NC         SE          SAIF            NASDAQ         04/04/96
GSLC   Guaranty Financial Corp.       Charlottesville   VA         SE          SAIF            NASDAQ               NA
HARB   Harbor Federal Savings Bk, MHC Fort Pierce       FL         SE          SAIF            NASDAQ         01/06/94
HFNC   HFNC Financial Corp.           Charlotte         NC         SE          SAIF            NASDAQ         12/29/95

                                              Current           Current                        Current
                                               Stock             Market          Price/         Price/
                                               Price             Value        LTM Core EPS    Book Value

Ticker Short Name                              ($)               ($M)            (x)               (%)

AMFB   American Federal Bank                   15.750            171.73           9.91             160.71
BANC   BankAtlantic Bancorp, Inc.              15.750            184.95          12.30             138.40
BFSB   Bedford Bancshares, Inc.                17.375             20.43          13.90             103.05
BKUNA  BankUnited Financial Corp.               7.750             42.10             NM              73.11
CCFH   CCF Holding Company                     12.125             13.71             NA              78.94
CFCP   Coastal Financial Corp.                 21.000             56.90          16.28             218.07
CFFC   Community Financial Corp.               21.000             26.66          12.80             123.60
CFTP   Community Federal Bancorp               12.750             59.02             NA                 NA
CMSV   Community Savings, MHC                  15.000             72.83          18.07              97.66
CNIT   CENIT Bancorp, Inc.                     34.625             55.62          19.45             118.30
COOP   Cooperative Bankshares, Inc.            18.000             26.85          32.14              92.31
COSB   CSB Financial Corporation               20.750             54.82          27.30             116.31
EBCI   Eagle Bancorp, Inc.                     32.000             87.34          21.33             181.92
EBSI   Eagle Bancshares                        14.750             45.98           9.97             123.85
ESX    Essex Bancorp, Inc.                      3.250              3.41             NM              15.09
FFBS   FFBS BanCorp, Inc.                      19.500             30.67          18.22             118.69
FFCH   First Financial Holdings Inc.           20.250            128.19          13.06             135.18
FFFC   FFVA Financial Corp.                    31.250             89.12          14.27              94.21
FFFG   F.F.O. Financial Group, Inc.             2.625             22.13          15.44             117.19
FFFL   Fidelity FSB of Florida, MHC            13.500             90.69          18.49             109.67
FFLC   FFLC Bancorp, Inc.                      17.750             46.83          15.43              83.49
FFML   First Family Financial Corp.            21.750             11.85          15.65             137.92
FFPB   First Palm Beach Bancorp, Inc.          21.500            111.38          14.14             101.37
FFPC   Florida First Bancorp, Inc.              8.500             28.68          12.32             136.22
FFRV   Fidelity Financial Bankshares           13.250             30.17           9.81             112.48
FGHC   First Georgia Holding, Inc.              7.000             14.01          12.73             143.74
FLAG   FLAG Financial Corp.                    13.500             25.87          15.34             141.66
FLFC   First Liberty Financial Corp.           21.750             86.40          13.26             131.90
FOBC   Fed One Bancorp                         15.125             37.65          12.50              91.50
FPRY   First Financial Bancorp                 20.625             17.84          15.51             118.06
FSFC   First Southeast Financial Corp          18.750             76.89          23.44             109.01
FTF    Texarkana First Financial Corp          15.375             30.50             NA              91.14
GSFC   Green Street Financial Corp.            12.250             52.65             NA                 NA
GSLC   Guaranty Financial Corp.                 7.750              7.12          13.14             112.65
HARB   Harbor Federal Savings Bk, MHC          28.750            141.60          13.37             171.33

Source: SNL and F&C calculations.        1

FERGUSON & CO., LLP                        Exhibit II.1-Southeast Region Thrifts

                                                                                                                             Current
                                                                   Deposit                       Current  Current             Price/
                                                                  Insurance                       Stock   Market   Price/LTM   Book
                                                                   Agency                         Price    Value    Core EPS  Value

Ticker  Short Name                     City          State Region (BIF/SAIF) Exchange IPO Date     ($)     ($M)      (x)       (%)

HOFL    Home Financial Corp.           Hollywood       FL    SE     SAIF      NASDAQ  10/25/94    13.875   343.69   16.32    104.17
KSAV    KS Bancorp, Inc.               Kenly           NC    SE     SAIF      NASDAQ  12/30/93    17.250    11.44   12.32     83.94
LFCT    Leader Financial Corp.         Memphis         TN    SE     SAIF      NASDAQ  09/30/93    44.000   436.65   11.43    171.14
LIFB    Life Bancorp, Inc.             Norfolk         VA    SE     SAIF      NASDAQ  10/11/94    14.250   148.24   15.00     96.68
MGNL    Magna Bancorp, Inc.            Hattiesburg     MS    SE     SAIF      NASDAQ  03/13/91    36.250   252.27   12.95    200.06
NFSL    Newnan Savings Bank, FSB       Newnan          GA    SE     SAIF      NASDAQ  03/01/86    18.000    26.04    9.78    139.97
PALM    Palfed, Inc.                   Aiken           SC    SE     SAIF      NASDAQ  12/15/85    12.810    65.35   17.55    126.96
PDB     Piedmont Bancorp, Inc.         Hillsborough    NC    SE     SAIF       AMSE   12/08/95    13.500    35.71       NA    96.09
PFSL    Pocahontas FS&LA, MHC          Pocahontas      AR    SE     SAIF      NASDAQ  04/05/94    15.000    24.15   12.10    109.97
PLE     Pinnacle Bank                  Jasper          AL    SE     SAIF       AMSE   12/17/86    16.375    14.57   10.70     97.24
SCCB    S. Carolina Community Bancshrs Winnsboro       SC    SE     SAIF      NASDAQ  07/07/94    16.500    12.87   18.33     98.80
SCSL    Suncoast Savings and Loan      Hollywood       FL    SE     SAIF      NASDAQ  07/30/85     6.310    12.56       NA    93.76
SOPN    First Savings Bancorp, Inc.    Southern Pines  NC    SE     SAIF      NASDAQ  01/06/94    19.125    71.60   19.72    106.61
SRN     Southern Banc Company, Inc     Gadsden         AL    SE     SAIF       AMSE   10/05/95    12.500    18.18       NA    80.54
SSB     Scotland Bancorp, Inc          Laurinburg      NC    SE     SAIF       AMSE   04/01/96    11.750    21.62       NA        NA
SSM     Stone Street Bancorp, Inc.     Mocksville      NC    SE     SAIF       AMSE   04/01/96    17.500    31.94       NA        NA
SZB     SouthFirst Bancshares, Inc.    Sylacauga       AL    SE     SAIF       AMSE   02/14/95    12.375    10.68       NA    70.96
TWIN    Twin City Bancorp              Bristol         TN    SE     SAIF      NASDAQ  01/04/95    16.000    14.37   14.55    101.98
UFRM    United Federal Savings Bank    Rocky Mount     NC    SE     SAIF      NASDAQ  07/01/80     7.875    24.14   10.79    116.49
VABF    Virginia Beach Fed. Financial  Virginia Beach  VA    SE     SAIF      NASDAQ  11/01/80     8.250    40.94       NM    99.64
VAFD    Valley Federal Savings Bank    Sheffield       AL    SE     SAIF      NASDAQ  10/15/87    33.000    12.02   26.61    120.04
VFFC    Virginia First Financial       Petersburg      VA    SE     SAIF      NASDAQ  01/01/78    11.625    65.28    9.85    118.50
WFSB    1st Washington Bancorp Inc.    Herndon         VA    SE     SAIF      NASDAQ  05/14/87     7.840    77.48   26.13    164.36

Maximum                                                                                           44.000  436.650  32.140   218.070
Minimum                                                                                            2.625    3.410   9.780    15.090
Average                                                                                           16.756   68.052  15.638   116.282
Median                                                                                            15.375   37.650  14.270   112.480

Source:  SNL and F&C calculations.

FERGUSON & CO., LLP
- -------------------
                    Exhibit 11.1 - Southeast Region Thrifts



             Current                                                                Return on
             Price/                                              Tangible           Ave Assets   ROACE
              Tang              Current      Total    Equity/    Equity/     Core     Before     Before
              Book    Price/   Dividend     Assets     Assets  Tang Assets   EPS      Extra      Extra    Merger    Current
              Value   Assets    Yield       ($000)      (%)        (%)       ($)       (%)        (%)     Target?   Pricing
Ticker         (%)     (%)        (%)      Mst RctQ   Mst RctQ   Mst RctQ    LTM       LTM        LTM      (Y/N)     Date
AMFB         174.61    12.76     2.540    1,345,884     8.16        7.56     1.59       1.41      17.81      N       04/30/96
BANC         153.06     9.53     1.117    1,750,689     6.89        6.27     1.28       1.07      15.11      N       04/30/96
BFSB         103.05    17.65     2.072      117,596    16.10       16.10     1.25       1.26       7.56      N       04/30/96
BKUNA         73.11     2.55     0.000      638,434     7.33        7.33    (0.51)      1.14      23.32      N       04/30/96
CCFH          78.94    17.05     3.299       79,578    21.60       21.60       NA       0.86         NA      N       04/30/96
CFCP         218.07    13.32     2.381      428,352     6.11        6.11     1.29       0.95      15.65      N       04/30/96
CFFC         123.60    16.90     2.476      157,766    13.68       13.68     1.64       1.34      10.20      N       04/30/96
CFTP             NA       NA     0.000      162,042    14.46       14.46       NA       1.28         NA      N       04/30/96
CMSV          97.66    12.41     4.667      587,064    12.71       12.71     0.83       0.82       6.32      N       04/30/96
CNIT         122.96     8.64     2.310      639,812     7.30        7.05     1.78       0.41       5.56      N       04/30/96
COOP         105.39     8.61     0.000      311,843     9.33        8.27     0.56       0.32       3.62      N       04/30/96
COSB         121.56    16.67     1.928      328,880    14.33       13.80     0.76       0.68       4.73      Y       04/30/96
EBCI         181.92    22.12     1.750      394,787    12.16       12.16     1.50       1.24      10.71      Y       04/18/96
EBSI         123.85     8.24     3.525      558,315     6.65        6.65     1.48       0.97      13.77      N       04/30/96
ESX           24.31     1.01     0.000      338,724     6.68        4.26    (3.35)     (1.33)    (36.37)     N       04/30/96
FFBS         118.69    24.82     2.051      123,553    19.56       19.56     1.07       1.32       6.50      N       04/30/96
FFCH         135.54     9.03     3.160    1,416,608     6.68        6.66     1.55       0.72      10.75      N       04/30/96
FFFC          96.09    17.92     2.560      497,290    17.71       17.42     2.19       1.35       7.44      N       04/30/96
FFFG         117.19     7.34     0.000      301,485     6.23        6.23     0.17       0.64       9.17      N       04/30/96
FFFL         111.11    11.63     4.444      779,620    10.42       10.30     0.73       0.65       6.22      N       04/30/96
FFLC          83.49    14.17     2.254      330,514    16.97       16.97     1.15       0.94       5.43      N       04/30/96
FFML         137.92     7.73     0.736      153,250     5.61        5.61     1.39       0.82      16.16      N       04/30/96
FFPB         104.02     8.40     1.860    1,378,589     8.29        8.10     1.52       0.64       7.44      N       04/30/96
FFPC         136.22     9.43     2.824      304,040     6.93        6.93     0.69       0.86      12.90      N       04/30/96
FFRV         112.57     9.60     1.208      314,413     8.54        8.53     1.35       1.00      11.99      N       04/30/96
FGHC         163.55    10.27     0.000      135,582     8.30        7.36     0.55       0.89      11.09      N       04/30/96
FLAG         141.66    11.14     2.222      232,105     8.92        8.92     0.88       0.87       9.78      N       04/30/96
FLFC         158.64     9.32     2.391      927,108     7.88        6.77     1.64       1.02      14.49      N       04/30/96
FOBC          96.65    11.09     3.570      339,562    12.12       11.55     1.21       1.00       7.74      N       04/30/96
FPRY         118.06     7.70     2.909      231,649     6.53        6.53     1.33       0.64       9.93      Y       04/30/96
FSFC         109.01    21.39     2.560      359,481    19.62       19.62     0.80       0.90       4.59      N       04/30/96
FTF           91.14    18.85     2.927      161,785    20.69       20.69       NA       1.55         NA      N       04/30/96
GSFC             NA       NA     0.000      151,028    14.72       14.72       NA       1.21         NA      N       04/30/96
GSLC         112.65     7.38     0.000       96,577     6.55        6.55     0.59       0.57       9.97      N       04/30/96
HARB         171.33    15.18     4.174      932,858     8.86        8.86     2.15       1.19      13.70      N       04/30/96
HFNC          98.87    25.98     0.000      926,259    26.29       26.29       NA         NA         NA      N       04/30/96


Source: SNL and F&C calculations
                                       3

FERGUSON & CO., LLP                  Exhibit II.1 - Southeast Region Thrifts
- -------------------

                                                                Tangible            Return on     ROACE
          Current            Current      Total       Equity/   Equity/     Core    Avg Assets   Before
        Price/ Tang  Price/ Dividend      Assets      Assets  Tang Assets   EPS    Before Extra   Extra   Merger  Current
         Book Value  Assets   Yield       ($000)        (%)       (%)       ($)        (%)         (%)   Target?  Pricing
Ticker      (%)       (%)      (%)       Mst RctQ    Mst RctQ   Mst RctQ    LTM        LTM         LTM    (Y/N)     Date
HOFL         104.17   28.00    5.766       1,227,371    25.52       25.52    0.85          1.70     6.60    N    04/30/96
KSAV          84.02   12.73    3.478          89,871    15.16       15.15    1.40          1.14     6.85    N    04/30/96
LFCT         171.14   13.74    1.636       3,177,812     8.03        8.03    3.85          1.40    17.38    Y    04/30/96
LIFB             NA   12.31    3.088       1,204,577    12.73          NA    0.95          0.86     5.94    N    04/30/96
MGNL         212.98   19.54    1.655       1,290,780     9.77        9.23    2.80          1.80    18.27    N    04/30/96
NFSL         140.85   16.21    2.222         160,656    11.58       11.51    1.84          1.89    17.69    N    04/30/96
PALM         133.86   10.12    0.625         646,024     7.97        7.59    0.73          0.64     8.54    N    04/30/96
PDB           96.09   29.15    2.963         122,482    30.35       30.35      NA          1.25       NA    N    04/30/96
PFSL         109.97    6.54    5.067         369,379     5.95        5.95    1.24          0.56     9.45    N    04/30/96
PLE          100.96    7.50    4.397         194,311     7.71        7.45    1.53          0.77    10.29    N    04/30/96
SCCB          98.80   29.30    3.636          43,939    29.65       29.65    0.90          1.50     4.95    N    04/30/96
SCSL          94.18    3.37    0.000         372,140     6.89        6.87      NA          0.34     3.35    N    04/30/96
SOPN         106.61   27.94    3.137         256,294    26.21       26.21    0.97          1.48     5.68    N    04/30/96
SRN           81.43   16.42    2.800         110,757    20.38       20.20      NA            NA       NA    N    04/30/96
SSB              NA      NA    0.000          57,718    14.87       14.87      NA          1.25       NA    N    04/30/96
SSM              NA      NA    0.000          81,560    14.38       14.38      NA          1.40       NA    N    04/30/96
SZB           70.96   12.45    4.040          85,775    17.55       17.55      NA          0.74     4.52    N    04/30/96
TWIN         101.98   14.03    4.000         102,423    13.76       13.76    1.10          1.08     7.84    N    04/30/96
UFRM         116.49    9.78    2.540         246,918     8.39        8.39    0.73          1.00    12.75    N    04/30/96
VABF          99.64    6.55    1.939         624,964     6.58        6.58    0.01          0.23     3.99    N    04/30/96
VAFD         120.04    9.84    1.818         122,083     8.20        8.20    1.24          0.36     4.61    Y    04/30/96
VFFC         122.89    9.14    0.860         713,931     7.72        7.46    1.18          1.21    16.02    N    04/30/96
WFSB         164.36    9.67    1.531         801,329     5.89        5.89    0.30          0.67    11.99    Y    04/30/96

Maximum     218.070  29.300    5.766   3,177,812.000   30.350      30.350   3.850         1.890   23.320
Minimum      24.310   1.010    0.000      43,939.000    5.610       4.260  (3.350)       (1.330) (36.370)
Average     119.406  13.276    2.154     509,088.407   12.308      12.120   1.098         0.956    9.000
Median      112.610  11.630    2.254     328,880.000    9.330       8.890   1.195         0.970    9.310

Source:  SNL and F&C calculations

FERGUSON & CO., LLP                   Exhibit 11.1 - Southeast Region Thrifts
- -------------------

                                    Return on     ROACE
          NPAs/   Price/   Core     Avg Assets   Before
         Assets    Core     EPS    Before Extra   Extra
           (%)     EPS      ($)        (%)         (%)

Ticker  Mst RctQ   (x)   Mst RctQ    Mst RctQ   Mst RctQ
AMFB        0.71   10.64     0.37          1.33    16.19
BANC        1.28   17.12     0.23          0.93     9.27
BFSB        0.00   12.41     0.35          1.37     8.45
BKUNA       0.88   12.92     0.15          0.59     7.06
CCFH        0.45   18.95     0.16          0.92     4.27
CFCP        0.19   16.94     0.31          1.02    16.60
CFFC        0.27   12.50     0.42          1.37    10.20
CFTP        0.53      NA       NA          1.27       NA
CMSV        0.73   17.86     0.21          0.73     5.71
CNIT        0.43   26.23     0.33          0.20     2.80
COOP        0.18   40.91     0.11          0.23     2.48
COSB        0.32   28.82     0.18          0.57     4.04
EBCI        0.34   40.00     0.20          0.57     4.82
EBSI        0.49    8.38     0.44          1.06    15.74
ESX         3.27      NM    (0.66)        (0.40)   (6.01)
FFBS        0.43   17.41     0.28          1.43     7.13
FFCH        1.47   11.51     0.44          0.72    10.77
FFFC        0.52   12.81     0.61          1.32     7.43
FFFG        3.62   13.13     0.05          0.69    10.59
FFFL          NA   18.75     0.18          0.62     6.03
FFLC        0.08   14.31     0.31          0.99     5.82
FFML        0.57   12.95     0.42          1.29    23.78
FFPB        0.74   12.22     0.44          0.81     9.46
FFPC        0.82   10.12     0.21          0.99    14.47
FFRV        0.72   10.69     0.31          0.92    10.76
FGHC        1.42   14.58     0.12          0.79     9.24
FLAG        1.86   19.85     0.17          0.76     8.11
FLFC        1.80   12.36     0.44          1.03    14.03
FOBC        0.14   12.60     0.30          0.96     7.69
FPRY        0.11   20.63     0.25          0.54     8.28
FSFC          NA   22.32     0.21          0.92     4.66
FTF         0.22    9.86     0.39          1.80     8.78
GSFC        0.21      NA       NA            NA       NA
GSLC          NA   19.38     0.10          0.60     9.09
HARB        0.54   13.07     0.55          1.19    13.47
HFNC        1.38      NA       NA          0.55     2.59

Source: SNL and F&C calculations.

FERGUSON & CO., LLP               Exhibit II.1-Southeast Region Thrifts
- -------------------


                                    Return on     ROACE
          NPAs/   Price/   Core     Avg Assets   Before
         Assets    Core     EPS    Before Extra   Extra
           (%)     EPS      ($)        (%)         (%)

Ticker  Mst RctQ   (x)   Mst RctQ    Mst RctQ   Mst RctQ
HOFL        0.06   17.34     0.20          1.66     6.49
KSAV        0.73   11.98     0.36          1.12     7.02
LFCT          NA   10.19     1.08          1.46    18.26
LIFB          NA   14.25     0.25          0.90     6.58
MGNL          NA   12.08     0.75          1.58    15.73
NFSL        0.67   10.71     0.42          1.87    16.31
PALM        4.25   18.84     0.17          0.68     8.59
PDB         0.07      NA       NA          1.33     8.13
PFSL        0.20   12.10     0.31          0.56     9.43
PLE         0.27    9.52     0.43          0.87    11.32
SCCB          NA   27.50     0.15          1.00     3.34
SCSL        0.19      NM    (0.21)         0.72    13.48
SOPN        0.03   19.13     0.25          1.52     5.83
SRN         8.18      NA       NA          0.44     2.96
SSB         0.00      NA       NA            NA       NA
SSM         0.00      NA       NA            NA       NA
SZB         0.19   38.67     0.08          0.78     4.45
TWIN        0.42   12.90     0.31          1.18     8.38
UFRM        0.08    9.38     0.21          1.08    13.68
VABF        1.10   41.25     0.05          0.33     5.33
VAFD        0.61   26.61     0.31          0.41     5.11
VFFC        2.89   11.18     0.26          1.25    15.98
WFSB        1.23   32.67     0.06          0.70    12.10

Maximum    8.180  41.250    1.080         1.870   23.780
Minimum    0.000   8.380   (0.660)       (0.400)  (6.010)
Average    0.921  17.571    0.270         0.931    8.951
Median     0.505  13.690    0.255         0.920    8.380

Source:  SNL and F&C calculations.

FERGUSON & CO., LLP                 Exhibit 11.1a - Southeast Region Select
- -------------------


                                                                                       Deposit
                                                                                      Insurance
                                                                                       Agency
Ticker  Short Name                             City                   State   Region (BIF/SAIF) Exchange  IPO Date
AMFB    American Federal Bank                  Greenville               SC      SE      SAIF     NASDAQ  01/19/89
BANC    BankAtlantic Bancorp, Inc.             Fort Lauderdale          FL      SE      SAIF     NASDAQ  11/29/83
BFSB    Bedford Bancshares, Inc.               Bedford                  VA      SE      SAIF     NASDAQ  08/22/94
CFCP    Coastal Financial Corp.                Myrtle Beach             SC      SE      SAIF     NASDAQ  09/26/90
CFPC    Community Financial Corp.              Staunton                 VA      SE      SAIF     NASDAQ  03/30/88
CMSV    Community Savings, MHC                 North Palm Beach         FL      SE      SAIF     NASDAQ  10/24/94
CNIT    CENIT Bancorp, Inc.                    Norfolk                  VA      SE      SAIF     NASDAQ  08/06/92
EBSI    Eagle Bancshares                       Tucker                   GA      SE      SAIF     NASDAQ  04/01/86
FFBS    FFBS BanCorp, Inc.                     Columbus                 MS      SE      SAIF     NASDAQ  07/01/93
FFCH    First Financial Holdings Inc.          Charleston               SC      SE      SAIF     NASDAQ  11/10/83
FFFC    FFVA Financial Corp.                   Lynchburg                VA      SE      SAIF     NASDAQ  10/12/94
FFFG    F.F.O. Financial Group, Inc.           St. Cloud                FL      SE      SAIF     NASDAQ  10/13/88
FFFL    Fidelity FSB of Florida, MHC           West Palm Beach          FL      SE      SAIF     NASDAQ  01/07/94
FFLC    FFLC Bancorp, Inc.                     Leesburg                 FL      SE      SAIF     NASDAQ  01/04/94
FFML    First Family Financial Corp.           Eustis                   FL      SE      SAIF     NASDAQ  10/22/92
FFPB    First Palm Beach Bancorp, Inc.         West Palm Beach          FL      SE      SAIF     NASDAQ  09/29/93
FFPC    Florida First Bancorp, Inc.            Panama City              FL      SE      SAIF     NASDAQ  11/06/86
FFRV    Fidelity Financial Bankshares          Richmond                 VA      SE      SAIF     NASDAQ  05/01/86
FGHC    First Georgia Holding, Inc.            Brunswick                GA      SE      SAIF     NASDAQ  02/11/87
FLAG    FLAG Financial Corp.                   LaGrange                 GA      SE      SAIF     NASDAQ  12/11/86
FLFC    First Liberty Financial Corp.          Macon                    GA      SE      SAIF     NASDAQ  12/06/83
FOBC    Fed One Bancorp                        Wheeling                 WV      SE      SAIF     NASDAQ  01/19/95
FSFC    First Southeast Financial Corp.        Anderson                 SC      SE      SAIF     NASDAQ  10/08/93
GSLC    Guaranty Financial Corp.               Charlottesville          VA      SE      SAIF     NASDAQ      NA
HARB    Harbor Federal Savings Bk, MHC         Fort Pierce              FL      SE      SAIF     NASDAQ  01/06/94
HOFL    Home Financial Corp.                   Hollywood                FL      SE      SAIF     NASDAQ  10/25/94
KSAV    KS Bancorp, Inc.                       Kenly                    NC      SE      SAIF     NASDAQ  12/30/93
LIFB    Life Bancorp, Inc.                     Norfolk                  VA      SE      SAIF     NASDAQ  10/11/94
MGNL    Magna Bancorp, Inc.                    Hattiesburg              MS      SE      SAIF     NASDAQ  03/13/91
NFSL    Newnan Savings Bank, FSB               Newnan                   GA      SE      SAIF     NASDAQ  03/01/86
PALM    Palfed, Inc.                           Aiken                    SC      SE      SAIF     NASDAQ  12/15/85
PFSL    Pocahontas FS&LA, MHC                  Pocahontas               AR      SE      SAIF     NASDAQ  04/05/94
PLE     Pinnacle Bank                          Jasper                   AL      SE      SAIF     AMSE    12/17/86
SCCB    S. Carolina Community Bancshrs         Winnsboro                SC      SE      SAIF     NASDAQ  07/07/94
SOPN    First Savings Bancorp, Inc.            Southern Pines           NC      SE      SAIF     NASDAQ  01/06/94
TWIN    Twin City Bancorp                      Bristol                  TN      SE      SAIF     NASDAQ  01/04/95
UFRM    United Federal Savings Bank            Rocky Mount              NC      SE      SAIF     NASDAQ  07/01/80


                                                                    Current Current                 Current
                                                                     Stock   Market     Price/      Price/
                                                                     Price   Value   LTM Core EPS Book Value
Ticker  Short Name                             City                   ($)     ($M)       (x)          (%)
AMFB    American Federal Bank                  Greenville            15.750  171.73          9.91     160.71
BANC    BankAtlantic Bancorp, Inc.             Fort Lauderdale       15.750  184.95         12.30     138.40
BFSB    Bedford Bancshares, Inc.               Bedford               17.375   20.43         13.90     103.05
CFCP    Coastal Financial Corp.                Myrtle Beach          21.000   56.90         16.28     218.07
CFFC    Community Financial Corp.              Staunton              21.000   26.66         12.80     123.60
CMSV    Community Savings, MHC                 North Palm Beach      15.000   72.83         18.07      97.66
CNIT    CENIT Bancorp, Inc.                    Norfolk               34.625   55.62         19.45     118.30
EBSI    Eagle Bancshares                       Tucker                14.750   45.98          9.97     123.85
FFBS    FFBS BanCorp, Inc.                     Columbus              19.500   30.67         18.22     118.69
FFCH    First Financial Holdings Inc.          Charleston            20.250  128.19         13.06     135.18
FFFC    FFVA Financial Corp.                   Lynchburg             31.250   89.12         14.27      94.21
FFFG    F.F.O. Financial Group, Inc.           St. Cloud              2.625   22.13         15.44     117.19
FFFL    Fidelity FSB of Florida, MHC           West Palm Beach       13.500   90.69         18.49     109.67
FFLC    FFLC Bancorp, Inc.                     Leesburg              17.750   46.83         15.43      83.49
FFML    First Family Financial Corp.           Eustis                21.750   11.85         15.65     137.92
FFPB    First Palm Beach Bancorp, Inc.         West Palm Beach       21.500  111.38         14.14     101.37
FFPC    Florida First Bancorp, Inc.            Panama City            8.500   28.68         12.32     136.22
FFRV    Fidelity Financial Bankshares          Richmond              13.250   30.17          9.81     112.48
FGHC    First Georgia Holding, Inc.            Brunswick              7.000   14.01         12.73     143.74
FLAG    FLAG Financial Corp.                   LaGrange              13.500   25.87         15.34     141.66
FLFC    First Liberty Financial Corp.          Macon                 21.750   86.40         13.26     131.90
FOBC    Fed One Bancorp                        Wheeling              15.125   37.65         12.50      91.50
FSFC    First Southeast Financial Corp.        Anderson              18.750   76.89         23.44     109.01
GSLC    Guaranty Financial Corp.               Charlottesville        7.750    7.12         13.14     112.65
HARB    Harbor Federal Savings Bk, MHC         Fort Pierce           28.750  141.60         13.37     171.33
HOFL    Home Financial Corp.                   Hollywood             13.875  343.69         16.32     104.17
KSAV    KS Bancorp, Inc.                       Kenly                 17.250   11.44         12.32      83.94
LIFB    Life Bancorp, Inc.                     Norfolk               14.250  148.24         15.00      96.68
MGNL    Magna Bancorp, Inc.                    Hattiesburg           36.250  252.27         12.95     200.06
NFSL    Newnan Savings Bank, FSB               Newnan                18.000   26.04          9.78     139.97
PALM    Palfed, Inc.                           Aiken                 12.810   65.35         17.55     126.96
PFSL    Pocahontas FS&LA, MHC                  Pocahontas            15.000   24.15         12.10     109.97
PLE     Pinnacle Bank                          Jasper                16.375   14.57         10.70      97.24
SCCB    S. Carolina Community Bancshrs         Winnsboro             16.500   12.87         18.33      98.80
SOPN    First Savings Bancorp, Inc.            Southern Pines        19.125   71.60         19.72     106.61
TWIN    Twin City Bancorp                      Bristol               16.000   14.37         14.55     101.98
UFRM    United Federal Savings Bank            Rocky Mount            7.875   24.14         10.79     116.49

Source: SNL & F&C calculations.

FERGUSON & CO., LLP                  Exhibit II.1a - Southeast Region Select
- -------------------


                                                                        Deposit                     Current  Current
                                                                       Insurance                     Stock   Market      Price/
                                                                        Agency                       Price    Value   LTM Core EPS
Ticker  Short Name                     City            State   Region (BIF/SAIF) Exchange  IPO Date   ($)     ($M)        (x)
VFFC    Virginia First Financial       Petersburg        VA      SE      SAIF     NASDAQ  01/01/78   11.625    65.28          9.85

Maximum                                                                                              36.250  343.690        23.440
Minimum                                                                                               2.625    7.120         9.780
Average                                                                                              17.176   70.746        14.296
Median                                                                                               16.188   46.405        13.635

                                        Current
                                        Price/
                                      Book Value
Ticker  Short Name                        (%)
VFFC    Virginia First Financial          118.50

Maximum                                  218.070
Minimum                                   83.490
Average                                  121.927
Median                                   116.840

Source: SNL and F&C calculations.

FERGUSON & CO., LLP           Exhibit II.1a - Southeast Region Select
- -------------------


                                                             Tangible            Return on    ROACE
          Current              Current    Total    Equity/   Equity/     Core    Avg Assets   Before
        Price/Tang    Price/   Dividend   Assets    Assets  Tang Assets   EPS    Before Extra  Extra      Merger   Current
         Book Value   Assets    Yield    ($000)      (%)       (%)        ($)        (%)        (%)       Target?  Pricing
Ticker      (%)       (%)        (%)    Mst RctQ  Mst RctQ   Mst RctQ     LTM        LTM        LTM        (Y/N)    Date
AMFB         174.61  12.76     2.540  1,345,884     8.16        7.56         1.59          1.41      17.81    N    04/30/96
BANC         153.06   9.53     1.117  1,750,689     6.89        6.27         1.28          1.07      15.11    N    04/30/96
BFSB         103.05  17.65     2.072    117,596    16.10       16.10         1.25          1.26       7.56    N    04/30/96
CFCP         218.07  13.32     2.381    428,352     6.11        6.11         1.29          0.95      15.65    N    04/30/96
CFFC         123.60  16.90     2.476    157,766    13.68       13.68         1.64          1.34      10.20    N    04/30/96
CMSV          97.66  12.41     4.667    587,064    12.71       12.71         0.83          0.82       6.32    N    04/30/96
CNIT         122.96   8.64     2.310    639,812     7.30        7.05         1.78          0.41       5.56    N    04/30/96
EBSI         123.85   8.24     3.525    558,315     6.65        6.65         1.48          0.97      13.77    N    04/30/96
FFBS         118.69  24.82     2.051    123,553    19.56       19.56         1.07          1.32       6.50    N    04/30/96
FFCH         135.54   9.03     3.160  1,416,608     6.68        6.66         1.55          0.72      10.75    N    04/30/96
FFFC          96.09  17.92     2.560    497,290    17.71       17.42         2.19          1.35       7.44    N    04/30/96
FFFG         117.19   7.34     0.000    301,485     6.23        6.23         0.17          0.64       9.17    N    04/30/96
FFFL         111.11  11.63     4.444    779,620    10.42       10.30         0.73          0.65       6.22    N    04/30/96
FFLC          83.49  14.17     2.254    330,514    16.97       16.97         1.15          0.94       5.43    N    04/30/96
FFML         137.92   7.73     0.736    153,250     5.61        5.61         1.39          0.82      16.16    N    04/30/96
FFPB         104.02   8.40     1.860  1,378,589     8.29        8.10         1.52          0.64       7.44    N    04/30/96
FFPC         136.22   9.43     2.824    304,040     6.93        6.93         0.69          0.86      12.90    N    04/30/96
FFRV         112.57   9.60     1.208    314,413     8.54        8.53         1.35          1.00      11.99    N    04/30/96
FGHC         163.55  10.27     0.000    135,582     8.30        7.36         0.55          0.89      11.09    N    04/30/96
FLAG         141.66  11.14     2.222    232,105     8.92        8.92         0.88          0.87       9.78    N    04/30/96
FLFC         158.64   9.32     2.391    927,108     7.88        6.77         1.64          1.02      14.49    N    04/30/96
FOBC          96.65  11.09     3.570    339,562    12.12       11.55         1.21          1.00       7.74    N    04/30/96
FSFC         109.01  21.39     2.560    359,481    19.62       19.62         0.80          0.90       4.59    N    04/30/96
GSLC         112.65   7.38     0.000     96,577     6.55        6.55         0.59          0.57       9.97    N    04/30/96
HARB         171.33  15.18     4.174    932,858     8.86        8.86         2.15          1.19      13.70    N    04/30/96
HOFL         104.17  28.00     5.766  1,227,371    25.52       25.52         0.85          1.70       6.60    N    04/30/96
KSAV          84.02  12.73     3.478     89,871    15.16       15.15         1.40          1.14       6.85    N    04/30/96
LIFB             NA  12.31     3.088  1,204,577    12.73          NA         0.95          0.86       5.94    N    04/30/96
MGNL         212.98  19.54     1.655  1,290,780     9.77        9.23         2.80          1.80      18.27    N    04/30/96
NFSL         140.85  16.21     2.222    160,656    11.58       11.51         1.84          1.89      17.69    N    04/30/96
PALM         133.86  10.12     0.625    646,024     7.97        7.59         0.73          0.64       8.54    N    04/30/96
PFSL         109.97   6.54     5.067    369,379     5.95        5.95         1.24          0.56       9.45    N    04/30/96
PLE          100.96   7.50     4.397    194,311     7.71        7.45         1.53          0.77      10.29    N    04/30/96
SCCB          98.80  29.30     3.636     43,939    29.65       29.65         0.90          1.50       4.95    N    04/30/96
SOPN         106.61  27.94     3.137    256,294    26.21       26.21         0.97          1.48       5.68    N    04/30/96
TWIN         101.98  14.03     4.000    102,423    13.76       13.76         1.10          1.08       7.84    N    04/30/96
UFRM         116.49   9.78     2.540    246,918     8.39        8.39         0.73          1.00      12.75    N    04/30/96



Source: SNL and F&C calculations.

FERGUSON & CO., LLP         Exhibit II.1a - Southeast Region Select
- -------------------

                                                              Tangible             Return on    ROACE
          Current            Current      Total      Equity/   Equity/     Core    Avg Assets   Before
        Price/ Tang  Price/ Dividend      Assets      Assets Tang Assets   EPS    Before Extra  Extra   Merger  Current
         Book Value  Assets   Yield       ($000)       (%)       (%)       ($)        (%)        (%)   Target?  Pricing
Ticker      (%)       (%)      (%)       Mst RctQ    Mst RctQ  Mst RctQ    LTM        LTM        LTM    (Y/N)     Date

VFFC         122.89    9.14    0.860         713,931    7.72        7.46    1.18          1.21   16.02    N    04/30/96

Maximum     218.070  29.300    5.766   1,750,689.000  29.650      29.650   2.800         1.890  18.270
Minimum      83.490   6.540    0.000      43,939.000   5.610       5.610   0.170         0.410   4.590
Average     125.859  13.380    2.568     546,173.342  11.550      11.350   1.237         1.033  10.216
Median      117.190  11.385    2.508     349,521.500   8.700       8.530   1.225         0.985   9.615

FERGUSON & CO., LLP                 Exhibit II.1a - Southeast Region Select
- -------------------


                                    Return on     ROACE
          NPAs/   Price/   Core     Avg Assets   Before
         Assets    Core     EPS    Before Extra   Extra
           (%)     EPS      ($)        (%)         (%)
Ticker  Mst RctQ   (x)   Mst RctQ    Mst RctQ   Mst RctQ
AMFB        0.71   10.64     0.37          1.33    16.19
BANC        1.28   17.12     0.23          0.93     9.27
BFSB        0.00   12.41     0.35          1.37     8.45
CFCP        0.19   16.94     0.31          1.02    16.60
CFFC        0.27   12.50     0.42          1.37    10.20
CMSV        0.73   17.86     0.21          0.73     5.71
CNIT        0.43   26.23     0.33          0.20     2.80
EBSI        0.49    8.38     0.44          1.06    15.74
FFBS        0.43   17.41     0.28          1.43     7.13
FFCH        1.47   11.51     0.44          0.72    10.77
FFFC        0.52   12.81     0.61          1.32     7.43
FFFG        3.62   13.13     0.05          0.69    10.59
FFFL          NA   18.75     0.18          0.62     6.03
FFLC        0.08   14.31     0.31          0.99     5.82
FFML        0.57   12.95     0.42          1.29    23.78
FFPB        0.74   12.22     0.44          0.81     9.46
FFPC        0.82   10.12     0.21          0.99    14.47
FFRV        0.72   10.69     0.31          0.92    10.76
FGHC        1.42   14.58     0.12          0.79     9.24
FLAG        1.86   19.85     0.17          0.76     8.11
FLFC        1.80   12.36     0.44          1.03    14.03
FOBC        0.14   12.60     0.30          0.96     7.69
FSFC          NA   22.32     0.21          0.92     4.66
GSLC          NA   19.38     0.10          0.60     9.09
HARB        0.54   13.07     0.55          1.19    13.47
HOFL        0.06   17.34     0.20          1.66     6.49
KSAV        0.73   11.98     0.36          1.12     7.02
LIFB          NA   14.25     0.25          0.90     6.58
MGNL          NA   12.08     0.75          1.58    15.73
NFSL        0.67   10.71     0.42          1.87    16.31
PALM        4.25   18.84     0.17          0.68     8.59
PFSL        0.20   12.10     0.31          0.56     9.43
PLE         0.27    9.52     0.43          0.87    11.32
SCCB          NA   27.50     0.15          1.00     3.34
SOPN        0.03   19.13     0.25          1.52     5.83
TWIN        0.42   12.90     0.31          1.18     8.38
UFRM        0.08    9.38     0.21          1.08    13.68

Source: SNL and F&C calculations.

FERGUSON & CO., LLP                   Exhibit II.1a - Southeast Region Select
- -------------------

                                    Return on     ROACE
          NPAs/   Price/   Core     Avg Assets   Before
         Assets    Core     EPS    Before Extra   Extra
           (%)     EPS      ($)        (%)         (%)
Ticker  Mst RctQ   (x)   Mst RctQ    Mst RctQ   Mst RctQ
VFFC        2.89   11.18     0.26          1.25    15.98

Maximum    4.250  27.500    0.750         1.870   23.780
Minimum    0.000   8.380    0.050         0.200    2.800
Average    0.888  14.659    0.312         1.034   10.162
Median     0.555  12.925    0.310         0.995    9.255

Source: SNL and F&C calculations.

FERGUSON & CO., LLP                          Exhibit II.2-North Carolina Thrifts
- -------------------

                                                                Deposit                     Current  Current              Current
                                                               Insurance                     Stock   Market    Price/      Price/
                                                                 Agency                      Price    Value LTM Core EPS Book Value
Ticker Short Name                   City          State Region (BIF/SAIF) Exchange IPO Date   ($)     ($M)      (x)         (%)
COOP   Cooperative Bankshares, Inc. Wilmington      NC    SE     SAIF      NASDAQ  08/21/91 18.000     26.85       32.14      92.31
GSFC   Green Street Financial Corp. Fayetteville    NC    SE     SAIF      NASDAQ  04/04/96 12.250     52.65           NA         NA
HFNC   HFNC Financial Corp.         Charlotte       NC    SE     SAIF      NASDAQ  12/29/95 14.000    240.70           NA     98.87
KSAV   KS Bancorp, Inc.             Kenly           NC    SE     SAIF      NASDAQ  12/30/93 17.250     11.44       12.32      83.94
PDB    Piedmont Bancorp, Inc.       Hillsborough    NC    SE     SAIF       AMSE   12/08/95 13.500     35.71           NA     96.09
SOPN   First Savings Bancorp, Inc.  Southern Pines  NC    SE     SAIF      NASDAQ  01/06/94 19.125     71.60       19.72     106.61
SSB    Scotland Bancorp, Inc        Laurinburg      NC    SE     SAIF       AMSE   04/01/96 11.750     21.62           NA         NA
SSM    Stone Street Bancorp, Inc.   Mocksville      NC    SE     SAIF       AMSE   04/01/96 17.500     31.94           NA         NA
UFRM   United Federal Savings Bank  Rocky Mount     NC    SE     SAIF      NASDAQ  07/01/80  7.875     24.14       10.79     116.49
Maximum                                                                                     19.125   240.700      32.140    116.490
Minimum                                                                                      7.875    11.440      10.790     83.940
Average                                                                                     14.583    57.406      18.743     99.052
Median                                                                                      14.000    31.940      16.020     97.480

Source:  SNL and F&C calculations.

FERGUSON & CO., LLP                          Exhibit II.2-North Carolina Thrifts
- -------------------

                                                                         Tangible            Return on     ROACE
              Current                Current       Total      Equity/     Equity/     Core   Avg Assets    Before
            Price/Tang     Price/   Dividend       Assets     Assets    Tang Assets   EPS   Before Extra   Extra   Merger   Current
            Book Value     Assets     Yield        ($000)       (%)         (%)       ($)       (%)         (%)    Target?  Pricing
Ticker         (%)           (%)       (%)        Mst RctQ    Mst RctQ   Mst RctQ     LTM       LTM         LTM     (Y/N)    Date
COOP            105.39        8.61      0.000        311,843       9.33       8.27     0.56          0.32    3.62     N     04/30/96
GSFC                 NA          NA     0.000        151,028      14.72      14.72        NA         1.21       NA    N     04/30/96
HFNC             98.87       25.98      0.000        926,259      26.29      26.29        NA            NA      NA    N     04/30/96
KSAV             84.02       12.73      3.478         89,871      15.16      15.15     1.40          1.14    6.85     N     04/30/96
PDB              96.09       29.15      2.963        122,482      30.35      30.35        NA         1.25       NA    N     04/30/96
SOPN            106.61       27.94      3.137        256,294      26.21      26.21     0.97          1.48    5.68     N     04/30/96
SSB                  NA          NA     0.000         57,718      14.87      14.87        NA         1.25       NA    N     04/30/96
SSM                  NA          NA     0.000         81,560      14.38      14.38        NA         1.40       NA    N     04/30/96
UFRM            116.49        9.78      2.540        246,918       8.39       8.39     0.73          1.00   12.75     N     04/30/96

Maximum        116.490      29.150      3.478    926,259.000     30.350     30.350    1.400         1.480  12.750
Minimum         84.020       8.610      0.000     57,718.000      8.390      8.270    0.560         0.320   3.620
Average        101.245      19.032      1.346    249,330.333     17.744     17.626    0.915         1.131   7.225
Median         102.130      19.355      0.000    151,028.000     14.870     14.870    0.850         1.230   6.265

Source:  SNL and F&C calculations.

FERGUSON & CO., LLP                          Exhibit II.2-North Carolina Thrifts
- -------------------

                                                           Return on          ROACE
                NPAs/         Price/         Core          Avg Assets         Before
                Assets         Core           EPS         Before Extra        Extra
                 (%)           EPS            ($)             (%)              (%)
Ticker         Mst RctQ        (x)         Mst RctQ         Mst RctQ         Mst RctQ

COOP                0.18           40.91          0.11             0.23             2.48
GSFC                0.21               NA            NA               NA               NA
HFNC                1.38               NA            NA            0.55             2.59
KSAV                0.73           11.98          0.36             1.12             7.02
PDB                 0.07               NA            NA            1.33             8.13
SOPN                0.03           19.13          0.25             1.52             5.83
SSB                 0.00               NA            NA               NA               NA
SSM                 0.00               NA            NA               NA               NA
                    0.08            9.38          0.21             1.08            13.68
UFRM
Maximum            1.380          40.910         0.360            1.520           13.680
Minimum            0.000           9.380         0.110            0.230            2.480
Average            0.298          20.350         0.233            0.972            6.622
Median             0.080          15.555         0.230            1.100            6.425

Source:  SNL and F&C calculations.

FERGUSON & CO., LLP                  Exhibit II.2a-North Carolina Thrifts-Select
- -------------------

                                                                                                                            Current
                                                                  Deposit                      Current Current               Price/
                                                                 Insurance                      Stock  Market    Price/      Book
                                                                  Agency                        Price   Value  LTM Core EPS  Value
Ticker  Short Name                   City          State Region (BIF/SAIF)  Exchange  IPO Date   ($)    ($M)        (x)       (%)

UFRM    United Federal Savings Bank  Rocky Mount     NC    SE      SAIF      NASDAQ   07/01/80    7.875   24.14       10.79   116.49
KSAV    KS Bancorp, Inc.             Kenly           NC    SE      SAIF      NASDAQ   12/30/93   17.250   11.44       12.32    83.94
SOPN    First Savings Bancorp, Inc.  Southern Pines  NC    SE      SAIF      NASDAQ   01/06/94   19.125   71.60       19.72   106.61

Maximum                                                                                          19.125  71.600      19.720  116.490
Minimum                                                                                           7.875  11.440      10.790   83.940
Average                                                                                          14.750  35.727      14.277  102.347
Median                                                                                           17.250  24.140      12.320  106.610

Source:  SNL and F&C calculations.    16

FERGUSON & CO., LLP           Exhibit II.2a-North Carolina Thrifts-Select
- -------------------

                                                                                                   Tangible
               Current                      Current            Total              Equity/           Equity/           Core
              Price/Tang       Price/       Dividend           Assets             Assets          Tang Assets          EPS
              Book Value       Assets         Yield            ($000)              (%)                (%)             ($)
Ticker           (%)            (%)           (%)            Mst RctQ           Mst RctQ           Mst RctQ           LTM

UFRM            116.49           9.78          2.540            246,918              8.39              8.39            0.73
KSAV             84.02          12.73          3.478             89,871             15.16             15.15            1.40
SOPN            106.61          27.94          3.137            256,294             26.21             26.21            0.97

Maximum        116.490         27.940          3.478        256,294.000            26.210            26.210           1.400
Minimum         84.020          9.780          2.540         89,871.000             8.390             8.390           0.730
Average        102.373         16.817          3.052        197,694.333            16.587            16.583           1.033
Median         106.610         12.730          3.137        246,918.000            15.160            15.150           0.970

              Return on        ROACE
              Avg Assets       Before
             Before Extra      Extra          Merger          Current
                 (%)           (%)            Target?         Pricing
Ticker           LTM            LTM            (Y/N)            Date

UFRM              1.00         12.75             N            04/30/96
KSAV              1.14          6.85             N            04/30/96
SOPN              0.97          5.68             N            04/30/96

Maximum          1.480        12.750
Minimum          1.000         5.680
Average          1.207         8.427
Median           1.140         6.850

Source: SNL and F&C calculations.

FERGUSON & CO., LLP
- -------------------

                Exhibit II.2a - North Carolina Thrifts - Select


                                                                Return on           ROACE
                  NPAs/         Price/          Core            Avg Assets         Before
                 Assets          Core            EPS           Before Extra         Extra
                  (%)             EPS            ($)                (%)              (%)
Ticker          Mst RctQ          (x)          Mst RctQ          Mst RctQ          Mst RctQ

UFRM              0.08           9.38             0.21             1.08              13.68
KSAV              0.73          11.98             0.36             1.12               7.02
SOPN              0.03          19.13             0.25             1.52               5.83

Maximum          0.730         19.130            0.360            1.520             13.680
Minimum          0.030          9.380            0.210            1.080              5.830
Average          0.280         13.497            0.273            1.240              8.843
Median           0.080         11.980            0.250            1.120              7.020

Source: SNL and F & C calculations.

FERGUSON & CO., LLP                            Exhibit II.3-Comparatives General
- -------------------

                                                                                 Total                  Current        Current
                                                                      Number     Assets                   Stock         Market
                                                                        of       ($000)                   Price          Value
Ticker     Short Name                       City              State  Offices    Mst RetQ     IPO Date      ($)            ($M)

FGHC       First Georgia Holding, Inc.      Brunswick           GA      7          135,582   02/11/87      7.00          14.01
FIBC       Financial Bancorp, Inc.          Long Island City    NY      5          243,450   08/17/94     13.25          24.82
FLAG       FLAG Financial Corp.             LaGrange            GA      3          232,105   12/11/86     13.50          25.87
FOBC       Fed One Bancorp                  Wheeling            WV      9          339,562   01/19/95     15.13          37.65
FSBI       Fidelity Bancorp, Inc.           Pittsburgh          PA      8          287,465   06/24/88     17.50          21.69
LARL       Laurel Capital Group, Inc.       Allison Park        PA      6          192,654   02/20/87     16.00          24.12
NFSL       Newman Savings Bank, FSB         Newman              GA      8          160,656   03/01/86     18.00          26.04
PLE        Pinnacle Bank                    Jasper              AL      5          194,311   12/17/86     16.38          14.57
SFED       SFS Bancorp, Inc.                Schenectady         NY      3          165,569   06/30/95     12.75          17.79
SHEN       First Shenango Bancorp, Inc.     New Castle          PA      4          355,710   04/06/93     20.50          47.31
SJSB       SJS Bancorp                      St. Joseph          MI      4          143,857   02/16/95     19.00          18.09
WVFC       WVS Financial Corporation        Pittsburgh          PA      5          230,276   11/29/93     21.25          36.90

Maximum                                                                 9          355,710                21.25          47.31
Minimum                                                                 3          135,582                 7.00          14.01
Average                                                                 6          223,433                15.85          25.74
Median                                                                  5          212,294                16.19          24.47

Source:  SNL and F&C calculations     19

FERGUSON & CO., LLP
- -------------------

                    Exhibit II.4 - Comparatives Operations

                                                                                                                               Net
                                                                     Net                                                      Loan
                                                                    Income             Return             Total    Total     Charge-
                                                                    Before                on      Loan      Non-     Non-      offs/
                                           Average      Net         Extra   Return on   Average   Loss     Interest Interest    Avg.
                                           Assets      Income       Items   Avg.Assets  Equity   Provision Income   Expense    Loans
                                           ($000)      ($000)      ($000)       (%)       (%)     ($000)   ($000)   ($000)      (%)
Ticker  Short Name                           LTM        LTM         LTM         LTM       LTM      LTM       LTM     LTM        LTM
FGHC    First Georgia Holding, Inc.        137,251      1,216       1,216       0.89      11.09     243     1,100    4,220      0.11
FIBC    Financial Bancorp, Inc.            216,886      1,333       1,333       0.61       4.70     365       350    5,902      0.20
FLAG    FLAG Financial Corp.               231,695      2,026       2,026       0.87       9.78     630     2,250    6,008      0.37
FOBC    Fed One Bancorp                    325,518      3,269       3,269       1.00       7.74     110       622    7,199      0.10
FSBI    Fidelity Bancorp, Inc.             280,645      1,586       1,586       0.57       7.31     170       606    6,131      0.16
LARL    Laurel Capital Group, Inc.         187,018      2,525       2,525       1.35      13.39      68       500    3,884      0.03
NFSL    Newnan Savings Bank, FSB           160,948      3,040       3,040       1.89      17.69      40     1,234    2,892      0.05
PLE     Pinnacle Bank                      192,602      1,486       1,486       0.77      10.29     240       781    4,138      0.13
SFED    SFS Bancorp, Inc.                  163,926      1,026       1,026       0.63       5.06     320       307    4,079      0.66
SHEN    First Shenango Bancorp, Inc.       328,718      3,331       3,331       1.01       7.19     905       851    6,232      0.54
SJSB    SJS Bancorp                        132,385        900         900       0.68       5.67     149       480    3,069      0.00
WVFC    WVS Financial Corporation          225,283      2,667       2,667       1.18       7.77     182       315    4,487      0.01

Maximum                                    328,718      3,331       3,331       1.89      17.69     905     2,250    7,199      0.66
Minimum                                    132,385        900         900       0.57       4.70      40       307    2,892         -
Average                                    215,240      2,034       2,034       0.95       8.97     282       783    4,853      0.20
Median                                     204,744      1,806       1,806       0.88       7.76     208       614    4,354      0.12


Source: SNL and F&C calculations.

FERGUSON & CO., LLP                        Exhibit II.4 - Comparative Operations
- -------------------

                                                    Common    Dividend     Interest    Interest
                                      LTM EPS     Dividends    Payout      Income/     Expense/
                                    After Extra   Per Share     Ratio     Avg Assets  Avg Assets
                                        ($)          ($)         (%)         (%)          (%)
Short Name                              LTM          LTM         LTM         LTM          LTM
First Georgia Holding, Inc.            0.59        0.067        11.31       8.59         4.82
Financial Bancorp, Inc.                0.68        0.200        29.41       7.14         3.36
FLAG Financial Corp.                   0.93        0.300        32.26       7.41         4.27
Fed One Bancorp                        1.21        0.530        43.80       7.27         3.65
Fidelity Bancorp, Inc.                 1.25        0.320        25.60       6.91         4.06
Laurel Capital Group, Inc.             1.64        0.240        14.63       7.77         3.79
Newnan Savings Bank, FSB               2.10        0.310        14.76       7.67         4.00
Pinnacle Bank                          1.66        0.720        43.37       7.45         4.44
SFS Bancorp, Inc.                        NA           NA         NA         7.23         3.89
First Shenango Bancorp, Inc.           1.45        0.390        26.90       7.49         4.02
SJS Bancorp                              NA           NA         NA         7.22         4.32
WVS Financial Corporation              1.57        0.480        30.57       7.64         3.66

                                       2.10        0.720        43.80       8.59         4.82
                                       -           -            -           6.91         3.36
                                       1.09        0.296        22.72       7.48         4.02
                                       1.23        0.305        26.25       7.43         4.01
                                   Net Interest    Gain on      Real       Loan Loss    Noninterest
                                     Income/        Sale/      Estate     Provision/      Income/
                                    Avg Assets   Avg Assets   Expense     Avg. Assets   Avg Assets
                                       (%)           (%)       ($000)         (%)           (%)
Short Name                             LTM           LTM         LTM          LTM           LTM
First Georgia Holding, Inc.           3.77          0.00          24         0.17          0.80
Financial Bancorp, Inc.               3.79          0.00         687         0.17          0.16
FLAG Financial Corp.                  3.14          0.08         (33)        0.27          0.97
Fed One Bancorp                       3.62          0.00          10         0.03          0.19
Fidelity Bancorp, Inc.                2.85          0.00           1         0.06          0.22
Laurel Capital Group, Inc.            3.98          0.07           3         0.04          0.27
Newnan Savings Bank, FSB              3.67          0.36      (1,641)        0.01          0.77
Pinnacle Bank                         3.02          0.09        (139)        0.12          0.41
SFS Bancorp, Inc.                     3.34          0.00          (8)        0.20          0.19
First Shenango Bancorp, Inc.          3.47          0.09         129         0.28          0.26
SJS Bancorp                           2.90          0.02         -           0.11          0.36
WVS Financial Corporation             3.98          0.00         (16)        0.08          0.14

                                      3.98          0.36         687         0.28          0.97
                                      2.85          -         (1,641)        0.01          0.14
                                      3.46          0.06         (82)        0.13          0.40
                                      3.55          0.01           1         0.12          0.27

Source: SNL and F&C calculations

FERGUSON & CO., LLP               Exhibit II.4 - Comparatives Operations
- -------------------





                                       G&A        Noninterest     Net Oper        Total        Amortization
                                     Expense/      Expense/      Expenses/     Nonrecurring         of           Tax
                                    Avg Assets    Avg Assets     Avg Assets      Expense       Intangibles    Provision
                                       (%)            (%)           (%)           ($000)          ($000)        ($000)
Short Name                             LTM            LTM           LTM            LTM             LTM           LTM
First Georgia Holding, Inc.            2.95          3.07           2.15             -           143.0          720.0
Financial Bancorp, Inc.                2.40          2.72           2.24             -            14.0          956.0
FLAG Financial Corp.                   2.61          2.59           1.64             -             -          1,045.0
Fed One Bancorp                        2.12          2.21           1.93             -           282.0        1,815.0
Fidelity Bancorp, Inc.                 2.09          2.18           1.87             -           264.0          731.0
Laurel Capital Group, Inc.             2.08          2.08           1.81             -             -          1,590.0
Newnan Savings Bank, FSB               2.80          1.80           2.03             -            31.0        1,778.0
Pinnacle Bank                          2.20          2.15           1.79             -            41.0          907.0
SFS Bancorp, Inc.                      2.49          2.49           2.31             -             -            355.0
First Shenango Bancorp, Inc.           1.86          1.90           1.60             -             -          2,087.0
SJS Bancorp                            2.32          2.32           1.96             -             -            222.0
WVS Financial Corporation              2.00          1.99           1.86         491.00            -          1,838.0

                                       2.95          3.07           2.31         491.00          282.0        2,087.0
                                       1.86          1.80           1.60             -             -            222.0
                                       2.33          2.29           1.93          40.92           64.6        1,170.3
                                       2.26          2.20           1.90             -             7.0        1,000.5



                                                      Core         Yield on
                                      Efficiency     Income/      Int Earning
                                         Ratio      Avg Assets       Assets
                                          (%)           (%)            (%)
Short Name                                LTM           LTM            LTM
First Georgia Holding, Inc.               64.66          0.83          9.02
Financial Bancorp, Inc.                   60.75          0.62          7.55
FLAG Financial Corp.                      63.38          0.82          8.00
Fed One Bancorp                           55.75          1.00          7.52
Fidelity Bancorp, Inc.                    68.17          0.56          7.16
Laurel Capital Group, Inc.                48.91          1.30          8.01
Newnan Savings Bank, FSB                  63.12          1.65          8.20
Pinnacle Bank                             64.26          0.71          7.77
SFS Bancorp, Inc.                         70.71          0.63          7.36
First Shenango Bancorp, Inc.              49.77          0.96          7.70
SJS Bancorp                               71.12          0.67          7.39
WVS Financial Corporation                 48.56          1.21          7.75


                                          71.12          1.65          9.02
                                          48.56          0.56          7.16
                                          60.76          0.91          7.79
                                          63.25          0.83          7.73

Source: SNL and F&C calculations.

FERGUSON & CO., LLP
- -------------------
                    Exhibit II.4 - Comparatives Operations

                                        Cost of               Interest
                                    Int Bearing   Effective      Yield
                                    Liabilities    Tax Rate     Spread
                                            (%)         (%)        (%)
Short Name                                  LTM         LTM        LTM
First Georgia Holding, Inc.                5.22       37.19       3.80
Financial Bancorp, Inc.                    4.04       41.76       3.51
FLAG Financial Corp.                       5.03       34.03       2.97
Fed One Bancorp                            4.36       35.70       3.16
Fidelity Bancorp, Inc.                     4.70       31.55       2.46
Laurel Capital Group, Inc.                 4.45       38.64       3.56
Newnan Savings Bank, FSB                   4.78       36.90       3.42
Pinnacle Bank                              4.88       37.90       2.89
SFS Bancorp, Inc.                          4.50       25.71       2.86
First Shenango Bancorp, Inc.               4.78       38.52       2.92
SJS Bancorp                                5.00       19.79       2.39
WVS Financial Corporation                  4.50       40.80       3.25

                                           5.22       41.76       3.80
                                           4.04       19.79       2.39
                                           4.69       34.87       3.10
                                           4.74       37.05       3.07

Source: SNL and F&C calculations.

FERGUSON & CO., LLP                Exhibit II.5-Comparatives Pricing
- -------------------

                                                           Current  Current      Price/        Current       Current
                                                            Stock   Market        LTM           Price/     Price/Tang   Price/
                                                            Price   Value       Core EPS    Book Value     Book Value   Assets
Ticker  Name                  City                  State    ($)     ($M)         (x)              (%)         (%)        (%)

FGHC    FrstGeorgiaHldg-GA    Brunswick               GA     7.000     14.01      12.73         143.74       163.55      10.27
FIBC    FinancialBancp-NY     Long Island City        NY    13.250     24.82      19.49          94.44        94.98      10.68
FLAG    FLAGFinCp-GA          LaGrange                GA    13.500     25.87      15.34         141.66       141.66      11.14
FOBC    FedOneBancorp-WV      Wheeling                WV    15.125     37.65      12.50          91.50        96.65      11.09
FSBI    FidelityBncrp-PA      Pittsburgh              PA    17.500     21.69      14.00          95.26        96.31       7.54
LARL    LaurelCapitalGp-PA    Allison Park            PA    16.000     24.12      10.13         119.58       119.58      12.52
NFSL    NewnanSvgsBk-GA       Newnan                  GA    18.000     26.04       9.78         139.97       140.85      16.21
PLE     PinnacleBank-AL       Jasper                  AL    16.375     14.57      10.70          97.24       100.96       7.50
SFED    SFSBancorp-NY         Schenectady             NY    12.750     17.79      15.18          76.44        76.44      10.74
SHEN    FstShenangoBcp-PA     New Castle              PA    20.500     47.31      14.96         100.49       100.49      13.30
SJSB    SJSBancorp-MI         St. Joseph              MI    19.000     18.09      19.00         102.70       102.70      12.58
WVFC    WVSFinancialCp-PA     Pittsburgh              PA    21.250     36.90      12.72         102.61       102.61      16.02

Maximum                                                     21.250     47.31      19.49         143.74       163.55      16.21
Minimum                                                      7.000     14.01       9.78          76.44        76.44       7.50
Average                                                     15.854     25.74      13.88         108.80       111.40      11.63
Median                                                      16.188     24.47      13.37         101.55       101.79      11.12

                                                               Current       Total
                                                               Dividend      Assets
                                                                Yield        ($000)
Ticker  Name                  City                  State        (%)        Mst RctQ

FGHC    FrstGeorgiaHldg-GA    Brunswick               GA         -           135,582
FIBC    FinancialBancp-NY     Long Island City        NY        2.26         243,450
FLAG    FLAGFinCp-GA          LaGrange                GA        2.22         232,105
FOBC    FedOneBancorp-WV      Wheeling                WV        3.57         339,562
FSBI    FidelityBncrp-PA      Pittsburgh              PA        1.83         287,465
LARL    LaurelCapitalGp-PA    Allison Park            PA        2.00         192,654
NFSL    NewnanSvgsBk-GA       Newnan                  GA        2.22         160,656
PLE     PinnacleBank-AL       Jasper                  AL        4.40         194,311
SFED    SFSBancorp-NY         Schenectady             NY         -           165,569
SHEN    FstShenangoBcp-PA     New Castle              PA        1.95         355,710
SJSB    SJSBancorp-MI         St. Joseph              MI        2.11         143,857
WVFC    WVSFinancialCp-PA     Pittsburgh              PA        1.88         230,276

Maximum                                                         4.40         355,710
Minimum                                                          -           135,582
Average                                                         2.04         223,433
Median                                                          2.05         212,294

Source:  SNL and F&C calculations.
                                      24

FERGUSON & CO., LLP
- -------------------
                      Exhibit 11.5 - Comparatives Pricing


                       Tangible              Return on   ROACE                                                  Return on
          Equity/      Equity/      Core    Avg Assets   Before                      NPAs/    Price/    Core     Avg Assets
          Assets     Tang Assets    EPS    Before Extra  Extra   Merger  Current    Assets     Core      EPS    Before Extra
            (%)          (%)        ($)        (%)        (%)   Target?  Pricing      (%)      EPS       ($)        (%)
Ticker   Mst RctQ     Mst RctQ      LTM        LTM        LTM    (Y/N)     Date    Mst RctQ    (x)    Mst RctQ    Mst RctQ
FGHC        8.30         7.36        0.55          0.89   11.09    N    04/30/96       1.42    14.58     0.12        0.79
FIBC       11.31        11.25        0.68          0.61    4.70    N    04/30/96       2.78    12.74     0.26        0.84
FLAG        8.92         8.92        0.88          0.87    9.78    N    04/30/96       1.86    19.85     0.17        0.76
FOBC       12.12        11.55        1.21          1.00    7.74    N    04/30/96       0.14    12.60     0.30        0.96
FSBI        7.91         7.83        1.25          0.57    7.31    N    04/30/96       0.52    12.87     0.34        0.58
LARL       10.47        10.47        1.58          1.35   13.39    N    04/30/96       0.77    10.00     0.40        1.35
NFSL       11.58        11.51        1.84          1.89   17.69    N    04/30/96       0.67    10.71     0.42        1.87
PLE         7.71         7.45        1.53          0.77   10.29    N    04/30/96       0.27     9.52     0.43        0.87
SFED       14.06        14.06        0.84          0.63    5.06    N    04/30/96       0.63    15.18     0.21        0.70
SHEN       13.24        13.24        1.37          1.01    7.19    N    04/30/96       0.48    14.64     0.35        1.10
SJSB       12.25        12.25        1.00          0.68    5.67    N    04/30/96         NA    19.00     0.25        0.69
WVFC       15.62        15.62        1.67          1.18    7.77    N    04/30/96       0.75     9.49     0.56        2.12

Maximum    15.62        15.62        1.84          1.89   17.69                        2.78    19.85     0.56        2.12
Minimum     7.71         7.36        0.55          0.57    4.70                        0.14     9.49     0.12        0.58
Average    11.12        10.96        1.20          0.95    8.97                        0.94    13.43     0.32        1.05
Median     11.45        11.38        1.23          0.88    7.76                        0.67    12.81     0.32        0.86


                   ROACE
                   Before
                   Extra
                    (%)
Ticker           Mst RctQ
FGHC               9.24
FIBC               7.08
FLAG               8.11
FOBC               7.69
FSBI               7.36
LARL              12.97
NFSL              16.31
PLE               11.32
SFED               4.86
SHEN               7.95
SJSB               5.56
WVFC              14.03

Maximum           16.31
Minimum            4.86
Average            9.37
Median             8.03

Source: SNL and F&C calculations.

FERGUSON & CO., LLP                  Exhibit II.6 - Comparatives Balance Sheet
- -------------------

                                                      Total        Total      Mortgage- Mortgage               Net      Investment &
                                            Total    Cash and   Cash and Inv   Backed   Back Sec    Net       Loans      Foreclosed
                                           Assets  Investments    As % of    Securities  As % of   Loans    As a % of    Real Estate
                                           ($000)     ($000)       Assets      ($000)    Assets   ($000)      Assets        ($000)
Ticker  Short Name                        Mst RctQ   Mst RctQ       (%)       Mst RctQ     (%)   Mst RctQ       (%)        Mst RctQ

FGHC    First Georgia Holding, Inc.        135,582      14,826      10.94         3,6      2.67    113,968      84.06          239
FIBC    Financial Bancorp, Inc.            243,450     113,775      46.73        58,923   24.20    120,411      49.46        4,284
FLAG    FLAG Financial Corp.               232,105      68,406      29.47        21,638    9.32    149,885      64.58          801
FOBC    Fed One Bancorp                    339,562     206,806      60.90       120,103   35.37    121,682      35.83           38
FSBI    Fidelity Bancorp, Inc.             287,465     153,473      53.39        77,032   26.80    125,780      43.75        1,024
LARL    Laurel Capital Group, Inc.         192,654      44,410      23.05        12,067    6.26    143,095      74.28          280
NFSL    Newnan Savings Bank, FSB           160,656      23,852      14.85         1,484    0.92    123,233      76.71        3,972
PLE     Pinnacle Bank                      194,311      67,883      34.94        29,731   15.30    119,246      61.37           99
SFED    SFS Bancorp, Inc.                  165,569      58,608      35.40        23,723   14.33    103,977      62.80          200
SHEN    First Shenango Bancorp, Inc.       355,710     120,896      33.99        30,485    8.57    222,897      62.66        1,117
SJSB    SJS Bancorp                        143,857      53,039      36.87        12,568    8.74        N/A        N/A            0
WVFC    WVS Financial Corporation          230,276      85,048      36.93         8,073    3.51    140,495      61.01           15

Maximum                                    355,710     206,806      60.90       120,103   35.37    222,897      84.06        4,284
Minimum                                    135,582      14,826      10.94         1,484    0.92    103,977      35.83            0
Average                                    223,433      84,252      34.79        33,287   13.00    134,970      61.50        1,006
Median                                     212,294      68,145      36.17        22,681    9.03    123,233      62.66          260

Source: SNL and F&C calculations.

FERGUSON & CO., LLP           Exhibit II.6 Comparatives Balance Sheet
- -------------------




           Loan                                     Total                        Total
        Servicing    Total      Other    Total     Deposits       Total       Borrowings       Other       Total     Common
          Rights  Intangibles  Assets  Deposits   As a % of     Borrowings     As a % of    Liabilities Liabilities  Equity
          ($000)     ($000)    ($000)   ($000)   Total Assets     ($000)      Total Assets     ($000)      ($000)    ($000)
Ticker   Mst RctQ   Mst RctQ  Mst RctQ Mst RctQ      (%)         Mst RctQ         (%)         Mst RctQ    Mst RctQ  Mst RctQ
FGHC            0       1,375    5,174  108,093         79.73         13,990          10.32       2,243     124,326   11,256
FIBC            0         156    4,824  189,560         77.86         23,264           9.56       3,091     215,915   27,535
FLAG        1,456           0   11,526  177,848         76.62         29,504          12.71       4,055     211,407   20,698
FOBC            0       2,182    8,854  247,999         73.03         47,670          14.04       2,753     298,422   41,140
FSBI            0         242    6,946  245,548         85.42         15,850           5.51       3,326     264,724   22,741
LARL            0           0    3,291  162,281         84.23          6,328           3.28       3,872     172,481   20,173
NFSL            0         122    4,401  127,566         79.40         13,053           8.12       1,432     142,051   18,605
PLE            97         552    5,177  162,932         83.85         13,850           7.13       2,546     179,328   14,983
SFED            0           0    2,784  139,776         84.42            -              -         2,519     142,295   23,274
SHEN            0           0    6,830  257,820         72.48         46,541          13.08       4,259     308,620   47,090
SJSB            0           0    2,970  108,873         75.68         15,750          10.95       1,615     126,238   17,619
WVFC            0           0    4,718  171,447         74.45         18,000           7.82       4,871     194,318   35,958

Maximum     1,456       2,182   11,526  257,820         85.42         47,670          14.04       4,871     308,620   47,090
Minimum         0           0    2,784  108,093         72.48            -             0.00       1,432     124,326   11,256
Average       129         386    5,625  174,979         78.93         20,317           8.54       3,049     198,344   25,089
Median          0          61    4,999  167,190         78.63         15,800           8.84       2,922     186,823   21,720


Source: SNL and F&C calculations.

FERGUSON & CO., LLP                      Exhibit II.6-Comparatives Balance Sheet
- -------------------


                Regulatory  Regulatory  Regulatory                                                              Loan Loss  Publicly
         Total   Tangible      Core       Total       Tangible      Core       Risk-Based    NPAs/    Reserves/ Reserves/  Reported
        Equity    Capital     Capital    Capital      Capital/    Capital/      Capital/    Assets      Assets     NPLs   Book Value
        ($000)    ($000)      ($000)      ($000)      Tangible  Adj Tangible  Risk-Weightd    (%)        (%)       (%)        ($)
Ticker Mst RctQ  Mst RctQ    Mst RctQ    Mst RctQ    Assets (%)  Assets (%)    Assets (%)  Mst RctQ    Mst RctQ  Mst RctQ  Mst RctQ

FGHC     11,256     10,010      11,385     12,393.00       7.46         8.40         11.38       1.42     0.74      59.61      4.87
FIBC     27,535     17,558      17,558     17,565.00       7.48         7.48         19.76       2.78     0.53      48.59     14.03
FLAG     20,698     20,301      20,301     21,348.00       8.72         8.72         14.19       1.86     0.58      38.04      9.53
FOBC     41,140     34,258      34,258     35,595.00      10.43        10.43         27.57       0.14     0.42     319.64     16.53
FSBI     22,741          NA     22,180     23,550.00          NA           NA            NA      0.52     0.48     290.04     18.37
LARL     20,173          NA     19,667     20,924.00          NA           NA            NA      0.77     0.98     157.44     13.38
NFSL     18,605     18,385      18,385     19,546.00      11.50        11.50         17.59       0.67     0.87     146.16     12.86
PLE      14,983     14,373      14,373     15,574.00       7.42         7.42         14.03       0.27     0.62     289.95     16.84
SFED     23,274     17,175      17,175     17,794.00      10.18        10.18         21.49       0.63     0.37      73.69     16.68
SHEN     47,090     36,629      36,629     38,983.00      11.10        11.10         20.22       0.48     0.71     416.28     20.40
SJSB     17,619     13,705      13,705     14,181.00       9.55         9.55         19.79          NA    0.50          NA    18.50
WVFC     35,958          NA     35,968     37,259.00          NA           NA            NA      0.75     0.82     110.92     20.71

Maximum  47,090     36,629      36,629     38,983.00      11.50        11.50         27.57       2.78     0.98     416.28     20.71
Minimum  11,256     10,010      11,385     12,393.00       7.42         7.42         11.38       0.14     0.37      38.04      4.87
Average  25,089     20,266      21,799     22,892.67       9.32         9.42         18.45       0.94     0.64     177.31     15.23
Median   21,720     17,558      19,026     20,235.00       9.55         9.55         19.76       0.67     0.60     146.16     16.61

Source: SNL and F&C calculations.

FERGUSON & CO., LLP              Exhibit II.6 - Comparatives Balance Sheet
- -------------------


            Tangible    Earn Assets/   Full-Time      Loans
          Publicly Rep  Int Bearing    Equivalent    Serviced
           Book Value   Liabilities    Employees    For Others
              ($)           (%)         (Actual)      ($000)
Ticker      Mst RctQ      Mst RctQ      Mst RctQ     Mst RctQ
FGHC         4.28        100.65         72.0              0
FIBC        13.95        113.88         54.0         11,417
FLAG         9.53        105.87         91.0        249,309
FOBC        15.65        114.59        128.0         11,393
FSBI        18.17        112.99         94.0          7,533
LARL        13.38        112.92         50.0          1,324
NFSL        12.78        114.81           NA        128,873
PLE         16.22        105.97         78.0         98,857
SFED        16.68        116.13         55.0          4,768
SHEN        20.40        115.34        103.0          1,869
SJSB        18.50        113.86           NA         51,186
WVFC        20.71        120.49         57.0            747

Maximum     20.71        120.49        128.0     249,309.00
Minimum      4.28        100.65         50.0           -
Average     15.02        112.29         78.2      47,273.00
Median      15.94        113.87         75.0       9,463.00

Source: SNL and F&C calculations.

FERGUSON & CO., LLP            Exhibit II.7 - Comparatives Risk Characteristics
- -------------------


                                                        NPAs + Loans                                        Net Loan
                                              NPAs/     90+ Pst Due/     NPAs/    Reserves/   Reserves/    Chargeoffs/    Loans/
                                             Assets        Assets       Equity      Loans        NPAs       Avg Loans     Assets
                                               (%)          (%)           (%)        (%)         (%)           (%)          (%)
Ticker   Short Name                         Mst RctQ      Mst RctQ     Mst RctQ    Mst RctQ    Mst RctQ     Mst RctQ     Mst RctQ

FGHC     First Georgia Holding, Inc.             1.42          1.50        17.15        0.88        52.23        0.05         84.80
FIBC     Financial Bancorp, Inc.                 2.78          2.88        24.55        1.07        19.19        -            49.99
FLAG     FLAG Financial Corp.                    1.86          1.86        20.88        0.89        30.99        1.07         65.17
FOBC     Fed One Bancorp                         0.14          0.28         1.18        1.16       294.65        0.15         36.26
FSBI     Fidelity Bancorp, Inc.                  0.52          0.52         6.58        1.08        91.51        0.30         44.23
LARL     Laurel Capital Group, Inc.              0.77          0.77         7.35        1.29       127.71        0.02         76.08
NFSL     Newnan Savings Bank, FSB                0.67          0.67         5.80        1.07       128.82        0.07         80.73
PLE      Pinnacle Bank                           0.27          0.27         3.45        1.00       234.43        0.26         62.64
SFED     SFS Bancorp, Inc.                       0.63          0.71         4.47        0.59        59.52       (0.07)        63.17
SHEN     First Shenango Bancorp, Inc.            0.48          0.49         3.66        1.10       146.72        0.29         64.49
SJSB     SJS Bancorp                               NA            NA           NA        0.81           NA        0.19         61.56
WVFC     WVS Financial Corporation               0.75          0.75         4.80        1.33       109.96        -            61.84


Maximum                                          2.78          2.88        24.55        1.33       294.65        1.07         84.80
Minimum                                          0.14          0.27         1.18        0.59        19.19       (0.07)        36.26
Average                                          0.94          0.97         9.08        1.02       117.79        0.19         62.58
Median                                           0.67          0.71         5.80        1.07       109.96        0.11         62.91




                                            One Year     Intangible
                                            Cum Gap/       Assets
                                             Assets        Equity
                                              (%)           (%)
Ticker   Short Name                         Mst RctQ      Mst RctQ

FGHC     First Georgia Holding, Inc.            12.25         12.22
FIBC     Financial Bancorp, Inc.                   NA          0.57
FLAG     FLAG Financial Corp.                    1.72          -
FOBC     Fed One Bancorp                         7.69          5.30
FSBI     Fidelity Bancorp, Inc.                (12.70)         1.06
LARL     Laurel Capital Group, Inc.             (0.67)         -
NFSL     Newnan Savings Bank, FSB                  NA          0.66
PLE      Pinnacle Bank                             NA          3.68
SFED     SFS Bancorp, Inc.                         NA          -
SHEN     First Shenango Bancorp, Inc.              NA          -
SJSB     SJS Bancorp                               NA          -
WVFC     WVS Financial Corporation             (14.71)         -

Maximum                                         12.25         12.22
Minimum                                        (14.71)         -
Average                                         (1.07)         1.96
Median                                           0.53          0.29


FERGUSON & CO., LLP             Exhibit II.7 - Comparatives Risk Characteristics
- -------------------





                                                                  Earn Assets/
                                                         Net      Int Bearing
                                                        Loans     Liabilities
                                                        ($000)        (%)
Short Name                                             Mst RctQ     Mst RctQ

First Georgia Holding, Inc.                                113,968        100.65
Financial Bancorp, Inc.                                    120,411        113.88
FLAG Financial Corp.                                       149,885        105.87
Fed One Bancorp                                            121,682        114.59
Fidelity Bancorp, Inc.                                     125,780        112.99
Laurel Capital Group, Inc.                                 143,095        112.92
Newnan Savings Bank, FSB                                   123,233        114.81
Pinnacle Bank                                              119,246        105.97
SFS Bancorp, Inc.                                          103,977        116.13
First Shenango Bancorp, Inc.                               222,897        115.34
SJS Bancorp                                                     NA        113.86
WVS Financial Corporation                                  140,495        120.49

                                                           222,897        120.49
                                                           103,977        100.65
                                                           134,970        112.29
                                                           123,233        113.87


Source: SNL and F&C calculations.

                                  EXHIBIT III

FERGUSON & CO., LLP               Exhibit III
- -------------------


                               HOME SAVINGS BANK
                          ALBEMARLE, NORTH CAROLINA

                                       1992      1993        1994         1995
Number of Open Quarters                4         4           4            4
FINANCIAL HIGHLIGHTS
                                                ($'s in Thousands)
BALANCE SHEET:
Total Assets                         161,092   157,320     144,391       163,975
% Change in Assets                       -       (2.34)      (8.22)        13.56
Securities-Book Value                 29,620    26,347      30,731        35,842
Securities-Fair Value                 30,184    26,349      30,657        36,049
Total Loans & Leases                 116,608   113,059     107,781       108,449
Total Deposits                       143,363   139,118     124,417       141,513
Loan/Deposit Ratio                     81.34     81.27       86.63         76.64
Provision for Loan Losses                -         -           -             -

CAPITAL:
Equity Capital                        13,867    16,749      18,745        20,928
Total Qualifying Capital(Est)         14,012    16,893      19,300        20,887
Equity Capital/Average Assets           8.61     10.52       12.35         13.52
Tot Qual Cap/Rk Bsd Asts(Est)          18.30     22.62       28.49         29.66
Tier 1 Cap/Rsk Bsed Asts(Est)          18.11     22.43       28.29         29.48
T1 Cap/Avg Assets(Lev Est)              8.74     10.61       13.17         12.86
Dividends Declared/Net Income            -         -           -             -

PROFITABILITY:
Net Income(Loss)                       2,429     2,882       2,414         1,595
Return on Average Assets                1.51      1.81        1.59          1.03
Return on Average Equity Cap           17.52     18.83       13.46          7.98
Net Interest Margin                     4.07      4.74        4.78          3.70
Net Int Income/Avg Assets               3.91      4.57        4.63          3.63
Noninterest Income/Avg Assets           0.15      0.13        0.10          0.08
Noninterest Exp/Avg Assets              1.58      1.47        2.19          2.10

ASSET QUALITY:
NPL+Frcl RE/Lns+Frcl RE                 1.61      1.49        1.52          1.34
NPA's/Equity + LLR                     13.39     10.01        8.69          6.90
LLR/Nonperforming Loans                 8.41      9.16        9.32          9.37
Foreclosed RE/Total Assets              0.09      0.08        0.12          0.05
90+ Day Del Loans/Total Loans           1.48      1.39        1.36          1.27
Loan Loss Reserves/Total Lns            0.12      0.13        0.13          0.12
Net Charge-Offs/Average Loans          (0.00)     0.00        0.01          0.01
Dom Risk R/E Lns/Tot Dom Lns            7.61      8.21        8.10          7.75

LIQUIDITY:
Brokered Dep/Total Dom Deps              -         -           -             -
$100M+ Time Dep/Total Dom Dep           6.28      7.69        6.90          9.46
Int Earn Assets/Int Bear Liab         107.51    109.28      113.12        113.19
Pledged Sec/Total Sec                   3.38      3.80        6.21          5.58
Fair Value Sec/Amort Cost Sec         101.90    100.01       97.75        101.25

Source: Sheshunoff Information Services, Inc.

                                  EXHIBIT IV

FERGUSON & CO., LLP                    Exhibit IV


                              FIRST GEORGIA BANK
                              BRUNSWICK, GEORGIA
                                     FGHC

                                    1992      1993      1994      1995
Num of Quarters Open for Period       4         4         4         4
FINANCIAL HIGHLIGHTS
                                            ($'s in Thousands)
BALANCE SHEET:
Total Assets                        142,245   134,691   135,835   135,582
% Change in Assets                     0.04     (5.31)     0.85     (0.19)
Total Loans                         121,574   109,685   115,837   113,894
Mortgage Loans Serv for Others          -         -         -         -
Mortgage Loans Serv by Others           -       7,171     3,165     3,012
Total Savings Deposits              114,036   108,222   107,127   108,948
Broker Originated Deposits              -         -         -         -

CAPITAL:
Equity Capital                        8,534     9,361    10,397    11,384
GAAP Capital                          8,534     9,361    10,397    11,384
Tangible Capital                      6,594     7,573     8,752    10,009
Core Capital                          8,242     9,361    10,397    11,384
Risk-Based Capital                    9,326    10,363    11,300    12,392
Equity Capital/Total Assets            6.00      6.95      7.65      8.40
Core Cap/Risk Based Assets             8.48      8.78      9.13     10.46
Core Cap/Adj Tangible Assets           5.81      6.95      7.65      8.40
Tangible Cap/Tangible Assets           4.70      5.70      6.52      7.46
Risk-Based Cap/Risk-Wt Assets          9.59      9.72      9.92     11.38

PROFITABILITY:
Net Income(Loss)                        657       920     1,204     1,250
Ret on Avg Assets Bef Ext Item         0.46      0.51      0.89      0.91
Return on Avg GAAP Capital             8.16      7.87     12.23     11.39
Net Interest Income/Avg Assets         3.36      3.71      3.49      3.64
Noninterest Income/Avg Assets          0.94      0.50      0.89      0.90
Noninterest Expense/Avg Assets         3.31      3.03      3.04      3.01
Yield/Cost Spread                      3.77      4.10      3.87      3.92

LIQUIDITY:
Int Earn Assets/Int Bear Liab        105.92    102.25    104.20    107.10
Brokered Deposits/Tot Deposits          -         -         -         -
Amt Eligible as Reg Liquidity           -      12,556     7,543     7,837

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO          3.83      2.46      3.47      1.98
Nonaccrual Loans/Gross Loans           2.72      1.80      2.89      1.44
Nonaccrual Loans/Loan Loss Res       307.75    200.70    376.41    167.76
Reposs Assets/Total Assets             0.54      0.40      0.23      0.18
Net Chrg-Offs/Avg Adj Lns              0.22      0.19      0.09      0.11
Non 1-4 Con/Conv Lns/Tot Assts        14.89     22.33     27.57     28.63


Source: Sheshunoff Information Services Inc.

FERGUSON & C0., LLP               Exhibit IV


                                FINANCIAL FS&LA
                            NEW YORK CITY, NEW YORK
                                     FIBC

                                    1992      1993      1994      1995
Num of Quarters Open for Period       4         4         4         4
FINANCIAL HIGHLIGHTS
                                            ($'s in Thousands)
BALANCE SHEET:
Total Assets                       156,285   151,097   180,050   238,076
% Change in Assets                    2.16     (3.32)    19.16     32.23
Total Loans                         89,213    79,577    84,268   118,339
Mortgage Loans Serv for Others      19,641    15,872    13,185      -
Mortgage Loans Serv by Others       18,820    14,180     12,193   24,190
Total Savings Deposits             146,009   139,657    153,514  190,584
Broker Originated Deposits             -         -          -        -

CAPITAL:
Equity Capital                       8,024     9,658     19,651   20,683
GAAP Capital                         8,024     9,658     19,651   20,683
Tangible Capital                     6,501     7,946     17,748   17,558
Core Capital                         6,501     7,946     17,748   17,558
Risk-Based Capital                   6,391     7,601     17,237   17,565
Equity Capital/Total Assets           5.13      6.39      10.91     8.69
Core Cap/Risk Based Assets            9.96     13.36      28.24    19.75
Core Cap/Adj Tangible Assets          4.20      5.33      10.02     7.48
Tangible Cap/Tangible Assets          4.20      5.33      10.02     7.48
Risk-Based Cap/Risk-Wt Assets         9.79     12.78      27.42    19.76

PROFITABILITY:
Net Income(Loss)                     1,338     1,634      1,339    1,384
Ret on Avg Assets Bef Ext Item        0.87      0.95       0.80     0.64
Return on Avg GAAP Capital           18.19     16.58       9.89     6.95
Net Interest Income/Avg Assets        3.98      4.23       4.01     3.71
Noninterest Income/Avg Assets         0.45      0.69       0.17     0.07
Noninterest Expense/Avg Assets        2.61      2.78       2.70     2.39
Yield/Cost Spread                     4.25      4.48       4.14     3.73

LIQUIDITY:
Int Earn Assets/Int Bear Liab       101.05    102.78     116.64   107.44
Brokered Deposits/Tot Deposits         -         -          -        -
Amt Eligible as Reg Liquidity       11,344    15,509     31,769   26,005

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO         5.47      6.61       4.44     3.63
Nonaccrual Loans/Gross Loans          3.02      2.42       1.83     1.44
Nonaccrual Loans/Loan Loss Res      958.16    190.06     137.76   134.70
Reposs Assets/Total Assets            0.31      0.50       0.19     0.24
Net Chrg-Offs/Avg Adj Lns             0.60      0.06       0.04     0.21
Non 1-4 Con/Conv Lns/Tot Assts        3.17      3.89       4.72     5.96

Source: Sheshunoff Information Services Inc.

FERGUSON & CO., LLP               Exhibit IV

                            FIRST FSB OF LA GRANGE
                              LA GRANGE, GEORGIA
                                     FLAG

                                     1992         1993          1994        1995
Num of Quarters Open for Period        4            4             4           4
FINANCIAL HIGHLIGHTS
                               ($'s in Thousands)
BALANCE SHEET:
Total Assets                         188,190      207,559      231,939      232,411
% Change in Assets                      1.66        10.29        11.75         0.20
Total Loans                          142,559      138,519      143,254      151,265
Mortgage Loans Serv for Others       116,864      148,699      273,102      249,309
Mortgage Loans Serv by Others          1,344        1,785        6,615        5,714
Total Savings Deposits               153,901      165,005      165,850      178,200
Broker Originated Deposits               -            -       1,287.00     3,491.00

CAPITAL:
Equity Capital                        18,226       19,891       18,929       20,494
GAAP Capital                          18,226       19,891       18,929       20,494
Tangible Capital                      18,226       19,891       18,765       20,301
Core Capital                          18,226       19,891       18,765       20,301
Risk-Based Capital                    18,904       20,772       19,411       21,348
Equity Capital/Total Assets             9.68         9.58         8.16         8.82
Core Cap/Risk Based Assets             16.13        16.64        13.70        13.50
Core Cap/Adj Tangible Assets            9.69         9.58         8.10         8.72
Tangible Cap/Tangible Assets            9.69         9.58         8.10         8.72
Risk-Based Cap/Risk-Wt Assets          16.73        17.37        14.17        14.19

PROFITABILITY:
Net Income(Loss)                       1,611        2,166        1,770        2,140
Ret on Avg Assets Bef Ext Item          0.86         1.09         0.78         0.92
Return on Avg GAAP Capital              9.17        11.36         9.05        10.28
Net Interest Income/Avg Assets          3.71         3.45         2.86         2.98
Noninterest Income/Avg Assets           0.77         1.07         1.28         1.49
Noninterest Expense/Avg Assets          2.63         2.68         2.76         2.94
Yield/Cost Spread                       3.81         3.68         2.97         3.14

LIQUIDITY:
Int Earn Assets/Int Bear Liab         106.57       105.28       108.67       107.33
Brokered Deposits/Tot Deposits           -            -           0.78         1.96
Amt Eligible as Reg Liquidity         12,019       16,185       16,394       18,414

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO           3.41         4.21         3.04         3.00
Nonaccrual Loans/Gross Loans            1.87         2.34         1.59         0.89
Nonaccrual Loans/Loan Loss Res        394.44       362.43       185.69        85.52
Reposs Assets/Total Assets              0.12         0.20         0.11         0.48
Net Chrg-Offs/Avg Adj Lns               0.32         0.17         0.04         0.06
Non 1-4 Con/Conv Lns/Tot Assts          7.72         8.79        10.37        12.67

Source: Sheshunoff Information Services Inc.

FERGUSON & CO., LLP              Exhibit IV



                                 FED ONE BANK
                            WHEELING, WEST VIRGINIA
                                     FOBC

                                    1992      1993      1994      1995
Num of Quarters Open for Period       4         4         4         4
FINANCIAL HIGHLIGHTS
                                             ($'s in Thousands)
BALANCE SHEET:
Total Assets                    237,817      248,336   303,932   328,525
% Change in Assets                 0.45         4.42     22.39      8.09
Total Loans                     107,799      108,576   113,257   120,447
Mortgage Loans Serv for Others   19,353       15,797    13,389    11,783
Mortgage Loans Serv by Others    13,103        8,510     6,484     6,255
Total Savings Deposits          188,935      184,602   238,850   242,056
Broker Originated Deposits          -            -         -         -

CAPITAL:
Equity Capital                   24,044       26,852    28,719    36,265
GAAP Capital                     24,044       26,852    28,719    36,265
Tangible Capital                 22,498       25,428    26,654    33,983
Core Capital                     24,044       26,852    27,784    33,983
Risk-Based Capital               25,311       28,208    29,121    35,345
Equity Capital/Total Assets       10.11        10.81      9.45     11.04
Core Cap/Risk Based Assets        22.47        24.76     23.54     26.51
Core Cap/Adj Tangible Assets      10.20        10.89      9.22     10.43
Tangible Cap/Tangible Assets       9.54        10.32      8.84     10.43
Risk-Based Cap/Risk-Wt Assets     23.65        26.01     24.68     27.57

PROFITABILITY:
Net Income(Loss)                  1,684        3,164     2,864     3,129
Ret on Avg Assets Bef Ext Item     0.71         1.09      1.01      1.00
Return on Avg GAAP Capital         8.02        10.44     10.32      8.99
Net Interest Income/Avg Assets     3.39         3.82      3.54      3.56
Noninterest Income/Avg Assets      0.35         0.28      0.21      0.23
Noninterest Expense/Avg Assets     2.49         2.24      2.12      2.19
Yield/Cost Spread                  3.38         3.79      3.53      3.47

LIQUIDITY:
Int Earn Assets/Int Bear Liab    109.11       110.77    108.69    111.36
Brokered Deposits/Tot Deposits      -            -         -         -
Amt Eligible as Reg Liquidity    24,358       30,472    28,982    56,617

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO      2.19         0.81      0.93      1.00
Nonaccrual Loans/Gross Loans       0.42         0.39      0.54      0.61
Nonaccrual Loans/Loan Loss Res    35.62        29.76     42.95     50.37
Reposs Assets/Total Assets         0.63         0.04      0.02      0.01
Net Chrg-Offs/Avg Adj Lns          0.27         0.09      0.12      0.07
Non 1-4 Con/Conv Lns/Tot Assts     8.73         8.04      4.92      3.87

Source: Sheshunoff Information Services Inc.

                                  Exhibit IV
FERGUSON & CO., LLP

                             FIDELITY SAVINGS BANK
                           PITTSBURGH, PENNSYLVANIA
                                     FSBI

                                     1992      1993       1994         1995
Number of Open Quarters                4         4          4            4
FINANCIAL HIGHLIGHTS
                                ($'s in Thousands)
BALANCE SHEET:
Total Assets                        257,618   268,736    276,779      287,018
% Change in Assets                     1.81      4.32       2.99         3.70
Securities-Book Value               134,764   150,773    150,498      148,323
Securities-Fair Value               135,159   151,661    141,382      148,320
Total Loans & Leases                110,750   107,214    115,587      127,256
Total Deposits                      237,449   238,064    229,189      248,279
Loan/Deposit Ratio                    46.64     45.04      50.43        51.26
Provision for Loan Losses               483       640        360          170


CAPITAL:
Equity Capital                       17,237    19,521     20,458       22,423
Total Qualifying Capital(Est)        17,104    19,894     21,736       23,084
Equity Capital/Average Assets          6.75      7.42       7.49         7.97
Tot Qual Cap/Rk Bsd Asts(Est)         13.94     16.21      16.76        16.98
Tier 1 Cap/Rsk Bsed Asts(Est)         13.21     15.28      15.72        15.97
T1 Cap/Avg Assets(Lev Est)             6.28      7.01       7.39         7.64
Dividends Declared/Net Income         14.69     11.38      20.25        34.33


PROFITABILITY:
Net Income(Loss)                      1,715     2,549      1,679        1,602
Return on Average Assets               0.67      0.97       0.61         0.57
Return on Average Equity Cap          10.44     13.87       8.34         7.46
Net Interest Margin                    3.09      3.36       3.05         3.00
Net Int Income/Avg Assets              3.01      3.30       2.98         2.86
Noninterest Income/Avg Assets          0.19      0.22       0.20         0.20
Noninterest Exp/Avg Assets             2.14      2.17       2.09         2.17


ASSET QUALITY:
NPL+Frcl RE/Lns+Frcl RE                1.60      1.87       1.41         1.91
NPA's/Equity + LLR                     9.83      9.73       7.50        10.33
LLR/Nonperforming Loans               69.74     67.87     100.52       112.40
Foreclosed RE/Total Assets             0.19      0.12       0.11         0.43
90+ Day Del Loans/Total Loans           -         -          -            -
Loan Loss Reserves/Total Lns           0.81      1.07       1.17         1.08
Net Charge-Offs/Average Loans          0.27      0.37       0.13         0.12
Dom Risk R/E Lns/Tot Dom Lns          21.68     22.17      24.03        22.51


LIQUIDITY:
Brokered Dep/Total Dom Deps             -         -          -            -
$100M+ Time Dep/Total Dom Dep          4.37      4.16       4.42         7.69
Int Earn Assets/Int Bear Liab        106.50    107.91     108.09       108.40
Pledged Sec/Total Sec                  1.11      1.33       0.66         2.00
Fair Value Sec/Amort Cost Sec        100.29    100.59      93.53       100.45

Source: Sheshunoff Information Services Inc.

FERGUSON & CO., LLP               Exhibit IV


                              LAUREL SAVINGS BANK
                          ALLISON PARK, PENNSYLVANIA
                                     LARL

                                      1992     1993     1994     1995
Number of Open Quarters                  -        -        -          4
FINANCIAL HIGHLIGHTS
                                             ($'s in Thousands)
BALANCE SHEET:
Total Assets                             -        -        -    192,698
% Change in Assets                       -        -        -        -
Securities-Book Value                    -        -        -     32,839
Securities-Fair Value                    -        -        -     32,927
Total Loans & Leases                     -        -        -    146,566
Total Deposits                           -        -        -    164,943
Loan/Deposit Ratio                       -        -        -      88.86
Provision for Loan Losses                -        -        -      68.00

CAPITAL:
Equity Capital                           -        -        -     19,921
Total Qualifying Capital(Est)            -        -        -     20,320
Equity Capital/Average Assets            -        -        -      10.63
Tot Qual Cap/Rk Bsd Asts(Est)            -        -        -      19.68
Tier 1 Cap/Rsk Bsed Asts(Est)            -        -        -      18.43
T1 Cap/Avg Assets(Lev Est)               -        -        -       9.98
Dividends Declared/Net Income            -        -        -        -

PROFITABILITY:
Net Income(Loss)                         -        -        -      2,525
Return on Average Assets                 -        -        -       1.35
Return on Average Equity Cap             -        -        -      13.55
Net Interest Margin                      -        -        -       4.07
Net Int Income/Avg Assets                -        -        -       4.01
Noninterest Income/Avg Assets            -        -        -       0.21
Noninterest Exp/Avg Assets               -        -        -       2.05

ASSET QUALITY:
NPL+Frcl RE/Lns+Frcl RE                  -        -        -       0.73
NPA's/Equity + LLR                       -        -        -       4.94
LLR/Nonperforming Loans                  -        -        -     237.34
Foreclosed RE/Total Assets               -        -        -       0.15
90+ Day Del Loans/Total Loans            -        -        -        -
Loan Loss Reserves/Total Lns             -        -        -       1.29
Net Charge-Offs/Average Loans            -        -        -       0.03
Dom Risk R/E Lns/Tot Dom Lns             -        -        -       8.51

LIQUIDITY:
Brokered Dep/Total Dom Deps              -        -        -        -
$100M+ Time Dep/Total Dom Dep            -        -        -       3.32
Int Earn Assets/Int Bear Liab            -        -        -     115.84
Pledged Sec/Total Sec                    -        -        -        -
Fair Value Sec/Amort Cost Sec            -        -        -     101.46

Source: Sheshunoff Information Services Inc.

FERGUSON & CO., LLP               Exhibit IV

                           NEWNAN SAVINGS BANK, FSB
                                NEWNAN, GEORGIA
                                     NFSL

                                       1992      1993      1994      1995
Num of Quarters Open for Period          4         4         4         4
FINANCIAL HIGHLIGHTS
                                               ($'s in Thousands)
BALANCE SHEET:
Total Assets                           127,705   139,094   158,795   161,240
% Change in Assets                       (3.34)     8.92     14.16      1.54
Total Loans                             83,396   103,323   131,962   131,169
Mortgage Loans Serv for Others         104,217   126,193   139,178   128,873
Mortgage Loans Serv by Others              -       1,230     1,078       -
Total Savings Deposits                 112,134   111,604   112,234   127,950
Broker Originated Deposits                 -         -         -         -

CAPITAL:
Equity Capital                          13,818    14,938    15,913    18,606
GAAP Capital                            13,818    14,938    15,913    18,606
Tangible Capital                        12,002    13,418    14,398    18,385
Core Capital                            12,002    13,418    14,398    18,385
Risk-Based Capital                      12,939    14,252    15,602    19,546
Equity Capital/Total Assets              10.82     10.74     10.02     11.54
Core Cap/Risk Based Assets               15.01     14.82     12.98     16.54
Core Cap/Adj Tangible Assets              9.54      9.76      9.18     11.50
Tangible Cap/Tangible Assets              9.54      9.76      9.18     11.50
Risk-Based Cap/Risk-Wt Assets            16.18     15.74     14.06     17.59

PROFITABILITY:
Net Income(Loss)                         1,772     1,110     1,072     3,039
Ret on Avg Assets Bef Ext Item            1.36      0.64      0.71      1.83
Return on Avg GAAP Capital               13.54      5.98      6.97     17.51
Net Interest Income/Avg Assets            3.42      3.43      3.34      3.55
Noninterest Income/Avg Assets             2.02      1.05      1.17      1.72
Noninterest Expense/Avg Assets            3.30      3.26      3.36      2.65
Yield/Cost Spread                         3.48      3.50      3.36      3.52

LIQUIDITY:
Int Earn Assets/Int Bear Liab           105.93    106.27    106.22    115.53
Brokered Deposits/Tot Deposits             -         -         -         -
Amt Eligible as Reg Liquidity           13,216     8,888     7,192     7,600

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO             3.69      4.22      2.04      1.40
Nonaccrual Loans/Gross Loans              2.12      1.60      1.14      0.58
Nonaccrual Loans/Loan Loss Res          148.79    133.85    109.98     60.22
Reposs Assets/Total Assets                0.50      0.70      0.12      0.08
Net Chrg-Offs/Avg Adj Lns                 0.04      0.24      0.03      0.05
Non 1-4 Con/Conv Lns/Tot Assts           13.96     15.30     12.70     12.73

Source: Sheshunoff Information Services Inc.

FERGUSON & CO., LLP               Exhibit IV


                           FIRST FEDERAL OF AL, FSB
                                JASPER, ALABAMA
                                      PLE



                                      1992      1993      1994      1995
Num of Quarters Open for Period         4         4         4         4
FINANCIAL HIGHLIGHTS
                                               ($'s in Thousands)
BALANCE SHEET:
Total Assets                         174,289   176,095   186,324   194,529
% Change in Assets                     (3.03)     1.04      5.81      4.40
Total Loans                          103,685   102,196   113,702   121,364
Mortgage Loans Serv for Others       129,624   112,556   105,059    98,857
Mortgage Loans Serv by Others          1,535     1,147       820       690
Total Savings Deposits               153,782   146,484   149,856   162,931
Broker Originated Deposits               -         -         -         -

CAPITAL:
Equity Capital                        14,388    13,822    13,449    15,127
GAAP Capital                          14,388    13,822    13,449    15,127
Tangible Capital                      13,649    13,155    12,769    14,373
Core Capital                          14,323    13,788    13,362    14,373
Risk-Based Capital                    15,001    14,698    14,479    15,574
Equity Capital/Total Assets             8.26      7.85      7.22      7.78
Core Cap/Risk Based Assets             17.78     15.40     14.24     12.95
Core Cap/Adj Tangible Assets            8.25      7.86      7.20      7.42
Tangible Cap/Tangible Assets            7.86      7.50      6.88      7.42
Risk-Based Cap/Risk-Wt Assets          18.62     16.42     15.43     14.03

PROFITABILITY:
Net Income(Loss)                       1,579        44       971     1,486
Ret on Avg Assets Bef Ext Item          0.89      0.03      0.54      0.77
Return on Avg GAAP Capital             11.38      0.31      7.10     10.39
Net Interest Income/Avg Assets          3.17      3.10      3.01      3.02
Noninterest Income/Avg Assets           0.97      0.96      0.65      0.58
Noninterest Expense/Avg Assets          2.60      3.78      2.65      2.22
Yield/Cost Spread                       3.29      3.15      3.05      3.00

LIQUIDITY:
Int Earn Assets/Int Bear Liab         107.11    106.88    105.26    107.65
Brokered Deposits/Tot Deposits          -         -         -         -
Amt Eligible as Reg Liquidity         21,032    23,452    24,116    29,638

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO           0.55      0.28      0.29      0.42
Nonaccrual Loans/Gross Loans            0.35      0.20      0.28      0.32
Nonaccrual Loans/Loan Loss Res         56.05     23.42     29.92     34.49
Reposs Assets/Total Assets              0.02      0.04      -         0.05
Net Chrg-Offs/Avg Adj Lns               0.11      0.06      0.04      0.13
Non 1-4 Con/Conv Lns/Tot Assts          9.50      9.86      9.49     10.32

Source: Sheshunoff Information Services Inc.

FERGUSON & CO., LLP               Exhibit IV

                               SCHENECTADY FS&LA
                             SCHENECTADY, NEW YORK
                                     SFED

                                       1992      1993      1994      1995
Num of Quarters Open for Period          4         4         4         4
FINANCIAL HIGHLIGHTS
                                  ($'s in Thousands)
BALANCE SHEET:
Total Assets                           148,517   146,326   150,896   166,557
% Change in Assets                       (1.28)    (1.48)     3.12     10.38
Total Loans                            104,058    92,964    94,299   101,585
Mortgage Loans Serv for Others           6,239     6,236     5,425     4,918
Mortgage Loans Serv by Others           26,954    22,941    19,279    12,206
Total Savings Deposits                 137,448   134,425   138,132   139,555
Broker Originated Deposits               1,081       -         -         -

CAPITAL:
Equity Capital                           9,229     9,642    10,046    17,030
GAAP Capital                             9,229     9,642    10,046    17,030
Tangible Capital                         9,229     9,642    10,046    16,942
Core Capital                             9,229     9,642    10,046    16,942
Risk-Based Capital                       9,942    10,446    10,907    17,514
Equity Capital/Total Assets               6.21      6.59      6.66     10.22
Core Cap/Risk Based Assets               11.35     12.98     13.25     20.79
Core Cap/Adj Tangible Assets              6.21      6.59      6.66     10.18
Tangible Cap/Tangible Assets              6.21      6.59      6.66     10.18
Risk-Based Cap/Risk-Wt Assets            12.22     14.06     14.38     21.49

PROFITABILITY:
Net Income(Loss)                           360       406       511       724
Ret on Avg Assets Bef Ext Item            0.24      0.28      0.34      0.44
Return on Avg GAAP Capital                3.98      4.30      5.19      5.09
Net Interest Income/Avg Assets            2.77      3.00      3.14      3.05
Noninterest Income/Avg Assets             0.36      0.47      0.13      0.21
Noninterest Expense/Avg Assets            2.54      2.81      2.64      2.43
Yield/Cost Spread                         2.77      2.97      3.09      2.86

LIQUIDITY:
Int Earn Assets/Int Bear Liab           104.14    106.29    106.33    111.60
Brokered Deposits/Tot Deposits            0.79       -         -         -
Amt Eligible as Reg Liquidity           20,724    17,362    27,053    45,216

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO             1.10      3.16      2.67      1.94
Nonaccrual Loans/Gross Loans              0.31      1.54      1.34      0.79
Nonaccrual Loans/Loan Loss Res           42.06    178.61    147.39    139.09
Reposs Assets/Total Assets                0.48      0.23      0.14      0.12
Net Chrg-Offs/Avg Adj Lns                 0.27      0.40      0.07      0.68
Non 1-4 Con/Conv Lns/Tot Assts            6.35      5.69      5.05      3.58

Source: Sheshunoff Information Services Inc.

FERGUSON & CO., LLP               Exhibit IV


                            FIRST FSB OF NEW CASTLE
                           NEW CASTLE, PENNSYLVANIA
                                     SHEN

                                          1992      1993      1994      1995
Num of Quarters Open for Period             4         4         4         4
FINANCIAL HIGHLIGHTS
                                                     ($'s in Thousands)
BALANCE SHEET:
Total Assets                            275,796   286,863   302,306   327,253
% Change in Assets                         2.55      4.01      5.38      8.25
Total Loans                             171,533   201,372   215,811   228,834
Mortgage Loans Serv for Others            1,693     1,247     1,072       699
Mortgage Loans Serv by Others            33,009    37,831    30,260    16,471
Total Savings Deposits                  254,112   252,596   250,246   256,268
Broker Originated Deposits                  -         -         -         -

CAPITAL:
Equity Capital                           19,065    31,095    33,256    36,935
GAAP Capital                             19,065    31,095    33,256    36,935
Tangible Capital                         19,054    31,075    33,542    36,248
Core Capital                             19,054    31,075    33,542    36,248
Risk-Based Capital                       20,699    33,240    35,709    38,608
Equity Capital/Total Assets                6.91     10.84     11.00     11.29
Core Cap/Risk Based Assets                11.78     17.72     19.40     18.98
Core Cap/Adj Tangible Assets               6.91     10.83     11.08     11.10
Tangible Cap/Tangible Assets               6.91     10.83     11.08     11.10
Risk-Based Cap/Risk-Wt Assets             12.80     18.95     20.65     20.22

PROFITABILITY:
Net Income(Loss)                          1,575     2,412     2,099     2,810
Ret on Avg Assets Bef Ext Item             0.58      0.70      0.72      0.89
Return on Avg GAAP Capital                 8.62      7.82      6.55      8.07
Net Interest Income/Avg Assets             3.03      3.15      3.24      3.28
Noninterest Income/Avg Assets              0.03      0.10      0.22      0.27
Noninterest Expense/Avg Assets             1.86      2.09      2.13      1.82
Yield/Cost Spread                          3.04      3.02      2.96      2.89

LIQUIDITY:
Int Earn Assets/Int Bear Liab            103.77    110.50    111.41    112.45
Brokered Deposits/Tot Deposits             -         -         -         -
Amt Eligible as Reg Liquidity            57,412    47,953    40,629    20,461

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO              3.01      2.55      2.08      1.80
Nonaccrual Loans/Gross Loans               0.63      1.41      1.00      0.31
Nonaccrual Loans/Loan Loss Res            64.98    130.77     81.37     28.76
Reposs Assets/Total Assets                 0.69      0.07      0.10      0.29
Net Chrg-Offs/Avg Adj Lns                  0.11      0.19      0.19      0.48
Non 1-4 Con/Conv Lns/Tot Assts             5.47      6.68      6.40      7.13


Source: Sheshunoff Information Services Inc.

FERGUSON & CO., LLP                             Exhibit IV




                                    SJS FSB
                             ST. JOSEPH, MICHIGAN
                                         SJSB

                                         1992      1993      1994      1995
Num of Quarters Open for Period            4         4         4         4
FINANCIAL HIGHLIGHTS
                                                ($'s in Thousands)
BALANCE SHEET:
Total Assets                           128,860   124,118   123,109   143,248
% Change in Assets                       (2.75)    (3.68)    (0.81)    16.36
Total Loans                             47,887    51,972    64,911    88,448
Mortgage Loans Serv for Others          42,644    48,684    48,548    51,186
Mortgage Loans Serv by Others                1         1       -         500
Total Savings Deposits                 110,012   108,198   109,603   112,079
Broker Originated Deposits                 285       190       190       190

CAPITAL:
Equity Capital                           8,017     8,864     7,708    13,395
GAAP Capital                             8,017     8,864     7,708    13,395
Tangible Capital                         8,017     8,864     8,720    13,705
Core Capital                             8,017     8,864     8,720    13,705
Risk-Based Capital                       8,589     9,412     9,191    14,181
Equity Capital/Total Assets               6.22      7.14      6.26      9.35
Core Cap/Risk Based Assets               16.11     18.41     15.39     19.12
Core Cap/Adj Tangible Assets              6.22      7.15      7.03      9.55
Tangible Cap/Tangible Assets              6.22      7.15      7.03      9.55
Risk-Based Cap/Risk-Wt Assets            17.25     19.55     16.22     19.79

PROFITABILITY:
Net Income(Loss)                           756       754         2       901
Ret on Avg Assets Bef Ext Item            0.58      0.60      0.00      0.68
Return on Avg GAAP Capital                9.92      8.93      0.03      6.84
Net Interest Income/Avg Assets            2.04      1.91      2.04      2.78
Noninterest Income/Avg Assets             0.81      1.11      0.39      0.44
Noninterest Expense/Avg Assets            2.06      2.14      2.43      2.22
Yield/Cost Spread                         1.95      1.82      1.98      2.59

LIQUIDITY:
Int Earn Assets/Int Bear Liab           105.00    107.40    104.46    108.74
Brokered Deposits/Tot Deposits            0.26      0.18      0.17      0.17
Amt Eligible as Reg Liquidity           10,528     5,934     4,172     3,092

ASSET QUALITY:
Nonperf Lns+REO/Total Lns+REO             0.72      0.40      0.71      0.74
Nonaccrual Loans/Gross Loans              0.29      0.21      0.19      0.17
Nonaccrual Loans/Loan Loss Res           24.14     19.23     22.24     22.48
Reposs Assets/Total Assets                0.03      0.00      0.06      0.12
Net Chrg-Offs/Avg Adj Lns                (0.04)    (0.07)     0.04     (0.00)
Non 1-4 Con/Conv Lns/Tot Assts            1.24      0.95      0.57      1.24

Source: Sheshunoff Information Services Inc.

FERGUSON & CO., LLP               Exhibit IV


                            WEST VIEW SAVINGS  BANK
                           PITTSBURGH, PENNSYLVANIA
                                     WVFC

                                      1992      1993      1994      1995
Number of Open Quarters                 4         4         4         4
FINANCIAL HIGHLIGHTS
                                              ($'s in Thousands)
BALANCE SHEET:
Total Assets                          205,994   217,691   208,983   220,618
% Change in Assets                        -        5.73     (4.00)     5.57
Securities-Book Value                  67,265    84,641    65,469    69,961
Securities-Fair Value                  68,039    85,196    64,558    70,715
Total Loans & Leases                  127,964   118,140   134,856   142,394
Total Deposits                        189,812   194,960   178,561   176,076
Loan/Deposit Ratio                      67.42     60.60     75.52     80.87
Provision for Loan Losses              489.00    500.00    211.00    181.00

CAPITAL:
Equity Capital                         14,211    19,789    21,800    24,347
Total Qualifying Capital(Est)          15,275    21,325    23,500    25,617
Equity Capital/Average Assets            6.90      9.34     10.45     11.36
Tot Qual Cap/Rk Bsd Asts(Est)           11.24     14.96     17.29     22.26
Tier 1 Cap/Rsk Bsed Asts(Est)           10.46     13.88     16.04     21.00
T1 Cap/Avg Assets(Lev Est)               6.90      8.85     10.65     10.72
Dividends Declared/Net Income             -         -         -         -

PROFITABILITY:
Net Income(Loss)                        1,876     2,216     2,011     2,373
Return on Average Assets                 0.91      1.05      0.96      1.11
Return on Average Equity Cap            13.20     13.04      9.67     10.42
Net Interest Margin                      3.42      3.36      3.45      3.91
Net Int Income/Avg Assets                3.39      3.32      3.39      3.87
Noninterest Income/Avg Assets            0.13      0.14      0.13      0.14
Noninterest Exp/Avg Assets               1.71      1.84      1.96      2.08

ASSET QUALITY:
NPL+Frcl RE/Lns+Frcl RE                  0.86      1.11      1.30      1.21
NPA's/Equity + LLR                       7.19      6.13      7.44      6.58
LLR/Nonperforming Loans                 97.79    117.43    100.70    110.92
Foreclosed RE/Total Assets              0.005       -        0.01      0.01
90+ Day Del Loans/Total Loans             -       0.002       -         -
Loan Loss Reserves/Total Lns             0.83      1.30      1.29      1.33
Net Charge-Offs/Average Loans            0.06      0.02      0.01      0.01
Dom Risk R/E Lns/Tot Dom Lns            19.25     19.74     22.49     20.51


LIQUIDITY:
Brokered Dep/Total Dom Deps               -         -         -         -
$100M+ Time Dep/Total Dom Dep            4.14      3.87      5.58      7.51
Int Earn Assets/Int Bear Liab          107.58    112.78    114.26    115.00
Pledged Sec/Total Sec                    2.97      2.36      3.05     19.30
Fair Value Sec/Amort Cost Sec          101.15    100.66     98.61    101.46

Source: Sheshunoff Information Services Inc.

                                   EXHIBIT V

FERGUSON & CO., LLP                    Exhibit V - Publicly Traded Thrifts
- -------------------                    Financial Data as of April 30, 1996

                                                                             Deposit
                                                                            Insurance
                                                                             Agency

Ticker   Short Name                        City               State Region (BIF/SAIF) Exchange  IPO Date
AADV     Advantage Bancorp, Inc.           Kenosha              WI    MW      SAIF     NASDAQ   03/23/92
ABBK     Abington Savings Bank             Abington             MA    NE      BIF      NASDAQ   06/10/86
ABCW     Anchor BanCorp Wisconsin          Madison              WI    MW      SAIF     NASDAQ   07/16/92
AFCB     Affiliated Community Bancorp      Waltham              MA    NE      SAIF     NASDAQ   10/19/95
AFFFZ    America First Financial Fund      San Francisco        CA    WE      SAIF     NASDAQ      NA
AHCI     Ambanc Holding Co., Inc.          Amsterdam            NY    MA      BIF      NASDAQ   12/27/95
AHM      Ahmanson & Company (H.F.)         Irwindale            CA    WE      SAIF     NYSE     10/01/72
ALBC     Albion Banc Corp.                 Albion               NY    MA      SAIF     NASDAQ   07/26/93
ALBK     ALBANK Financial Corp             Albany               NY    MA      SAIF     NASDAQ   04/01/92
AMFB     American Federal Bank             Greenville           SC    SE      SAIF     NASDAQ   01/19/89
AMFC     AMB Financial Corp.               Munster              IN    MW      SAIF     NASDAQ   04/01/96
ANBK     American National Bancorp         Baltimore            MD    MA      SAIF     NASDAQ   10/31/95
ANDB     Andover Bancorp, Inc.             Andover              MA    NE      BIF      NASDAQ   05/08/86
ASBI     Ameriana Bancorp                  New Castle           IN    MW      SAIF     NASDAQ   03/02/87
ASBP     ASB Financial Corp.               Portsmouth           OH    MW      SAIF     NASDAQ   05/11/95
ASFC     Astoria Financial Corporation     Lake Success         NY    MA      SAIF     NASDAQ   11/18/93
ATSB     AmTrust Capital Corp.             Peru                 IN    MW      SAIF     NASDAQ   03/28/95
AVND     Avondale Financial Corp.          Chicago              IL    MW      SAIF     NASDAQ   04/07/95
BABC     Barrington Bancorp, Inc.          Barrington           IL    MW      SAIF     NASDAQ   05/12/94
BANC     BankAtlantic Bancorp, Inc.        Fort Lauderdale      FL    SE      SAIF     NASDAQ   11/29/83
BDJI     First Federal Bancorporation      Bemidji              MN    MW      SAIF     NASDAQ   04/04/95
BELL     Bell Bancorp                      Chicago              IL    MW      SAIF     NASDAQ   12/23/91
BFD      BostonFed Bancorp, Inc.           Burlington           MA    NE      SAIF     AMSE     10/24/95
BFSB     Bedford Bancshares, Inc.          Bedford              VA    SE      SAIF     NASDAQ   08/22/94
BFSI     BFS Bankorp, Inc.                 New York             NY    MA      SAIF     NASDAQ   05/12/88
BKC      American Bank of Connecticut      Waterbury            CT    NE      BIF      AMSE     12/01/81
BKCO     Bankers Corp.                     Perth Amboy          NJ    MA      BIF      NASDAQ   03/16/90
BKCT     Bancorp Connecticut, Inc.         Southington          CT    NE      BIF      NASDAQ   07/03/86
BKUNA    BankUnited Financial Corp.        Coral Gables         FL    SE      SAIF     NASDAQ   12/11/85
BRFC     Bridgeville Savings Bank          Bridgeville          PA    MA      SAIF     NASDAQ   10/07/94
BSBC     Branford Savings Bank             Branford             CT    NE      BIF      NASDAQ   11/04/86
BTHL     Bethel Bancorp                    Portland             ME    NE      BIF      NASDAQ   08/19/87
BVFS     Bay View Capital Corp.            San Mateo            CA    WE      SAIF     NASDAQ   05/09/86
BWFC     Bank West Financial Corp.         Grand Rapids         MI    MW      SAIF     NASDAQ   03/30/95
BYFC     Broadway Financial Corp.          Los Angeles          CA    WE      SAIF     NASDAQ   01/09/96
CAFI     Camco Financial Corporation       Cambridge            OH    MW      SAIF     NASDAQ      NA
          Current  Current                  Current
           Stock    Market      Price/      Price/
           Price    Value    LTM Core EPS Book Value

Ticker      ($)      ($M)        (x)          (%)
AADV       34.000    117.79         16.11     129.92
ABBK       15.750     29.67         30.29      95.34
ABCW       33.250    164.07         12.79     139.53
AFCB       17.250     87.49            NA      89.80
AFFFZ      27.500    165.29         10.50     109.30
AHCI        9.500     51.51            NA      67.76
AHM        23.750  2,672.17         35.45     116.42
ALBC       17.000      4.43         27.87      72.77
ALBK       26.750    363.94         13.24     113.44
AMFB       15.750    171.73          9.91     160.71
AMFC       10.625     11.94            NA         NA
ANBK       10.125     40.30            NA      78.55
ANDB       22.375     94.93          9.64     111.32
ASBI       13.000     43.23         14.13      96.94
ASBP       15.000     25.71            NA      96.15
ASFC       53.250    583.54         13.05     101.80
ATSB       10.000      5.67        111.11      75.08
AVND       13.750     57.52            NA      85.94
BABC       24.500     16.20         43.75     140.08
BANC       15.750    184.95         12.30     138.40
BDJI       13.250     11.43            NA      75.67
BELL       37.250    343.06         31.04     111.59
BFD        12.375     81.55            NA      83.73
BFSB       17.375     20.43         13.90     103.05
BFSI       38.750     63.38          6.91     137.46
BKC        25.625     58.55         22.68     131.34
BKCO       17.000    219.68         10.69     117.48
BKCT       21.250     48.10         11.36     111.31
BKUNA       7.750     42.10            NM      73.11
BRFC       14.000     15.74         22.58      99.50
BSBC        3.000     15.54         14.29     129.87
BTHL       12.500     15.04         16.23      89.61
BVFS       33.000    227.71         30.56     112.02
BWFC        9.500     21.81            NA      79.37
BYFC       10.375      9.26            NA         NA
CAFI       18.250     35.98         12.33     129.89

Source: SNL and F&C calculations.

FERGUSON & CO., LLP                      Exhibit V - Publicly Traded Thrifts
- -------------------                      Financial Data as of April 30, 1996

                                                                                Deposit                        Current  Current
                                                                              Insurance                         Stock    Stock
                                                                                Agency                          Price    Value

Ticker   Short Name                        City                 State  Region  (BIF/SAIF)  Exchange  IPO Date  ($)      ($M)

CAL      Cal Fed Bancorp, Inc.             Los Angeles            CA     WE       SAIF       NYSE    03/01/83  17.875    881.47
CAPS     Capital Savings Bancorp, Inc.     Jefferson City         MO     MW       SAIF      NASDAQ   12/29/93  19.000     19.74
CARV     Carver Federal Savings Bank       New York               NY     MA       SAIF      NASDAQ   10/25/94   8.750     20.25
CASB     Cascade Financial Corp.           Everett                WA     WE       SAIF      NASDAQ   09/16/92  17.125     27.95
CASH     First Midwest Financial, Inc.     Storm Lake             IA     MW       SAIF      NASDAQ   09/20/93  23.250     41.61
CATB     Catskill Financial Corp           Catskill               NY     MA        BIF      NASDAQ   04/18/96  10.625     60.42
CBCI     Calumet Bancorp, Inc.             Dolton                 IL     MW       SAIF      NASDAQ   02/20/92  27.750     73.89
CBCO     CB Bancorp, Inc.                  Michigan City          IN     MW       SAIF      NASDAQ   12/28/92  16.250     19.31
CBIN     Community Bank Shares             New Albany             IN     MW       SAIF      NASDAQ   04/10/95  14.750     29.26
CBNH     Community Bankshares, Inc.        Concord                NH     NE        BIF      NASDAQ   05/08/86  17.500     42.11
CBSA     Coastal Bancorp, Inc.             Houston                TX     SW       SAIF      NASDAQ      NA     18.250     90.48
CBSB     Charter Financial, Inc.           Sparta                 IL     MW       SAIF      NASDAQ   12/29/95  11.625     57.83
CCFH     CCF Holding Company               Jonesboro              GA     SE       SAIF      NASDAQ   07/12/95  12.125     13.71
CEBK     Central Co-Operative Bank         Somerville             MA     NE        BIF      NASDAQ   10/24/86  16.250     31.42
CENF     CENFED Financial Corp.            Pasadena               CA     WE       SAIF      NASDAQ   10/25/91  23.000    115.72
CFB      Commercial Federal Corporation    Omaha                  NE     MW       SAIF       NYSE    12/31/84  38.375    578.20
CFCP     Coastal Financial Corp.           Myrtle Beach           SC     SE       SAIF      NASDAQ   09/26/90  21.000     56.90
CFCX     Center Financial Corp.            Waterbury              CT     NE        BIF      NASDAQ   08/13/86  17.250    249.91
CFFC     Community Financial Corp.         Staunton               VA     SE       SAIF      NASDAQ   03/30/88  21.000     26.66
CFHC     California Financial Holding      Stockton               CA     WE       SAIF      NASDAQ   04/01/83  21.875    102.10
CFSB     CFSB Bancorp, Inc.                Lansing                MI     MW       SAIF      NASDAQ   06/22/90  20.250     90.64
CFTP     Community Federal Bancorp         Tupelo                 MS     SE       SAIF      NASDAQ   03/26/96  12.750     59.02
CFX      CFX Corporation                   Keene                  NH     NE        BIF       AMSE    02/12/87  13.625    102.32
CIBI     Community Investors Bancorp       Bucyrus                OH     MW       SAIF      NASDAQ   02/07/95  15.250     10.69
CJFC     Central Jersey Financial          East Brunswick         NJ     MA       SAIF      NASDAQ   09/01/84  27.750     74.04
CKFB     CKF Bancorp, Inc.                 Danville               KY     MW       SAIF      NASDAQ   01/04/95  19.625     18.16
CLAS     Classic Bancshares, Inc.          Ashland                KY     MW       SAIF      NASDAQ   12/29/95  11.250     14.88
CMRN     Cameron Financial Corp            Cameron                MO     MW       SAIF      NASDAQ   04/03/95  14.000     39.90
CMSB     Commonwealth Savings Bank, M      Valley Forge           PA     MA       SAIF      NASDAQ   01/24/94  21.250    183.36
CMSV     Community Savings, MHC            North Palm Beach       FL     SE       SAIF      NASDAQ   10/24/94  15.000     72.83
CNIT     CENIT Bancorp, Inc.               Norfolk                VA     SE       SAIF      NASDAQ   08/06/92  34.625     55.62
CNSK     Covenant Bank for Savings         Haddonfield            NJ     MA        BIF      NASDAQ      NA     13.250     24.91
COFD     Collective Bancorp, Inc.          Egg Harbor City        NJ     MA       SAIF      NASDAQ   02/07/84  24.125    492.33
COFI     Charter One Financial             Cleveland              OH     MW       SAIF      NASDAQ   01/22/88  34.875  1,573.38
CONE     Conestoga Bancorp, Inc.           Roslyn                 NY     MA       SAIF      NASDAQ   03/30/94  20.875     98.99
COOP     Cooperative Bankshares, Inc.      Wilmington             NC     SE       SAIF      NASDAQ   08/21/91  18.000     26.85


                  Current
   Price/         Price/
LTM Core EPS    Book Value

    (x)            (%)

       11.61        136.66
       10.44         95.00
       20.35         57.87
       38.06        137.88
       14.62        107.69
          NA            NA
       13.21         86.75
        8.38        102.91
          NA        115.41
       12.24        112.76
        9.61         97.28
          NA         90.26
          NA         78.94
       17.66         99.21
       16.31        110.31
       10.29        144.43
       16.28        218.07
       15.40        111.58
       12.80        123.60
       33.14        118.63
       14.06        141.61
          NA            NA
       15.48        113.73
       12.82         90.08
       15.08        134.84
          NA        112.59
          NA         76.22
          NA         79.91
       16.87        133.82
       18.07         97.66
       19.45        118.30
       16.56        146.57
        9.46        138.09
       11.70        172.99
       35.99        118.74
       32.14         92.31


Source:  SNL and F&C calculations.      2

FERGUSON & CO., LLP
- -------------------

                      Exhibit V - Publicly Traded Thrifts
                      Financial Data as of April 30, 1996


                                                                      Deposit                                      Price/   Current
                                                                      Insurance                 Current   Current   LTM     Price/
                                                                      Agency                     Stock     Market   Core     Book
                                                                      (BIF/                      Price     Value    EPS     Value
Ticker   Short Name                        City          State Region   SAIF) Exchange IPO Date   ($)       ($M)    (x)      (%)
COSB     CSB Financial Corporation         Lynchburg       VA    SE    SAIF   NASDAQ   09/28/93  20.750     54.82  27.30    116.31
CRCL     Circle Financial Corp.            Sharonville     OH    MW    SAIF   NASDAQ   08/06/91  34.625     24.52  27.48    100.95
CRZY     Crazy Woman Creek Bancorp         Buffalo         WY    WE    SAIF   NASDAQ   03/29/96  10.500     11.11     NA        NA
CSA      Coast Savings Financial           Los Angeles     CA    WE    SAIF   NYSE     12/23/85  31.125    578.41  17.58    135.98
CSBF     CSB Financial Group, Inc.         Centralia       IL    MW    SAIF   NASDAQ   10/09/95   9.125      9.44     NA     74.19
CTBK     Center Banks Incorporated         Skaneateles     NY    MA    BIF    NASDAQ   06/02/86  14.000     13.05  10.94     85.78
CTZN     CitFed Bancorp, Inc.              Dayton          OH    MW    SAIF   NASDAQ   01/23/92  34.750    196.41  18.89    112.97
CVAL     Chester Valley Bancorp Inc.       Downingtown     PA    MA    SAIF   NASDAQ   03/27/87  18.250     28.64  12.50    115.14
CZF      CitiSave Financial Corp           Baton Rouge     LA    SW    SAIF   AMSE     07/14/95  14.625     14.11     NA     91.18
DFIN     Damen Financial Corp.             Schaumburg      IL    MW    SAIF   NASDAQ   10/02/95  11.500     45.63     NA     79.86
DIBK     Dime Financial Corp.              Wallingford     CT    NE    BIF    NASDAQ   07/09/86  13.750     69.06   9.68    133.62
DME      Dime Bancorp, Inc.                New York        NY    MA    BIF    NYSE     08/19/86  12.500  1,235.59  15.06    136.02
DNFC     D & N Financial Corp.             Hancock         MI    MW    SAIF   NASDAQ   02/13/85  12.750     87.07   8.50    125.49
DSBC     DS Bancor, Inc.                   Derby           CT    NE    BIF    NASDAQ   12/11/85  30.500     92.39  13.44    113.00
DSL      Downey Financial Corp.            Newport Beach   CA    WE    SAIF   NYSE     01/01/71  21.625    367.04  14.42     94.72
EBCI     Eagle Bancorp, Inc.               Charleston      WV    SE    SAIF   NASDAQ   07/18/88  32.000     87.34  21.33    181.92
EBCP     Eastern Bancorp                   Dover           NH    NE    SAIF   NASDAQ   11/17/83  24.000     57.55  14.63     90.63
EBSI     Eagle Bancshares                  Tucker          GA    SE    SAIF   NASDAQ   04/01/86  14.750     45.98   9.97    123.85
EFBI     Enterprise Federal Bancorp        Lockland        OH    MW    SAIF   NASDAQ   10/17/94  14.250     31.04  20.65     95.90
EGFC     Eagle Financial Corp.             Bristol         CT    NE    SAIF   NASDAQ   02/03/87  23.125    103.87  10.32    108.21
EQSB     Equitable Federal Savings Bank    Wheaton         MD    MA    SAIF   NASDAQ   09/10/93  22.500     13.50   5.31    102.23
ESBK     Elmira Savings Bank (The)         Elmira          NY    MA    BIF    NASDAQ   03/01/85  17.250     12.30  37.50     86.16
ESX      Essex Bancorp, Inc.               Virginia Beach  VA    SE    SAIF   AMSE           NA   3.250      3.41     NM     15.09
ETFS     East Texas Financial Services     Tyler           TX    SW    SAIF   NASDAQ   01/10/95  15.750     17.86  18.53     83.29
FBBC     First Bell Bancorp, Inc.          Pittsburgh      PA    MA    SAIF   NASDAQ   06/29/95  13.750    112.29     NA     99.78
FBCI     Fidelity Bancorp, Inc.            Chicago         IL    MW    SAIF   NASDAQ   12/15/93  15.625     48.20  17.76     92.40
FBCV     1ST Bancorp                       Vincennes       IN    MW    SAIF   NASDAQ   04/07/87  29.250     19.48     NM     90.47
FBER     1st Bergen Bancorp                Wood-Ridge      NJ    MA    SAIF   NASDAQ   04/01/96   9.625     30.55     NA        NA
FBHC     Fort Bend Holding Corp.           Rosenberg       TX    SW    SAIF   NASDAQ   06/30/93  18.500     15.12  10.57     87.84
FBSI     First Bancshares, Inc.            Mountain Grove  MO    MW    SAIF   NASDAQ   12/22/93  16.500     21.48  19.64     91.26
FCB      Falmouth Co-Operative Bank        Falmouth        MA    NE    BIF    AMSE     03/28/96  10.750     15.64     NA        NA
FCBF     FCB Financial Corp.               Neenah          WI    MW    SAIF   NASDAQ   09/24/93  17.625     44.28  18.95     94.50
FCIT     First Citizens Financial Corp.    Gaithersburg    MD    MA    SAIF   NASDAQ   12/17/86  19.750     52.32  15.43    134.45
FDEF     First Defiance Financial          Defiance        OH    MW    SAIF   NASDAQ   10/02/95  10.750    118.00     NA     88.40
FED      FirstFed Financial Corp.          Santa Monica    CA    WE    SAIF   NYSE     12/16/83  16.125    171.32  24.43     87.73
FESX     First Essex Bancorp, Inc.         Andover         MA    NE    BIF    NASDAQ   08/04/87  10.875     65.50  10.16    108.86


Source: SNL and F&C calculations.

PAGE>
FERGUSON & CO., LLP
- -------------------

                                                Exhibit V - Publicly Traded Thrifts
                                                Financial Data as of April 30, 1996
                                                                                                                    Price/ Current
                                                                       Deposit                      Current  Current LTM    Price/
                                                                      Insurance                      Stock   Market  Core   Book
                                                                        Agency                       Price   Value   EPS    Value

Ticker   Short Name                      City            State Region (BIF/SAIF) Exchange  IPO Date   ($)     ($M)    (x)    (%)

FFBA     First Colorado Bancorp, Inc.    Lakewood         CO     SW      SAIF     NASDAQ   01/02/96  12.125  243.68   NA    100.87
FFBI     First Financial Bancorp, Inc.   Belvidere        IL     MW      SAIF     NASDAQ   10/04/93  15.750    7.43  14.06   94.42
FFBS     FFBS BanCorp, Inc.              Columbus         MS     SE      SAIF     NASDAQ   07/01/93  19.500   30.67  18.22  118.69
FFBZ     First Federal Bancorp, Inc.     Zanesville       OH     MW      SAIF     NASDAQ   07/13/92  22.250   17.46  10.21  138.72
FFCH     First Financial Holdings Inc.   Charleston       SC     SE      SAIF     NASDAQ   11/10/83  20.250  128.19  13.06  135.18
FFDF     FFD Financial Corp.             Dover            OH     MW      SAIF     NASDAQ      NA     10.500   15.27     NA      NA
FFDP     FirstFed Bancshares             Des Plaines      IL     MW      SAIF     NASDAQ   07/01/92  22.500   50.81  26.16   90.29
FFEC     First Fed Bncshrs Eau Claire    Eau Claire       WI     MW      SAIF     NASDAQ   10/12/94  14.000   95.98  17.50  100.65
FFED     Fidelity Federal Bancorp        Evansville       IN     MW      SAIF     NASDAQ   08/31/87  14.000   31.61  10.07  221.87
FFES     First Federal of East Hartford  East Hartford    CT     NE      SAIF     NASDAQ   06/23/87  17.500   45.39   9.11   78.48
FFFC     FFVA Financial Corp.            Lynchburg        VA     SE      SAIF     NASDAQ   10/12/94  31.250   89.12  14.27   94.21
FFFD     North Central Bancshares, Inc.  Fort Dodge       IA     MW      SAIF     NASDAQ   03/21/96  10.625   42.62     NA      NA
FFFG     F.F.O. Financial Group, Inc.    St. Cloud        FL     SE      SAIF     NASDAQ   10/13/88   2.625   22.13  15.44  117.19
FFFL     Fidelity FSB of Florida, MHC    West Palm Beach  FL     SE      SAIF     NASDAQ   01/07/94  13.500   90.69  18.49  109.67
FFHC     First Financial Corp.           Stevens Point    WI     MW      SAIF     NASDAQ   12/24/80  23.500  702.30  10.49  176.69
FFHH     FSF Financial Corp.             Hutchinson       MN     MW      SAIF     NASDAQ   10/07/94  12.625   43.25  25.25   82.84
FFHP     First Harrisburg Bancor         Harrisburg       PA     MA      SAIF     NASDAQ   10/14/86      NA      NA     NA      NA
FFHS     First Franklin Corporation      Cincinnati       OH     MW      SAIF     NASDAQ   01/26/88  14.375   17.06  13.82   83.04
FFIC     Flushing Financial Corp         Flushing         NY     MA       BIF     NASDAQ   11/21/95  15.750  125.33     NA   98.13
FFKY     First Federal Financial Corp.   Elizabethtown    KY     MW      SAIF     NASDAQ   07/15/87  35.750   75.49  16.03  155.10
FFLC     FFLC Bancorp, Inc.              Leesburg         FL     SE      SAIF     NASDAQ   01/04/94  17.750   46.83  15.43   83.49
FFML     First Family Financial Corp.    Eustis           FL     SE      SAIF     NASDAQ   10/22/92  21.750   11.85  15.65  137.92
FFOH     Fidelity Financial of Ohio      Cincinnati       OH     MW      SAIF     NASDAQ   03/04/96  10.000   40.73     NA   80.19
FFPB     First Palm Beach Bancorp, Inc.  West Palm Beach  FL     SE      SAIF     NASDAQ   09/29/93  21.500  111.38  14.14  101.37
FFPC     Florida First Bancorp, Inc.     Panama City      FL     SE      SAIF     NASDAQ   11/06/86   8.500   28.68  12.32  136.22
FFRV     Fidelity Financial Bankshares   Richmond         VA     SE      SAIF     NASDAQ   05/01/86  13.250   30.17   9.81  112.48
FFSL     First Independence Corp.        Independence     KS     MW      SAIF     NASDAQ   10/08/93  18.125   10.57  11.54   82.31
FFSW     FirstFederal Financial Svcs     Wooster          OH     MW      SAIF     NASDAQ   03/31/87  24.000   78.61  15.29  163.15
FFSX     First Fed SB of Siouxland, MHC  Sioux City       IA     MW      SAIF     NASDAQ   07/13/92  24.000   40.95  16.00  111.52
FFWC     FFW Corp.                       Wabash           IN     MW      SAIF     NASDAQ   04/05/93  19.500   14.80  10.96   89.78
FFWD     Wood Bancorp, Inc.              Bowling Green    OH     MW      SAIF     NASDAQ   08/31/93  18.500   19.13  12.25   95.26
FFWM     First Financial-W. Maryland     Cumberland       MD     MA      SAIF     NASDAQ   02/11/92  20.000   43.75  33.33  106.95
FFYF     FFY Financial Corp.             Youngstown       OH     MW      SAIF     NASDAQ   06/28/93  22.875  113.13  16.34  112.96
FGHC     First Georgia Holding, Inc.     Brunswick        GA     SE      SAIF     NASDAQ   02/11/87   7.000   14.01  12.73  143.74
FIBC     Financial Bancorp, Inc.         Long Island City NY     MA      SAIF     NASDAQ   08/17/94  13.250   24.82  19.49   94.44
FIDF     Fidelity Federal Bank, FSB      Glendale         CA     WE      SAIF     NASDAQ      NA      9.125  166.46     NM   95.15

Source: SNL and F&C calculations.

FERGUSON & CO., LLP             Exhibit V-Publicly Traded Thrifts
- -------------------             Financial Data as of April 30, 1996

                                                                         Deposit                       Current   Current
                                                                        Insurance                       Stock    Market
                                                                          Agency                        Price     Value

Ticker  Short Name                        City           State  Region  (BIF/SAIF)  Exchange  IPO Date   ($)      ($M)

FISB    First Indiana Corporation         Indianapolis     IN     MW      SAIF      NASDAQ   08/02/83   25.000         206.96
FKFS    First Keystone Financial          Media            PA     MA      SAIF      NASDAQ   01/26/95   17.000          23.12
FKKY    Frankfort First Bancorp, Inc.     Frankfort        KY     MW      SAIF      NASDAQ   07/10/95   15.500          49.27
FLAG    FLAG Financial Corp.              LaGrange         GA     SE      SAIF      NASDAQ   12/11/86   13.500          25.87
FLFC    First Liberty Financial Corp.     Macon            GA     SE      SAIF      NASDAQ   12/06/83   21.750          86.40
FMBD    First Mutual Bancorp, Inc.        Decatur          IL     MW      SAIF      NASDAQ   07/05/95   12.500          54.40
FMCO    FMS Financial Corporation         Burlington       NJ     MA      SAIF      NASDAQ   12/14/88   14.750          36.38
FMCT    Farmers & Mechanics Bank          Middletown       CT     NE      BIF       NASDAQ   12/10/93   20.000          33.22
FMLY    Family Bancorp                    Haverhill        MA     NE      SAIF      NASDAQ   11/07/86   20.750          84.81
FMSB    First Mutual Savings Bank         Bellevue         WA     WE      BIF       NASDAQ   12/17/85   15.250          37.31
FNGB    First Northern Capital Corp.      Green Bay        WI     MW      SAIF      NASDAQ   12/29/83   15.875          72.34
FNSC    Financial Security Corp.          Chicago          IL     MW      SAIF      NASDAQ   12/29/92   26.250          39.27
FOBC    Fed One Bancorp                   Wheeling         WV     SE      SAIF      NASDAQ   01/19/95   15.125          37.65
FPRY    First Financial Bancorp           Tallahassee      FL     SE      SAIF      NASDAQ   03/29/88   20.625          17.84
FRC     First Republic Bancorp            San Francisco    CA     WE      BIF        NYSE        NA     14.750         108.40
FSBC    First Savings Bank, FSB           Clovis           NM     SW      SAIF      NASDAQ   08/08/86    6.310           4.39
FSBI    Fidelity Bancorp, Inc.            Pittsburgh       PA     MA      SAIF      NASDAQ   06/24/88   17.500          21.69
FSBS    First Ashland Financial Corp      Ashland          KY     MW      SAIF      NASDAQ   04/07/95   17.750          25.01
FSBX    Framingham Savings Bank           Framingham       MA     NE      BIF       NASDAQ   10/10/86    4.000          55.53
FSFC    First Southeast Financial Corp    Anderson         SC     SE      SAIF      NASDAQ   10/08/93   18.750          76.89
FSFI    First State Financial Services    West Caldwell    NJ     MA      SAIF      NASDAQ   12/18/87   12.000          46.67
FSLA    First Savings Bank, MHC           Edison           NJ     MA      SAIF      NASDAQ   07/10/92   15.000          97.68
FSNJ    First Savings Bk of NJ, MHC       Bayonne          NJ     MA      SAIF      NASDAQ   01/09/95   14.000          42.87
FSPG    First Home Savings Bank, FSB      Pennsville       NJ     MA      SAIF      NASDAQ   04/20/87   18.750          38.06
FSSB    First FS&LA of San Bernardino     San Bernardino   CA     WE      SAIF      NASDAQ   02/02/93   10.000           3.28
FTF     Texarkana First Financial Corp    Texarkana        AR     SE      SAIF       AMSE    07/07/95   15.375          30.50
FTFC    First Federal Capital Corp.       La Crosse        WI     MW      SAIF      NASDAQ   11/02/89   21.750         136.98
FTSB    Fort Thomas Financial Corp        Fort Thomas      KY     MW      SAIF      NASDAQ   06/28/95   14.440          22.73
FWWB    First SB of Washington Bancorp    Walla Walla      WA     WE      SAIF      NASDAQ   11/01/95   15.125         152.23
GAF     GA Financial, Inc.                Pittsburgh       PA     MA      SAIF       AMSE    03/26/96   11.125          99.01
GBCI    Glacier Bancorp, Inc.             Kalispell        MT     WE      SAIF      NASDAQ   03/30/84   23.750          72.54
GDVS    Greater Delaware Valley SB,MHC    Broomall         PA     MA      SAIF      NASDAQ   03/03/95   10.750          35.18
GDW     Golden West Financial             Oakland          CA     WE      SAIF       NYSE    05/29/59   52.625       3,085.03
GFCO    Glenway Financial Corp.           Cincinnati       OH     MW      SAIF      NASDAQ   11/30/90   21.750          23.73
GFED    Guaranty Federal SB, MHC          Springfield      MO     MW      SAIF      NASDAQ   04/10/95   11.500          35.94
GFSB    GFS Bancorp, Inc.                 Grinnell         IA     MW      SAIF      NASDAQ   01/06/94   20.000          10.29


                Current
   Price/        Price/
LTM Core EPS   Book Value

    (x)           (%)
      14.45         156.54
         NA          96.76
         NA          99.30
      15.34         141.66
      13.26         131.90
         NA          75.53
       9.05         109.26
         NM         111.42
      11.93         123.22
      10.97         151.44
      18.46          99.34
      20.83         101.27
      12.50          91.50
      15.51         118.06
      61.46          97.23
      13.15          78.09
      14.00          95.26
         NA         105.22
       9.52         155.64
      23.44         109.01
      12.63         108.50
      12.82         108.77
         NA          79.10
       9.57         126.43
         NM          55.43
         NA          91.14
      15.99         144.71
         NA         103.00
         NA          99.18
         NA          77.58
      12.31         189.24
         NA         120.79
      12.07         132.26
      16.23          90.21
         NA         136.58
      13.07         105.71


Source:  SNL and F&C calculations.

FERGUSON & CO., LLP
- -------------------
                      Exhibit V - Publicly Traded Thrifts
                      Financial Data as of April 30, 1996

                                                                                                                    Price/  Current
                                                                     Deposit                     Current   Current    LTM    Price/
                                                                     Insurance                    Stock     Market    Core    Book
                                                                     Agency                       Price     Value      EPS   Value
                                                                     (BIF/      Ex-
Ticker  Short Name                      City            State Region  SAIF)    change  IPO Date    ($)       ($M)    (x)     (%)
GLBK    Glendale Co-Operative Bank      Everett            MA   NE    BIF      NASDAQ  01/10/94   17.125       4.23  18.03   72.29
GLN     Glendale Federal Bank, FSB      Glendale           CA   WE    SAIF     NYSE    10/01/83   17.500     771.49  20.11  118.24
GPT     GreenPoint Financial Corp.      Flushing           NY   MA    BIF      NYSE    01/28/94   28.875   1,514.69  12.55   86.58
GROV    Grove Bank                      Chestnut Hill      MA   NE    BIF      NASDAQ  08/07/86   25.750      39.61   9.36  108.24
GRTR    Greater New York Savings Bank   New York           NY   MA    BIF      NASDAQ  06/17/87   11.125     147.84  16.36  103.87
GSBC    Great Southern Bancorp, Inc.    Springfield        MO   MW    SAIF     NASDAQ  12/14/89   27.250     120.84  13.16  191.77
GSFC    Green Street Financial Corp.    Fayetteville       NC   SE    SAIF     NASDAQ  04/04/96   12.250      52.65     NA      NA
GSLC    Guaranty Financial Corp.        Charlottesville    VA   SE    SAIF     NASDAQ        NA    7.750       7.12  13.14  112.65
GTFN    Great Financial Corporation     Louisville         KY   MW    SAIF     NASDAQ  03/31/94   27.375     401.11  21.56  142.65
GTPS    Great American Bancorp          Champaign          IL   MW    SAIF     NASDAQ  06/30/95   13.750      26.29     NA   75.92
GUPB    GFSB Bancorp, Inc.              Gallup             NM   SW    SAIF     NASDAQ  06/30/95   14.375      13.64     NA   84.26
GWBC    Gateway Bancorp, Inc.           Catlettsburg       KY   MW    SAIF     NASDAQ  01/18/95   14.250      17.09     NA   89.06
GWF     Great Western Financial         Chatsworth         CA   WE    SAIF     NYSE          NA   23.000   3,155.71  13.22  124.86
HALL    Hallmark Capital Corp.          West Allis         WI   MW    SAIF     NASDAQ  01/03/94   15.000      21.64  16.13   82.15
HARB    Harbor Federal Savings Bk, MHC  Fort Pierce        FL   SE    SAIF     NASDAQ  01/06/94   28.750     141.60  13.37  171.33
HARL    Harleysville Savings Bank       Harleysville       PA   MA    SAIF     NASDAQ  08/04/87   18.500      23.82  10.82  123.25
HARS    Harris Savings Bank, MHC        Harrisburg         PA   MA    SAIF     NASDAQ  01/25/94   16.750     187.77  19.94  123.98
HAVN    Haven Bancorp, Inc.             Woodhaven          NY   MA    SAIF     NASDAQ  09/23/93   24.000     102.90  11.48  109.99
HBBI    Home Building Bancorp           Washington         IN   MW    SAIF     NASDAQ  02/08/95   16.750       5.39     NA   81.19
HBFW    Home Bancorp                    Fort Wayne         IN   MW    SAIF     NASDAQ  03/30/95   14.750      45.64     NA   91.11
HBNK    Highland Federal Bank FSB       Burbank            CA   WE    SAIF     NASDAQ        NA   16.875      38.74  26.37  111.90
HEMT    HF Bancorp, Inc.                Hemet              CA   WE    SAIF     NASDAQ  06/30/95    9.750      62.54     NA   72.49
HFFB    Harrodsburg First Fin Bancorp   Harrodsburg        KY   MW    SAIF     NASDAQ  10/04/95   13.875      30.28     NA   89.57
HFFC    HF Financial Corp.              Sioux Falls        SD   MW    SAIF     NASDAQ  04/08/92   15.250      46.98  16.22   91.76
HFMD    Home Federal Corp.              Hagerstown         MD   MA    SAIF     NASDAQ  02/10/84   11.250      28.34  11.36  154.11
HFNC    HFNC Financial Corp.            Charlotte          NC   SE    SAIF     NASDAQ  12/29/95   14.000     240.70     NA   98.87
HFSA    Hardin Bancorp, Inc.            Hardin             MO   MW    SAIF     NASDAQ  09/29/95   12.000      12.70     NA   80.00
HFSF    Home Federal Financial Corp.    San Francisco      CA   WE    SAIF     NASDAQ  07/01/86   18.250      66.91  52.14  124.07
HHFC    Harvest Home Financial Corp.    Cheviot            OH   MW    SAIF     NASDAQ  10/10/94   12.250      10.97  18.28   83.62
HIFS    Hingham Instit. for Savings     Hingham            MA   NE    BIF      NASDAQ  12/20/88   14.500      18.81  10.07  104.47
HMCI    HomeCorp, Inc.                  Rockford           IL   MW    SAIF     NASDAQ  06/22/90   17.750      19.99  23.99   96.47
HMNF    HMN Financial, Inc.             Spring Valley      MN   MW    SAIF     NASDAQ  06/30/94   15.250      79.00  14.52   86.94
HNFC    Hinsdale Financial Corp.        Hinsdale           IL   MW    SAIF     NASDAQ  07/07/92   21.000      56.49  15.44  103.96
HOFL    Home Financial Corp.            Hollywood          FL   SE    SAIF     NASDAQ  10/25/94   13.875     343.69  16.32  104.17
HOMF    Home Federal Bancorp            Seymour            IN   MW    SAIF     NASDAQ  01/23/88   25.000      55.59   8.83  113.90
HPBC    Home Port Bancorp, Inc.         Nantucket          MA   NE    BIF      NASDAQ  08/25/88   14.000      25.79   8.81  137.25


Source: SNL and F&C calculations.

FERGUSON & CO., LLP   Exhibit V - Publicly Traded Thrifts
- -------------------   Financial Data as of April 30, 1996

                                                                           Deposit
                                                                          Insurance
                                                                            Agency

Ticker   Short Name                        City            State  Region  (BIF/SAIF)  Exchange    IPO Date

HRBF     Harbor Federal Bancorp, Inc.      Baltimore         MD     MA       SAIF      NASDAQ     08/12/94
HRZB     Horizon Financial Corp.           Bellingham        WA     WE       BIF       NASDAQ     08/01/86
HSBK     Hibernia Savings Bank             Quincy            MA     NE       BIF       NASDAQ     09/08/86
HTHR     Hawthorne Financial Corp.         El Segundo        CA     WE       SAIF      NASDAQ        NA
HVFD     Haverfield Corporation            Cleveland         OH     MW       SAIF      NASDAQ     03/19/85
HZFS     Horizon Financial Svcs Corp.      Oskaloosa         IA     MW       SAIF      NASDAQ     06/30/94
IBSF     IBS Financial Corp                Cherry Hill       NJ     MA       SAIF      NASDAQ     10/13/94
IFSB     Independence Federal Savings      Washington        DC     MA       SAIF      NASDAQ     06/06/85
IFSL     Indiana Federal Corporation       Valparaiso        IN     MW       SAIF      NASDAQ     02/04/87
INBI     Industrial Bancorp                Bellevue          OH     MW       SAIF      NASDAQ     08/01/95
INCB     Indiana Community Bank, SB        Lebanon           IN     MW       SAIF      NASDAQ     12/15/94
IPSW     Ipswich Savings Bank              Ipswich           MA     NE       BIF       NASDAQ     05/26/93
IROQ     Iroquois Bancorp                  Auburn            NY     MA       BIF       NASDAQ     01/22/86
ISBF     ISB Financial Corporation         New Iberia        LA     SW       SAIF      NASDAQ     04/07/95
ITLA     Imperial Thrift and Loan          Glendale          CA     WE       BIF       NASDAQ     10/24/95
IWBK     InterWest Bancorp, Inc.           Oak Harbor        WA     WE       SAIF      NASDAQ        NA
JEBC     Jefferson Bancorp, Inc.           Gretna            LA     SW       SAIF      NASDAQ     08/18/94
JOAC     Joachim Bancorp, Inc.             De Soto           MO     MW       SAIF      NASDAQ     12/28/95
JSBA     Jefferson Savings Bancorp         Ballwin           MO     MW       SAIF      NASDAQ     04/08/93
JSBF     JSB Financial, Inc.               Lynbrook          NY     MA       BIF       NASDAQ     06/27/90
JXSB     Jacksonville Savings Bank, MHC    Jacksonville      IL     MW       SAIF      NASDAQ     04/21/95
JXVL     Jacksonville Bancorp, Inc.        Jacksonville      TX     SW       SAIF      NASDAQ     04/01/96
KFBI     Klamath First Bancorp             Klamath Falls     OR     WE       SAIF      NASDAQ     10/05/95
KNK      Kankakee Bancorp, Inc.            Kankakee          IL     MW       SAIF      AMSE       01/06/93
KSAV     KS Bancorp, Inc.                  Kenly             NC     SE       SAIF      NASDAQ     12/30/93
KSBK     KSB Bancorp, Inc.                 Kingfield         ME     NE       BIF       NASDAQ     06/24/93
KYF      Kentucky First Bancorp, Inc       Cynthiana         KY     MW       SAIF      AMSE       08/29/95
LARK     Landmark Bancshares, Inc.         Dodge City        KS     MW       SAIF      NASDAQ     03/28/94
LARL     Laurel Capital Group, Inc.        Allison Park      PA     MA       SAIF      NASDAQ     02/20/87
LBCI     Liberty Bancorp, Inc.             Chicago           IL     MW       SAIF      NASDAQ     12/24/91
LBFI     L & B Financial, Inc.             Sulphur Springs   TX     SW       BIF       NASDAQ     10/11/94
LFBI     Little Falls Bancorp, Inc.        Little Falls      NJ     MA       SAIF      NASDAQ     01/05/96
LFCT     Leader Financial Corp.            Memphis           TN     SE       SAIF      NASDAQ     09/30/93
LFED     Leeds Federal Savings Bk, MHC     Baltimore         MD     MA       SAIF      NASDAQ     05/02/94
LFSB     LFS Bancorp Inc.                  Lexington         KY     MW       SAIF      NASDAQ     04/04/94
LIFB     Life Bancorp, Inc.                Norfolk           VA     SE       SAIF      NASDAQ     10/11/94

         Current   Current                   Current
          Stock     Market      Price/        Price/
          Price     Value    LTM Core EPS   Book Value

Ticker    ($)        ($M)         (x)          (%)

HRBF     13.125     24.39        21.52        83.12
HRZB     12.500     82.25        11.47       103.91
HSBK     14.750     22.95        10.24        99.06
HTHR      5.000     13.00           NM        47.48
HVFD     18.000     33.89        18.18       120.81
HZFS     16.125      7.22        16.62        85.77
IBSF     13.750    156.89        17.86       101.63
IFSB      7.750      9.90        14.35        57.97
IFSL     17.625     83.21        11.99       117.66
INBI     15.125     84.01           NA       134.33
INCB     14.750     13.60        18.67        96.22
IPSW      9.000     10.56         7.50       124.65
IROQ     14.500     34.06         9.01       122.67
ISBF     15.500    114.40           NA        95.62
ITLA     14.375    112.42           NA       145.94
IWBK     23.875    153.61        12.63       163.19
JEBC     21.890     48.06        17.24       135.63
JOAC     12.500      9.51           NA        88.78
JSBA     30.000    125.21        18.52       138.95
JSBF     33.875    350.04        16.05       104.62
JXSB     14.000     17.50           NA       104.56
JXVL     10.000     26.57           NA           NA
KFBI     13.750    154.75           NA        92.72
KNK      19.125     27.53        18.21        77.37
KSAV     17.250     11.44        12.32        83.94
KSBK     20.750      7.76         7.55        88.87
KYF      12.250     17.01           NA        86.27
LARK     14.625     30.03        18.99        86.90
LARL     16.000     24.12        10.13       119.58
LBCI     23.125     57.51        17.79        90.12
LBFI     15.000     25.01        17.65        97.21
LFBI     11.000     33.46           NA        77.14
LFCT     44.000    436.65        11.43       171.14
LFED     14.375     49.57        17.97       115.09
LFSB     19.000     64.39        36.54        96.94
LIFB     14.250    148.24        15.00        96.68

Source: SNL and F&C calculations.

FERGUSON & CO., LLP             Exhibit V - Publicly Traded Thrifts
- -------------------             Financial Data as of April 30, 1996

                                                                                 Deposit                         Current
                                                                                Insurance                         Stock
                                                                                  Agency                          Price

Ticker   Short Name                            City             State  Region   (BIF/SAIF)  Exchange   IPO Date   ($)

NBSI     North Bancshares, Inc.                Chicago            IL     MW        SAIF      NASDAQ    12/21/93     16.250
NEIB     Northeast Indiana Bancorp             Huntington         IN     MW        SAIF      NASDAQ    06/28/95     12.750
NFSL     Newnan Savings Bank, FSB              Newnan             GA     SE        SAIF      NASDAQ    03/01/86     18.000
NHSL     NHS Financial, Inc.                   San Rafael         CA     WE        SAIF      NASDAQ       NA         9.250
NHTB     New Hampshire Thrift Bncshrs          New London         NH     NE        SAIF      NASDAQ    05/22/86     10.060
NMSB     NewMil Bancorp, Inc.                  New Milford        CT     NE         BIF      NASDAQ    02/01/86      6.875
NSBI     N.S. Bancorp, Inc.                    Chicago            IL     MW        SAIF      NASDAQ    12/19/90     41.250
NSBK     North Side Savings Bank               Floral Park        NY     MA         BIF      NASDAQ    04/15/86     34.250
NSLB     NS&L Bancorp, Inc.                    Neosho             MO     MW        SAIF      NASDAQ    06/08/95     13.250
NSSB     Norwich Financial Corp.               Norwich            CT     NE         BIF      NASDAQ    11/14/86     12.875
NSSY     Norwalk Savings Society               Norwalk            CT     NE         BIF      NASDAQ    06/16/94     21.310
NTMG     Nutmeg Federal S&LA                   Danbury            CT     NE        SAIF      NASDAQ       NA         7.250
NWEQ     Northwest Equity Corp.                Amery              WI     MW        SAIF      NASDAQ    10/11/94     10.000
NWSB     Northwest Savings Bank, MHC           Warren             PA     MA        SAIF      NASDAQ    11/07/94     24.250
NYB      New York Bancorp Inc.                 Douglaston         NY     MA        SAIF       NYSE     01/28/88     24.500
OFCP     Ottawa Financial Corp.                Holland            MI     MW        SAIF      NASDAQ    08/19/94     16.250
OHSL     OHSL Financial Corp.                  Cincinnati         OH     MW        SAIF      NASDAQ    02/10/93     22.000
OSBF     OSB Financial Corp.                   Oshkosh            WI     MW        SAIF      NASDAQ    07/01/92     23.875
PALM     Palfed, Inc.                          Aiken              SC     SE        SAIF      NASDAQ    12/15/85     12.810
PBCI     Pamrapo Bancorp, Inc.                 Bayonne            NJ     MA        SAIF      NASDAQ    11/14/89     19.250
PBCT     People's Bank, MHC                    Bridgeport         CT     NE         BIF      NASDAQ    07/06/88     21.250
PBIX     Patriot Bank Corp.                    Pottstown          PA     MA        SAIF      NASDAQ    12/04/95     13.000
PBKB     People's Bancshares, Inc.             South Easton       MA     NE         BIF      NASDAQ    10/23/86      9.250
PBNB     People's Savings Financial Cp.        New Britain        CT     NE         BIF      NASDAQ    08/20/86     20.500
PCBC     Perry County Financial Corp.          Perryville         MO     MW        SAIF      NASDAQ    02/13/95     17.000
PCCI     Pacific Crest Capital                 Agoura Hills       CA     WE         BIF      NASDAQ       NA         7.875
PDB      Piedmont Bancorp, Inc.                Hillsborough       NC     SE        SAIF       AMSE     12/08/95     13.500
PEEK     Peekskill Financial Corp.             Peekskill          NY     MA        SAIF      NASDAQ    12/29/95     11.560
PERM     Permanent Bancorp, Inc.               Evansville         IN     MW        SAIF      NASDAQ    04/04/94     14.750
PETE     Primary Bank                          Peterborough       NH     NE         BIF      NASDAQ    10/14/93     13.125
PFDC     Peoples Bancorp                       Auburn             IN     MW        SAIF      NASDAQ    07/07/87     19.750
PFFB     PFF Bancorp, Inc.                     Pomona             CA     WE        SAIF      NASDAQ    03/29/96     11.500
PFNC     Progress Financial Corporation        Plymouth Meeting   PA     MA        SAIF      NASDAQ    07/18/83      6.940
PFSB     PennFed Financial Services,Inc        West Orange        NJ     MA        SAIF      NASDAQ    07/15/94     15.250
PFSL     Pocahontas FS&LA, MHC                 Pocahontas         AR     SE        SAIF      NASDAQ    04/05/94     15.000
PHBK     Peoples Heritage Finl Group           Portland           ME     NE         BIF      NASDAQ    12/04/86     20.875

  Current                    Currect
  Market      Price/         Price/
  Value    LTM Core EPS    Book Value

  ($M)      (x)               (%)

     19.05        33.85         96.10
     26.29           NA         92.12
     26.04         9.78        139.97
     23.34        46.25         94.58
     17.00        13.24         86.95
     28.73         5.13         88.48
    253.28        15.00        107.67
    164.91        11.08        134.84
     11.80           NA         81.94
     72.15        12.88         94.81
     50.39        13.84        115.56
      5.13        19.08        105.07
      9.81        11.63         77.16
    283.43        16.06        148.05
    287.25        10.21        180.41
     88.64        23.21        112.69
     26.94        15.49        105.57
     27.24        36.73         85.24
     65.35        17.55        126.96
     65.32        11.67        110.00
    832.27        13.89        150.50
     45.47           NA         84.03
     31.24        12.67        109.21
     39.26        11.39         89.36
     14.56           NA         90.28
     23.31         8.47        102.67
     35.71           NA         96.09
     47.39           NA         80.73
     31.43        30.10         76.58
     25.63           NM        102.86
     46.53        11.69        108.58
    228.13           NA            NA
     25.89        10.06        134.76
     77.43        11.73         79.97
     24.15        12.10        109.97
    355.46         9.85        128.54

Source:  SNL and F&C calculations.        9

FERGUSON & CO., LLP
- -------------------
                      Exhibit V - Publicly Traded Thrifts
                      Financial Data as of April 30, 1996

                                                                             Deposit                           Current   Current
                                                                            Insurance                           Stock     Market
                                                                              Agency                            Price     Value
Ticker   Short Name                         City             State  Region  (BIF/SAIF)  Exchange    IPO Date    ($)      ($M)
PHFC     Pittsburgh Home Financial Corp     Pittsburgh         PA     MA      SAIF      NASDAQ      04/01/96    10.690     23.33
PKPS     Poughkeepsie Savings Bank, FSB     Poughkeepsie       NY     MA      SAIF      NASDAQ      11/19/85     5.000     62.67
PLE      Pinnacle Bank                      Jasper             AL     SE      SAIF      AMSE        12/17/86    16.375     14.57
PMFI     Perpetual Midwest Financial        Cedar Rapids       IA     MW      SAIF      NASDAQ      03/31/94    17.000     34.29
POBS     Portsmouth Bank Shares             Portsmouth         NH     NE      BIF       NASDAQ      02/09/88    13.500     77.45
PSAB     Prime Bancorp, Inc.                Philadelphia       PA     MA      SAIF      NASDAQ      11/21/88    17.750     66.09
PSBK     Progressive Bank, Inc.             Fishkill           NY     MA      BIF       NASDAQ      08/01/84    27.440     72.18
PSSB     Palm Springs Savings Bank          Palm Springs       CA     WE      SAIF      NASDAQ         NA        8.500      9.61
PTRS     Potters Financial Corp.            East Liverpool     OH     MW      SAIF      NASDAQ      12/31/93    16.500      8.79
PULB     Pulaski Bank, Savings Bk, MHC      St. Louis          MO     MW      SAIF      NASDAQ      05/11/94    14.000     29.32
PULS     Pulse Bancorp                      South River        NJ     MA      SAIF      NASDAQ      09/18/86    15.000     58.30
PVFC     PVF Capital Corp.                  Bedford Heights    OH     MW      SAIF      NASDAQ      12/30/92    20.000     30.98
PVSA     Parkvale Financial Corporation     Monroeville        PA     MA      SAIF      NASDAQ      07/16/87    27.500     88.90
PWBC     PennFirst Bancorp, Inc.            Ellwood City       PA     MA      SAIF      NASDAQ      06/13/90    12.750     49.60
QCBC     Quaker City Bancorp, Inc.          Whittier           CA     WE      SAIF      NASDAQ      12/30/93    14.440     56.71
QCFB     QCF Bancorp, Inc.                  Virginia           MN     MW      SAIF      NASDAQ      04/03/95    15.125     26.96
QCSB     Queens County Bancorp, Inc.        Flushing           NY     MA      BIF       NASDAQ      11/23/93    43.750    267.31
RARB     Raritan Bancorp Inc.               Raritan            NJ     MA      BIF       NASDAQ      03/01/87    20.750     29.60
RCSB     RCSB Financial Inc.                Rochester          NY     MA      BIF       NASDAQ      04/29/86    23.500    317.58
REDF     RedFed Bancorp Inc.                Redlands           CA     WE      SAIF      NASDAQ      04/08/94     8.375     34.05
RELI     Reliance Bancshares, Inc.          Milwaukee          WI     MW      SAIF      NASDAQ      04/19/96     8.375     21.46
RELY     Reliance Bancorp, Inc.             Garden City        NY     MA      SAIF      NASDAQ      03/31/94    15.125    139.54
RFED     Roosevelt Financial Group          Chesterfield       MO     MW      SAIF      NASDAQ      01/23/87    19.250    810.77
ROSE     TR Financial Corp.                 Garden City        NY     MA      BIF       NASDAQ      06/29/93    26.500    237.12
RVSB     Riverview Savings Bank, MHC        Camas              WA     WE      SAIF      NASDAQ      10/26/93    17.000     36.64
SBCN     Suburban Bancorporation, Inc.      Cincinnati         OH     MW      SAIF      NASDAQ      09/30/93    15.500     22.95
SBFL     SB of the Finger Lakes, MHC        Geneva             NY     MA      SAIF      NASDAQ      11/11/94    16.500     29.45
SBOS     Boston Bancorp (The)               South Boston       MA     NE      BIF       NASDAQ      11/09/83    41.750    219.99
SCCB     S. Carolina Community Bancshrs     Winnsboro          SC     SE      SAIF      NASDAQ      07/07/94    16.500     12.87
SCSL     Suncoast Savings and Loan          Hollywood          FL     SE      SAIF      NASDAQ      07/30/85     6.310     12.56
SECP     Security Capital Corporation       Milwaukee          WI     MW      SAIF      NASDAQ      01/03/94    58.250    555.45
SFB      Standard Federal Bancorp           Troy               MI     MW      SAIF      NYSE        01/21/87    39.625  1,239.85
SFBM     Security Bancorp                   Billings           MT     WE      SAIF      NASDAQ      11/20/86    21.000     30.71
SFED     SFS Bancorp, Inc.                  Schenectady        NY     MA      SAIF      NASDAQ      06/30/95    12.750     17.79
SFFC     StateFed Financial Corporation     Des Moines         IA     MW      SAIF      NASDAQ      01/05/94    16.750     13.79
SFIN     Statewide Financial Corp.          Jersey City        NJ     MA      SAIF      NASDAQ      10/02/95    12.375     65.21

                                     Current
                       Price/         Price/
                    LTM Core EPS    Book Value
Ticket                  (x)            (%)
PHFC                        NA             NA
PKPS                      3.16          87.87
PLE                      10.70          97.24
PMFI                     22.97          95.18
POBS                     14.84         114.31
PSAB                     12.50         114.96
PSBK                      9.87         103.74
PSSB                     15.18          83.66
PTRS                     10.71          78.57
PULB                     25.93         131.21
PULS                     11.19         108.38
PVFC                     11.24         151.06
PVSA                     10.62         131.01
PWBC                     13.71          92.59
QCBC                     18.05          82.85
QCFB                        NA          85.69
QCSB                     12.39         125.00
RARB                     12.89         117.50
RCSB                     11.19         115.08
REDF                        NM          70.79
RELI                        NA             NA
RELY                     13.50          90.30
RFED                     10.88         177.75
ROSE                     12.99         116.53
RVSB                     16.19         162.21
SBCN                     20.13          88.67
SBFL                        NA         139.01
SBOS                     12.28         103.62
SCCB                     18.33          98.80
SCSL                        NA          93.76
SECP                     19.29         104.13
SFB                      11.52         132.00
SFBM                     15.91          96.77
SFED                        NA          76.44
SFFC                     16.11          92.44
SFIN                        NA          90.20

Source: SNL and F&C calculations.

FERGUSON & CO., LLP                     Exhibit V - Publicly Traded Thrifts
- -------------------                     Financial Data as of April 30, 1996

                                                                                Deposit                           Current   Current
                                                                               Insurance                           Stock     Market
                                                                                 Agency                            Price     Value

Ticker   Short Name                        City                State   Region  (BIF/SAIF) Exchange    IPO Date      ($)       ($M)

SFSB     SuburbFed Financial Corp.         Flossmoor             IL      MW       SAIF     NASDAQ     03/04/92     16.500     20.80
SFSL     Security First Corp.              Mayfield Heigh        OH      MW       SAIF     NASDAQ     01/22/88     11.750     40.88
SGVB     SGV Bancorp, Inc.                 West Covina           CA      WE       SAIF     NASDAQ     06/29/95      9.250     25.23
SHEN     First Shenango Bancorp, Inc.      New Castle            PA      MA       SAIF     NASDAQ     04/06/93     20.500     47.31
SHFC     Seven Hills Financial Corp.       Cincinnati            OH      MW       SAIF     NASDAQ     12/31/93     14.500      7.78
SISB     SIS Bank                          Springfield           MA      NE       BIF      NASDAQ     02/08/95     16.875     96.49
SJSB     SJS Bancorp                       St. Joseph            MI      MW       SAIF     NASDAQ     02/16/95     19.000     18.09
SMBC     Southern Missouri Bancorp, Inc    Poplar Bluff          MO      MW       SAIF     NASDAQ     04/13/94     14.500     24.99
SMFC     Sho-Me Financial Corp.            Mt. Vernon            MO      MW       SAIF     NASDAQ     07/01/94     15.750     25.94
SOBI     Sobieski Bancorp, Inc.            South Bend            IN      MW       SAIF     NASDAQ     03/31/95     12.750     10.80
SOPN     First Savings Bancorp, Inc.       Southern Pines        NC      SE       SAIF     NASDAQ     01/06/94     19.125     71.60
SOSA     Somerset Savings Bank             Somerville            MA      NE       BIF      NASDAQ     07/09/86      1.500     24.98
SPBC     St. Paul Bancorp, Inc.            Chicago               IL      MW       SAIF     NASDAQ     05/18/87     24.375    452.15
SRN      Southern Banc Company, Inc        Gadsden               AL      SE       SAIF     AMSE       10/05/95     12.500     18.18
SSB      Scotland Bancorp, Inc             Laurinburg            NC      SE       SAIF     AMSE       04/01/96     11.750     21.62
SSBK     Strongsville Savings Bank         Strongsville          OH      MW       SAIF     NASDAQ        NA        21.750     55.04
SSM      Stone Street Bancorp, Inc.        Mocksville            NC      SE       SAIF     AMSE       04/01/96     17.500     31.94
STFR     St. Francis Capital Corp.         Milwaukee             WI      MW       SAIF     NASDAQ     06/21/93     26.250    156.60
STND     Standard Financial, Inc.          Chicago               IL      MW       SAIF     NASDAQ     08/01/94     14.875    249.38
STSA     Sterling Financial Corp.          Spokane               WA      WE       SAIF     NASDAQ        NA        13.750     74.60
SVRN     Sovereign Bancorp, Inc.           Wyomissing            PA      MA       SAIF     NASDAQ     08/12/86     11.125    532.20
SWBI     Southwest Bancshares              Hometown              IL      MW       SAIF     NASDAQ     06/24/92     27.000     50.52
SWCB     Sandwich Co-operative Bank        Sandwich              MA      NE       BIF      NASDAQ     07/25/86     19.500     36.08
SZB      SouthFirst Bancshares, Inc.       Sylacauga             AL      SE       SAIF     AMSE       02/14/95     12.375     10.68
TBK      Tolland Bank                      Tolland               CT      NE       BIF      AMSE       12/19/86      9.940     11.51
TCB      TCF Financial Corp.               Minneapolis           MN      MW       SAIF     NYSE       06/17/86     35.375  1,267.66
THBC     Troy Hill Bancorp, Inc.           Pittsburgh            PA      MA       SAIF     NASDAQ     06/27/94     14.000     14.95
THIR     Third Financial Corp.             Piqua                 OH      MW       SAIF     NASDAQ     03/25/93     31.500     35.78
THR      Three Rivers Financial Corp.      Three Rivers          MI      MW       SAIF     AMSE       08/24/95     12.750     10.96
THRD     TF Financial Corporation          Newtown               PA      MA       SAIF     NASDAQ     07/13/94     14.125     63.89
TPNZ     Tappan Zee Financial, Inc.        Tarrytown             NY      MA       SAIF     NASDAQ     10/05/95     12.000     19.44
TRIC     Tri-County Bancorp, Inc.          Torrington            WY      WE       SAIF     NASDAQ     09/30/93     17.500     11.21
TSBS     Trenton SB, MHC                   Trenton               NJ      MA       BIF      NASDAQ     08/03/95     13.750    122.55
TSH      Teche Holding Co.                 Franklin              LA      SW       SAIF     AMSE       04/19/95     13.250     54.24
TWIN     Twin City Bancorp                 Bristol               TN      SE       SAIF     NASDAQ     01/04/95     16.000     14.37
UBMT     United Savings Bank, F.A.         Great Falls           MT      WE       SAIF     NASDAQ     09/23/86     18.250     22.33

                        Current
            Price/       Price/
        LTM Core EPS   Book Value

Ticker     (x)            (%)

SFSB      14.60          80.37
SFSL       8.16         101.03
SGVB         NA          77.47
SHEN      14.96         100.49
SHFC      50.00          80.82
SISB       6.70         106.87
SJSB         NA         102.70
SMBC      22.66          94.09
SMFC      15.14          82.12
SOBI         NA          76.12
SOPN      19.72         106.61
SOSA      15.00          89.82
SPBC      13.54         118.10
SRN          NA          80.54
SSB          NA             NA
SSBK      13.51         131.82
SSM          NA             NA
STFR      15.00         113.15
STND      15.99          92.68
STSA      15.63         121.68
SVRN      11.59         146.77
SWBI      14.14         120.43
SWCB      11.27         100.36
SZB          NA          70.96
TBK          NM          86.66
TCB       13.55         234.27
THBC      14.29          83.68
THIR      19.44         126.61
THR          NA          84.55
THRD      15.52          79.35
TPNZ         NA          86.39
TRIC      17.68          83.10
TSBS         NA         124.10
TSH          NA          90.82
TWIN      14.55         101.98
UBMT      12.94          90.44

Source: SNL and F&C calculations.


FERGUSON & CO., LLP                              Exhibit V - Publicly Traded Thrifts
                                                 Financial Data as of April 30, 1996

                                                                Deposit                      Current Current               Current
                                                               Insurance                      Stock   Market    Price/      Price/
                                                                 Agency                       Price    Value LTM Core EPS Book Value

Ticker Short Name                      City       State Region (BIF/SAIF) Exchange IPO Date    ($)     ($M)       (x)       (%)
UFRM   United Federal Savings Bank     Rocky Mount    NC   SE   SAIF       NASDAQ   07/01/80   7.875     24.14   10.79   116.49
VABF   Virginia Beach Fed. Financial   Virginia Beach VA   SE   SAIF       NASDAQ   11/01/80   8.250     40.94      NM    99.64
VAFD   Valley Federal Savings Bank     Sheffield      AL   SE   SAIF       NASDAQ   10/15/87  33.000     12.02   26.61   120.04
VFFC   Virginia First Financial        Petersburg     VA   SE   SAIF       NASDAQ   01/01/78  11.625     65.28    9.85   118.50
WAMU   Washington Mutual Inc.          Seattle        WA   WE   BIF        NASDAQ   03/11/83  27.750  1,998.20   10.13   140.29
WAYN   Wayne Savings & Loan Co. MHC    Wooster        OH   MW   SAIF       NASDAQ   06/25/93  22.000     31.31   23.91   138.89
WBCI   WFS Bancorp, Inc.               Wichita        KS   MW   SAIF       NASDAQ   06/03/94  22.625     35.32   19.01   104.31
WBST   Webster Financial Corporation   Waterbury      CT   NE   SAIF       NASDAQ   12/12/86  27.750    224.88   11.28   114.34
WCBI   Westco Bancorp                  Westchester    IL   MW   SAIF       NASDAQ   06/26/92  28.875     51.55   13.95   106.55
WCFB   Webster City Federal SB, MHC    Webster City   IA   MW   SAIF       NASDAQ   08/15/94  13.250     27.83   25.98   128.39
WCHI   Workingmens Capital Holdings    Bloomington    IN   MW   SAIF       NASDAQ   06/07/90  19.875     35.73   17.91   137.54
WEFC   Wells Financial Corp.           Wells          MN   MW   SAIF       NASDAQ   04/11/95  10.500     22.97      NA    79.61
WES    Westcorp                        Irvine         CA   WE   SAIF       NYSE     05/01/86  19.625    482.89   29.29   158.65
WFCO   Winton Financial Corp.          Cincinnati     OH   MW   SAIF       NASDAQ   08/04/88  13.500     26.81   13.64   129.56
WFSB   1st Washington Bancorp Inc.     Herndon        VA   SE   SAIF       NASDAQ   05/14/87   7.840     77.48   26.13   164.36
WFSL   Washington Federal, Inc.        Seattle        WA   WE   SAIF       NASDAQ   11/17/82  21.000    894.44   11.80   149.57
WHGB   WHG Bancshares Corp.            Lutherville    MD   MA   SAIF       NASDAQ   04/01/96  11.375     18.43      NA       NA
WLDN   Walden Bancorp, Inc.            Acton          MA   NE   BIF        NASDAQ   12/04/85  19.000    100.93    9.60   105.67
WOFC   Western Ohio Financial Corp.    Springfield    OH   MW   SAIF       NASDAQ   07/29/94  23.500     56.69   27.33    93.00
WRNB   Warren Bancorp                  Peabody        MA   NE   BIF        NASDAQ   07/09/86  11.375     42.29    8.01   133.20
WSB    Washington Savings Bank, FSB    Waldorf        MD   MA   SAIF       AMSE        NA      5.000     21.10   12.50    99.40
WSFS   WSFS Financial Corporation      Wilmington     DE   MA   BIF        NASDAQ   11/26/86   7.625    108.11    6.87   146.35
WSTR   WesterFed Financial Corp.       Missoula       MT   WE   SAIF       NASDAQ   01/10/94  14.500     63.74   16.29    81.60
WVFC   WVS Financial Corporation       Pittsburgh     PA   MA   SAIF       NASDAQ   11/29/93  21.250     36.90   12.72   102.61
YFCB   Yonkers Financial Corporation   Yonkers        NY   MA   SAIF       NASDAQ   04/18/96  10.000     35.71      NA       NA
YFED   York Financial Corp.            York           PA   MA   SAIF       NASDAQ   02/01/84  17.250    103.79   13.58   115.08

Maximum                                                                                       58.250  3,155.71  111.11   234.27
Minimum                                                                                        1.500      3.28    3.16    15.09
Average                                                                                       17.735    125.34   16.46   108.17
Median                                                                                        16.000     40.10   14.21   102.91

Source: SNL and F&C calculations.     12

FERGUSON & CO., LLP                     Exhibit V - Publicly Traded Thrifts
- -------------------                     Financial Data as of April 30, 1996


                                                                        Tangible            Return on      ROACE
                Current              Current     Total       Equity/     Equity/    Core    Avg Assets    Before             NPAs/
              Price/Tang   Price/   Dividend     Assets      Assets    Tang Assets   EPS   Before Extra    Extra    Merger  Assets
               Book Value  Assets     Yield      ($000)        (%)         (%)       ($)       (%)          (%)    Target?    (%)
Ticker          (%)         (%)       (%)      Mst RctQ      Mst RctQ    Mst RctQ    LTM       LTM          LTM     (Y/N)  Mst RctQ

AADV             150.78    12.10      0.941      973,305       9.95         8.69     2.11      0.89         9.50      N      0.50
ABBK             109.00     6.20      2.540      478,457       6.50         5.73     0.52      0.36         5.25      N      0.32
ABCW             143.01     9.98      1.203    1,707,062       7.16         7.00     2.60      0.89        12.07      N      0.70
AFCB              90.50     9.32      2.783      938,331      10.25        10.18       NA      0.72           NA      N      0.67
AFFFZ            112.20     6.84      5.818    2,416,953       6.46         6.30     2.62      0.73        11.46      N      0.58
AHCI              67.76    11.72      0.000      439,365      17.30        17.30       NA      0.22         1.66      N      2.66
AHM              124.22     5.37      3.705   49,781,986       5.93         5.66     0.67      0.88        17.59      N      2.30
ALBC              72.77     7.76      1.805       57,089      10.67        10.67     0.61      0.31         3.03      N      0.60
ALBK             128.54    10.92      1.794    3,333,105       9.63         8.59     2.02      0.98         9.31      N        NA
AMFB             174.61    12.76      2.540    1,345,884       8.16         7.56     1.59      1.41        17.81      N      0.71
AMFC                 NA       NA      0.000       65,536       8.60         8.60       NA      0.59           NA      N      0.76
ANBK              78.55     9.18      0.000      439,005      11.18        11.18       NA      0.18           NA      N      1.90
ANDB             111.32     8.53      2.682    1,110,847       7.67         7.67     2.32      0.87        11.51      N      1.92
ASBI              97.09    11.28      4.317      383,072      11.64        11.62     0.92      0.93         7.20      N      0.47
ASBP              96.15    23.38      2.000      109,960      24.32        24.32       NA      1.04           NA      N      0.81
ASFC             125.12     8.70      1.653    6,708,166       8.55         7.07     4.08      0.75         8.47      N        NA
ATSB                 NA     7.76      0.000       73,072      10.34           NA     0.09      0.31         2.75      N      1.31
AVND              85.94     9.42      0.000      610,537      10.96        10.96       NA      0.57           NA      N      0.86
BABC             140.08    23.08      1.143       70,204      16.47        16.47     0.56      0.53         3.20      Y      0.54
BANC             153.06     9.53      1.117    1,750,689       6.89         6.27     1.28      1.07        15.11      N      1.28
BDJI              75.67    11.36      0.000      100,591      15.01        15.01       NA      0.71           NA      N      0.17
BELL             111.59    17.70      1.208    1,938,454      15.86        15.86     1.20      0.63         4.01      Y        NA
BFD               83.73    12.72      1.616      640,883      14.15        14.15       NA      0.19         1.88      N      1.43
BFSB             103.05    17.65      2.072      117,596      16.10        16.10     1.25      1.26         7.56      N      0.00
BFSI             137.46    11.19      0.000      566,452       8.14         8.14     5.61      1.84        24.94      N      1.48
BKC              138.66    12.30      5.307      476,152       9.36         8.91     1.13      0.97        10.71      N      3.33
BKCO             120.14    11.55      3.294    1,901,915       9.83         9.63     1.59      1.11        11.23      N      1.63
BKCT             111.31    12.53      4.047      383,978      11.25        11.25     1.87      1.17        10.67      N      1.86
BKUNA             73.11     2.55      0.000      638,434       7.33         7.33    (0.51)     1.14        23.32      N      0.88
BRFC              99.50    28.02      2.286       56,166      28.15        28.15     0.62      1.31         4.32      N      0.00
BSBC             129.87    11.28      0.000      174,403       8.70         8.70     0.21      0.77         9.18      N      2.31
BTHL             106.93     6.96      2.560      216,199       8.69         7.53     0.77      0.74         9.06      N      2.01
BVFS             114.90     7.82      1.818    2,910,295       6.98         6.82     1.08     (0.02)       (0.27)     N      1.13
BWFC              79.37    15.75      2.947      138,504      19.84        19.84       NA      0.63         3.21      N      0.04
BYFC                 NA       NA      1.928      117,744       4.74         4.74       NA      0.45           NA      N      2.10
CAFI             129.89    10.38      2.411      346,468       7.99         7.99     1.48      1.08        13.96      N      0.31

Source: SNL and F&C calculations.

FERGUSON & CO., LLP
- -------------------         Exhibit V - Publicly Traded Thrifts
                            Financial Data as of April 30, 1996

                                                                Tangible              Return on     ROACE
         Current             Current     Total       Equity/     Equity/       Core   Avg Assets    Before                NPAs/
       Price/Tang   Price/   Dividend    Assets      Assets    Tang Assets     EPS   Before Extra   Extra    Merger      Assets
       Book Value   Assets    Yield      ($000)        (%)         (%)         ($)       (%)         (%)     Target?      (%)

Ticker     (%)       (%)       (%)      Mst RctQ    Mst RctQ     Mst RctQ      LTM      LTM          LTM      (Y/N)     Mst RctQ

CAL      136.66      6.17     0.000   14,280,100      6.38         6.38        1.54     0.76        13.79       N         1.61
CAPS      95.00     10.26     1.895      192,464     10.80        10.80        1.82     0.99         9.23       N         0.09
CARV      60.85      5.58     0.000      363,225      9.63         9.20        0.43     0.20         2.06       N         0.86
CASB     137.88      8.57     0.000      326,266      6.21         6.21        0.45     0.56         8.90       N         2.03
CASH     115.38     13.26     1.892      314,812     12.31        11.59        1.59     1.29         9.64       N         0.28
CATB         NA        NA     0.000      230,102     12.46        12.46          NA     0.75           NA       N         0.66
CBCI      86.75     14.74     0.000      502,419     16.99        16.99        2.10     1.21         7.24       N         1.23
CBCO     102.91      9.43     0.000      204,825      9.16         9.16        1.94     1.41        13.87       N           NA
CBIN     115.41     13.56     2.305      215,726     11.75        11.75          NA     0.91         7.07       N         0.01
CBNH         NA      8.15     3.429      516,837      7.23           NA        1.43     0.80        11.04       N         0.44
CBSA     119.83      3.22     2.192    2,806,740      3.31         2.71        1.90     0.37        10.64       N         0.67
CBSB      92.78     19.46     2.065      297,120     21.57        21.11          NA     1.08           NA       N         0.34
CCFH      78.94     17.05     3.299       79,578     21.60        21.60          NA     0.86           NA       N         0.45
CEBK     113.72      9.87     0.000      318,191      9.95         8.80        0.92     0.60         6.40       N         2.31
CENF     110.58      5.36     1.423    2,151,421      4.86         4.85        1.41     0.36         7.46       N         0.98
CFB      160.77      8.74     1.042    6,617,488      6.05         5.47        3.73     0.84        15.33       N         1.02
CFCP     218.07     13.32     2.381      428,352      6.11         6.11        1.29     0.95        15.65       N         0.19
CFCX     119.46      6.81     1.623    3,669,518      6.10         5.72        1.12     0.69        11.34       N         2.61
CFFC     123.60     16.90     2.476      157,766     13.68        13.68        1.64     1.34        10.20       N         0.27
CFHC     119.67      7.99     2.011    1,277,568      6.75         6.70        0.66     0.29         4.26       N         1.39
CFSB     141.61     11.75     2.173      771,672      8.30         8.30        1.44     0.94        11.56       N         0.09
CFTP         NA        NA     0.000      162,042     14.46        14.46          NA     1.28           NA       N         0.53
CFX      127.81     11.36     5.284      900,549      9.99         8.99        0.88     0.91         8.90       N         1.00
CIBI      90.08     12.47     1.049       85,785     13.84        13.84        1.19     1.01         7.00       N         0.73
CJFC     145.06     15.88     1.730      466,208     11.78        11.04        1.84     1.11        10.78       N         1.91
CKFB     112.59     32.11     2.038       56,549     28.52        28.52          NA     1.32         4.75       N         0.00
CLAS      76.22     21.95     0.000       67,786     28.79        28.79          NA       NA           NA       N         0.51
CMRN      79.91     24.34     2.000      174,142     28.26        28.26          NA     1.57         6.04       N         0.29
CMSB     153.10     12.60     2.353    1,455,700      9.41         8.33        1.26     0.85         8.95       N         0.51
CMSV      97.66     12.41     4.667      587,064     12.71        12.71        0.83     0.82         6.32       N         0.73
CNIT     122.96      8.64     2.310      639,812      7.30         7.05        1.78     0.41         5.56       N         0.43
CNSK     146.57      8.20     0.000      303,656      8.35         8.35        0.80     0.72        11.75       N         1.59
COFD     148.64      9.73     3.316    5,058,597      7.05         6.58        2.55     1.05        15.87       N         0.57
COFI         NA     11.94     2.638   13,173,988      6.90           NA        2.98     0.28         4.31       N           NA
CONE     118.74     20.02     0.000      494,348     16.18        16.18        0.58     0.68         4.08       Y           NA
COOP     105.39      8.61     0.000      311,843      9.33         8.27        0.56     0.32         3.62       N         0.18


Source: SNL and F&C calculations.

FERGUSON & CO., LLP
- -------------------
                      Exhibit V - Publicly Traded Thrifts
                      Financial Data as of April 30, 1996

                                                            Tangible           Return on    ROACE
         Current             Current     Total    Equity/    Equity/    Core   Avg Assets   Before             NPAs/
        Price/Tang  Price/   Dividend   Assets    Assets   Tang Assets  EPS   Before Extra  Extra    Merger   Assets
        Book Value  Assets    Yield     ($000)      (%)       (%)       ($)       (%)        (%)     Target?   (%)

Ticker    (%)        (%)       (%)     Mst RctQ   Mst RctQ  Mst RctQ    LTM       LTM        LTM      (Y/N)  Mst RctQ

COSB     121.56     16.67     1.928     328,880     14.33     13.80      0.76      0.68       4.73      Y       0.32
CRCL     117.02     10.99     1.964     222,438     10.89      9.54      1.26      0.53       4.46      Y       0.15
CRZY         NA        NA     0.000      37,510     15.61     15.61        NA      0.96         NA      N       0.33
CSA      138.27      7.02     0.000   8,239,880      5.16      5.08      1.77      0.46       9.62      N       1.62
CSBF      74.19     22.90     0.000      41,231     30.87     30.87        NA        NA         NA      N       0.81
CTBK      85.78      6.07     1.714     214,975      7.08      7.08      1.28      0.56       8.07      N       1.01
CTZN     131.03      7.93     0.806   2,477,970      7.02      6.11      1.84      0.44       6.21      N       0.84
CVAL     115.14     10.59     1.973     270,695      9.20      9.20      1.46      0.89       9.98      N       1.08
CZF       91.29     18.04     2.051      78,218     18.28     18.26        NA      1.12       8.56      N       0.20
DFIN      79.86     19.39     0.000     235,289     24.28     24.28        NA        NA         NA      N       0.08
DIBK     141.17     10.49     2.036     658,373      7.85      7.46      1.42      0.95      12.82      N       1.38
DME          NA      6.36     0.000  19,413,115      5.08        NA      0.83      0.33       6.92      N         NA
DNFC     127.50      7.07     0.000   1,231,927      5.63      5.55      1.50      1.06      19.79      N       0.59
DSBC     116.99      7.40     0.787   1,247,739      6.55      6.34      2.27      0.66      10.25      N       1.77
DSL       96.41      7.89     2.220   4,652,584      8.33      8.19      1.50      0.61       7.57      N         NA
EBCI     181.92     22.12     1.750     394,787     12.16     12.16      1.50      1.24      10.71      Y       0.34
EBCP      96.27      6.98     3.000     824,899      7.70      7.28      1.64      0.61       8.21      N       1.81
EBSI     123.85      8.24     3.525     558,315      6.65      6.65      1.48      0.97      13.77      N       0.49
EFBI      96.09     14.95     0.000     207,680     15.58     15.55      0.69      1.12       5.38      N       0.01
EGPC     120.19      8.02     3.978   1,290,670      7.42      6.73      2.24      0.92      12.33      N       1.27
EQSB     102.23      5.29     0.000     255,127      5.18      5.18      4.24      1.13      21.89      N       0.85
ESBK      90.22      5.47     3.710     224,960      6.34      6.08      0.46      0.15       2.37      N       0.65
ESX       24.31      1.01     0.000     338,724      6.68      4.26     (3.35)    (1.33)    (36.37)     N       3.27
ETFS      83.29     16.35     1.270     114,961     19.63     19.63      0.85      0.89       4.58      N       0.45
FBBC      99.78     22.69     1.455     520,842     22.75     22.75        NA      1.48       8.38      N       0.10
FBCI      92.73     11.13     1.536     433,027     12.05     12.01      0.88      0.77       5.56      N         NA
FBCV      90.47      7.13     1.368     273,122      7.88      7.88     (0.57)     2.25      35.92      N       0.38
FBER         NA        NA     0.000     223,167      6.35      6.35        NA      0.32         NA      N       3.78
FBHC      87.84      6.39     1.514     241,761      7.27      7.27      1.75      0.74      10.08      N       1.37
FBSI      91.46     15.70     1.212     140,022     17.21     17.18      0.84      0.80       4.32      N       0.03
FCB          NA        NA     0.000      73,735     11.44     11.44        NA      0.61         NA      N       0.00
FCBF      94.50     18.50     3.404     250,658     19.58     19.58      0.93      0.99       5.01      N       0.09
FCIT     134.45      8.55     0.000     607,429      6.36      6.36      1.28      0.71      11.37      N       3.39
FDEF      88.40     22.45     2.605     525,550     25.40     25.40        NA      1.13       6.14      N       0.26
FED       89.29      4.11     0.000   4,165,825      4.69      4.61      0.66      0.18       3.94      N       2.56
FESX     108.86      8.10     4.414     808,792      7.44      7.44      1.07      0.91      12.83      N       0.76

Source: SNL and F&C calculations           15

FERGUSON & CO., LLP                      Exhibit V - Publicly Traded Thrifts
- -------------------                      Financial Data as of April 30, 1996

                                                                    Tangible              Return on     ROACE
         Current             Current      Total       Equity/       Equity/      Core    Avg Assets     Before              NPAs/
       Price/Tang   Price/   Dividend     Assets      Assets      Tang Assets     EPS    Before Extra   Extra    Merger     Assets
       Book Value   Assets     Yield      ($000)        (%)           (%)         ($)        (%)         (%)     Target?     (%)

Ticker     (%)       (%)        (%)      Mst RctQ    Mst RctQ      Mst RctQ       LTM        LTM         LTM      (Y/N)    Mst RctQ

FFBA     102.15     16.33      2.474     1,492,600     16.19        16.02          NA        0.98         NA        N         NA
FFBI      94.42      9.93      0.000        74,874     10.51        10.51        1.12        0.88       8.05        N       0.44
FFBS     118.69     24.82      2.051       123,553     19.56        19.56        1.07        1.32       6.50        N       0.43
FFBZ     138.89     10.08      1.798       173,191      7.81         7.80        2.18        1.10      14.88        N       0.56
FFCH     135.54      9.03      3.160     1,416,608      6.68         6.66        1.55        0.72      10.75        N       1.47
FFDF         NA        NA      0.000        59,617     13.26        13.26          NA        0.82         NA        N       0.22
FFDP      94.54      8.14      1.778       623,996      9.02         8.65        0.86        0.64       6.65        N       0.09
FFEC     105.03     15.44      2.000       621,590     15.34        14.79        0.80        1.10       6.17        N       0.12
FFED     221.87     11.38      7.143       277,526      5.13         5.13        1.39        1.45      28.84        N       0.09
FFES      78.76      4.86      3.429       933,433      6.20         6.18        1.92        0.60       8.81        N       0.72
FFFC      96.09     17.92      2.560       497,290     17.71        17.42        2.19        1.35       7.44        N       0.52
FFFD         NA        NA      3.471       179,648     16.47        16.47          NA        1.48         NA        N       0.17
FFFG     117.19      7.34      0.000       301,485      6.23         6.23        0.17        0.64       9.17        N       3.62
FFFL     111.11     11.63      4.444       779,620     10.42        10.30        0.73        0.65       6.22        N         NA
FFHC     186.21     12.96      2.553     5,419,203      7.34         6.99        2.24        1.29      19.10        N       0.52
FFHH      82.84     13.24      3.960       326,689     15.97        15.97        0.50        0.63       3.37        N       0.09
FFHP         NA        NA         NA       304,667      8.33         8.33        0.48        0.91      11.06        Y       0.89
FFHS      83.04      7.89      1.948       216,124      9.50         9.50        1.04        0.63       6.61        N       0.43
FFIC      98.13     16.95      0.000       739,382     18.72        18.72          NA          NA         NA        N         NA
FFKY     166.67     22.10      2.685       341,604     14.25        13.39        2.23        1.70      11.45        N       0.06
FFLC      83.49     14.17      2.254       330,514     16.97        16.97        1.15        0.94       5.43        N       0.08
FFML     137.92      7.73      0.736       153,250      5.61         5.61        1.39        0.82      16.16        N       0.57
FFOH      80.19     16.33      2.000       249,366     20.36        20.36          NA        0.83         NA        N       0.40
FFPB     104.02      8.40      1.860     1,378,589      8.29         8.10        1.52        0.64       7.44        N       0.74
FFPC     136.22      9.43      2.824       304,040      6.93         6.93        0.69        0.86      12.90        N       0.82
FFRV     112.57      9.60      1.208       314,413      8.54         8.53        1.35        1.00      11.99        N       0.72
FFSL      82.31     10.41      2.207       101,628     12.64        12.64        1.57        1.13       8.56        N       0.71
FFSW     179.37      7.91      2.000       993,459      7.73         7.28        1.57        1.06         NA        N       0.15
FFSX     112.10      9.38      3.000       436,519      8.41         8.38        1.50        0.63       7.79        N         NA
FFWC      89.78     10.13      2.462       146,028     11.28        11.28        1.78        0.87       7.67        N       0.08
FFWD      95.26     13.69      1.946       140,383     14.37        14.37        1.51        1.18       8.22        N       0.04
FFWM     106.95     13.40      2.400       326,489     12.53        12.53        0.60        0.43       3.56        N       1.68
FFYF     112.96     20.73      2.623       573,162     18.35        18.35        1.40        1.21       6.50        N       0.88
FGHC     163.55     10.27      0.000       135,582      8.30         7.36        0.55        0.89      11.09        N       1.42
FIBC      94.98     10.68      2.264       243,450     11.31        11.25        0.68        0.61       4.70        N       2.78
FIDF      95.35      5.08      0.000     3,279,564      6.94         6.93       (7.52)      (1.97)    (43.33)       N       3.58

Source: SNL and F&C calculations.

FERGUSON & CO., LLP            Exhibit V - Publicly Traded Thrifts
- -------------------            Financial Data as of April 30, 1996


                                                                        Tangible            Return on      ROACE
                Current              Current     Total       Equity/     Equity/    Core    Avg Assets    Before             NPAs/
              Price/ Tang  Price/   Dividend     Assets      Assets    Tang Assets   EPS   Before Extra    Extra    Merger  Assets
               Book Value  Assets     Yield      ($000)        (%)         (%)       ($)       (%)          (%)    Target?    (%)

Ticker            (%)       (%)        (%)      Mst RctQ     Mst RctQ    Mst RctQ    LTM       LTM          LTM     (Y/N)  Mst RctQ

FISB             158.83    14.01      2.240    1,476,879       8.95        8.84      1.73      1.18        13.88      N      1.70
FKFS              96.76     8.47      0.000      272,821       8.76        8.76        NA      0.42         4.98      N      2.19
FKKY              99.30    35.55      2.323      138,609      35.80       35.80        NA      1.05           NA      N      0.00
FLAG             141.66    11.14      2.222      232,105       8.92        8.92      0.88      0.87         9.78      N      1.86
FLFC             158.64     9.32      2.391      927,108       7.88        6.77      1.64      1.02        14.49      N      1.80
FMBD              75.53    19.07      2.240      285,296      25.25       25.25        NA      0.99         4.15      N        NA
FMCO             112.34     7.19      1.356      505,700       6.58        6.41      1.63      0.84        13.06      N        NA
FMCT             111.42     6.19      0.000      536,955       5.55        5.55     (0.11)     0.07         1.12      N      2.52
FMLY             134.65     9.56      2.313      887,387       7.76        7.14      1.74      0.96        12.56      N      1.19
FMSB             151.44    10.06      1.311      370,986       6.64        6.64      1.39      1.03        15.31      N        NA
FNGB              99.34    12.64      3.780      572,193      12.73       12.73      0.86      0.84         6.53      N      0.13
FNSC             101.27    14.17      0.000      277,057      13.99       13.99      1.26      0.75         5.68      Y      2.00
FOBC              96.65    11.09      3.570      339,562      12.12       11.55      1.21      1.00         7.74      N      0.14
FPRY             118.06     7.70      2.909      231,649       6.53        6.53      1.33      0.64         9.93      Y      0.11
FRC                  NA     5.50      0.000    1,972,611       5.65          NA      0.24      0.14         2.36      N        NA
FSBC              78.09     3.75      0.000      116,966       4.80        4.80      0.48      0.34         7.76      N      1.44
FSBI              96.31     7.54      1.829      287,465       7.91        7.83      1.25      0.57         7.31      N      0.52
FSBS             105.22    27.72      0.000       90,216      26.34       26.34        NA      0.86           NA      Y      0.58
FSBX             155.64    11.62      2.500      477,665       7.48        7.48      0.42      1.26        17.00      N      1.92
FSFC             109.01    21.39      2.560      359,481      19.62       19.62      0.80      0.90         4.59      N        NA
FSFI             114.61     7.81      1.833      597,269       7.20        6.84      0.95      0.74        11.15      N      3.88
FSLA             126.05    10.33      3.333      945,012       9.49        8.30      1.17      0.91        10.02      N      1.02
FSNJ              79.10     6.43      3.571      657,075       8.13        8.13        NA      0.04         0.47      N      0.84
FSPG             130.30     8.40      2.560      453,039       6.64        6.46      1.96      1.11        17.52      N      0.75
FSSB              58.24     3.15      0.000      104,089       5.69        5.43     (0.86)    (0.09)       (1.55)     N      2.50
FTF               91.14    18.85      2.927      161,785      20.69       20.69        NA      1.55           NA      N      0.22
FTFC             153.71     9.91      2.943    1,382,069       6.85        6.48      1.36      0.92        13.46      N        NA
FTSB             103.00    25.68      1.731       88,470      24.93       24.93        NA      1.32           NA      N        NA
FWWB              99.18    25.59      1.322      594,917      25.79       25.79        NA        NA           NA      N      0.22
GAF               77.58    17.41      0.000      568,725      22.45       22.45        NA        NA           NA      N      0.19
GBCI             189.55    18.22      2.695      398,220       9.63        9.61      1.93      1.59        16.25      N      0.03
GDVS             120.79    14.63      3.349      240,468      12.11       12.11        NA      0.48         4.10      N      2.63
GDW              140.60     8.81      0.722   35,013,718       6.66        6.29      4.36      0.75        11.76      N      1.37
GFCO              92.63     8.49      3.126      278,609       9.41        9.18      1.34      0.56         5.86      N      0.44
GFED             136.58    19.29      5.565      186,357      14.11       14.11        NA      0.71           NA      N      1.20
GFSB             105.71    12.72      1.500       80,913      12.04       12.04      1.53      1.08         8.47      N        NA

Source: SNL and F&C calculations.        17

FERGUSON & CO., LLP
- -------------------
                      Exhibit V - Publicly Traded Thrifts
                      Financial Data as of April 30, 1996


          Current                                               Tangible             Return on   ROACE
        Price/Tang          Current      Total      Equity/      Equity/    Core    Avg Assets   Before            NPAs/
           Book     Price/  Dividend     Assets     Assets     Tang Assets   EPS   Before Extra  Extra   Merger    Assets
           Value    Assets   Yield       ($000)      (%)           (%)       ($)       (%)        (%)    Target?    (%)

Ticker      (%)      (%)      (%)       Mst RctQ    Mst RctQ     Mst RctQ    LTM       LTM        LTM    (Y/N)    Mst RctQ

GLBK       72.29    11.79     0.000        35,903    16.31         16.31     0.95     0.78        4.98       N        0.00
GLN       128.30     5.37     0.000    14,367,978     6.55          6.16     0.87     0.23        2.51       N        2.08
GPT       151.97    10.47     2.771    14,469,048    10.58          6.31     2.30     0.96        6.86       N        2.94
GROV      108.47     6.75     2.796       586,433     6.24          6.23     2.75     0.81       13.29       N        0.75
GRTR      103.87     5.74     0.000     2,575,726     7.69          7.69     0.68     0.75        8.37       N          NA
GSBC      195.20    19.13     2.569       658,834     9.97          9.82     2.07     1.64       16.20       N        2.34
GSFC          NA       NA     0.000       151,028    14.72         14.72       NA     1.21          NA       N        0.21
GSLC      112.65     7.38     0.000        96,577     6.55          6.55     0.59     0.57        9.97       N          NA
GTFN          NA    16.19     1.753     2,477,204    11.35            NA     1.27     1.00        8.18       N        0.44
GTPS       75.92    22.34     8.145       117,706    29.42         29.42       NA     0.77          NA       N          NA
GUPB       84.26    20.41     2.783        66,821    24.23         24.23       NA     1.40          NA       N          NA
GWBC       89.06    23.29     2.807        73,409    25.17         25.17       NA     1.14        5.85       N        0.06
GWF       142.59     7.21     4.348    43,762,730     6.45          5.77     1.74     0.65       11.05       N        1.81
HALL       82.15     6.90     0.000       313,681     8.40          8.40     0.93     0.56        5.74       N        0.00
HARB      171.33    15.18     4.174       932,858     8.86          8.86     2.15     1.19       13.70       N        0.54
HARL      123.25     8.69     2.162       273,997     7.05          7.05     1.71     0.82       11.94       N        0.00
HARS      132.73    14.95     3.463     1,255,864    12.06         11.36     0.84     0.81        6.34       N        0.72
HAVN      110.65     6.93     1.667     1,485,076     6.30          6.26     2.09     0.68       10.21       N          NA
HBBI       81.19    12.56     1.791        42,954    14.35         14.35       NA     1.05        7.81       N        0.14
HBFW       91.11    15.84     0.000       314,896    17.39         17.39       NA     0.85        5.23       N        0.00
HBNK      111.90     8.77     0.000       441,911     7.84          7.84     0.64     0.22        3.92       N        1.98
HEMT          NA     8.29     0.000       754,365    11.44            NA       NA     0.19        1.50       N          NA
HFFB       89.57    27.85     2.883       108,710    28.66         28.66       NA       NA          NA       N        0.00
HFFC       92.03     8.32     2.164       558,819     9.07          9.04     0.94     0.65        7.27       N        0.67
HFMD      156.47    13.20     1.422       214,615     8.57          8.44     0.99     1.20       15.02       Y        6.03
HFNC       98.87    25.98     0.000       926,259    26.29         26.29       NA       NA          NA       N        1.38
HFSA       80.00    15.36     3.333        82,651    19.20         19.20       NA     0.55          NA       N        0.11
HFSF      124.74     9.31     0.000       718,390     7.50          7.47     0.35     0.33        4.53       Y        1.37
HHFC       83.62    15.60     3.265        70,314    18.65         18.65     0.67     0.88        4.75       N        0.18
HIFS      104.47    10.49     2.207       179,389    10.04         10.04     1.44     1.12       10.71       N        0.34
HMCI       96.47     5.85     0.000       341,742     6.07          6.07     0.74     0.37        6.28       N          NA
HMNF       86.94    14.58     0.000       542,012    16.77         16.77     1.05     1.10        6.27       N        0.14
HNFC          NA     8.28     0.000       682,029     7.97            NA     1.36     0.62        8.23       N        0.13
HOFL      104.17    28.00     5.766     1,227,371    25.52         25.52     0.85     1.70        6.60       N        0.06
HOMF      118.65     9.33     2.000       595,016     8.19          7.89     2.83     1.17       15.06       N        0.50
HPBC      137.25    15.45     4.286       166,866    11.26         11.26     1.59     1.74       15.09       N        0.00


Source: SNL and F&C calculations.

FERGUSON & CO., LLP
- -------------------

                      Exhibit V-Publicly Traded Thrifts
                      Financial Data as of April 30, 1996



           Current                 Current        Total           Equity/
         Price/Tang    Price/     Dividend        Assets          Assets
         Book Value    Assets       Yield         ($000)           (%)

Ticker       (%)        (%)          (%)         Mst RctQ        Mst RctQ

HRBF        83.12      15.81        3.048         154,218         19.03
HRZB       103.91      16.82        2.560         488,968         16.19
HSBK        99.06       6.52        1.898         346,865          6.58
HTHR        47.80       1.72        0.000         753,583          5.17
HVFD       121.54       9.56        3.000         354,505          7.91
HZFS        85.77      10.40        1.984          73,105         12.12
IBSF       101.63      20.73        1.745         756,928         20.40
IFSB        67.45       3.75        2.839         263,740          6.48
IFSL       128.56      11.54        4.085         721,333          9.81
INBI       134.33      25.69        1.983         327,028         19.12
INCB        96.22      15.01        2.373          90,614         15.60
IPSW       124.65       7.88        2.222         134,065          6.32
IROQ       122.67       7.55        2.207         451,060          7.19
ISBF        95.68      18.79        0.000         608,830         19.66
ITLA       145.94      13.12        0.000         655,435          8.99
IWBK       168.02      11.22        2.010       1,368,548          6.88
JEBC       135.63      18.13        1.370         265,039         13.37
JOAC        88.78      26.09        4.000          36,431         29.39
JSBA       168.54      11.24        1.067       1,114,294          7.28
JSBF       104.62      23.03        3.542       1,545,195         22.01
JXSB       104.56      12.61        2.857         138,766         12.06
JXVL           NA         NA        4.232         198,081         10.47
KFBI        92.72      26.04        1.891         594,269         28.08
KNK         83.37       7.58        2.092         363,182          9.80
KSAV        84.02      12.73        3.478          89,871         15.16
KSBK        96.56       6.09        0.964         127,372          6.85
KYF         86.27      22.93        4.082          74,186         26.58
LARK        86.90      15.12        2.735         198,535         17.40
LARL       119.58      12.52        2.000         192,654         10.47
LBCI        90.37       8.58        2.595         669,949          9.53
LBFI        97.21      17.42        2.667         143,572         17.92
LFBI        83.91      11.72        0.000         285,478         15.19
LFCT       171.14      13.74        1.636       3,177,812          8.03
LFED       115.09      19.02        4.452         260,622         16.53
LFSB        96.94      27.54        0.000         233,737         28.42
LIFB           NA      12.31        3.088       1,204,577         12.73


            Tangible                Return on     ROACE
             Equity/      Core      Avg Assets    Before             NPAs/
           Tang Assets    EPS      Before Extra   Extra   Merger    Assets
               (%)        ($)          (%)         (%)    Target?    (%)

Ticker      Mst RctQ      LTM          LTM         LTM     (Y/N)   Mst RctQ

HRBF          19.03       0.61         0.82        3.77     N       0.06
HRZB          16.19       1.09         1.53        9.51     N       0.00
HSBK           6.58       1.44         0.86       12.76     N       0.27
HTHR           5.15      (6.49)       (1.90)     (41.69)    N      11.10
HVFD           7.87       0.99         0.58        7.13     N       0.81
HZFS          12.12       0.97         0.71        5.55     N       1.69
IBSF          20.40       0.77         1.11        5.16     N       0.07
IFSB           5.62       0.54         0.54        8.99     N       2.77
IFSL           9.05       1.47         1.00       10.74     N       1.27
INBI          19.12         NA         1.48          NA     N       0.13
INCB          15.60       0.79         0.77        4.97     N         NA
IPSW           6.32       1.20         1.38       22.40     N       2.23
IROQ           7.19       1.61         0.98       14.79     N       1.21
ISBF          19.65         NA         1.26        7.14     N       0.36
ITLA           8.99         NA           NA          NA     N         NA
IWBK           6.69       1.89         1.08       14.78     N       0.59
JEBC          13.37       1.27         1.00        7.77     Y       0.42
JOAC          29.39         NA         0.68          NA     N       0.04
JSBA           6.08       1.62         0.62        8.90     N         NA
JSBF          22.01       2.11         1.44        6.67     N         NA
JXSB          12.06         NA         0.41        3.83     N       0.55
JXVL          10.47         NA         0.74          NA     N       1.41
KFBI          28.08         NA           NA          NA     N       0.07
KNK            9.15       1.05         0.50        4.53     N       0.20
KSAV          15.15       1.40         1.14        6.85     N       0.73
KSBK           6.34       2.75         0.79       12.20     N         NA
KYF           26.58         NA         0.70        3.97     N         NA
LARK          17.40       0.77         0.88        5.04     N       0.06
LARL          10.47       1.58         1.35       13.39     N       0.77
LBCI           9.50       1.30         0.56        5.49     N       0.12
LBFI          17.92       0.85         1.09        5.72     N       0.57
LFBI          14.14         NA           NA          NA     N         NA
LFCT           8.03       3.85         1.40       17.38     Y         NA
LFED          16.53       0.80         1.03        6.37     N       0.00
LFSB          28.42       0.52         0.77        2.75     Y       0.00
LIFB             NA       0.95         0.86        5.94     N         NA

Source:  SNL and F&C calculations.

FERGUSON & CO., LLP                      Exhibit V - Publicly Traded Thrifts
- -------------------                      Financial Data as of April 30, 1996


                                                                     Tangible              Return on    ROACE
         Current                 Current       Total       Equity/    Equity/     Core     Avg Assets   Before         NPAs/
        Price/Tang   Price/      Dividend      Assets      Assets   Tang Assets    EPS    Before Extra  Extra  Merger  Assets
        Book Value   Assets       Yield        ($000)        (%)        (%)        ($)        (%)        (%)   Target?   (%)

Ticker     (%)         (%)         (%)        Mst RctQ     Mst RctQ   Mst RctQ     LTM        LTM        LTM    (Y/N)  Mst RctQ

LISB      133.48      14.27       1.441      4,834,405       10.69      10.69      1.72       0.95       8.72     N       NA
LOAN      154.75      12.30       1.422        126,884        8.64       8.37      0.89       1.53      17.40     N     0.15
LOGN       80.80      22.15       3.200         74,647       27.40      27.40        NA       1.35       6.33     N     0.42
LONF          NA         NA       0.000         34,152        9.44       9.44        NA       0.44         NA     N     0.13
LSBI       84.61      10.36       2.000        158,973       11.37      11.37        NA       0.87       7.30     N     0.00
LSBX      102.00       7.71       0.000        323,523        7.56       7.56      0.79       1.14      14.78     N     1.98
LVSB      123.51      10.69       1.274        440,940       11.11       8.87      1.23       1.55      13.34     N     1.37
MAFB      125.54       6.95       1.219      1,980,184        5.54       5.54      2.87       0.91      15.57     N     0.40
MARN       94.86      22.76       3.534        179,329       24.00      24.00      1.17       1.41       5.79     N     0.93
MASB      102.60      10.42       2.687        858,922       10.16      10.16      3.08       1.05      10.32     N     0.33
MBBC       79.48      12.29       0.000        329,768       14.44      14.27        NA       0.21       1.49     N     0.97
MBLF      117.40      16.87       1.684        197,259       14.37      14.37      0.96       0.72       4.95     N     0.38
MCBN       91.26       8.00       2.581         55,406        8.77       8.77      1.53       0.68       7.73     N     1.19
MCBS       97.78      13.76       2.238        271,700       13.34      13.32      1.23       1.68      11.50     N     0.17
MDBK      117.48       9.47       3.317        980,973        8.89       8.13      2.01       1.03      11.58     N     0.55
MERI      151.24      11.25       1.818        227,121        7.44       7.44      2.71       1.02      14.10     N       NA
MFBC       76.33      14.74       0.000        200,895       19.31      19.31      0.64       0.69       3.40     N       NA
MFCX      120.88      18.59       0.000        125,312       15.38      15.38      0.33       0.39       2.55     Y     0.00
MFFC      103.96      20.77       3.097        171,708       19.98      19.98      0.70       1.13       4.88     N     0.20
MFLR      100.16       9.66       3.265        110,680        9.87       9.67      0.85       0.85       7.90     N     1.57
MFSB      112.72      12.75       0.000         54,913       11.31      11.31        NA       0.22       2.18     Y       NA
MFSL      103.53       8.37       2.107      1,143,338        8.22       8.09      1.97       0.79       9.72     N       NA
MGNL      212.98      19.54       1.655      1,290,780        9.77       9.23      2.80       1.80      18.27     N       NA
MIDC      100.81       7.82       4.000        364,809        9.36       7.88      0.57       0.31       3.24     N     1.70
MIFC      108.52       9.78       1.185        119,395        9.02       9.01      0.53       0.84       8.90     N       NA
MIVI       84.56      16.96       2.783         68,334       20.07      20.07        NA       1.32       7.10     N       NA
MLFB      101.79       8.89       2.653      1,757,048        8.23       8.06      1.76       0.69       7.43     N     0.64
MORG       86.34      12.86       2.182         70,748       14.90      14.90      0.72       0.97       6.13     N     0.06
MSBB       64.95       6.18       3.478        454,126        9.69       9.54      1.48       0.55       5.65     N       NA
MSBF       91.64      22.83       2.353         52,995       24.91      24.91        NA       2.02       8.79     N     0.23
MSBK       59.85       3.27       0.000        719,490        5.45       5.45     (0.17)      0.01       0.20     N     0.11
MSEA      116.94       6.91       0.000        778,165        6.54       5.95      1.50       0.76      11.97     N       NA
MWBI      100.64       6.98       1.944        136,809        6.94       6.94      2.36       0.99      14.16     N     0.27
MWFD      147.67      13.13       1.053        177,164        9.34       8.93      1.64       1.11      11.34     N     0.16
NASB      151.06      10.50       2.080        656,855        7.25       6.97      3.34       1.36      18.76     N     3.43
NBF           NA         NA          NA        396,841        8.91       8.89      0.59       0.40       4.52     Y     0.99

Source: SNL and F&C calculations.

FERGUSON & CO., LLP                                Exhibit V - Publicly Traded Thrifts
                                                   Financial Data as of April 30, 1996

                                                                           Tangible            Return on   ROACE
         Current                 Current            Total       Equity/     Equity/     Core   Avg Assets  Before        NPAs/
        Price/Tang    Price/    Dividend            Assets      Assets    Tang Assets    EPS  Before Extra Extra  Merger Assets
        Book Value    Assets      Yield             ($000)        (%)         (%)        ($)      (%)       (%)   Target?  (%)

Ticker      (%)        (%)          (%)            Mst RctQ     Mst RctQ   Mst RctQ      LTM       LTM       LTM  (Y/N) Mst RctQ
NBSI       96.10       16.66        2.462            114,337       17.34      17.34       0.48     0.57       2.98   N    0.00
NEIB       92.12       18.63        2.353            141,098       20.22      20.22         NA     1.09       5.63   N      NA
NFSL      140.85       16.21        2.222            160,656       11.58      11.51       1.84     1.89      17.69   N    0.67
NHSL       94.77        7.97        1.730            292,618        8.43       8.41       0.20     0.16       1.93   N    2.05
NHTB       86.95        6.58        4.970            258,216        7.57       7.57       0.76     0.51       6.59   N    1.11
NMSB       88.48        9.86        2.909            291,578       11.13      11.13       1.34     2.07      19.16   N    2.85
NSBI      107.67       21.96        0.776          1,153,392       20.39      20.39       2.75     1.86       9.57   Y    0.28
NSBK          NA       10.43        2.920          1,580,435        7.74         NA       3.09     1.15      15.68   N      NA
NSLB       81.94       20.07        3.774             56,552       24.49      24.49         NA       NA         NA   N    0.06
NSSB      100.04       10.67        3.107            675,332       11.26      10.73       1.00     0.87       7.59   N    1.72
NSSY      115.56        9.78        0.000            515,267        8.46       8.46       1.54     0.99      11.65   N    3.36
NTMG      105.07        6.05        0.000             83,710        6.30       6.30       0.38     0.61      10.53   N    1.65
NWEQ       77.16       11.82        3.600             82,976       14.06      14.06       0.86     1.15       7.49   N    0.52
NWSB      149.88       16.04        2.474          1,767,455       10.67      10.56       1.51     1.05       9.34   N      NA
NYB       180.41       10.43        3.265          2,754,437        5.78       5.78       2.40     1.19      19.84   N    1.49
OFCP      112.77       24.21        1.969            370,305       21.48      21.48       0.70     1.08       4.62   N    0.10
OHSL      105.57       13.11        3.455            205,462       12.42      12.42       1.42     0.95       7.51   N    0.03
OSBF       85.24       10.73        2.346            253,714       12.59      12.59       0.65     0.17       1.34   N    0.11
PALM      133.86       10.12        0.625            646,024        7.97       7.59       0.73     0.64       8.54   N    4.25
PBCI      111.01       17.59        4.675            371,365       15.99      15.86       1.65     1.49       9.71   N    2.45
PBCT      150.50       12.03        3.765          6,916,300        8.17       8.17       1.53     1.15      14.62   N    1.66
PBIX       84.03       16.91        1.846            268,869       20.13      20.13         NA     0.51       5.39   N    0.32
PBKB      118.29        6.63        2.162            324,440        6.06       5.63       0.73     0.81      11.65   N    1.64
PBNB       96.56        9.66        4.293            406,276       10.81      10.09       1.80     0.85       7.81   N    0.44
PCBC       90.28       18.83        1.765             77,318       20.86      20.86         NA     1.00       5.18   N    0.05
PCCI      102.67        8.12        0.000            286,926        7.91       7.91       0.93     1.36      23.43   N    6.49
PDB        96.09       29.15        2.963            122,482       30.35      30.35         NA     1.25         NA   N    0.07
PEEK       80.73       25.02        0.000            189,469       30.98      30.98         NA       NA         NA   N    0.07
PERM       77.67        8.53        1.356            377,905       11.14      11.00       0.49     0.33       2.75   N    1.85
PETE      103.27        6.52        0.000            393,159        6.34       6.32      (0.10)   (0.04)     (0.61)  N    1.81
PFDC      108.58       16.57        2.835            280,778       15.26      15.26       1.69     1.45       9.58   N    0.28
PFFB          NA          NA        0.000          1,899,412        5.76       5.76         NA    (0.23)        NA   N    1.52
PFNC      135.81        7.44        0.000            347,991        5.52       5.48       0.69     0.86      19.35   N    1.33
PFSB      101.26        8.72        0.000            935,037       10.03       8.10       1.30     0.71       6.33   N    0.93
PFSL      109.97        6.54        5.067            369,379        5.95       5.95       1.24     0.56       9.45   N    0.20
PHBK      149.32       10.77        3.257          3,301,647        8.37       7.29       2.12     1.21      14.11   N      NA


Source: SNL and F&C calculations.              21

FERGUSON & CO., LLP                   Exhibit V - Publicly Traded Thrifts
- -------------------                   Financial Data as of April 30, 1996

                                                            Tangible             Return on       ROACE
        Current              Current    Total    Equity      Equity/     Core   Avg. Assets      Before             NPAs/
        Price/Tang  Price/   Divided   Assets    Assets    Tang Assets   EPS    Before Extras    Extra    Merger   Assets
        Book Value  Assets    Yield    ($000)     (%)          (%)       ($)         (%)          (%)     Target?    (%)

Ticker     (%)       (%)      (%)     Mst RctQ   Mst RctQ   Mst RctQ     LTM         LTM          LTM      (Y/N)   Mst RctQ
 PHFC         NA      NA     0.000     195,154     5.75        5.75        NA          NA           NA       N        NA
 PKPS      87.87    7.47     2.000     839,174     8.49        8.49      1.58        1.94        25.03       N      2.18
 PLE      100.96    7.50     4.397     194,311     7.71        7.45      1.53        0.77        10.29       N      0.27
 PMFI      95.18    9.17     1.765     374,039     9.64        9.64      0.74        0.41         4.09       N      0.52
 POBS     114.31   28.97     4.359     267,272    25.36       25.36      0.91        2.31         9.23       N      0.43
 PSAB         NA   10.85     3.831     608,967     9.44          NA      1.42        1.02        10.89       N        NA
 PSBK     103.74    9.19     2.915     785,554     8.86        8.86      2.78        0.99        10.53       N      1.06
 PSSB      83.66    4.91     1.412     195,666     5.87        5.87      0.56        0.62        11.18       N      3.35
 PTRS      78.57    7.70     1.455     114,242     9.79        9.79      1.54        0.74         7.88       N      2.21
 PULB     131.21   16.47     5.714     177,984    12.55       12.55      0.54        0.72         6.09       N        NA
 PULS     108.38   12.88     4.667     452,455    11.89       11.89      1.34        1.17        10.04       N      1.20
 PVFC     151.06    9.91     0.000     312,466     6.56        6.56      1.78        1.14        18.41       N      1.23
 PVSA     131.64    9.73     1.891     914,016     7.42        7.39      2.59        1.04        15.22       N      0.18
 PWBC     101.51    7.71     2.824     659,371     8.33        7.65      0.93        0.61         7.44       N      0.13
 QCBC      83.32    8.18     0.000     692,974     9.88        9.83      0.80        0.50         4.90       N      2.31
 QCFB      85.69   16.72     0.000     161,231    19.52       19.52        NA        1.45         8.09       N        NA
 QCSB     125.00   21.22     2.286   1,259,485    16.98       16.98      3.53        1.74         9.84       N        NA
 RARB     120.57    8.73     2.892     354,810     7.43        7.25      1.61        0.80        10.53       N      0.35
 RCSB     119.05    7.72     2.043   4,111,153     9.03        8.81      2.10        1.05        11.55       N      0.72
 REDF      70.79    3.91     0.000     871,814     5.51        5.51     (2.72)      (0.86)      (15.05)      N      6.63
 RELI         NA      NA     0.000      32,260    29.81          NA        NA        1.23           NA       N        NA
 RELY     133.85    8.00     3.041   1,744,365     8.86        6.16      1.12        0.91         6.81       N        NA
 RFED         NA    8.88     3.221   9,134,660     5.57          NA      1.77        0.66        14.19       N        NA
 ROSE     116.53    7.90     2.415   3,001,958     6.23        6.23      2.04        0.86        12.63       N        NA
 RVSB     184.58   17.89     1.176     204,794    11.03        9.83      1.05        1.21        11.26       N      0.00
 SBCN      88.67   11.64     3.871     197,137    13.01       13.01      0.77        0.39         2.95       N      0.20
 SBFL     139.01   17.36     2.424     169,685    12.49       12.49        NA        0.13         1.06       N        NA
 SBOS     103.62   12.78     1.820   1,715,070    12.34       12.34      3.40        1.89        21.12       Y      0.65
 SCCB      98.80   29.30     3.636      43,939    29.65       29.65      0.90        1.50         4.95       N        NA
 SCSL      94.18    3.37     0.000     372,140     6.89        6.87        NA        0.34         3.35       N      0.19
 SECP     104.13   16.61     1.030   3,344,642    16.88       16.88      3.02        0.89         5.09       N      0.12
 SFB      154.66    9.18     1.918  13,505,427     6.95        6.00      3.44        0.93        13.88       N      0.22
 SFBM     112.72    8.52     3.000     365,307     8.81        7.66      1.32        0.69         8.17       N      0.11
 SFED      76.44   10.74     0.000     165,569    14.06       14.06        NA        0.63         5.06       N      0.63
 SFFC      92.44   18.59     2.388      74,182    20.12       20.12      1.04        1.18         5.80       N        NA
 SFIN      90.46   11.66     0.000     559,049    12.94       12.90        NA          NA           NA       N      1.01

Source: SNL and F&C calculations.
                                      22

FERGUSON & CO., LLP         EXHIBIT V-Publicly Traded Thrifts
- -------------------        Financial Data as of April 30, 1996

                                                                Tangible             Return on    ROACE
            Current             Current    Total     Equity/    Equity/     Core    Avg Assets    Before            NPAs/
          Price/ Tang   Price/ Dividend   Assets     Assets   Tang Assets   EPS    Before Extra   Extra   Merger   Assets
          Book Value    Assets   Yield    ($000)       (%)        (%)       ($)         (%)        (%)   Target?     (%)

Ticker        (%)        (%)      (%)    Mst RctQ   Mst RctQ    Mst RctQ    LTM         LTM        LTM    (Y/N)   Mst RctQ
SFSB          80.88      5.74   1.939    362,272       7.14        7.10    1.13           0.51    6.97    N          0.25
SFSL         103.98      8.92   3.404    458,294       8.83        8.60    1.44           1.33   15.39    N          0.46
SGVB          77.47      7.58   0.000    333,064       9.78        9.78      NA           0.12    1.11    N            NA
SHEN         100.49     13.30   1.951    355,710      13.24       13.24    1.37           1.01    7.19    N          0.48
SHFC          80.82     17.13   2.483     45,401      21.20       21.20    0.29           0.36    1.67    N          0.01
SISB         106.87      8.50   0.000  1,135,170       7.42        7.42    2.52           1.27   17.72    N            NA
SJSB         102.70     12.58   2.105    143,857      12.25       12.25      NA           0.68    5.67    N            NA
SMBC          94.09     15.67   3.448    159,470      16.66       16.66    0.64           0.75    4.20    N            NA
SMFC          82.12      9.83   0.000    263,890      11.98       11.98    1.04           0.83    6.26    N          0.00
SOBI          76.12     14.21   0.000     76,005      18.66       18.66      NA           0.50    2.91    N            NA
SOPN         106.61     27.94   3.137    256,294      26.21       26.21    0.97           1.48    5.68    N          0.03
SOSA          89.82      4.90   0.000    509,502       5.46        5.46    0.10           0.33    6.38    N          9.74
SPBC         118.50     10.91   1.641  4,142,858       9.24        9.21    1.80           0.89    9.59    N          0.63
SRN           81.43     16.42   2.800    110,757      20.38       20.20      NA             NA      NA    N          8.18
SSB              NA        NA   0.000     57,718      14.87       14.87      NA           1.25      NA    N          0.00
SSBK             NA     10.91   2.207    504,631       8.28          NA    1.61           1.00   11.88    N            NA
SSM              NA        NA   0.000     81,560      14.38       14.38      NA           1.40      NA    N          0.00
STFR         118.46     13.20   1.524  1,203,689      11.48       11.03    1.75           1.22   11.04    N          0.52
STND          92.74     11.40   2.151  2,186,603      12.30       12.30    0.93           0.88    6.22    N            NA
STSA         151.77      4.98   0.000  1,497,617       5.83        5.04    0.88           0.45    7.72    N          0.63
SVRN         226.58      6.33   0.755  8,411,108       5.21        3.83    0.96           0.80   16.63    N            NA
SWBI         120.43     14.45   4.000    349,543      12.00       12.00    1.91           1.19    8.83    N          0.25
SWCB         108.09      8.46   5.128    426,515       8.38        7.83    1.73           0.83   10.21    N          1.38
SZB           70.96     12.45   4.040     85,775      17.55       17.55      NA           0.74    4.52    N          0.19
TBK           91.28      5.37   0.000    214,076       6.20        5.91   (0.98)         (0.54)  (8.37)   N          3.96
TCB          244.98     18.01   2.120  7,039,282       7.69        7.37    2.61           1.37   20.18    N          0.92
THBC          83.68     18.58   2.857     80,484      22.20       22.20    0.98           1.38    6.13    N            NA
THIR         126.61     22.98   2.159    155,687      18.15       18.15    1.62           1.40    7.85    Y          0.23
THR           85.00     13.39   0.000     81,841      15.84       15.77      NA             NA      NA    N          0.65
THRD          79.35     12.31   2.265    519,196      14.31       14.31    0.91           0.92    5.60    N          0.35
TPNZ          86.39     17.59   1.667    110,542      20.35       20.35      NA           0.77      NA    N          1.15
TRIC          83.10     17.05   2.857     65,766      20.52       20.52    0.99           1.01    4.95    N          0.34
TSBS         126.96     23.63   2.545    518,674      19.04       18.69      NA           1.80      NA    N            NA
TSH           90.82     17.07   3.774    328,426      18.80       18.80      NA           1.18      NA    N            NA
TWIN         101.98     14.03   4.000    102,423      13.76       13.76    1.10           1.08    7.84    N          0.42
UBMT          90.44     19.51   4.712    114,440      21.57       21.57    1.41           1.62    7.22    N          0.43


Source:  SNL and F&C calculations

FERGUSON & CO., LLP
- -------------------

                                                 Exhibit V-Publicly Traded Thrifts
                                                Financial Data as of April 30, 1996

                                                                Tangible              Return on     ROACE
       Current              Current       Total       Equity/    Equity/      Core    Avg Assets    Before             NPAs/
     Price/Tang    Price/   Dividend      Assets      Assets   Tang Assets    EPS    Before Extra   Extra   Merger     Assets
     Book Value    Assets    Yield        ($000)        (%)       (%)         ($)        (%)         (%)    Target?     (%)

Ticker  (%)        (%)        (%)        Mst RctQ    Mst RctQ   Mst RctQ      LTM        LTM         LTM     (Y/N)    Mst RctQ
UPRM    116.49      9.78     2.540        246,918      8.39       8.39        0.73       1.00       12.75      N       0.08
VABF     99.64      6.55     1.939        624,964      6.58       6.58        0.01       0.23        3.99      N       1.10
VAFD    120.04      9.84     1.818        122,083      8.20       8.20        1.24       0.36        4.61      Y       0.61
VFFC    122.89      9.14     0.860        713,931      7.72       7.46        1.18       1.21       16.02      N       2.89
WAMU    157.76      8.94     3.171     22,344,769      7.38       6.74        2.74       1.00       15.17      N       0.51
WAYN    138.89     12.71     4.000        245,892      9.16       9.16        0.92       0.56        6.13      N       1.08
WBCI    104.36     12.81     1.768        275,758     12.28      12.27        1.19       0.45        3.90      Y         NA
WBST    150.41      5.90     2.306      3,813,173      5.61       4.43        2.46       0.56       10.43      N       1.44
WCBI    106.55     16.67     2.355        309,265     15.64      15.64        2.07       1.32        8.46      N       0.58
WCFB    128.39     28.61     6.038         97,258     22.29      22.29        0.51       1.11        5.04      N       0.52
WCHI    137.54     16.57     1.811        213,254     12.04      12.04        1.11       0.94        7.85      Y       0.09
WEFC     79.61     11.77     0.000        195,158     14.78      14.78          NA       0.67        6.29      N         NA
WES     159.16     15.70     2.038      3,076,518      9.89       9.86        0.67       1.21       13.63      N         NA
WFCO    133.14     10.22     3.111        262,329      7.89       7.70        0.99       0.94       12.54      N       0.49
WFSB    164.36      9.67     1.531        801,329      5.89       5.89        0.30       0.67       11.99      Y       1.23
WFSL    157.30     18.15     4.190      4,928,989     12.13      11.61        1.78       1.75       13.78      N         NA
WHGB        NA        NA     0.000         85,027      9.94       9.94          NA       0.77          NA      N       0.20
WLDN    123.46      9.90     3.368      1,019,288      9.37       8.13        1.98       0.98       10.83      N       0.73
WOFC     93.00     24.49     4.255        231,505     25.77      25.77        0.86       1.42        4.72      N       0.25
WRNB    133.20     11.92     3.516        354,882      8.95       8.95        1.42       1.65       19.83      N       2.05
WSB      99.40      8.03     2.000        262,632      8.08       8.08        0.40       0.92       12.60      N         NA
WSFS        NA      8.58     0.000      1,259,332      5.86         NA        1.11       2.20       41.46      N       3.18
WSTR     81.60     10.84     2.345        588,255     13.28      13.28        0.89       0.76        5.68      N       0.02
WVFC    102.61     16.02     1.882        230,276     15.62      15.62        1.67       1.18        7.77      N       0.75
YFCB        NA        NA     0.000        208,283      7.57       7.57          NA       0.72          NA      N       1.80
YFED    115.08      9.84     3.478      1,054,864      8.55       8.55        1.27       0.92       10.78      N       1.36

Maximum 244.98     35.55     8.145     49,781,986     35.80      35.80        5.61       2.31       41.46             11.10
Minimum  24.31      1.01     0.000         32,260      3.31       2.71       (7.52)     (1.97)     (43.33)             0.00
Average 111.00     12.61     1.948      1,312,027     12.21      12.12        1.26       0.87        8.64              1.01
Media   104.36     11.13     2.000        341,673      9.92       9.67        1.25       0.88        8.05              0.58

Source:  SNL and F&C calculations.

FERGUSON & CO., LLP          Exhibit V-Publicly Traded Thrifts
- -------------------          Financial Data as of April 30, 1996


                                 Return on        ROACE
           Price/       Core     Avg Assets      Before
            Core         EPS    Before Extra      Extra
             EPS         ($)        (%)            (%)

Ticker       (x)      Mst RctQ    Mst RctQ      Mst RctQ
AADV        17.35        0.49       0.94            9.70
ABBK        11.58        0.34       0.71           10.72
ABCW        13.19        0.63       0.84           11.62
AFCB        10.52        0.41       0.94            8.70
AFFFZ        8.93        0.77       0.87           13.32
AHCI           NA          NA       0.37            2.80
AHM         16.05        0.37       0.51            8.86
ALBC        85.00        0.05       0.11            1.06
ALBK        12.62        0.53       0.92            9.56
AMFB        10.64        0.37       1.33           16.19
AMFC           NA          NA       1.05              NA
ANBK        23.01        0.11       0.40            3.92
ANDB         9.81        0.57       0.92           12.06
ASBI        13.00        0.25       0.97            7.85
ASBP        22.06        0.17       1.01            4.18
ASFC        13.31        1.00       0.88           10.12
ATSB        25.00        0.10       0.46            4.46
AVND        18.09        0.19       0.62            5.66
BABC           NM        0.01       0.04            0.24
BANC        17.12        0.23       0.93            9.27
BDJI        15.06        0.22       0.70            4.62
BELL        31.04        0.30       0.64            4.09
BFD            NA          NA       0.33            3.38
BFSB        12.41        0.35       1.37            8.45
BFSI         5.70        1.70       2.12           26.73
BKC            NM        0.02       1.20           13.08
BKCO        10.63        0.40       0.90            9.20
BKCT        12.07        0.44       0.94            8.45
BKUNA       12.92        0.15       0.59            7.06
BRFC        23.33        0.15       1.25            4.24
BSBC        12.50        0.06       0.90           10.26
BTHL        13.59        0.23       0.84            9.87
BVFS        13.52        0.61       0.54            7.77
BWPC        47.50        0.05       0.60            3.06
BYFC           NA          NA       0.45              NA
CAFI        12.67        0.36       1.10           13.92


Source:  SNL and F&C calculations.

FERGUSON & CO., LLP                      Exhibit V - Publicly Traded Thrifts
- -------------------                      Financial Data as of April 30, 1996

                                         Return on       ROACE
              Price/       Core          Avg Assets     Before
               Core         EPS         Before Extra     Extra
               EPS          ($)            (%)            (%)
Ticker         (x)        Mst RctQ       Mst RctQ       Mst RctQ

CAL            9.71         0.46            0.83         14.65
CAPS          10.11         0.47            0.99          9.23
CARV          31.25         0.07            0.15          1.60
CASB          30.58         0.14            0.81         12.79
CASH          13.84         0.42            1.12          8.10
CATB             NA           NA              NA            NA
CBCI          12.17         0.57            1.27          7.48
CBCO          10.69         0.38            0.96         10.46
CBIN          16.76         0.22            0.88          7.26
CBNH          12.15         0.36            1.00         13.55
CBSA           8.15         0.56            0.40         12.10
CBSB             NA           NA            1.08          8.70
CCFH          18.95         0.16            0.92          4.27
CEBK          14.01         0.29            0.75          7.68
CENF          12.78         0.45            0.43          9.12
CFB            8.80         1.09            1.00         16.84
CFCP          16.94         0.31            1.02         16.60
CFCX          23.96         0.18            0.61          9.87
CFFC          12.50         0.42            1.37         10.20
CFHC          13.02         0.42            0.81         11.70
CFSB          14.06         0.36            0.90         10.79
CFTP             NA           NA            1.27            NA
CFX           14.81         0.23            0.98          9.62
CIBI          13.15         0.29            0.93          6.57
CJFC          15.08         0.46            1.15          9.86
CKFB          24.53         0.20            1.28          4.51
CLAS             NA           NA            1.00            NA
CMRN          14.58         0.24            1.58          5.59
CMSB          23.10         0.23            0.73          8.04
CMSV          17.86         0.21            0.73          5.71
CNIT          26.23         0.33            0.20          2.80
CNSK          16.56         0.20            0.79         11.29
COFD           9.00         0.67            1.06         15.34
COFI          10.50         0.83            1.19         17.18
CONE          74.55         0.07            0.60          3.73
COOP          40.91         0.11            0.23          2.48

Source: SNL and F&C calculations.

FERGUSON & CO., LLP         Exhibit V - Publicly Traded Thrifts
- -------------------         Financial Data as of April 30, 1996


                                 Return on    ROACE
              Price/     Core    Avg Assets   Before
               Core      EPS    Before Extra  Extra

               EPS       ($)        (%)        (%)

Ticker         (x)     Mst RctQ   Mst RctQ   Mst Rctq

COSB          28.82      0.18       0.57       4.04
CRCL          57.71      0.15       0.49       4.43
CRZY             NA        NA         NA         NA
CSA           15.56      0.50       0.46       9.02
CSBF             NA        NA       1.10       5.16
CTBK           9.72      0.36       0.76      10.52
CTZN          12.78      0.68       0.68       9.41
CVAL          12.33      0.37       0.90       9.77
CZF           14.06      0.26       1.27       6.99
DFIN             NA        NA       0.80       3.30
DIBK           5.29      0.65       1.66      21.55
DME           11.57      0.27       0.54      10.93
DNFC           7.24      0.44       1.16      20.81
DSBC          11.91      0.64       0.70      10.36
DSL           12.57      0.43       0.91      10.95
EBCI          40.00      0.20       0.57       4.82
EBCP          14.63      0.41       0.73       9.56
EBSI           8.38      0.44       1.06      15.74
EFBI          32.39      0.11       1.23       7.06
EGFC          10.91      0.53       0.95      12.56
EQSB           9.22      0.61       0.63      12.02
ESBK             NM     (0.04)     (0.03)     (0.39)
ESX              NM     (0.66)     (0.40)     (6.01)
ETFS          23.16      0.17       0.74       3.81
FBBC          13.22      0.26       1.66       7.29
FBCI          15.02      0.26       0.77       5.87
FBCV          31.79      0.23       0.53       6.43
FBER             NA        NA         NA         NA
FBHC          10.76      0.43       0.80      10.82
FBSI          19.64      0.21       0.76       4.37
FCB              NA        NA         NA         NA
FCBF          16.95      0.26       1.11       5.68
FCIT          13.34      0.37       0.78      12.29
FDEF             NA        NA       1.42       5.63
FED           13.00      0.31       0.32       6.88
FESX          12.36      0.22       0.84      11.46


                                      27
Source: SNL and F&C calculations.

FERGUSON & CO., LLP                          Exibit V - Publicly Traded Thrifts
- -------------------                          Financial Data as of April 30, 1996

                                   Return on        ROACE
            Price/       Core      Avg Assets      Before
            Core          EPS     Before Extra      Extra
             EPS          ($)         (%)            (%)

Ticker       (x)        Mst RctQ   Mst RctQ       Mst RctQ

FFBA           NA           NA        1.17          7.21
FFBI        19.69         0.20        0.65          5.93
FFBS        17.41         0.28        1.43          7.13
FFBZ        10.11         0.55        1.10         14.19
FFCH        11.51         0.44        0.72         10.77
FFDF           NA           NA        0.77            NA
FFDP        43.27         0.13        1.26         13.74
FFEC        16.67         0.21        0.89          5.69
FFED        11.67         0.30        1.30         26.35
FFES         9.94         0.44        0.52          7.77
FFFC        12.81         0.61        1.32          7.43
FFFD           NA           NA        1.51            NA
FFFG        13.13         0.05        0.69         10.59
FFFL        18.75         0.18        0.62          6.03
FFHC        10.49         0.56        1.28         17.71
FFHH        24.28         0.13        0.57          3.53
FFHP           NA         0.08        0.99         12.13
FFHS        14.97         0.24        0.57          5.95
FFIC        21.88         0.18        0.92          4.76
FFKY        15.41         0.58        1.63         11.40
FFLC        14.31         0.31        0.99          5.82
FFML        12.95         0.42        1.29         23.78
FFOH           NA           NA        0.93          6.10
FFPB        12.22         0.44        0.81          9.46
FFPC        10.12         0.21        0.99         14.47
FFRV        10.69         0.31        0.92         10.76
FFSL        10.79         0.42        0.97          7.69
FFSW        12.50         0.48        1.07            NA
FFSX        14.29         0.42        0.69          8.31
FFWC         9.95         0.49        1.18         10.51
FFWD        12.17         0.38        1.16          8.12
FFWM        12.50         0.40        1.19          9.78
FFYF        15.46         0.37        1.10          6.03
FGHC        14.58         0.12        0.79          9.24
FIBC        12.74         0.26        0.84          7.08
FIDF        10.37         0.22        0.19          0.07


Source: SNL and F&C calculations.

FERGUSON & CO., LLP              Exhibit V - Publicly Traded Thrifts
- -------------------              Financial Data as of April 30, 1996


                          Return on     ROACE
        Price/    Core    Avg Assets   Before
         Core     EPS    Before Extra   Extra
          EPS     ($)        (%)         (%)

Ticker    (x)   Mst RctQ   Mst RctQ   Mst RctQ

FISB     14.88    0.42       1.21      13.72
FKFS     15.18    0.28       0.22       2.49
FKKY     25.83    0.15       1.35       3.74
FLAG     19.85    0.17       0.76       8.11
FLFC     12.36    0.44       1.03      14.03
FMBD     19.53    0.16       1.08       4.22
FMCO      9.46    0.39       0.80      12.08
FMCT      8.20    0.61       0.78      13.48
FMLY     11.04    0.47       0.95      12.22
FMSB     11.21    0.34       1.02      15.45
FNGB     18.04    0.22       0.77       5.99
FNSC     21.17    0.31       0.86       6.50
FOBC     12.60    0.30       0.96       7.69
FPRY     20.63    0.25       0.54       8.28
FRC      12.29    0.30       0.57      10.09
FSBC    157.75    0.01       0.15       3.07
FSBI     12.87    0.34       0.58       7.36
FSBS     31.70    0.14       0.83       3.13
FSBX      9.09    0.11       1.24      16.42
FSFC     22.32    0.21       0.92       4.66
FSFI     15.00    0.20       0.98      14.23
FSLA     12.93    0.29       0.92       9.72
FSNJ     17.50    0.20      (0.70)     (7.88)
FSPG      9.01    0.52       1.00      15.20
FSSB        NM   (0.07)      0.59      10.52
FTF       9.86    0.39       1.80       8.78
FTFC     17.54    0.31       0.89      12.58
FTSB     15.70    0.23       1.49       5.95
FWWB        NA      NA       1.32       7.05
GAF         NA      NA       0.80       8.54
GBCI     12.12    0.49       1.52      15.66
GDVS     29.86    0.09       0.51       4.12
GDW      10.70    1.23       0.86      13.09
GFCO     16.99    0.32       0.50       5.23
GFED     57.50    0.05       0.36       2.49
GFSB     10.87    0.46       1.19       9.91

SOURCE:  SNL and F&C calculations

FERGUSON & CO., LLP
- -------------------

                      Exhibit V - Publicly Traded Thrifts
                      Financial Data as of April 30, 1996

                               Return on      ROACE
           Price/    Core      Avg Assets    Before
            Core      EPS     Before Extra    Extra
            EPS       ($)         (%)          (%)
Ticker      (x)     Mst RctQ    Mst RctQ     Mst RctQ

GLBK       30.58      0.14        0.87         5.47
GLN        23.03      0.19        0.56         8.87
GPT        12.03      0.60        0.75         7.10
GROV        8.58      0.75        0.89        14.19
GRTR       16.36      0.17        0.65         6.62
GSBC       12.85      0.53        1.54        15.28
GSFC          NA        NA          NA           NA
GSLC       19.38      0.10        0.60         9.09
GTFN       20.13      0.34        1.06         9.02
GTPS       28.65      0.12        0.81         2.75
GUPB       23.96      0.15        0.89         3.37
GWBC       16.19      0.22        1.43         5.44
GWF        12.50      0.46        0.65        10.29
HALL       14.42      0.26        0.55         6.46
HARB       13.07      0.55        1.19        13.47
HARL       10.76      0.43        0.78        11.03
HARS       24.63      0.17        0.60         4.99
HAVN        9.68      0.62        0.77        11.90
HBBI       14.96      0.28        0.78         5.42
HBFW       18.44      0.20        0.80         4.62
HBNK       16.23      0.26        0.54         7.00
HEMT       27.08      0.09        0.43         3.65
HFFB       21.68      0.16        1.15         4.02
HFFC       11.91      0.32        0.85         9.53
HFMD       25.57      0.11        0.58         6.78
HFNC          NA        NA        0.55         2.59
HFSA       18.75      0.16        0.77         3.98
HFSF       50.69      0.09        0.39         5.27
HHFC       20.42      0.15        0.73         3.97
HIFS       10.98      0.33        0.98         9.52
HMCI       36.98      0.12        0.42         6.92
HMNF       14.66      0.26        1.18         6.88
HNFC       15.44      0.34        0.71         8.94
HOFL       17.34      0.20        1.66         6.49
HOMF        8.56      0.73        1.29        15.93
HPBC        9.21      0.38        1.69        15.19

Source: SNL and F&C calculations.

FERGUSON & CO., LLP                         Exhibit V - Publicly Traded Thrifts
- -------------------                         Financial Data as of April 30, 19996

                            Return on       ROACE
          Price/    Core    Avg Assets      Before
           Core      EPS    Before Extra    Extra
           EPS       ($)       (%)           (%)

Ticker     (x)    Mct RctQ   Mct RctQ      Mst RctQ
HRBF      36.46     0.09       0.44          2.18
HRZB      10.78     0.29       1.57          9.73
HSBK       8.02     0.46       0.67          9.93
HTHR      13.89     0.09       0.28          8.06
HVFD      15.00     0.30       0.79          9.86
HZFS      13.44     0.30       0.82          6.73
IBSF      20.22     0.17       0.98          4.69
IFSB      27.68     0.07       0.43          6.66
IFSL      11.02     0.40       1.03         10.64
INBI      15.13     0.25       1.55          6.53
INCB      24.58     0.15       0.58          3.78
IPSW       6.25     0.36       1.38         22.02
IROQ       9.54     0.38       0.90         13.01
ISBF      15.50     0.25       1.14          5.78
ITLA       9.71     0.37       1.42         15.50
IWBK      11.26     0.53       1.18         16.81
JEBC      17.65     0.31       0.97          7.32
JOAC         NA       NA       0.55          2.47
JSBA      19.23     0.39       0.71          9.87
JSBF      15.68     0.54       1.54          6.97
JXSB      35.00     0.10       0.44          3.61
JXVL         NA       NA       0.81            NA
KFBI         NA       NA       1.40          5.36
KNK       18.39     0.26       0.44          4.39
KSAV      11.98     0.36       1.12          7.02
KSBK       6.57     0.79       0.89         13.10
KYF       18.01     0.17       1.17          4.34
LARK      19.24     0.19       0.86          4.98
LARL      10.00     0.40       1.35         12.97
LBCI      14.82     0.39       0.63          6.60
LBFI      17.05     0.22       1.02          5.63
LFBI         NA       NA       0.35          3.50
LFCT      10.19     1.08       1.46         18.26
LFED      17.97     0.20       1.04          6.36
LFSB      43.18     0.11       0.69          2.43
LIFB      14.25     0.25       0.90          6.58

Source: SNL and F&C calculations
                                      31

FERGUSON & CO., LLP                      Exhibit V-Publicly Traded Thrifts
- -------------------                     Financial Data as of April 30, 1996


                                              Return on         ROACE
              Price/         Core             Avg Assets        Before
               Core          EPS             Before Extra       Extra
               EPS           ($)                (%)              (%)

Ticker        (x)         Mst RctQ          Mst RctQ           Mst RctQ
LISB          17.79           0.39              0.92               8.46
LOAN          17.58           0.16              1.12              12.44
LOGN          15.63           0.20              1.65               6.00
LONF             NA             NA                NA                 NA
LSBI          14.29           0.28              0.75               6.49
LSBX           6.12           0.24              1.25              16.23
LVSB          18.87           0.26              1.38              12.26
MAFB           8.99           0.73              0.87              15.36
MARN          17.56           0.29              1.37               5.68
MASB          10.92           0.75              1.04               9.74
MBBC          98.96           0.03              0.10               0.66
MBLF          28.27           0.21              0.61               4.22
MCBN          14.68           0.33              0.63               7.17
MCBS          12.08           0.37              1.41              10.45
MDBK           9.49           0.54              1.12              12.41
MERI          12.89           0.64              1.02              13.73
MFBC          18.75           0.19              0.82               4.09
MFCX         103.13           0.04              0.17               1.12
MFPC          25.83           0.15              1.00               4.75
MFLR          13.92           0.22              0.91               8.87
MFSB         105.00           0.05              0.12               1.03
MFSL          14.60           0.52              0.59               7.28
MGNL          12.08           0.75              1.58              15.73
MIDC          11.72           0.32              0.67               7.15
MIFC          12.98           0.13              0.80               8.66
MIVI          15.13           0.19              1.50               7.51
MLFB          13.71           0.44              0.77               8.30
MORG          16.18           0.17              0.88               5.79
MSBB          11.06           0.39              0.53               5.62
MSBF          10.63           0.40              2.08               8.29
MSBK             NM          (0.11)            (0.41)             (7.43)
MSEA           6.84           0.53              1.03              15.43
MWBI          10.96           0.61              0.69               9.55
MWFD          14.25           0.50              1.47              15.55
NASB           9.76           0.77              1.08              14.46
NBF              NA           0.22              0.53               5.95


Source:  SNL and F&C calculations.                                    32

FERGUSON & CO., LLP                          Exhibit V-Publicly Traded Thrifts
- -------------------                          Financial Data as of April 30, 1996


                                                Return on           ROACE
                Price/            Core          Avg Assets          Before
                 Core              EPS         Before Extra         Extra
                  EPS              ($)             ($)                ($)

Ticker           (x)            Mst RctQ        Mst RctQ            Mst RctQ
NBSI              25.39             0.16             0.66               3.64
NEIB              15.94             0.20             1.14               5.33
NFSL              10.71             0.42             1.87              16.31
NHSL              10.05             0.23             0.78               9.27
NHTB               9.31             0.27             0.68               8.84
NMSB              13.22             0.13             0.83               7.20
NSBI              15.17             0.68             1.72               8.48
NSBK              10.57             0.81             1.09              14.18
NSLB              19.49             0.17             1.05               4.38
NSSB              13.41             0.24             0.79               7.01
NSSY                 NM            (0.05)            0.71               8.31
NTMG              25.89             0.07             0.65              11.13
NWEQ              14.71             0.17             0.84               5.67
NWSB              14.79             0.41             1.07               9.75
NYB                9.01             0.68             1.37              22.82
OFCP              23.90             0.17             1.01               4.48
OHSL              15.28             0.36             0.89               7.05
OSBF              18.65             0.32             0.70               5.55
PALM              18.84             0.17             0.68               8.59
PBCI              13.01             0.37             1.35               8.48
PBCT              15.18             0.35             1.21              15.07
FBIX                 NA               NA             0.33               4.32
PBKB              11.01             0.21             0.84              13.06
PBNB              10.68             0.48             0.88               7.92
PCBC              18.48             0.23             0.93               4.50
PCCI               8.20             0.24             1.03              12.83
PDB                  NA               NA             1.33               8.13
PEEK                 NA               NA             0.89               3.84
PERM              26.34             0.14             0.35               3.10
PETE               8.20             0.40             0.81              12.62
PFDC              10.97             0.45             1.53              10.03
PFFB                 NA               NA             0.03                 NA
PFNC             173.50             0.01             0.84              15.69
PFSB              10.30             0.37             0.83               8.15
PFSL              12.10             0.31             0.56               9.43
PHBK               9.66             0.54             1.20              14.04


Source:  SNL and F&C calculations.

FERGUSON & CO., LLP                         Exhibit V-Publicly Traded Thrifts
- -------------------                         Financial Data as of April 30, 1996

                                                  Return on         ROACE
                Price/            Core           Avg Assets         Before
                 Core             EPS           Before Extra        Extra
                 EPS              ($)               (%)              (%)

Ticker           (x)            Mst RctQ         Mst RctQ         Mst RctQ
PHFC                 NA               NA             0.54                NA
PKPS              20.83             0.06             0.38              4.42
PLE                9.52             0.43             0.87             11.32
PMFI              20.24             0.21             0.46              4.75
POBS              17.76             0.19             2.67             10.83
PSAB              11.38             0.39             1.05             11.28
PSBK               9.66             0.71             1.02             11.12
PSSB              13.28             0.16             0.61             10.69
PTRS               9.59             0.43             0.83              8.53
PULB              21.88             0.16             0.78              6.37
PULS              11.03             0.34             1.19              9.97
PVFC              11.36             0.44             1.19             18.34
PVSA               9.96             0.69             1.32             18.51
PWBC              12.26             0.26             0.64              7.80
QCBC              15.70             0.23             0.54              5.46
QCFB              11.12             0.34             1.45              7.26
QCSB              12.02             0.91             1.68              9.75
RARB              11.53             0.45             0.87             11.19
RCSB              11.08             0.53             1.00             11.20
REDF                 NM            (1.26)           (2.09)           (36.86)
RELI                 NA               NA               NA                NA
RELY              12.60             0.30             0.85              8.02
RFED              10.46             0.46             0.93             18.99
ROSE              11.04             0.60             0.97             14.86
RVSB              15.74             0.27             1.20             11.07
SBCN              32.29             0.12            (0.41)            (3.08)
SBFL             103.13             0.04             0.13              1.08
SBOS              10.99             0.95             3.18             28.19
SCCB              27.50             0.15             1.00              3.34
SCSL                 NM            (0.21)            0.72             13.48
SECP              17.34             0.84             0.84              4.92
SFB               11.13             0.89             0.95             13.89
SFBM              17.50             0.30             0.71              8.32
SFED              15.18             0.21             0.70              4.86
SFFC              15.51             0.27             1.18              5.91
SFIN                 NA               NA             0.65              4.97


Source:  SNL and F&C calculations.

FERGUSON & CO., LLP                        Exhibit V-Publicly Traded Thrifts
- -------------------                        Financial Data as of April 30, 1996


                                                  Return on           ROACE
                Price/             Core           Avg Assets          Before
                 Core              EPS           Before Extra         Extra
                 EPS               ($)               (%)               (%)

Ticker           (x)             Mst RctQ          Mst RctQ          Mst RctQ

SFSB             15.28              0.27              0.46              6.36
SPSL              8.16              0.36              1.29             14.87
SGVB                NM             (0.02)             0.01              0.07
SHEN             14.64              0.35              1.10              7.95
SHFC             40.28              0.09              0.41              1.96
SISB             10.04              0.42              0.87             11.61
SJSB             19.00              0.25              0.69              5.56
SMBC             21.32              0.17              0.78              4.51
SMFC             12.30              0.32              0.86              7.02
SOBI             53.13              0.06              0.27              1.44
SOPN             19.13              0.25              1.52              5.83
SOSA              7.50              0.05              0.60             11.11
SPBC             14.86              0.41              0.85              9.04
SRN                 NA                NA              0.44              2.96
SSB                 NA                NA                NA                NA
SSBK             13.26              0.41              0.96             11.41
SSM                 NA                NA                NA                NA
STFR             13.96              0.47              1.36             11.77
STND             15.49              0.24              0.92              7.16
STSA             13.75              0.25              0.50              8.61
SVRN             10.70              0.26              0.78             16.81
SWBI             15.70              0.43              0.99              7.67
SWCB             10.37              0.47              0.99             12.25
SZB              38.67              0.08              0.78              4.45
TBK               8.28              0.30              0.68             11.06
TCB              13.20              0.67              1.48             19.67
THBC             12.96              0.27              1.42              6.41
THIR             21.88              0.36              1.32              7.36
THR              16.78              0.19              0.90              5.68
THRD             13.08              0.27              1.08              7.53
TPNZ                NA                NA              0.80              5.80
TRIC             18.23              0.24              0.98              4.82
TSBS             18.09              0.19              2.10             11.04
TSH              15.06              0.22              1.12              5.89
TWIN             12.90              0.31              1.18              8.38
UBMT             10.37              0.44              1.96              8.75


Source:  SNL and F&C calculations.                                          35

FERGUSON & CO., LLP                          Exhibit V-Publicly Traded Thrifts
- -------------------                          Financial Data as of April 30, 1996


                                          Return on             ROACE
            Price/           Core         Avg Assets            Before
             Core            EPS         Before Extra           Extra
             EPS             ($)             (%)                 (%)

Ticker      (x)           Mst RctQ        Mst RctQ            Mst RctQ
UFRM          9.38             0.21            1.08               13.68
VABF         41.25             0.05            0.33                5.33
VAFD         26.61             0.31            0.41                5.11
VFFC         11.18             0.26            1.25               15.98
WAMU          9.91             0.70            1.08               15.70
WAYN         26.19             0.21            0.55                5.99
WBCI         12.86             0.44            0.56                4.74
WBST         11.56             0.60            0.63               10.89
WCBI         14.15             0.51            1.26                8.03
WCFB         23.66             0.14            1.21                5.42
WCHI         19.11             0.26            0.86                7.10
WEFC         14.58             0.18            0.76                5.18
WES          98.13             0.05            1.25               13.09
WFCO         14.06             0.24            0.92               11.95
WFSB         32.67             0.06            0.70               12.10
WFSL         10.29             0.51            1.79               14.56
WHGB            NA               NA              NA                  NA
WLDN          9.13             0.52            1.12               12.07
WOFC         17.28             0.34            1.83                6.96
WRNB          7.48             0.38            1.85               20.68
WSB          11.36             0.11            0.95               12.31
WSFS          9.08             0.21            0.97               16.29
WSTR         14.50             0.25            0.77                5.73
WVFC          9.49             0.56            2.12               14.03
YFCB            NA               NA              NA                  NA
YFED          8.80             0.49            1.29               15.29

Maximum     173.50             1.70            3.18               28.19
Minimum       5.29            (1.26)          (2.09)             (36.86)
Average      18.47             0.32            0.90                8.63
Median       14.06             0.29            0.89                8.13


Source:  SNL and F&C calculations.

                                  EXHIBIT VI

FERGUSON & CO., LLP            Exhibit VI - Selected Publicly Traded Thrifts
- -------------------
                                    Financial Data as of April 30, 1996



                                                                        Deposit                          Current  Current   Price/
                                                                       Insurance                          Stock   Market   LTM Core
                                                                        Agency                            Price   Value      EPS
Ticker  Short Name                       City           State  Region  (BIF/SAIF)   Exchange    IPO Date   ($)     ($M)      (x)

PKPS    Poughkeepsie Savings Bank, FSB   Poughkeepsie     NY      MA       SAIF      NASDAQ     11/19/85    5.000   62.67    3.16
NMSB    NewMil Bancorp, Inc.             New Milford      CT      NE       BIF       NASDAQ     02/01/86    6.875   28.73    5.13
EQSB    Equitable Federal Savings Bank   Wheaton          MD      MA       SAIF      NASDAQ     09/10/93   22.500   13.50    5.31
SISB    SIS Bank                         Springfield      MA      NE       BIF       NASDAQ     02/08/95   16.875   96.49    6.70
WSFS    WSFS Financial Corporation       Wilmington       DE      MA       BIF       NASDAQ     11/26/86    7.625  108.11    6.87
BFSI    BFS Bankorp, Inc                 New York         NY      MA       SAIF      NASDAQ     05/12/88   38.750   63.38    6.91
LSBX    Lawrence Savings Bank            North Andover    MA      NE       BIF       NASDAQ     05/02/86    5.875   24.94    7.44
IPSW    Ipswich Savings Bank             Ipswich          MA      NE       BIF       NASDAQ     05/26/93    9.000   10.56    7.50
KSBK    KSB Bancorp, Inc.                Kingfield        ME      NE       BIF       NASDAQ     06/24/93   20.750    7.76    7.55
WRNB    Warren Bancorp                   Peabody          MA      NE       BIF       NASDAQ     07/09/86   11.375   42.29    8.01
SFSL    Security First Corp.             Mayfield Heights OH      MW       SAIF      NASDAQ     01/22/88   11.750   40.88    8.16
CBCO    CB Bancorp, Inc.                 Michigan City    IN      MW       SAIF      NASDAQ     12/28/92   16.250   19.31    8.38
PCCI    Pacific Crest Capital            Agoura Hills     CA      WE       BIF       NASDAQ        NA       7.875   23.31    8.47
DNFC    D & N Financial Corp.            Hancock          MI      MW       SAIF      NASDAQ     02/13/85   12.750   87.07    8.50
HPBC    Home Port Bancorp, Inc.          Nantucket        MA      NE       BIF       NASDAQ     08/25/88   14.000   25.79    8.81
HOMF    Home Federal Bancorp             Seymour          IN      MW       SAIF      NASDAQ     01/23/88   25.000   55.59    8.83
NASB    North American Savings Bank      Grandview        MO      MW       SAIF      NASDAQ     09/27/85   30.060   68.95    9.00
IROQ    Iroquois Bancorp                 Auburn           NY      MA       BIF       NASDAQ     01/22/86   14.500   34.06    9.01
PMCO    FMS Financial Corporation        Burlington       NJ      MA       SAIF      NASDAQ     12/14/88   14.750   36.38    9.05
FFES    First Federal of East Hartford   East Hartford    CT      NE       SAIF      NASDAQ     06/23/87   17.500   45.39    9.11
MAFB    MAF Bancorp, Inc.                Clarendon Hills  IL      MW       SAIF      NASDAQ     01/12/90   26.250  137.67    9.15
GROV    Grove Bank                       Chestnut Hill    MA      NE       BIF       NASDAQ     08/07/86   25.750   39.61    9.36
COFD    Collective Bancorp, Inc.         Egg Harbor City  NJ      MA       SAIF      NASDAQ     02/07/84   24.125  492.33    9.46
FSBX    Framingham Savings Bank          Framingham       MA      NE       BIF       NASDAQ     10/10/86    4.000   55.53    9.52
FSPG    First Home Savings Bank, FSB     Pennsville       NJ      MA       SAIF      NASDAQ     O4/20/87   18.750   38.06    9.57
WLDN    Walden Bancorp, Inc.             Acton            MA      NE       BIF       NASDAQ     12/04/85   19.000  100.93    9.60
CBSA    Coastal Bancorp, Inc.            Houston          TX      SW       SAIF      NASDAQ        NA      18.250   90.48    9.61
ANDB    Andover Bancorp, Inc.            Andover          MA      NE       BIF       NASDAQ     05/08/86   22.375   94.93    9.64
MSEA    Metropolitan Bancorp             Seattle          WA      WE       SAIF      NASDAQ     01/09/90   14.500   53.80    9.67
DIBK    Dime Financial Corp.             Wallingford      CT      NE       BIF       NASDAQ     07/09/86   13.750   69.06    9.68
NFSL    Newnan Savings Bank, FSB         Newnan           GA      SE       SAIF      NASDAQ     03/01/86   18.000   26.04    9.78
FFRV    Fidelity Financial Bankshares    Richmond         VA      SE       SAIF      NASDAQ     05/01/86   13.250   30.17    9.81
PHBK    Peoples Heritage Finl Group      Portland         ME      NE       BIF       NASDAQ     12/04/86   20.875  355.46    9.85
VFFC    Virginia First Financial         Petersburg       VA      SE       SAIF      NASDAQ     01/01/78   11.625   65.28    9.85
PSBK    Progressive Bank, Inc.           Fishkill         NY      MA       BIF       NASDAQ     08/01/84   27.440   72.18    9.87
AMFB    American Federal Bank            Greenville       SC      SE       SAIF      NASDAQ     01/19/89   15.750  171.73    9.91
EBSI    Eagle Bancshares                 Tucker           GA      SE       SAIF      NASDAQ     04/01/86   14.750   45.98    9.97

Source:  SNL and F&C calculations.

FERGUSON & CO., LLP
                 EXHIBIT VI - SELECTED PUBLICLY TRADED THRIFTS
                      Financial Data as of April 30, 1996


                                                                           Deposit                      Current  Current
                                                                          Insurance                      Stock   Market   Price/
                                                                           Agency                        Price   Value LTM Core EPS
Ticker   Short Name                       City              State Region  (BIF/SAIF)  Exchange  IPO Date   ($)    ($M)     (x)
PFNC     Progress Financial Corporation   Plymouth Meeting  PA    MA      SAIF        NASDAQ    07/18/83   6.940    25.89   10.06
FFED     Fidelity Federal Bancorp         Evansville        IN    MW      SAIF        NASDAQ    08/31/87  14.000    31.61   10.07
HIFS     Hingham Instit. for Savings      Hingham           MA    NE       BIF        NASDAQ    12/20/88  14.500    18.81   10.07
LARL     Laurel Capital Group, Inc.       Allison Park      PA    MA      SAIF        NASDAQ    02/20/87  16.000    24.12   10.13
WAMU     Washington Mutual Inc.           Seattle           WA    WE       BIF        NASDAQ    03/11/83  27.750 1,998.20   10.13
FESX     First Essex Bancorp, Inc.        Andover           MA    NE       BIF        NASDAQ    08/04/87  10.875    65.50   10.16
MDBK     Medford Savings Bank             Medford           MA    NE       BIF        NASDAQ    03/18/86  20.500    92.86   10.20
FFBZ     First Federal Bancorp, Inc.      Zanesville        OH    MW      SAIF        NASDAQ    07/13/92  22.250    17.46   10.21
NYB      New York Bancorp Inc.            Douglaston        NY    MA      SAIF         NYSE     01/28/88  24.500   287.25   10.21
HSBK     Hibernia Savings Bank            Quincy            MA    NE       BIF        NASDAQ    09/08/86  14.750    22.95   10.24
CFB      Commercial Federal Corporation   Omaha             NE    MW      SAIF         NYSE     12/31/84  38.375   578.20   10.29
EGFC     Eagle Financial Corp.            Bristol           CT    NE      SAIF        NASDAQ    02/03/87  23.125   103.87   10.32
CAPS     Capital Savings Bancorp, Inc.    Jefferson City    MO    MW      SAIF        NASDAQ    12/29/93  19.000    19.74   10.44
FFHC     First Financial Corp.            Stevens Point     WI    MW      SAIF        NASDAQ    12/24/80  23.500   702.30   10.49
AFFFZ    America First Financial Fund     San Francisco     CA    WE      SAIF        NASDAQ       NA     27.500   165.29   10.50
FBHC     Fort Bend Holding Corp.          Rosenberg         TX    SW      SAIF        NASDAQ    06/30/93  18.500    15.12   10.57
PVSA     Parkvale Financial Corporation   Monroeville       PA    MA      SAIF        NASDAQ    07/16/87  27.500    88.90   10.62
MASB     MASSBANK Corp.                   Reading           MA    NE       BIF        NASDAQ    05/28/86  32.750    89.52   10.63
BKCO     Bankers Corp.                    Perth Amboy       NJ    MA       BIF        NASDAQ    03/16/90  17.000   219.68   10.69
PLE      Pinnacle Bank                    Jasper            AL    SE      SAIF         AMSE     12/17/86  16.375    14.57   10.70
PTRS     Potters Financial Corp.          East Liverpool    OH    MW      SAIF        NASDAQ    12/31/93  16.500     8.79   10.71
UFRM     United Federal Savings Bank      Rocky Mount       NC    SE      SAIF        NASDAQ    07/01/80   7.875    24.14   10.79
HARL     Harleysville Savings Bank        Harleysville      PA    MA      SAIF        NASDAQ    08/04/87  18.500    23.82   10.82
RFED     Roosevelt Financial Group        Chesterfield      MO    MW      SAIF        NASDAQ    01/23/87  19.250   810.77   10.88
CTBK     Center Banks Incorporated        Skaneateles       NY    MA       BIF        NASDAQ    06/02/86  14.000    13.05   10.94
FFWC     FFW Corp.                        Wabash            IN    MW      SAIF        NASDAQ    04/05/93  19.500    14.80   10.96
FMSB     First Mutual Savings Bank        Bellevue          WA    WE       BIF        NASDAQ    12/17/85  15.250    37.31   10.97
NSBK     North Side Savings Bank          Floral Park       NY    MA       BIF        NASDAQ    04/15/86  34.250   164.91   11.08
PULS     Pulse Bancorp                    South River       NJ    MA      SAIF        NASDAQ    09/18/86  15.000    58.30   11.19
RCSB     RCSB Financial Inc.              Rochester         NY    MA       BIF        NASDAQ    04/29/86  23.500   317.58   11.19
PVFC     PVF Capital Corp.                Bedford Heights   OH    MW      SAIF        NASDAQ    12/30/92  20.000    30.98   11.24
SWCB     Sandwich Co-operative Bank       Sandwich          MA    NE       BIF        NASDAQ    07/25/86  19.500    36.08   11.27
WBST     Webster Financial Corporation    Waterbury         CT    NE      SAIF        NASDAQ    12/12/86  27.750   224.88   11.28
MWBI     Midwest Bancshares, Inc.         Burlington        IA    MW      SAIF        NASDAQ    11/12/92  26.750     9.55   11.33
BKCT     Bancorp Connecticut, Inc.        Southington       CT    NE       BIF        NASDAQ    07/03/86  21.250    48.10   11.36
PBNB     People's Savings Financial Cp.   New Britain       CT    NE       BIF        NASDAQ    08/20/86  20.500    39.26   11.39
HRZB     Horizon Financial Corp.          Bellingham        WA    WE       BIF        NASDAQ    08/01/86  12.500    82.25   11.47

Source:  SNL and F&C calculations.                                            2

FERGUSON & CO., LLP               Exhibit VI - Selected Publicly Traded Thrifts
- -------------------                    Financial Data as of April 30, 1996



                                                                         Deposit                          Curren    Current  Price/
                                                                        Insurance                          Stock    Market   LTM
                                                                          Agency                           Price    Value  Core EPS
Ticker   Short Name                       City            State Region  (BIF/SAIF)   Exchange  IPO Date     ($)      ($M)    (x)
HAVN     Haven Bancorp, Inc.              Woodhaven         NY    MA       SAIF        NASDAQ    09/23/93  24.000   102.90   11.48
SFB      Standard Federal Bancorp         Troy              MI    MW       SAIF         NYSE     01/21/87  39.625 1,239.85   11.52
FFSL     First Independence Corp.         Independence      KS    MW       SAIF        NASDAQ    10/08/93  18.125    10.57   11.54
SVRN     Sovereign Bancorp, Inc.          Wyomissing        PA    MA       SAIF        NASDAQ    08/12/86  11.125   532.20   11.59
CAL      Cal Fed Bancorp, Inc.            Los Angeles       CA    WE       SAIF         NYSE     03/01/83  17.875   881.47   11.61
NWEQ     Northwest Equity Corp.           Amery             WI    MW       SAIF        NASDAQ    10/11/94  10.000     9.81   11.63
MSBB     MSB Bancorp, Inc.                Goshen            NY    MA        BIF        NASDAQ    09/03/92  17.250    48.87   11.66
PBCI     Pamrapo Bancorp, Inc.            Bayonne           NJ    MA       SAIF        NASDAQ    11/14/89  19.250    65.32   11.67
PFDC     Peoples Bancorp                  Auburn            IN    MW       SAIF        NASDAQ    07/07/87  19.750    46.53   11.69
COFI     Charter One Financial            Cleveland         OH    MW       SAIF        NASDAQ    01/22/88  34.875 1,573.38   11.70
PFSB     PennFed Financial Services, Inc. West Orange       NJ    MA       SAIF        NASDAQ    07/15/94  15.250    77.43   11.73
WFSL     Washington Federal, Inc.         Seattle           WA    WE       SAIF        NASDAQ    11/17/82  21.000   894.44   11.80
FMLY     Family Bancorp                   Haverhill         MA    NE       SAIF        NASDAQ    11/07/86  20.750    84.81   11.93
IFSL     Indiana Federal Corporation      Valparaiso        IN    MW       SAIF        NASDAQ    02/04/87  17.625    83.21   11.99
GDW      Golden West Financial            Oakland           CA    WE       SAJF         NYSE     05/29/59  52.625 3,085.03   12.07
PFSL     Pocahontas FS&LA, MHC            Pocahontas        AR    SE       SAIF        NASDAQ    04/05/94  15.000    24.15   12.10
MERI     Meritrust Federal SB             Thibodaux         LA    SW       SAIF        NASDAQ       NA     33.000    25.55   12.18
CBNH     Community Bankshares, Inc.       Concord           NH    NE        BIF        NASDAQ    05/08/86  17.500    42.11   12.24
FFWD     Wood Bancorp, Inc.               Bowling Green     OH    MW       SAIF        NASDAQ    08/31/93  18.500    19.13   12.25
BANC     BankAtlantic Bancorp, Inc.       Fort Lauderdale   FL    SE       SAIF        NASDAQ    11/29/83  15.750   184.95   12.30
GBCI     Glacier Bancorp, Inc.            Kalispell         MT    WE       SAIF        NASDAQ    03/30/84  23.750    72.54   12.31
FFPC     Florida First Bancorp, Inc.      Panama City       FL    SE       SAIF        NASDAQ    11/06/86   8.500    28.68   12.32
KSAV     KS Bancorp, Inc.                 Kenly             NC    SE       SAIF        NASDAQ    12/30/93  17.250    11.44   12.32
CAFI     Camco Financial Corporation      Cambridge         OH    MW       SAIF        NASDAQ       NA     18.250    35.98   12.33
QCSB     Queens County Bancorp, Inc.      Flushing          NY    MA        BIF        NASDAQ    11/23/93  43.750   267.31   12.39
CVAL     Chester Valley Bancorp Inc.      Downingtown       PA    MA       SAIF        NASDAQ    03/27/87  18.250    28.64   12.50
FOBC     Fed One Bancorp                  Wheeling          WV    SE       SAIF        NASDAQ    01/19/95  15.125    37.65   12.50
PSAB     Prime Bancorp, Inc.              Philadelphia      PA    MA       SAIF        NASDAQ    11/21/88  17.750    66.09   12.50
WSB      Washington Savings Bank, FSB     Waldorf           MD    MA       SAIF         AMSE        NA      5.000    21.10   12.50
GPT      GreenPoint Financial Corp.       Flushing          NY    MA        BIF         NYSE     01/28/94  28.875 1,514.69   12.55
FSFI     First State Financial Services   West Caldwell     NJ    MA       SAIF        NASDAQ    12/18/87  12.000    46.67   12.63
IWBK     InterWest Bancorp, Inc.          Oak Harbor        WA    WE       SAIF        NASDAQ       NA     23.875   153.61   12.63
LOAN     Horizon Bancorp                  Austin            TX    SW       SAIF        NASDAQ       NA     11.250    15.60   12.64
MCBN     Mid-Coast Bancorp, Inc.          Waldoboro         ME    NE       SAIF        NASDAQ    11/02/89  19.375     4.43   12.66
PBKB     People's Bancshares, Inc.        South Easton      MA    NE        BIF        NASDAQ    10/23/86   9.250    31.24   12.67
WVFC     WVS Financial Corporation        Pittsburgh        PA    MA       SAIF        NASDAQ    11/29/93  21.250    36.90   12.72
FGHC     First Georgia Holding, Inc.      Brunswick         GA    SE       SAIF        NASDAQ    02/11/87   7.000    14.01   12.73

Source: SNL and F&C calculations.

FERGUSON & CO., LLP
- -------------------

                 Exhibit VI - Selected Publicly Traded Thrifts
                      Financial Data as of April 30, 1996


                                                                          Deposit                        Current  Current   Price/
                                                                         Insurance                        Stock    Market  LTM Core
                                                                           Agency                         Price    Value      EPS
Ticker   Short Name                       City            State  Region  (BIF/SAIF)   Exchange   IPO Date   ($)    ($M)       (x)
MIFC     Mid-Iowa Financial Corp.         Newton            IA    MW        SAIF       NASDAQ    10/14/92   6.750   11.68    12.74
ABCW     Anchor BanCorp Wisconsin         Madison           WI    MW        SAIF       NASDAQ    07/16/92  33.250  164.07    12.79
CFFC     Community Financial Corp.        Staunton          VA    SE        SAIF       NASDAQ    03/30/88  21.000   26.66    12.80
CIBI     Community Investors Bancorp      Bucyrus           OH    MW        SAIF       NASDAQ    02/07/95  15.250   10.69    12.82
FSLA     First Savings Bank, MHC          Edison            NJ    MA        SAIF       NASDAQ    07/10/92  15.000   97.68    12.82
NSSB     Norwich Financial Corp.          Norwich           CT    NE        BIF        NASDAQ    11/14/86  12.875   72.15    12.88
RARB     Raritan Bancorp Inc.             Raritan           NJ    MA        BIF        NASDAQ    03/01/87  20.750   29.60    12.89
UBMT     United Savings Bank, F.A.        Great Falls       MT    WE        SAIF       NASDAQ    09/23/86  18.250   22.33    12.94
MGNL     Magna Bancorp, Inc.              Haltiesburg       MS    SE        SAIF       NASDAQ    03/13/91  36.250  252.27    12.95
ROSE     TR Financial Corp.               Garden City       NY    MA        BIF        NASDAQ    06/29/93  26.500  237.12    12.99
ASFC     Astoria Financial Corporation    Lake Success      NY    MA        SAIF       NASDAQ    11/18/93  53.250  583.54    13.05
FFCH     First Financial Holdings Inc.    Charleston        SC    SE        SAIF       NASDAQ    11/10/83  20.250  128.19    13.06
GFSB     GFS Bancorp, Inc.                Grinnell          IA    MW        SAIF       NASDAQ    01/06/94  20.000   10.19    13.07
GSLC     Guaranty Financial Corp.         Charlottesville   VA    SE        SAIF       NASDAQ       NA      7.750    7.12    13.14
FSBC     First Savings Bank, PSB          Clovis            NM    SW        SAIF       NASDAQ    08/08/86   6.310    4.39    13.15
GSBC     Great Southern Bancorp, Inc.     Springfield       MO    MW        SAIF       NASDAQ    12/14/89  27.250  120.84    13.16
CBCI     Calumet Bancorp, Inc.            Dolton            IL    MW        SAIF       NASDAQ    02/20/92  27.750   73.89    13.21
GWF      Great Western Financial          Chatsworth        CA    WE        SAIF       NYSE         NA     23.000 3155.71    13.22
ALBK     ALBANK Financial Corp            Albany            NY    MA        SAIF       NASDAQ    04/01/92  26.750  363.94    13.24
NHTB     New Hampshire Thrift Bncshrs     New London        NH    NE        SAIF       NASDAQ    05/22/86  10.000   17.00    13.24
FLFC     First Liberty Financial Corp.    Macon             GA    SE        SAIF       NASDAQ    12/06/83  21.750   86.40    13.26
HARB     Harbor Federal Savings Bk, MHC   Fort Pierce       FL    SE        SAIF       NASDAQ    01/06/94  28.750  141.60    13.37
DSBC     DS Bancor, Inc.                  Derby             CT    NE        BIF        NASDAQ    12/11/85  30.500   92.39    13.44
RELY     Reliance Bancorp, Inc.           Garden City       NY    MA        SAIF       NASDAQ    03/31/94  15.125  139.54    13.50
SSBK     Strongsville Savings Bank        Strongsville      0H    MW        SAIF       NASDAQ       NA     21.750   55.04    13.51
SPBC     St. Paul Bancorp, Inc.           Chicago           IL    MW        SAIF       NASDAQ    05/18/87  24.375  452.15    13.54
TCB      TCF Financial Corp.              Minneapolis       MN    MW        SAIF       NYSE      06/17/86  35.375 1267.66    13.55
YFED     York Financial Corp.             York              PA    MA        SAIF       NASDAQ    02/01/84  17.250  103.79    13.58
WFCO     Winton Financial Corp.           Cincinnati        OH    MW        SAIF       NASDAQ    08/04/88  13.500   26.81    13.64
MLFB     MLF Bancorp, Inc.                Villanova         PA    MA        SAIF       NASDAQ    08/11/94  24.125  150.71    13.71
PWBC     PennFirst Bancorp, Inc.          Ellwood City      PA    MA        SAIF       NASDAQ    06/13/90  12.750   49.60    13.71
FFHS     First Franklin Corporation       Cincinnati        0H    MW        SAIF       NASDAQ    01/26/88  14.375   17.06    13.82
NSSY     Norwalk Savings Society          Norwalk           CT    NE        BIF        NASDAQ    06/16/94  21.310   50.39    13.84
PBCT     People's Bank, MHC               Bridgeport        CT    NE        BIF        NASDAQ    07/06/88  21.250  832.27    13.89
BFSB     Bedford Bancshares, Inc.         Bedford           VA    SE        SAIF       NASDAQ    08/22/94  17.375   20.43    13.90
WCBI     Westco Bancorp                   Westchester       IL    MW        SAIF       NASDAQ    06/26/92  28.875   51.55    13.95
FSBI     Fidelity Bancorp, Inc.           Pittsburgh        PA    MA        SAIF       NASDAQ    06/24/88  17.500   21.69    14.00


Source: SNL and F&C calculations.

FERGUSON & CO., LLP
- -------------------
                                   Exhibit VI - Selected Publicly Traded Thrifts
                                        Financial Data as of April 30, 1996

                                                                           Deposit                     Current   Current    Price/
                                                                          Insurance                      Stock   Market    LTM Core
                                                                           Agency                        Price    Value      EPS
Ticker   Short Name                       City              State Region  (BIF/SAIF)  Exchange  IPO Date  ($)      ($M)      (x)

CFSB     CFSB Bancorp, Inc.               Lansing           MI    MW      SAIF        NASDAQ    06/22/90  20.250    90.64    14.06
FFBI     First Financial Bancorp, Inc.    Belvidere         IL    MW      SAIF        NASDAQ    10/04/93  15.750     7.43    14.06
ASBI     Ameriana Bancorp.                New Castle        IN    MW      SAIF        NASDAQ    03/02/87  13.000   4 3.23    14.13
FFPB     First Palm Beach Bancorp, Inc.   West Palm Beach   FL    SE      SAIF        NASDAQ    09/29/93  21.500   111.38    14.14
SWBI     Southwest Bancshares             Hometown          IL    MW      SAIF        NASDAQ    06/24/92  27.000    50.52    14.14
FFFC     FFVA Financial Corp.             Lynchburg         VA    SE      SAIF        NASDAQ    10/12/94  31.250    89.12    14.27
BSBC     Branford Savings Bank            Branford          CT    NE       BIF        NASDAQ    11/04/86   3.000    15.54    14.29
THBC     Troy Hill Bancorp, Inc.          Pittsburgh        PA    MA      SAIF        NASDAQ    06/27/94  14.000    14.95    14.29
IFSB     Independence Federal Savings     Washington        DC    MA      SAIF        NASDAQ    06/06/85   7.750     9.90    14.35
MFLR     Mayflower Co-operative Bank      Middleboro        MA    NE       BIF        NASDAQ    12/23/87  12.250    10.70    14.41
DSL      Downey Financial Corp.           Newport Beach     CA    WE      SAIF         NYSE     01/01/71  21.625   367.04    14.42
FISB     First Indiana Corporation        Indianapolis      IN    MW      SAIF        NASDAQ    08/02/83  25.000   206.96    14.45
HMNF     HMN Financial, Inc.              Spring Valley     MN    MW      SAIF        NASDAQ    06/30/94  15.250    79.00    14.52
MCBS     Mid Continent Bancshares Inc.    El Dorado         KS    MW      SAIF        NASDAQ    06/27/94  17.875    37.02    14.53
TWIN     Twin City Bancorp                Bristol           TN    SE      SAIF        NASDAQ    01/04/95  16.000    14.37    14.55
SFSB     SuburbFed Financial Corp.        Flossmoor         IL    MW      SAIF        NASDAQ    03/04/92  16.500    20.80    14.60
CASH     First Midwest Financial, Inc.    Storm Lake        IA    MW      SAIF        NASDAQ    09/20/93  23.250    41.61    14.62
EBCP     Eastern Bancorp                  Dover             NH    NE      SAIF        NASDAQ    11/17/83  24.000    57.55    14.63
POBS     Portsmouth Bank Shares           Portsmouth        NH    NE       BIF        NASDAQ    02/09/88  13.500    77.45    14.84
SHEN     First Shenango Bancorp, Inc.     New Castle        PA    MA      SAIF        NASDAQ    04/06/93  20.500    47.31    14.96
LIFB     Life Bancorp, Inc.               Norfolk           VA    SE      SAIF        NASDAQ    10/11/94  14.250   148.24    15.00
SOSA     Somerset Savings Bank            Somerville        MA    NE       BIF        NASDAQ    07/09/86   1.500    24.98    15.00
STFR     St. Francis Capital Corp.        Milwaukee         WI    MW      SAIF        NASDAQ    06/21/93  26.250   156.60    15.00
DME      Dime Bancorp, Inc.               New York          NY    MA       BIF         NYSE     08/19/86  12.500 1,235.59    15.06
CJFC     Central Jersey Financial         East Brunswick    NJ    MA      SAIF        NASDAQ    09/01/84  27.750    74.04    15.08
SMFC     Sho-Me Financial Corp.           Mt. Vernon        MO    MW      SAIF        NASDAQ    07/01/94  15.750    25.94    15.14
PSSB     Palm Springs Savings Bank        Palm Springs      CA    WE      SAIF        NASDAQ       NA      8.500     9.61    15.18
MORG     Morgan Financial Corp.           Fort Morgan       CO    SW      SAIF        NASDAQ    01/11/93  11.000     9.10    15.28
FFSW     FirstFederal Financial Svcs      Wooster           OH    MW      SAIF        NASDAQ    03/31/87  24.000    78.61    15.29
FLAG     FLAG Financial Corp.             LaGrange          GA    SE      SAIF        NASDAQ    12/11/86  13.500    25.87    15.34
CFCX     Center Financial Corp.           Waterbury         CT    NE       BIF        NASDAQ    08/13/86  17.250   249.91    15.40
MFSL     Maryland Federal Bancorp         Hyattsville       MD    MA      SAIF        NASDAQ    06/02/87  30.375    95.67    15.42
FCIT     First Citizens Financial Corp.   Gaithersburg      MD    MA      SAIF        NASDAQ    12/17/86  19.750    52.32    15.43
FFLC     FFLC Bancorp, Inc.               Leesburg          FL    SE      SAIF        NASDAQ    01/04/94  17.750    46.83    15.43
FFFG     F.F.O. Financial Group, Inc.     St. Cloud         FL    SE      SAIF        NASDAQ    10/13/88   2.625    22.13    15.44
HNFC     Hinsdale Financial Corp.         Hinsdale          IL    MW      SAIF        NASDAQ    07/07/92  21.000    56.49    15.44
CFX      CFX Corporation                  Keene             NH    NE       BIF         AMSE     02/12/87  13.625   102.32    15.48


Source: SNL and F&C calculations.
                                                                 5

FERGUSON & CO., LLP               Exhibit VI-Selected Publicly Traded Thrifts
- -------------------                    Financial Data as of April 30, 1996

                                                                                            Deposit
                                                                                           Insurance
                                                                                            Agency
Ticker        Short Name                           City                State    Region     (BIF/SAIF)   Exchange     IPO Date

OHSL          OHSL Financial Corp.                 Cincinnati           OH        MW         SAIF        NASDAQ      02/10/93
THRD          TF Financial Corp.                   Newtown              PA        MA         SAIF        NASDAQ      07/13/94
STSA          Sterling Financial Corp.             Spokane              WA        WE         SAIF        NASDAQ         N/A
FFML          First Family Financial Corp.         Eustis               FL        SE         SAIF        NASDAQ      10/22/92
SFBM          Security Bancorp                     Billings             MT        WE         SAIF        NASDAQ      11/20/86
LVSB          Lakeviw Financial                    West Paterson        NJ        MA         SAIF        NASDAQ      12/22/93
FTFC          First Federal Capital Corp.          La Crosse            WI        MW         SAIF        NASDAQ      11/02/89
STND          Standard Financial, Inc.             Chicago              IL        MW         SAIF        NASDAQ      08/01/94
FFSX          First Fed SB of Siouxland, MHC       Sioux City           IA        MW         SAIF        NASDAQ      07/13/92
FFKY          First Federal Financial Corp.        Elizabethtown        KY        MW         SAIF        NASDAQ      07/15/87
JSBF          JSB Financial, Inc.                  Lynbrook             NY        MA         BIF         NASDAQ      06/27/90
NWSB          Northwest Savings Bank, MHC          Warren               PA        MA         SAIF        NASDAQ      11/07/94
AADV          Advantage Bancorp, Inc.              Kenosha              WI        MW         SAIF        NASDAQ      03/23/92
SFFC          StateFed Financial Corporation       Des Moines           IA        MW         SAIF        NASDAQ      01/05/94
HALL          Hallmark Capital Corp.               West Allis           WI        MW         SAIF        NASDAQ      01/03/94
LISB          Long Island Bancorp, Inc.            Melville             NY        MA         SAIF        NASDAQ      04/18/94
RVSB          Riverview Savings Bank, MHC          Camas                WA        WE         SAIF        NASDAQ      10/26/93
HFFC          HF Financial Corp.                   Sioux Falls          SD        MW         SAIF        NASDAQ      04/08/92
BTHL          Bethel Bancorp                       Portland             ME        NE         BIF         NASDAQ      08/19/87
GFCO          Glenway Financial Corp.              Cincinnati           OH        MW         SAIF        NASDAQ      11/30/90
CFCP          Coastal Financial Corp.              Myrtle Beach         SC        SE         SAIF        NASDAQ      09/26/90
WSTR          WesterFed Financial Corp.            Missoula             MT        WE         SAIF        NASDAQ      01/10/94
CENF          CENFED Financial Corp.               Passadena            CA        WE         SAIF        NASDAQ      10/25/91
HOFL          Home Financial Corp.                 Hollywood            FL        SE         SAIF        NASDAQ      10/25/94
FFYF          FFY Financial Corp.                  Youngstown           OH        MW         SAIF        NASDAQ      06/28/93
GRTR          Greater New York Savings Bank        New York             NY        MA         BIF         NASDAQ      06/17/87
CNSK          Covenant Bank for Savings            Haddonfield          NJ        MA         BIF         NASDAQ        N/A
HZFS          Horizon Financial Svcs Corp.         Oskaloosa            IA        MW         SAIF        NASDAQ      06/30/94
CMSB          Commonwealth Savings Bank, M         Valley Forge         PA        MA         SAIF        NASDAQ      01/24/94
MWFD          Midwest Federal Financial            Baraboo              WI        MW         SAIF        NASDAQ      07/08/92
MARN          Marion Capital Holdings              Marion               IN        MW         SAIF        NASDAQ      03/18/93
FFEC          First Fed Bncshrs Eau Claire         Eau Claire           WI        MW         SAIF        NASDAQ      10/12/94
PALM          Palfed, Inc.                         Aiken                SC        SE         SAIF        NASDAQ      12/15/85
CSA           Coast Savings Financial              Los Angeles          CA        WE         SAIF         NYSE       12/23/85
LBFI          L & B Financial, Inc.                Sulphur Springs      TX        SW         BIF         NASDAQ      10/11/94
CEBK          Central Co-Operative Bank            Somerville           MA        NE         BIF         NASDAQ      10/24/86
TRIC          Tri-County Bancorp, Inc.             Torrington           WY        WE         SAIF        NASDAQ      09/30/93


FERGUSON & CO., LLP               Exhibit VI-Selected Publicly Traded Thrifts
- -------------------                    Financial Data as of April 30, 1996


                                    Current                                 Current
                                     Stock                                  Market                             Price/
                                     Price                                  Value                           LTM Core EPS
Ticker                                ($)                                    ($M)                               (x)

OHSL                                   22.000                                    26.94                              15.49
THRD                                   14.125                                    63.89                              15.52
STSA                                   13.750                                    74.60                              15.63
FFML                                   21.750                                    11.85                              15.65
SFBM                                   21.000                                    30.71                              15.91
LVSB                                   19.625                                    47.12                              15.96
FTFC                                   21.750                                   136.98                              15.99
STND                                   14.875                                   249.38                              15.99
FFSX                                   24.000                                    40.95                              16.00
FFKY                                   35.750                                    75.49                              16.03
JSBF                                   33.875                                   350.04                              16.05
NWSB                                   24.250                                   283.43                              16.06
AADV                                   34.000                                   117.79                              16.11
SFFC                                   16.750                                    13.79                              16.11
HALL                                   15.000                                    21.64                              16.13
LISB                                   27.750                                   689.83                              16.13
RVSB                                   17.000                                    36.64                              16.19
HFFC                                   15.250                                    46.98                              16.22
BTHL                                   12.500                                    15.04                              16.23
GFCO                                   21.750                                    23.73                              16.23
CFCP                                   21.000                                    56.90                              16.28
WSTR                                   14.500                                    63.74                              16.29
CENF                                   23.000                                   115.72                              16.31
HOFL                                   13.875                                   343.69                              16.32
FFYF                                   22.875                                   113.13                              16.34
GRTR                                   11.125                                   147.84                              16.36
CNSK                                   13.250                                    24.91                              16.56
HZFS                                   16.125                                     7.22                              16.62
CMSB                                   21.250                                   183.36                              16.87
MWFD                                   28.500                                    23.27                              17.38
MARN                                   20.375                                    38.97                              17.41
FFEC                                   14.000                                    95.98                              17.50
PALM                                   12.810                                    65.35                              17.55
CSA                                    31.125                                   578.41                              17.58
LBFI                                   15.000                                    25.01                              17.65
CEBK                                   16.250                                    31.42                              17.66
TRIC                                   17.500                                    11.21                              17.68

FERGUSON & CO., LLP                         Exhibit VI-Selected Publicly Traded Thrifts
- -------------------                             Financial Data as of April 30, 1996

                                                                       Deposit                        Current  Current
                                                                      Insurance                        Stock    Market     Price/
                                                                        Agency                         Price    Value   LTM Core EPS
Ticker  Short Name                      City           State  Region  (BIF/SAIF)  Exchange  IPO Date    ($)      ($M)        (x)
FBCI    Fidelity Bancorp, Inc.          Chicago          IL     MW       SAIF      NASDAQ   12/15/93  15.625     48.20      17.76
LBCI    Liberty Bancorp, Inc.           Chicago          IL     MW       SAIF      NASDAQ   12/24/91  23.125     57.51      17.79
IBSF    IBS Financial Corp              Cherry Hill      NJ     MA       SAIF      NASDAQ   10/13/94  13.750    156.89      17.86
LFED    Leeds Federal Savings Bk, MHC   Baltimore        MD     MA       SAIF      NASDAQ   05/02/94  14.375     49.57      17.97
GLBK    Glendale Co-Operative Bank      Everett          MA     NE       BIF       NASDAQ   01/10/94  17.125      4.23      18.03
QCBC    Quaker City Bankcorp, Inc.      Whittier         CA     WE       SAIF      NASDAQ   12/30/93  14.440     56.71      18.05
CMSV    Community Savings, MHC          North Palm Beach FL     SE       SAIF      NASDAQ   10/24/94  15.000     72.83      18.07
HVFD    Haverfield Corporation          Cleveland        OH     MW       SAIF      NASDAQ   03/19/85  18.000     33.89      18.18
KNK     Kankakee Bancorp, Inc.          Kankakee         IL     MW       SAIF       AMSE    01/06/93  19.125     27.53      18.21
FFBS    FFBS BanCorp, Inc.              Columbus         MS     SE       SAIF      NASDAQ   07/01/93  19.500     30.67      18.22
HHFC    Harvest Home Financial Corp.    Cheviot          OH     MW       SAIF      NASDAQ   10/10/94  12.250     10.97      18.28
SCCB    S. Carolina Community Bancshrs  Winnsboro        SC     SE       SAIF      NASDAQ   07/07/94  16.500     12.87      18.33
FNGB    First Northern Capital Corp.    Green Bay        WI     MW       SAIF      NASDAQ   12/29/83  15.875     72.34      18.46
FFFL    Fidelity FSB of Florida, MHC    West Palm Beach  FL     SE       SAIF      NASDAQ   01/07/94  13.500     90.69      18.49
JSBA    Jefferson Savings Bancorp       Ballwin          MO     MW       SAIF      NASDAQ   04/08/93  30.000    125.21      18.52
ETFS    East Texas Financial Services   Tyler            TX     SW       SAIF      NASDAQ   01/10/95  15.750     17.86      18.53
INCB    Indiana Community Bank, SB      Lebanon          IN     MW       SAIF      NASDAQ   12/15/94  14.750     13.60      18.67
CTZN    CitFed Bancorp, Inc.            Dayton           OH     MW       SAIF      NASDAQ   01/23/92  34.750    196.41      18.89
FCBF    FCB Financial Corp.             Neenah           WI     MW       SAIF      NASDAQ   09/24/93  17.625     44.28      18.95
LARK    Landmark Bancshares, Inc.       Dodge City       KS     MW       SAIF      NASDAQ   03/28/94  14.625     30.03      18.99
NTMG    Nutmeg Federal S&LA             Danbury          CT     NE       SAIF      NASDAQ      NA      7.250      5.13      19.08
SECP    Security Capital Corporation    Milwaukee        WI     MW       SAIF      NASDAQ   01/03/94  58.250    555.45      19.29
CNIT    CENIT Bancorp, Inc.             Norfolk          VA     SE       SAIF      NASDAQ   08/06/92  34.625     55.62      19.45
FIBC    Financial Bancorp, Inc.         Long Island City NY     MA       SAIF      NASDAQ   08/17/94  13.250     24.82      19.49
FBSI    First Bancshares, Inc.          Mountain Grove   MO     MW       SAIF      NASDAQ   12/22/93  16.500     21.48      19.64
SOPN    First Savings Bancorp, Inc.     Southern Pines   NC     SE       SAIF      NASDAQ   01/06/94  19.125     71.60      19.72
HARS    Harris Savings Bank, MHC        Harrisburg       PA     MA       SAIF      NASDAQ   01/25/94  16.750    187.77      19.94
GLN     Glendale Federal Bank, FSB      Glendale         CA     WE       SAIF       NYSE    10/01/83  17.500    771.49      20.11
SBCN    Suburban Bancorporation, Inc.   Cincinnati       OH     MW       SAIF      NASDAQ   09/30/93  15.500     22.95      20.13
CARV    Carver Federal Savings Bank     New York         NY     MA       SAIF      NASDAQ   10/25/94   8.750     20.25      20.35
EFBI    Enterprise Federal Bancorp      Lockland         OH     MW       SAIF      NASDAQ   10/17/94  14.250     31.04      20.65
HRBF    Harbor Federal Bancorp, Inc.    Baltimore        MD     MA       SAIF      NASDAQ   08/12/94  13.125     24.39      21.52
GTFN    Great Financial Corporation     Louisville       KY     MW       SAIF      NASDAQ   03/31/94  27.375    401.11      21.56
MFFC    Milton Federal Financial Corp.  West Milton      OH     MW       SAIF      NASDAQ   10/07/94  15.500     35.67      22.14
MFBC    MFB Corp.                       Mishawaka        IN     MW       SAIF      NASDAQ   03/25/94  14.250     29.61      22.27
BRFC    Bridgeville Savings Bank        Bridgeville      PA     MA       SAIF      NASDAQ   10/07/94  14.000     15.74      22.58
SMBC    Southern Missouri Bancorp, Inc. Poplar Bluff     MO     MW       SAIF      NASDAQ   04/13/94  14.500     24.99      22.66

                                      7
Source:  SNL and F&C calculations.

FERGUSON & CO., LLP                Exhibit VI - Selected Publicly Traded Thrifts
- -------------------                     Financial Data as of April 30, 1996



                                                                  Deposit                      Current      Current
                                                                 Insurance                      Stock        Market       Price/
                                                                   Agency                       Price        Value     LTM Core EPS
Ticker Short Name                      City        State  Region (BIF/SAIF)  Exchange IPO Date   ($)          ($M)          (x)
BKC    American Bank of Connecticut    Waterbury     CT     NE      BIF        AMSE    12/01/81  25.625       58.55        22.68
PMFI   Perpetual Midwest Financial     Cedar Rapids  IA     MW     SAIF       NASDAQ   03/31/94  17.000       34.29        22.97
OFCP   Ottawa Financial Corp.          Holland       MI     MW     SAIF       NASDAQ   08/19/94  16.250       88.64        23.21
FSFC   First Southeast Financial Corp. Anderson      SC     SE     SAIF       NASDAQ   10/08/93  18.750       76.89        23.44
WAYN   Wayne Savings and Loan Co. MHC  Wooster       OH     MW     SAIF       NASDAQ   06/25/93  22.000       31.31        23.91
HMCI   HomeCorp, Inc                   Rockford      IL     MW     SAIF       NASDAQ   06/22/90  17.750       19.99        23.99
FED    FirstFed Financial Corp.        Santa Monica  CA     WE     SAIF        NYSE    12/16/83  16.125      171.32        24.43
MBLF   MBLA Financial Corp.            Macon         MO     MW     SAIF       NASDAQ   06/24/93  23.750       33.27        24.74

Maximum                                                                                          58.250   3,155.710       24.740
Minimum                                                                                           1.500       4.230        3.160
Average                                                                                          19.131     156.490       13.916
Median                                                                                           17.625      49.570       13.440

FURGUSON & CO., LLP
- --------------------

                 Exhibit VI - Selected Publicly Traded Thrifts
                      Financial Data as of April 30, 1996

                                                                                                       Return
                                                                                                       on Avg.
                                                                                      Tangible         Assets   ROACE
         Current         Current                  Current       Total      Equity/     Equity/   Core  Before  Before
          Price/        Price/Tang      Price/    Dividend      Assets     Assets    Tang Assets  EPS   Extra   Extra    Merger
        Book Value      Book Value      Assets     Yield        ($000)       (%)         ($)      ($)    (%)    (%)      Target?
Ticker     (%)             (%)           (%)        (%)        MstRctQ     MstRctQ     MstRctQ    LTM    LTM    LTM      (Y/N)
PKPS      87.87          87.87          7.47       2.000        839,174     8.49         8.49    1.58    1.94   25.03      N
NMSB      88.48          88.48          9.86       2.909        291,578    11.13        11.13    1.34    2.07   19.16      N
EQSB     102.23         102.23          5.29       0.000        255,127     5.18         5.18    4.24    1.13   21.89      N
SISB     106.87         106.87          8.50       0.000      1,135,170     7.42         7.42    2.52    1.27   17.72      N
WSFS     146.35           NA            8.58       0.000      1,259,332     5.86          NA     1.11    2.20   41.46      N
BFSI     137.46         137.46         11.19       0.000        566,452     8.14         8.14    5.61    1.84   24.94      N
LSBX     102.00         102.00          7.71       0.000        323,523     7.56         7.56    0.79    1.14   14.78      N
IPSW     124.65         124.65          7.88       2.222        134,065     6.32         6.32    1.20    1.38   22.40      N
KSBK      88.87          96.56          6.09       0.964        127,372     6.85         6.34    2.75    0.79   12.20      N
WRNB     133.20         133.20         11.92       3.516        354,882     8.95         8.95    1.42    1.65   19.83      N
SFSL     101.03         103.98          8.92       3.404        458,294     8.83         8.60    1.44    1.33   15.39      N
CBCO     102.91         102.91          9.43       0.000        204,825     9.16         9.16    1.94    1.41   13.87      N
PCCI     102.67         102.67          8.12       0.000        286,926     7.91         7.91    0.93    1.36   23.43      N
DNFC     125.49         127.50          7.07       0.000      1,231,927     5.63         5.55    1.50    1.06   19.97      N
HPBC     137.25         137.25         15.45       4.286        166,866    11.26        11.26    1.59    1.74   15.09      N
HOMF     113.90         118.65          9.33       2.000        595,016     8.19         7.89    2.83    1.17   15.06      N
NASB     144.73         151.06         10.50       2.080        656,855     7.25         6.97    3.34    1.36   18.76      N
IROQ     122.67         122.67          7.55       2.207        451,060     7.19         7.19    1.61    0.98   14.79      N
FMCO     109.26         112.34          7.19       1.356        505,700     6.58         6.41    1.63    0.84   13.06      N
FFES      78.48          78.76          4.86       3.429        933,433     6.20         6.18    1.92    0.60    8.81      N
MAFB     125.54         125.54          6.95       1.219      1,980,184     5.54         5.54    2.87    0.91   15.57      N
GROV     108.24         108.47          6.75       2.796        586,433     6.24         6.23    2.75    0.81   13.29      N
COFD     138.09         148.64          9.73       3.316      5,058,597     7.05         6.58    2.55    1.05   15.87      N
FSBX     155.64         155.64         11.62       2.500        477,665     7.48         7.48    0.42    1.26   17.00      N
FSPG     126.43         130.30          8.40       2.560        453,039     6.64         6.64    1.96    1.11   17.52      N
WLDN     105.67         123.46          9.90       3.368      1,019,288     9.37         8.13    1.98    0.98   10.83      N
CBSA      97.28         119.83          3.22       2.192      2,806,740     3.31         2.71    1.90    0.37   10.64      N
ANDB     111.32         111.32          8.53       2.682      1,110,847     7.67         7.67    2.32    0.87   11.51      N
MSEA     105.76         116.94          6.91       0.000        778,165     6.54         5.95    1.50    0.76   11.97      N
DIBK     133.62         141.17         10.49       2.036        658,373     7.85         7.46    1.42    0.95   12.82      N
NFSL     139.97         140.85         16.21       2.222        160,656    11.58        11.51    1.84    1.89   17.69      N
FFRV     112.48         112.57          9.60       1.208        314,413     8.54         8.53    1.35    1.00   11.99      N
PHBK     128.54         149.32         10.77       3.257      3,301,647     8.37         7.29    2.21    1.21   14.11      N
VFFC     118.50         122.89          9.14       0.860        713,931     7.72         7.46    1.18    1.21   16.02      N
PSBK     103.74         103.74          9.19       2.915        785,554     8.86         8.86    2.78    0.99   10.53      N
AMFB     160.71         174.61         12.76       2.540      1,345,884     8.16         7.56    1.59    1.41   17.81      N
EBSI     123.85         123.85          8.24       3.525        558,315     6.65         6.65    1.48    0.97   13.77      N


                                       9
Source: SNL and F&C calculations.

FERGUSON & CO., LLP    Exhibit VI - Selected Publicly Traded Thrifts
                            Financial Data as of April 30, 1996


                Current          Current                             Current          Total          Equity/
                Price/          Price/Tang          Price/           Dividend         Assets         Assets
              Book Value        Book Value          Assets            Yield           ($000)           (%)
Ticker            (%)              (%)               (%)               (%)           Mst RctQ       Mst RctQ

PFNC              134.76            135.81            7.44              0.000         347,991           5.52
FFED              221.87            221.87           11.38              7.143         277,526           5.13
HIFS              104.47            104.47           10.49              2.207         179,389          10.04
LARL              119.58            119.58           12.52              2.000         192,654          10.47
WAMU              140.29            157.76            8.94              3.171      22,344,769           7.38
FESX              108.86            108.86            8.10              4.414         808,792           7.44
MDBK              106.55            117.48            9.47              3.317         980,973           8.89
FFBZ              138.72            138.89           10.08              1.798         173,191           7.81
NYB               180.41            180.41           10.43              3.265       2,754,437           5.78
HSBK               99.06             99.06            6.52              1.898         346,865           6.58
CFB               144.43            160.77            8.74              1.042       6,617,488           6.05
EGFC              108.21            120.19            8.02              3.978       1,290,670           7.42
CAPS               95.00             95.00           10.26              1.895         192,464          10.80
FFHC              176.69            186.21           12.96              2.553       5,419,203           7.34
AFFFZ             109.30            112.20            6.84              5.818       2,416,953           6.46
FBHC               87.84             87.84            6.39              1.514         241,761           7.27
PVSA              131.01            131.64            9.73              1.891         914,016           7.42
MASB              102.60            102.60           10.42              2.687         858,922          10.16
BKCO              117.48            120.14           11.55              3.294       1,901,915           9.83
PLE                97.24            100.96            7.50              4.397         194,311           7.71
PTRS               78.57             78.57            7.70              1.455         114,242           9.79
UFRM              116.49            116.49            9.78              2.540         246,918           8.39
HARL              123.25            123.25            8.69              2.162         273,997           7.05
RFED              177.75                NA            8.88              3.221       9,134,660           5.57
CTBK               85.78             85.78            6.07              1.714         214,975           7.08
FFWC               89.78             89.78           10.13              2.462         146,028          11.28
FMSB              151.44            151.44           10.06              1.311         370,986           6.64
NSBK              134.84                NA           10.43              2.920       1,580,435           7.74
PULS              108.38            108.38           12.88              4.667         452,455          11.89
RCSB              115.08            119.05            7.72              2.043       4,111,153           9.03
PVFC              151.06            151.06            9.91              0.000         312,466           6.56
SWCB              100.36            108.09            8.46              5.128         426,515           8.38
WBST              114.34            150.41            5.90              2.306       3,813,173           5.61
MWBI              100.64            100.64            6.98              1.944         136,809           6.94
BKCT              111.31            111.31           12.53              4.047         383,978          11.25
PBNB               89.36             96.56            9.66              4.293         406,276          10.81
HRZB              103.91            103.91           16.82              2.560         488,968          16.19

Source: SNL and F&C calculations.


                Tangible                           Return on            ROACE
                 Equity/              Core         Avg Assets           Before
               Tang Assets            EPS         Before Extra          Extra            Merger
                   (%)                ($)             (%)                (%)             Target?
Ticker           Mst RctQ             LTM             LTM                LTM              (Y/N)

PFNC                5.48              0.69            0.86              19.35               N
FFED                5.13              1.39            1.45              28.84               N
HIFS               10.04              1.44            1.12              10.71               N
LARL               10.47              1.58            1.35              13.39               N
WAMU                6.74              2.74            1.00              15.17               N
FESX                7.44              1.07            0.91              12.83               N
MDBK                8.13              2.01            1.03              11.58               N
FFBZ                7.80              2.18            1.10              14.88               N
NYB                 5.78              2.40            1.19              19.84               N
HSBK                6.58              1.44            0.86              12.76               N
CFB                 5.47              3.73            0.84              15.33               N
EGFC                6.73              2.24            0.92              12.33               N
CAPS               10.80              1.82            0.99               9.23               N
FFHC                6.99              2.24            1.29              19.10               N
AFFFZ               6.30              2.62            0.73              11.46               N
FBHC                7.27              1.75            0.74              10.08               N
PVSA                7.39              2.59            1.04              15.22               N
MASB               10.16              3.08            1.05              10.32               N
BKCO                9.63              1.59            1.11              11.23               N
PLE                 7.45              1.53            0.77              10.29               N
PTRS                9.79              1.54            0.74               7.88               N
UFRM                8.39              0.73            1.00              12.75               N
HARL                7.05              1.71            0.82              11.94               N
RFED                  NA              1.77            0.66              14.19               N
CTBK                7.08              1.28            0.56               8.07               N
FFWC               11.28              1.78            0.87               7.67               N
FMSB                6.64              1.39            1.03              15.31               N
NSBK                  NA              3.09            1.15              15.68               N
PULS               11.89              1.34            1.17              10.04               N
RCSB                8.81              2.10            1.05              11.55               N
PVFC                6.56              1.78            1.14              18.41               N
SWCB                7.83              1.73            0.83              10.21               N
WBST                4.43              2.46            0.56              10.43               N
MWBI                6.94              2.36            0.99              14.16               N
BKCT               11.25              1.87            1.17              10.67               N
PBNB               10.09              1.80            0.85               7.81               N
HRZB               16.19              1.09            1.53               9.51               N

Source: SNL and F&C calculations.

FERGUSON & CO., LLP               Exhibit VI - Selected Publicly Traded Thrifts
- -------------------                    Financial Data as of April 30, 1996

                                                                      Tangable                 Return on      ROACE
          Current   Current             Current   Total   Equity/      Equity/        Core     Avg Assets     Before
           Price/  Price/Tang  Price/  Dividend  Assets    Assets   Tang Assets        EPS    Before Extra     Extra       Merger
        Book Value Book Value  Assets    Yield   ($000)     (%)         (%)            (%)        (%)           (%)        Target?
Ticker     (%)        (%)       (%)       (%)   Mst RctQ  Mst RctQ    Mst RctQ         LTM        LTM           LTM         (Y/N)

HAVN    109.99       110.65    6.93     1.667   1,485,076   6.30        6.26           2.09       0.68           10.21          N
SFB     132.00       154.66    9.18     1.918  13,505,427   6.95        6.00           3.44       0.93           13.88          N
FFSL     82.31        82.31   10.41     2.207     101,628  12.64       12.64           1.57       1.13            8.56          N
SVRN    146.77       226.58    6.33     0.755   8,411,108   5.21        3.83           0.96       0.80           16.63          N
CAL     136.66       136.66    6.17     0.000  14,280,100   6.38        6.38           1.54       0.76           13.79          N
NWEQ     77.16        77.16   11.82     3.600      82,976  14.06       14.06           0.86       1.15            7.49          N
MSBB     63.82        64.95    6.18     3.478     454,126   9.69        9.54           1.48       0.55            5.65          N
PBCI    110.00       111.01   17.59     4.675     371,365  15.99       15.86           1.65       1.49            9.71          N
PFDC    108.58       108.58   16.57     2.835     280,778  15.26       15.26           1.69       1.45            9.58          N
COFI    172.99           NA   11.94     2.638  13,173,988   6.90          NA           2.98       0.28            4.31          N
PFSB     79.97       101.26    8.72     0.000     935,037  10.03        8.10           1.30       0.71            6.33          N
WFSL    149.57       157.30   18.15     4.190   4,928,989  12.13       11.61           1.78       1.75           13.78          N
FMLY    123.22       134.65    9.56     2.313     887,387   7.76        7.14           1.74       0.96           12.56          N
IFSL    117.66       128.56   11.54     4.085     721,333   9.81        9.05           1.47       1.00           10.74          N
GDW     132.26       140.60    8.81     0.722  35,013,718   6.66        6.29           4.36       0.75           11.76          N
PFSL    109.97       109.97    6.54     5.067     369,379   5.95        5.95           1.24       0.56            9.45          N
MERI    151.24       151.24   11.25     1.818     227,121   7.44        7.44           2.71       1.02           14.10          N
CBNH    112.76           NA    8.15     3.429     516,837   7.23          NA           1.43       0.80           11.04          N
FFWD     95.26        95.26   13.69     1.946     140,383  14.37       14.37           1.51       1.18            8.22          N
BANC    138.40       153.06    9.53     1.117   1,750,689   6.89        6.27           1.28       1.07           15.11          N
GBCI    189.24       189.55   18.22     2.695     398,220   9.63        9.61           1.93       1.59           16.25          N
FFPC    136.22       136.22    9.43     2.824     304,040   6.93        6.93           0.69       0.86           12.90          N
KSAV     83.94        84.02   12.73     3.478      89,871  15.16       15.15           1.40       1.14            6.85          N
CAFI    129.89       129.89   10.38     2.411     346,468   7.99        7.99           1.48       1.08           13.96          N
QCSB    125.00       125.00   21.22     2.286   1,259,485  16.98       16.98           3.53       1.74            9.84          N
CVAL    115.14       115.14   10.59     1.973     270,695   9.20        9.20           1.46       0.89            9.98          N
FOBC     91.50        96.65   11.09     3.570     339,562  12.12       11.55           1.21       1.00            7.74          N
PSAB    114.96           NA   10.85     3.831     608,967   9.44          NA           1.42       1.02           10.89          N
WSB      99.40        99.40    8.03     2.000     262,632   8.08        8.08           0.40       0.92           12.60          N
GPT      86.58       151.97   10.47     2.771  14,469,048  10.58        6.31           2.30       0.96            6.86          N
FSFI    108.50       114.61    7.81     1.833     597,269   7.20        6.84           0.95       0.74           11.15          N
IWBK    163.19       168.02   11.22     2.010   1,368,548   6.88        6.69           1.89       1.08           14.78          N
LOAN    149.40       154.75   12.30     1.422     126,884   8.64        8.37           0.89       1.53           17.40          N
MCBN     91.26        91.26    8.00     2.581      55,406   8.77        8.77           1.53       0.68            7.73          N
PBKB    109.21       118.29    6.63     2.162     324,440   6.06        5.63           0.73       0.81           11.65          N
WVFC    102.61       102.61   16.02     1.882     230,276  15.62       15.62           1.67       1.18            7.77          N
FGHC    143.74       163.55   10.27     0.000     135,582   8.30        7.36           0.55       0.89           11.09          N


Source: SNL and F&C calculations.      11

FERGUSON & CO., LLP             Exhibit VI - Selected Publicly Traded Thrifts
- -------------------                 Financial Data as of April 30, 1996


         Current              Current                              Current              Total             Equity/
          Price/            Price/Tang         Price/             Dividend             Assets            Assets
         Book Value          Book Value         Assets              Yield               ($000)              (%)
Ticker      (%)                 (%)              (%)                 (%)              Mst RctQ           Vst RctQ

MIFC       108.35             108.52              9.78               1.185                119,395           9.02
ABCW       139.53             143.01              9.98               1.203              1,707,062           7.16
CFFC       123.60             123.60             16.90               2.476                157,766          13.68
CIBI        90.08              90.08             12.47               1.049                 85,785          13.84
FSLA       108.77             126.05             10.33               3.333                945,012           9.49
NSSB        94.81             100.04             10.67               3.107                675,332          11.26
RARB       117.50             120.57              8.73               2.892                354,810           7.43
UBMT        90.44              90.44             19.51               4.712                114,440          21.57
MGNL       200.06             212.06             19.54               1.655              1,290,780           9.77
ROSE       116.53             116.53              7.90               2.415              3,001,958           6.23
ASFC       101.80             125.12              8.70               1.653              6,708,166           8.55
FFCH       135.18             135.54              9.03               3.160              1,416,608           6.68
GFSB       105.71             105.71             12.72               1.500                 80,913          12.04
GSLC       112.65             112.65              7.38               0.000                 96,577           6.55
FSBC        78.09              78.08              3.75               0.000                116,966           4.80
GSBC       191.77             195.20             19.13               2.569                658,834           9.97
CBCI        86.75              86.75             14.74               0.000                502,419          16.99
GWF        124.86             142.59              7.21               4.348             43,762,730           6.45
ALBK       113.44             128.54             10.92               1.794              3,333,105           9.63
NHTB        86.95              86.95              6.58               4.970                258,216           7.57
FLFC       131.90             158.64              9.32               2.391                927,108           7.88
HARB       171.33             171.33             15.18               4.174                932,858           8.86
DSBC       113.00             116.99              7.40               0.787              1,247,739           6.55
RELY        90.30             133.85              8.00               3.041              1,744,365           8.86
SSBK       131.82                N/A             10.91               2.207                504,631           8.28
SPBC       118.10             118.50             10.91               1.641              4,142,858           9.24
TCB        234.27             244.98             18.01               2.120              7,039,282           7.69
YFED       115.08             115.08              9.84               3.478              1,054,864           8.55
WFCO       129.56             133.14             10.22               3.111                262,329           7.89
MLFB        99.48             101.79              8.89               2.653              1,757,048           8.23
PWBC        92.59             101.51              7.71               2.824                659,371           8.33
FFHS        83.04              83.04              7.89               1.948                216,124           9.50
NSSY       115.56             115.56              9.78               0.000                515,267           8.46
PBCT       150.50             150.50             12.03               3.765              6,916,300           8.17
BFSB       103.05             103.05             17.65               2.072                117,596          16.10
WCBI       106.55             106.55             16.67               2.355                309,265          15.64
FSBI        95.26              96.31              7.54               1.829                287,465           7.91

          Tangible                                         Return on                   ROACE
           Equity/                  Core                   Avg Assets                  Before
          Tang Assets                EPS                  Before Extra                 Extra               Merger
             (%)                     ($)                      (%)                        (%)               Target?
Ticker     Mst RctQ                  LTM                      LTM                        LTM                (Y/N)

MIFC          9.01                   0.53                     0.84                       8.90                  N
ABCW          7.00                   2.60                     0.89                      12.07                  N
CFFC         13.68                   1.64                     1.34                      10.20                  N
CIBI         13.84                   1.19                     1.01                       7.00                  N
FSLA          8.30                   1.17                     0.91                      10.02                  N
NSSB         10.73                   1.00                     0.87                       7.59                  N
RARB          7.25                   1.61                     0.80                      10.53                  N
UBMT         21.57                   1.41                     1.62                       7.22                  N
MGNL          9.23                   2.80                     1.80                      18.27                  N
ROSE          6.23                   2.04                     0.86                      12.63                  N
ASFC          7.07                   4.08                     0.75                       8.47                  N
FFCH          6.66                   1.55                     0.72                      10.75                  N
GFSB         12.04                   1.53                     1.08                       8.47                  N
GSLC          6.55                   0.59                     0.57                       9.97                  N
FSBC          4.80                   0.48                     0.34                       7.76                  N
GSBC          9.82                   2.07                     1.64                      16.20                  N
CBCI         16.99                   2.10                     1.21                       7.24                  N
GWF           5.77                   1.74                     0.65                      11.05                  N
ALBK          8.59                   2.02                     0.98                       9.31                  N
NHTB          7.57                   0.76                     0.51                       6.59                  N
PLC           6.77                   1.64                     1.02                      14.49                  N
HARB          8.86                   2.15                     1.19                      13.70                  N
DSBC          6.34                   2.27                     0.66                      10.25                  N
RELY          6.16                   1.12                     0.91                       6.81                  N
SSBK           NA                    1.61                     1.00                      11.88                  N
SPBC          9.21                   1.80                     0.89                       9.59                  N
TCB           7.37                   2.61                     1.37                      20.18                  N
YFED          8.55                   1.27                     0.92                      10.78                  N
WFCO          7.70                   0.99                     0.94                      12.54                  N
MLFB          8.06                   1.76                     0.69                       7.43                  N
PWBC          7.65                   0.93                     0.61                       7.44                  N
FFHS          9.50                   1.04                     0.63                       6.61                  N
NSSY          8.46                   1.54                     0.99                      11.65                  N
PBCT          8.17                   1.53                     1.15                      14.62                  N
BFSB         16.10                   1.25                     1.26                       7.56                  N
WCBI         15.64                   2.07                     1.32                       8.46                  N
FSBI          7.83                   1.25                     0.57                       7.31                  N

Source:  SNL and F&C calculations.
                                      12

FERGUSON & CO., LLP
- -------------------
                 Exhibit VI - Selected Publicly Traded Thrifts
                  Financial Data as of April 30, 1996


           Current     Current              Current   Total     Equity/
           Price/     Price/Tang   Price/   Dividend  Assets    Assets
         Book Value   Book Value   Assets   Yield     ($000)      (%)
Ticker      (%)          (%)        (%)      (%)     Mst RctQ  Mst RctQ
CFSB    141.61          141.61     11.75     2.173     771,672   8.30
FFBI     94.42           94.42      9.93     0.000      74,874  10.51
ASBI     96.94           97.09     11.28     4.317     383,072  11.64
FFPB    101.37          104.02      8.40     1.860   1,378,589   8.29
SWBI    120.43          120.43     14.45     4.000     349,543  12.00
FFFC     94.21           96.09     17.92     2.560     497,290  17.71
BSBC    129.87          129.87     11.28     0.000     174,403   8.70
THBC     83.68           83.68     18.58     2.857      80,484  22.20
IFSB     57.97           67.45      3.75     2.839     263,740   6.48
MFLR     97.92          100.16      9.66     3.265     110,680   9.87
DSL      94.72           96.41      7.89     2.220   4,652,584   8.33
FISB    156.54          158.83     14.01     2.240   1,476,879   8.95
HMNF     86.94           86.94     14.58     0.000     542,012  16.77
MCBS     97.62           97.78     13.76     2.238     271,700  13.34
TWIN    101.98          101.98     14.03     4.000     102,423  13.76
SFSB     80.37           80.88      5.74     1.939     362,272   7.14
CASH    107.69          115.38     13.26     1.892     314,812  12.31
EBCP     90.63           96.27      6.98     3.000     824,899   7.70
POBS    114.31          114.31     28.97     4.359     267,272  25.36
SHEN    100.49          100.49     13.30     1.951     355,710  13.24
LIFB     96.68              NA     12.31     3.088   1,204,577  12.73
SOSA     89.82           89.82      4.90     0.000     509,502   5.46
STFR    113.15          118.46     13.20     1.524   1,203,689  11.48
DME     136.02              NA      6.36     0.000  19,413,115   5.08
CJFC    134.84          145.06     15.88     1.730     466,208  11.78
SMFC     82.12           82.12      9.83     0.000     263,890  11.98
PSSB     83.66           83.66      4.91     1.412     195,666   5.87
MORG     86.34           86.34     12.86     2.182      70,748  14.90
FFSW    163.15          179.37      7.91     2.000     993,459   7.73
FLAG    141.66          141.66     11.14     2.222     232,105   8.92
CFCX    111.58          119.46      6.81     1.623   3,669,518   6.10
MFSL    101.79          103.53      8.37     2.107   1,143,338   8.22
FCIT    134.45          134.45      8.55     0.000     607,429   6.36
FFLC     83.49           83.49     14.17     2.254     330,514  16.97
FFFG    117.19          117.19      7.34     0.000     301,485   6.23
HNFC    103.96              NA      8.28     0.000     682,029   7.97
CFX     113.73          127.81     11.36     5.284     900,549   9.99

           Tangible                 Return on      ROACE
           Equity/       Core      Avg Assets     Before
          Tang Assets    EPS      Before Extra    Extra      Merger
             (%)         ($)          (%)          (%)       Target/
Ticker    Mst RctQ       LTM          LTM          LTM        (Y/N)
CFSB       8.30          1.44         0.94         11.56         N
FFBI      10.51          1.12         0.88          8.05         N
ASBI      11.62          0.92         0.93          7.20         N
FFPB       8.10          1.52         0.64          7.44         N
SWBI      12.00          1.91         1.19          8.83         N
FFFC      17.42          2.19         1.35          7.44         N
BSBC       8.70          0.21         0.77          9.18         N
THBC      22.20          0.98         1.38          6.13         N
IFSB       5.62          0.54         0.54          8.99         N
MFLR       9.67          0.85         0.85          7.90         N
DSL        8.19          1.50         0.61          7.57         N
FISB       8.84          1.73         1.18         13.88         N
HMNF      16.77          1.05         1.10          6.27         N
MCBS      13.32          1.23         1.68         11.50         N
TWIN      13.76          1.10         1.08          7.84         N
SFSB       7.10          1.13         0.51          6.97         N
CASH      11.59          1.59         1.29          9.64         N
EBCP       7.28          1.64         0.61          8.21         N
POBS      25.36          0.91         2.31          9.23         N
SHEN      13.24          1.37         1.01          7.19         N
LIFB         NA          0.95         0.86          5.94         N
SOSA       5.46          0.10         0.33          6.38         N
STFR      11.03          1.75         1.22         11.04         N
DME          NA          0.83         0.33          6.92         N
CJFC      11.04          1.84         1.11         10.78         N
SMFC      11.98          1.04         0.83          6.26         N
PSSB       5.87          0.56         0.62         11.18         N
MORG      14.90          0.72         0.97          6.13         N
FFSW       7.28          1.57         1.06            NA         N
FLAG       8.92          0.88         0.87          9.78         N
CFCX       5.72          1.12         0.69         11.34         N
MFSL       8.09          1.97         0.79          9.72         N
FCIT       6.36          1.28         0.71         11.37         N
FFLC      16.97          1.15         0.94          5.43         N
FFFG       6.23          0.17         0.64          9.17         N
HNFC         NA          1.36         0.62          8.23         N
CFX        8.99          0.88         0.91          8.90         N

Source: SNL and F&C calculations.

FERGUSON & CO., LLP                Exhibit VI-Selected Publicly Traded Thrifts
- -------------------                    Financial Data as of April 30, 1996




         Current       Current                Current     Total
          Price/      Price/Tang   Price/     Dividend    Assets
        Book Value    Book Value   Assets       Yield     ($000)
Ticker    (%)            (%)         (%)         (%)     Mst. RctQ

OHSL     105.57         105.57       13.11      3.455     205,462
THRD      79.35          79.35       12.31      2.265     519,196
STSA     121.68         151.77        4.98      0.000   1,497,617
FFML     137.92         137.92        7.73      0.736     153,250
SFBM      96.77         112.72        8.52      3.000     365,307
LVSB      96.20         123.51       10.69      1.274     440,940
FTFC     144.71         153.71        9.91      2.943   1,382,069
STND      92.68          92.74       11.40      2.151   2,186,603
FFSX     111.52         112.10        9.38      3.000     436,519
FFKY     155.10         166.67       22.10      2.685     341,604
JSBF     104.62         104.62       23.03      3.542   1,545,195
NWSB     148.05         149.88       16.04      2.474   1,767,455
AADV     129.92         150.78       12.10      0.941     973,305
SFFC      92.44          92.44       18.59      2.388      74,182
HALL      82.15          82.15        6.90      0.000     313,681
LISB     133.48         133.48       14.27      1.441   4,834,406
RVSB     162.21         184.58       17.89      1.176     204,794
HFFC      91.76          92.03        8.32      2.164     558,819
BTHL      89.61         106.93        6.96      2.560     216,199
GFCO      90.21          92.63        8.49      3.126     278,609
CFCP     218.07         218.07       13.32      2.381     428,352
WSTR      81.60          81.60       10.84      2.345     588,255
CENF     110.31         110.58        5.36      1.423   2,151,421
HOFL     104.17         104.17       28.00      5.766   1,227,371
FFYF     112.96         112.96       20.73      2.623     573,162
GRTR     103.87         103.87        5.74      0.000   2,575,726
CNSK     146.57         146.57        8.20      0.000     303,656
HZFS      85.77          85.77       10.40      1.984      73,105
CMSB     133.82         153.10       12.60      2.353   1,455,700
MWFD     140.67         147.67       13.13      1.053     177,164
MARN      94.86          94.86       22.76      3.534     179,329
FPEC     100.65         105.03       15.44      2.000     621,590
PALM     126.96         133.86       10.12      0.625     646,024
CSA      135.98         138.27        7.02      0.000   8,239,880
LBFI      97.21          97.21       17.42      2.667     143,572
CEBK      99.21         113.72        9.87      0.000     318,191
TRIC      83.10          83.10       17.05      2.857      65,766

                       Tangible                 Return on      ROACE
           Equity/      Equity/      Core       Avg Assets     Before
           Assets     Tang Assets     EPS      Before Extra    Extra   Merger
             (%)          (%)         ($)           (%)         (%)    Target?
           Mst RclQ     Mst RclQ      LTM           LTM         LTM     (Y/N)

OHSL        12.42        12.42       1.42           0.95        7.51      N
THRD        14.31        14.31       0.91           0.92        5.60      N
STSA         5.83         5.04       0.88           0.45        7.72      N
FFML         5.61         5.61       1.39           0.82       16.15      N
SFBM         8.81         7.66       1.32           0.69        8.17      N
LVSB        11.11         8.87       1.23           1.55       13.34      N
FTFC         6.85         6.48       1.36           0.92       13.46      N
STND        12.30        12.30       0.93           0.88        6.22      N
FFSX         8.41         8.38       1.50           0.63        7.79      N
FFKY        14.25        13.39       2.23           1.70       11.45      N
JSBF        22.01        22.01       2.11           1.44        6.67      N
NWSB        10.67        10.56       1.51           1.05        9.34      N
AADV         9.95         8.69       2.11           0.89        9.50      N
SFFC        20.12        20.12       1.04           1.18        5.80      N
HALL         8.40         8.40       0.93           0.56        5.74      N
LISB        10.69        10.69       1.72           0.95        8.72      N
RVSB        11.03         9.83       1.05           1.21       11.26      N
HFFC         9.07         9.04       0.94           0.65        7.27      N
BTHL         8.69         7.53       0.77           0.74        9.06      N
GFCO         9.41         9.18       1.34           0.56        5.86      N
CFCP         6.11         6.11       1.29           0.95       15.65      N
WSTR        13.28        13.28       0.89           0.76        5.68      N
CENF         4.86         4.85       1.41           0.36        7.46      N
HOFL        25.52        25.52       0.85           1.70        6.60      N
FFYF        18.35        18.35       1.40           1.21        6.50      N
GRTR         7.69         7.69       0.68           0.75        8.37      N
CNSK         8.35         8.35       0.80           0.72       11.75      N
HZFS        12.12        12.12       0.97           0.71        5.55      N
CMSB         9.41         8.33       1.26           0.85        8.95      N
MWFD         9.34         8.93       1.64           1.11       11.34      N
MARN        24.00        24.00       1.17           1.41        5.79      N
FPEC        15.34        14.79       0.80           1.10        6.17      N
PALM         7.97         7.59       0.73           0.64        8.54      N
CSA          5.16         5.08       1.77           0.46        9.62      N
LBFI        17.92        17.92       0.85           1.09        5.72      N
CEBK         9.95         8.80       0.92           0.60        6.40      N
TRIC        20.52        20.52       0.99           1.01        4.95      N

Source: SNL and F&C calculations.

FERGUSON & CO., LLP             Exhibit VI-Selected Publicly Traded Thrifts
- -------------------                 Financial Data as of April 30, 1996



           Current        Current                     Current        Total
            Price/       Price/Tang      Price/       Dividend       Assets
          Book Value     Book Value      Assets        Yield         ($000)
Ticker       (%)            (%)            (%)          (%)         Mst RctQ

FBCI        92.40          92.73          11.13        1.536        433,027
LBCI        90.12          90.37           8.58        2.595        669,949
IBSF       101.63         101.63          20.73        1.745        756,928
LFED       115.09         115.09          19.02        4.452        260,622
GLBK        72.29          72.29          11.79        0.000         35,903
QCBC        82.85          83.32           8.18        0.000        692,974
CMSV        97.66          97.66          12.41        4.667        587,064
HVFD       120.81         121.54           9.56        3.000        354,505
KNK         77.37          83.37           7.58        2.092        363,182
FFBS       118.69         118.69          24.82        2.051        123,553
HHFC        83.62          83.62          15.60        3.265         70,314
SCCB        98.80          98.80          29.30        3.636         43,939
FNGB        99.34          99.34          12.64        3.780        572,193
FFFL       109.67         111.11          11.63        4.444        779,620
JSBA       138.95         168.54          11.24        1.067      1,114,294
ETFS        83.29          83.29          16.35        1.270        114,961
INCB        96.22          96.22          15.01        2.373         90,614
CTZN       112.97         131.03           7.93        0.806      2,477,970
FCBF        94.50          94.50          18.50        3.404        250,658
LARK        86.90          86.90          15.12        2.735        198,535
NTMG       105.07         105.07           6.05        0.000         83,710
SECP       104.13         104.13          16.61        1.030      3,344,642
CNIT       118.30         122.96           8.64        2.310        639,812
FIBC        94.44          94.98          10.68        2.264        243,450
FBSI        91.26          91.46          15.70        1.212        140,022
SOPN       106.61         106.61          27.94        3.137        256,294
HARS       123.98         132.73          14.95        3.463      1,255,864
GLN        118.24         128.30           5.37        0.000     14,367,978
SBCN        88.67          88.67          11.64        3.871        197,137
CARV        57.87          60.85           5.58        0.000        363,225
EFBI        95.90          96.09          14.95        0.000        207,680
HRBF        83.12          83.12          15.81        3.048        154,218
GTFN       142.65           NA            16.19        1.753      2,477,204
MFFC       103.96         103.96          20.77        3.097        171,708
MFBC        76.33          76.33          14.74        0.000        200,895
BRFC        99.50          99.50          28.02        2.286         56,166
SMBC        94.09          94.09          15.67        3.448        159,470

                       Tangible               Return on     ROACE
           Equity/      Equity/     Core      Avg Assets    Before
           Assets     Tang Assets    EPS     Before Extra   Extra    Merger
            (%)           (%)        ($)         (%)         (%)     Target?
Ticker    Mst RctQ     Mst RctQ      LTM         LTM         LTM      (Y/N)

FBCI        12.05        12.01       0.88       0.77         5.56       N
LBCI         9.53         9.50       1.30       0.56         5.49       N
IBSF        20.40        20.40       0.77       1.11         5.16       N
LFED        16.53        16.53       0.80       1.03         6.37       N
GLBK        16.31        16.31       0.95       0.78         4.98       N
QCBC         9.88         9.83       0.80       0.50         4.90       N
CMSV        12.71        12.71       0.83       0.82         6.32       N
HVFD         7.91         7.87       0.99       0.58         7.13       N
KNK          9.80         9.15       1.05       0.50         4.53       N
FFBS        19.56        19.56       1.07       1.32         6.50       N
HHFC        18.65        18.65       0.67       0.88         4.75       N
SCCB        29.65        29.65       0.90       1.50         4.95       N
FNGB        12.73        12.73       0.86       0.84         6.53       N
FFFL        10.42        10.30       0.73       0.65         6.22       N
JSBA         7.28         6.08       1.62       0.62         8.90       N
ETFS        19.63        19.63       0.85       0.89         4.58       N
INCB        15.60        15.60       0.79       0.77         4.97       N
CTZN         7.02         6.11       1.84       0.44         6.21       N
FCBF        19.58        19.58       0.93       0.99         5.01       N
LARK        17.40        17.40       0.77       0.88         5.04       N
NTMG         6.30         6.30       0.38       0.61        10.53       N
SECP        16.88        16.88       3.02       0.89         5.09       N
CNIT         7.30         7.05       1.78       0.41         5.56       N
FIBC        11.31        11.25       0.68       0.61         4.70       N
FBSI        17.21        17.18       0.84       0.80         4.32       N
SOPN        26.21        26.21       0.97       1.48         5.68       N
HARS        12.06        11.36       0.84       0.81         6.34       N
GLN          6.55         6.16       0.87       0.23         2.51       N
SBCN        13.01        13.01       0.77       0.39         2.95       N
CARV         9.63         9.20       0.43       0.20         2.06       N
EFBI        15.58        15.55       0.69       1.12         5.38       N
HRBF        19.03        19.03       0.61       0.82         3.77       N
GTFN        11.35         NA         1.27       1.00         8.18       N
MFFC        19.98        19.98       0.70       1.13         4.88       N
MFBC        19.31        19.31       0.64       0.69         3.40       N
BRFC        28.15        28.15       0.62       1.31         4.32       N
SMBC        16.66        16.66       0.64       0.75         4.20       N

FERGUSON & CO., LLP
- -------------------
                 Exhibit VI - Selected Publicly Traded Thrifts
                      Financial Data as of April 30, 1996

                                                                                  Tangible              Return on    ROACE
         Current       Current               Current        Total      Equity/    Equity/      Core    Avg Assets    Before
          Price/     Price/ Tang   Price/   Dividend       Assets      Assets   Tang Assets    EPS    Before Extra   Extra  Merger
        Book Value   Book Value    Assets     Yield        ($000)        (%)        (%)        ($)         (%)        (%)   Target?
Ticker     (%)           (%)        (%)        (%)        Mst RctQ    Mst RctQ    Mst RctQ     LTM         LTM        LTM    (Y/N)

BKC        131.34      138.66      12.30      5.307          476,152     9.36        8.91      1.13        0.97      10.71     N
PMFI        95.18       95.18       9.17      1.765          374,039     9.64        9.64      0.74        0.41       4.09     N
OFCP       112.69      112.77      24.21      1.969          370,305    21.48       21.48      0.70        1.08       4.62     N
FSFC       109.01      109.01      21.39      2.560          359,481    19.62       19.62      0.80        0.90       4.59     N
WAYN       138.89      138.89      12.71      4.000          245,892     9.16        9.16      0.92        0.56       6.13     N
HMCI        96.47       96.47       5.85      0.000          341,742     6.07        6.07      0.74        0.37       6.28     N
FED         87.73       89.29       4.11      0.000        4,165,825     4.69        4.61      0.66        0.18       3.94     N
MBLF       117.40      117.40      16.87      1.684          197,259    14.37       14.37      0.96        0.72       4.95     N

Maximum   234.270     244.980     29.300      7.143   43,762,730.000   29.650      29.650     5.610       2.310     41.460
Minimum    57.870      60.850      3.220      0.000       35,903.000    3.310       2.710     0.100       0.180      2.060
Average   113.776     117.488     11.339      2.204    1,652,243,427   10.401      10.253     1.476       0.964     10.320
Median    108.770     112.150     10.260      2.220      452,455.000    8.860       8.595     1.390       0.920      9.585

Source: SNL and F&C calculations.

FERGUSON & CO., LLP                Exhibit VI-Selected Publicly Traded Thrifts
- -------------------                    Financial Data as of April 30, 1996


                                          Return on     ROACE
           NPAs/     Price/     Core     Avg Assets    Before
           Assets     Core      EPS     Before Extra    Extra
            (%)       EPS       ($)          (%)         (%)
Ticker    Mst RctQ    (x)     Mst RctQ    Mst RctQ    Mst RctQ
PKPS           2.18   20.83        0.06         0.38       4.42
NMSB           2.85   13.22        0.13         0.83       7.20
EQSB           0.85    9.22        0.61         0.63      12.02
SISB             NA   10.04        0.42         0.87      11.61
WSFS           3.18    9.08        0.21         0.97      16.29
BFSI           1.48    5.70        1.70         2.12      26.73
LSBX           1.98    6.12        0.24         1.25      16.23
IPSW           2.23    6.25        0.36         1.38      22.02
KSBK             NA    6.57        0.79         0.89      13.10
WRNB           2.05    7.48        0.38         1.85      20.68
SFSL           0.46    8.16        0.36         1.29      14.87
CBCO             NA   10.69        0.38         0.96      10.46
PCCI           6.49    8.20        0.24         1.03      12.83
DNFC           0.59    7.24        0.44         1.16      20.81
HPBC           0.00    9.21        0.38         1.69      15.19
HOMF           0.50    8.56        0.73         1.29      15.93
NASB           3.43    9.76        0.77         1.08      14.46
IROQ           1.21    9.54        0.38         0.90      13.01
FMCO             NA    9.46        0.39         0.80      12.08
FFES           0.72    9.94        0.44         0.52       7.77
MAFB           0.40    8.99        0.73         0.87      15.36
GROV           0.75    8.58        0.75         0.89      14.19
COFD           0.57    9.00        0.67         1.06      15.34
FSBX           1.92    9.09        0.11         1.24      16.42
FSPG           0.75    9.01        0.52         1.00      15.20
WLDN           0.73    9.13        0.52         1.12      12.07
CBSA           0.67    8.15        0.56         0.40      12.10
ANDB           1.92    9.81        0.57         0.92      12.06
MSEA             NA    6.84        0.53         1.03      15.43
DIBK           1.38    5.29        0.65         1.66      21.55
NFSL           0.67   10.71        0.42         1.87      16.31
FFRV           0.72   10.69        0.31         0.92      10.76
PHBK             NA    9.66        0.54         1.20      14.04
VFFC           2.89   11.18        0.26         1.25      15.98
PSBK           1.06    9.66        0.71         1.02      11.12
AMFB           0.71   10.64        0.37         1.33      16.19
EBSI           0.49    8.38        0.44         1.06      15.74


Source:  SNL and F&C calculations.

FERGUSON & CO., LLP                Exhibit VI-Selected Publicly Traded Thrifts
- -------------------                    Financial Data as of April 30, 1996


                                         Return on      ROACE
            NPAs/     Price/    Core     Avg Assets    Before
           Assets      Core     EPS     Before Extra    Extra
             (%)       EPS      ($)         (%)          (%)
Ticker    Mst RctQ     (x)    Mst RctQ    Mst RctQ    Mst RctQ
PFNC            1.33  173.50      0.01          0.84      15.69
FFED            0.09   11.67      0.30          1.30      26.35
HIFS            0.34   10.98      0.33          0.98       9.52
LARL            0.77   10.00      0.40          1.35      12.97
WAMU            0.51    9.91      0.70          1.08      15.70
FESX            0.76   12.36      0.22          0.84      11.46
MDBK            0.55    9.49      0.54          1.12      12.41
FFBZ            0.56   10.11      0.55          1.10      14.19
NYB             1.49    9.01      0.68          1.37      22.82
HSBK            0.27    8.02      0.46          0.67       9.93
CFB             1.02    8.80      1.09          1.00      16.84
EGFC            1.27   10.91      0.53          0.95      12.56
CAPS            0.09   10.11      0.47          0.99       9.23
FFHC            0.52   10.49      0.56          1.28      17.71
AFFFZ           0.58    8.93      0.77          0.87      13.32
FBHC            1.37   10.76      0.43          0.80      10.82
PVSA            0.18    9.96      0.69          1.32      18.51
MASB            0.33   10.92      0.75          1.04       9.74
BKCO            1.63   10.63      0.40          0.90       9.20
PLE             0.27    9.52      0.43          0.87      11.32
PTRS            2.21    9.59      0.43          0.83       8.53
UFRM            0.08    9.38      0.21          1.08      13.68
HARL            0.00   10.76      0.43          0.78      11.03
RFED              NA   10.46      0.46          0.93      18.99
CTBK            1.01    9.72      0.36          0.76      10.52
FFWC            0.08    9.95      0.49          1.18      10.51
FMSB              NA   11.21      0.34          1.02      15.45
NSBK              NA   10.57      0.81          1.09      14.18
PULS            1.20   11.03      0.34          1.19       9.97
RCSB            0.72   11.08      0.53          1.00      11.20
PVFC            1.23   11.36      0.44          1.19      18.34
SWCB            1.38   10.37      0.47          0.99      12.25
WBST            1.44   11.56      0.60          0.63      10.89
MWBI            0.27   10.96      0.61          0.69       9.55
BKCT            1.86   12.07      0.44          0.94       8.45
PBNB            0.44   10.68      0.48          0.88       7.92
HRZB            0.00   10.78      0.29          1.57       9.73


Source:  SNL and F&C calculations.                          18

FERGUSON & CO., LLP          Exhibit VI - Selected Publicly Traded Thrifts
- -------------------              Financial Data as of April 30, 1996


                                             Return on      ROACE
            NPAs/      Price/     Core       Avg Assets     Before
            Assets      Core      EPS       Before Extra    Extra
             (%)        EPS       ($)           (%)          (%)
Ticker     Mst RctQ     (x)     Mst RctQ      Mst RctQ     Mst RctQ

HAVN           NA       9.68      0.62          0.77        11.90
SFB          0.22      11.13      0.89          0.95        13.89
FFSL         0.71      10.79      0.42          0.97         7.69
SVRN           NA      10.70      0.26          0.78        16.81
CAL          1.61       9.71      0.46          0.83        14.65
NWEQ         0.52      14.71      0.17          0.84         5.67
MSBB           NA      11.06      0.39          0.53         5.62
PBCI         2.45      13.01      0.37          1.35         8.48
PFDC         0.28      10.97      0.45          1.53        10.03
COFI           NA      10.50      0.83          1.19        17.18
PFSB         0.93      10.30      0.37          0.83         8.15
WFSL           NA      10.29      0.51          1.79        14.56
FMLY         1.19      11.04      0.47          0.95        12.22
IFSL         1.27      11.02      0.40          1.03        10.64
GDW          1.37      10.70      1.23          0.86        13.09
PFSL         0.20      12.10      0.31          0.56         9.43
MERI           NA      12.89      0.64          1.02        13.73
CBNH         0.44      12.15      0.36          1.00        13.55
FFWD         0.04      12.17      0.38          1.16         8.12
BANC         1.28      17.12      0.23          0.93         9.27
GBCI         0.03      12.12      0.49          1.52        15.66
FFPC         0.82      10.12      0.21          0.99        14.47
KSAV         0.73      11.98      0.36          1.12         7.02
CAFI         0.31      12.67      0.36          1.10        13.92
QCSB           NA      12.02      0.91          1.68         9.75
CVAL         1.08      12.33      0.37          0.90         9.77
FOBC         0.14      12.60      0.30          0.96         7.69
PSAB           NA      11.38      0.39          1.05        11.28
WSB            NA      11.36      0.11          0.95        12.31
GPT          2.94      12.03      0.60          0.75         7.10
FSFI         3.88      15.00      0.20          0.98        14.23
IWBK         0.59      11.26      0.53          1.18        16.81
LOAN         0.15      17.58      0.16          1.12        12.44
MCBN         1.19      14.68      0.33          0.63         7.17
PBKB         1.64      11.01      0.21          0.84        13.06
WVFC         0.75       9.49      0.56          2.12        14.03
FGHC         1.42      14.58      0.12          0.79         9.24


Source: SNL and F&C calculations.

FERGUS0N & CO., LLP         Exhibit VI - Selected Publicly Traded Thrifts
- -------------------              Financial Data as of April 30, 1996


                                         Return on     ROACE
           NPAs/    Price/     Core      Avg Assets    Before
          Assets     Core      EPS      Before Extra   Extra
            (%)      EPS       ($)          (%)         (%)
Ticker   Mst RctQ    (x)     Mst RctQ     Mst RctQ    Mst RctQ
MIFC            NA   12.98        0.13          0.80      8.66
ABCW          0.70   13.19        0.63          0.84     11.62
CFFC          0.27   12.50        0.42          1.37     10.20
CIBI          0.73   13.15        0.29          0.93      6.57
FSLA          1.02   12.93        0.29          0.92      9.72
NSSB          1.72   13.41        0.24          0.79      7.01
RARB          0.35   11.53        0.45          0.87     11.19
UBMT          0.43   10.37        0.44          1.96      8.75
MGNL            NA   12.08        0.75          1.58     15.73
ROSE            NA   11.04        0.60          0.97     14.86
ASFC            NA   13.31        1.00          0.88     10.12
FFCH          1.47   11.51        0.44          0.72     10.77
GFSB            NA   10.87        0.46          1.19      9.91
GSLC            NA   19.38        0.10          0.60      9.09
FSBC          1.44  157.75        0.01          0.15      3.07
GSBC          2.34   12.85        0.53          1.54     15.28
CBCI          1.23   12.17        0.57          1.27      7.48
GWF           1.81   12.50        0.46          0.65     10.29
ALBK            NA   12.62        0.53          0.92      9.56
NHTB          1.11    9.31        0.27          0.68      8.84
FLFC          1.80   12.36        0.44          1.03     14.03
HARB          0.54   13.07        0.55          1.19     13.47
DSBC          1.77   11.91        0.64          0.70     10.36
RELY            NA   12.60        0.30          0.85      8.02
SSBK            NA   13.26        0.41          0.96     11.41
SPBC          0.63   14.86        0.41          0.85      9.04
TCB           0.92   13.20        0.67          1.48     19.67
YFED          1.36    8.80        0.49          1.29     15.29
WFCO          0.49   14.06        0.24          0.92     11.95
MLFB          0.64   13.71        0.44          0.77      8.30
PWBC          0.13   12.26        0.26          0.64      7.80
FFHS          0.43   14.97        0.24          0.57      5.95
NSSY          3.36      NM       (0.05)         0.71      8.31
PBCT          1.66   15.18        0.35          1.21     15.07
BFSB          0.00   12.41        0.35          1.37      8.45
WCBI          0.58   14.15        0.51          1.26      8.03
FSBI          0.52   12.87        0.34          0.58      7.36

Source: SNL and F&C calculations.

FERGUSON & CO., LLP                Exhibit VI - Selected Publicly Traded Thrifts
- -------------------                    Financial Data as of April 30, 1996

                                         Return on      ROACE
           NPAs/    Price/    Core      Avg Assets     Before
          Assets     Core      EPS     Before Extra     Extra
            (%)      EPS       ($)          (%)          (%)
Ticker   Mst RctQ    (x)    Mst RctQ     Mst RctQ     Mst RctQ
CFSB      0.09       14.06    0.36          0.90        10.79
FFBI      0.44       19.69    0.20          0.65         5.93
ASBI      0.47       13.00    0.25          0.97         7.85
FFPB      0.74       12.22    0.44          0.81         9.46
SWBI      0.25       15.70    0.43          0.99         7.67
FFFC      0.52       12.81    0.61          1.32         7.43
BSBC      2.31       12.50    0.06          0.90        10.26
THBC        NA       12.96    0.27          1.42         6.41
IFSB      2.77       27.68    0.07          0.43         6.66
MFLR      1.57       13.92    0.22          0.91         8.87
DSL         NA       12.57    0.43          0.91        10.95
FISB      1.70       14.88    0.42          1.21        13.72
HMNF      0.14       14.66    0.26          1.18         6.88
MCBS      0.17       12.08    0.37          1.41        10.45
TWIN      0.42       12.90    0.31          1.18         8.38
SFSB      0.25       15.28    0.27          0.46         6.36
CASH      0.28       13.84    0.42          1.12         8.10
EBCP      1.81       14.63    0.41          0.73         9.56
POBS      0.43       17.76    0.19          2.67        10.83
SHEN      0.48       14.64    0.35          1.10         7.95
LIFB        NA       14.25    0.25          0.90         6.58
SOSA      9.74        7.50    0.05          0.60        11.11
STFR      0.52       13.96    0.47          1.36        11.77
DME         NA       11.57    0.27          0.54        10.93
CJFC      1.91       15.08    0.46          1.15         9.86
SMFC      0.00       12.30    0.32          0.86         7.02
PSSB      3.35       13.28    0.16          0.61        10.69
MORG      0.06       16.18    0.17          0.88         5.79
FFSW      0.15       12.50    0.48          1.07           NA
FLAG      1.86       19.85    0.17          0.76         8.11
CFCX      2.61       23.96    0.18          0.61         9.87
MFSL        NA       14.60    0.52          0.59         7.28
FCIT      3.39       13.34    0.37          0.78        12.29
FFLC      0.08       14.31    0.31          0.99         5.82
FFFG      3.62       13.13    0.05          0.69        10.59
HNFC      0.13       15.44    0.34          0.71         8.94
CFX       1.00       14.81    0.23          0.98         9.62

Source: SNL and F&C calculations.

FERGUSON & CO., LLP                Exhibit VI - Selected Publicly Traded Thrifts
- -------------------                    Financial Data as of April 30, 1996


                                         Return on       ROACE
           NPAs/    Price/     Core      Avg Assets     Before
          Assets     Core      EPS      Before Extra     Extra
            (%)      EPS       ($)          (%)           (%)
Ticker   Mst RctQ    (x)     Mst RctQ     Mst RctQ     Mst RctQ
OHSL       0.03     15.28      0.36        0.89           7.05
THRD       0.35     13.08      0.27        1.08           7.53
STSA       0.63     13.75      0.25        0.50           8.61
FFML       0.57     12.95      0.42        1.29          23.78
SFBM       0.11     17.50      0.30        0.71           8.32
LVSB       1.37     18.87      0.26        1.38          12.26
FTFC         NA     17.54      0.31        0.89          12.58
STND         NA     15.49      0.24        0.92           7.16
FFSX         NA     14.29      0.42        0.69           8.31
FFKY       0.06     15.41      0.58        1.63          11.40
JSBF         NA     15.68      0.54        1.54           6.97
NWSB         NA     14.79      0.41        1.07           9.75
AADV       0.50     17.35      0.49        0.94           9.70
SFFC         NA     15.51      0.27        1.18           5.91
HALL       0.00     14.42      0.26        0.55           6.46
LISB         NA     17.79      0.39        0.92           8.46
RVSB       0.00     15.74      0.27        1.20          11.07
HFFC       0.67     11.91      0.32        0.85           9.53
BTHL       2.01     13.59      0.23        0.84           9.87
GFCO       0.44     16.99      0.32        0.50           5.23
CFCP       0.19     16.94      0.31        1.02          16.60
WSTR       0.02     14.50      0.25        0.77           5.73
CENF       0.98     12.78      0.45        0.43           9.12
HOFL       0.06     17.34      0.20        1.66           6.49
FFYF       0.88     15.46      0.37        1.10           6.03
GRTR         NA     16.36      0.17        0.65           6.62
CNSK       1.59     16.56      0.20        0.79          11.29
HZFS       1.69     13.44      0.30        0.82           6.73
CMSB       0.51     23.10      0.23        0.73           8.04
MWFD       0.16     14.25      0.50        1.47          15.55
MARN       0.93     17.56      0.29        1.37           5.68
FFEC       0.12     16.67      0.21        0.89           5.69
PALM       4.25     18.84      0.17        0.68           8.59
CSA        1.62     15.56      0.50        0.46           9.02
LBFI       0.57     17.05      0.22        1.02           5.63
CEBK       2.31     14.01      0.29        0.75           7.68
TRIC       0.34     18.23      0.24        0.98           4.82

Source: SNL and F&C calculations.
                                      22

FERGUSON & CO., LLP                  Exhibit VI-Selected Publicly Traded Thrifts
- -------------------                      Financial Data as of April 30, 1996

                                          Return on       ROACE
           NPAs/     Price/     Core      Avg Assets     Before
           Assets     Core      EPS      Before Extra     Extra
            (%)       EPS       ($)          (%)           (%)
Ticker    Mst RctQ    (x)     Mst RctQ     Mst RctQ     Mst RctQ

FBCI             NA     15.02       0.26         0.77         5.87
LBCI           0.12     14.82       0.39         0.63         6.60
IBSF           0.07     20.22       0.17         0.98         4.69
LFED           0.00     17.97       0.20         1.04         6.36
GLBK           0.00     30.58       0.14         0.87         5.47
QCBC           2.31     15.70       0.23         0.54         5.46
CMSV           0.73     17.86       0.21         0.73         5.71
HVFD           0.81     15.00       0.30         0.79         9.86
KNK            0.20     18.39       0.26         0.44         4.39
FFBS           0.43     17.41       0.28         1.43         7.13
HHFC           0.18     20.42       0.15         0.73         3.97
SCCB             NA     27.50       0.15         1.00         3.34
FNGB           0.13     18.04       0.22         0.77         5.99
FFFL             NA     18.75       0.18         0.62         6.03
JSBA             NA     19.23       0.39         0.71         9.87
ETFS           0.45     23.16       0.17         0.74         3.81
INCB             NA     24.58       0.15         0.58         3.78
CTZN           0.84     12.78       0.68         0.68         9.41
FCBF           0.09     16.95       0.26         1.11         5.68
LARK           0.06     19.24       0.19         0.86         4.98
NTMG           1.65     25.89       0.07         0.65        11.13
SECP           0.12     17.34       0.84         0.84         4.92
CNIT           0.43     26.23       0.33         0.20         2.80
FIBC           2.78     12.74       0.26         0.84         7.08
FBSI           0.03     19.64       0.21         0.76         4.37
SOPN           0.03     19.13       0.25         1.52         5.83
HARS           0.72     24.63       0.17         0.60         4.99
GLN            2.08     23.03       0.19         0.56         8.87
SBCN           0.20     32.29       0.12        (0.41)       (3.08)
CARV           0.86     31.25       0.07         0.15         1.60
EFBI           0.01     32.39       0.11         1.23         7.06
HRBF           0.06     36.46       0.09         0.44         2.18
GTFN           0.44     20.13       0.34         1.06         9.02
MFFC           0.20     25.83       0.15         1.00         4.75
MFBC             NA     18.75       0.19         0.82         4.09
BRFC           0.00     23.33       0.15         1.25         4.24
SMBC             NA     21.32       0.17         0.78         4.51

Source: SNL and F&C calculations.

FERGUSON & CO., LLP          Exhibit VI - Selected Publicly Traded Thrifts
- -------------------               Financial Data as of April 30, 1996

                                          Return on      ROACE
           NPAs/    Price/      Core      Avg Assets    Before
          Assets     Core       EPS      Before Extra    Extra
            (%)       EPS       ($)          (%)          (%)
Ticker   Mst RctQ     (x)     Mst RctQ     Mst RctQ    Mst RctQ
BKC           3.33       NM        0.02          1.20      13.08
PMFI          0.52    20.24        0.21          0.46       4.75
OFCP          0.10    23.90        0.17          1.01       4.48
FSFC            NA    22.32        0.21          0.92       4.66
WAYN          1.08    26.19        0.21          0.55       5.99
HMCI            NA    36.98        0.12          0.42       6.92
FED           2.56    13.00        0.31          0.32       6.88
MBLF          0.38    28.27        0.21          0.61       4.22

Maximum      9.740  173.500       1.700         2.670     26.730
Minimum      0.000    5.290      (0.050)       (0.410)    (3.080)
Average      1.007   15.217       0.376         0.963     10.243
Median       0.670   12.890       0.360         0.920      9.735

Source: SNL and F&C calculations.

                                  EXHIBIT VII

                         INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Home Savings Bank of Albemarle, S.S.B.
Albemarle, North Carolina

We have audited the accompanying statements of financial condition of Home Savings Bank of Albemarle, S.S.B. as of September 30, 1995 and 1994, and the related statements of income, equity and cash flows for each of the years in the three year period ended September 30, 1995. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Home Savings Bank of Albemarle, S.S.B. as of September 30, 1995 and 1994, and the results of its operations and its cash flows for each of the years in the three year period ended September 30, 1995, in conformity with generally accepted accounting principles.

As discussed in Notes 3 and 11 to the financial statements, the Bank changed its methods of accounting for investment securities and income taxes in 1994.



Charlotte, North Carolina
October 25, 1995

HOME SAVINGS BANK OF ALBEMARLE, S.S.B.

STATEMENTS OF FINANCIAL CONDITION
March 31, 1996, September 30, 1995 and 1994

                                   March 31,              September 30,
ASSETS                                1996            1995             1994
- ------------------------------------------------------------------------------
                                  (Unaudited)
Cash and cash equivalents:
 Noninterest-bearing deposits  $    8,145,000   $    2,872,000  $    2,796,000
 (Note 2)
 Interest-bearing deposits         11,931,000        8,622,000       3,853,000
Securities held to maturity,
 fair value 1996, $6,058,000;
   1995, $4,642,000;
   1994, $5,271,000 (Note 4)        5,987,000        4,529,000       5,325,000
Securities available for
 sale (Note 3)                     29,943,000       30,974,000      25,076,000
Federal Home Loan Bank stock
 (Note 4)                           1,346,000        1,346,000       1,346,000
Loans receivable, net (Note 5)    106,710,000      108,597,000     106,844,000
Real estate acquired in
 settlement of loans                   73,000          135,000         176,000
Accrued interest receivable
 (Note 6)                           1,151,000        1,150,000       1,027,000
Office properties and
 equipment, net (Note 7)            1,248,000        1,294,000       1,187,000
Prepaid expenses and other
 assets (Note 8)                      387,000          239,000         207,000
Income tax refund receivable           57,000          105,000
                                ----------------------------------------------
                               $  166,978,000   $  159,863,000  $  147,837,000
                                ==============================================

LIABILITIES AND EQUITY
- ------------------------------------------------------------------------------
Liabilities:
 Deposits (Note 9)             $  144,282,000   $  137,647,000  $  127,312,000
 Advance payments by
  borrowers for taxes
   and insurance                      305,000           97,000         474,000
 Accounts payable and other
  liabilities                       1,043,000          968,000         591,000
 Checks outstanding on
  disbursement account                563,000          489,000         783,000
 Income taxes payable                    -                -            187,000
 Deferred income taxes
  (Note 11)                            65,000          236,000         179,000
                                ----------------------------------------------
         Total liabilities        146,258,000      139,437,000     129,526,000
                                ----------------------------------------------
Commitments (Notes 10 and 13)
Equity:
 Retained earnings,
  substantially restricted
 (Notes 11 and 12)                 20,691,000       20,392,000      18,531,000
 Unrealized gain (loss) on
  securities available for
  sale, net of tax (Note 3)            29,000           34,000        (220,000)
                                ----------------------------------------------
                                   20,720,000       20,426,000      18,311,000
                                ----------------------------------------------
                               $  166,978,000   $  159,863,000  $  147,837,000
                                ==============================================


See Notes to Financial Statements.

HOME SAVINGS BANK OF ALBEMARLE, S.S.B.

STATEMENTS OF INCOME
Six Months Ended March  31, 1996 and 1995, and Years
Ended September 30, 1995, 1994, and 1993

                                                          March 31,
                                                    1996            1995
- ------------------------------------------------------------------------------
                                                         (Unaudited)
Interest income:
  Loans                                         $    4,844,000  $    4,823,000

  Mortgage-backed certificates                         196,000         204,000

  Securities                                           938,000         736,000

  Other interest-bearing deposits                      373,000          68,000
                                             ---------------------------------
                                                     6,351,000       5,831,000

Interest expense on deposits (Note 9)                3,831,000       2,532,000
                                             ---------------------------------
           Net interest income                       2,520,000       3,299,000

Provision for loan losses (Note 5)                     300,000            -
                                             ---------------------------------
           Net interest income
            after provision for
            loan losses                              2,220,000       3,299,000
                                             ---------------------------------

Noninterest income                                      62,000          61,000
                                             ---------------------------------
Noninterest expenses:

  Compensation and benefits (Note 10)                  898,000         724,000

  Occupancy                                            140,000         115,000

  Federal insurance premium expense                    155,000         142,000

  Data processing                                      106,000          99,000

  Pension liquidation expense (Note 8)                    -               -

  Contributions                                        191,000          24,000

  Other                                                304,000         304,000
                                             ---------------------------------
                                                     1,794,000       1,408,000
                                             ---------------------------------
           Income before income taxes                  488,000       1,952,000

Income taxes (Note 11)                                 189,000         729,000
                                             ---------------------------------
           Income before cumulative
            effect of a change in
            accounting principle                       299,000       1,223,000

Cumulative effect on prior years of changing
 to a different method of accounting for
 income taxes (Note 11)                                   -               -
                                             ---------------------------------
Net Income                                      $      299,000  $    1,223,000
                                             =================================

See Notes to Financial Statements.

                                                                September 30,

                                                     1995           1994           1993
                                              ---------------------------------------------
Interest income:
  Loans                                       $     9,731,000  $   9,906,000  $  10,877,000

  Mortgage-backed certificates                        394,000        469,000        636,000

  Securities                                        1,585,000      1,222,000      1,334,000

  Other interest-bearing deposits                     270,000        397,000        197,000
                                              ---------------------------------------------
                                                   11,980,000     11,994,000     13,044,000

Interest expense on deposits (Note 9)               5,980,000      4,973,000      6,037,000
                                              ---------------------------------------------
           Net interest income                      6,000,000      7,021,000      7,007,000

Provision for loan losses (Note 5)                       -              -              -
                                              ---------------------------------------------
           Net interest income
            after provision for
            loan losses                             6,000,000      7,021,000      7,007,000
                                              ---------------------------------------------
Noninterest income                                    126,000        147,000        206,000
                                              ---------------------------------------------

Noninterest expenses:

  Compensation and benefits (Note 10)               1,859,000      1,324,000      1,018,000

  Occupancy                                           256,000        267,000        202,000

  Federal insurance premium expense                   295,000        318,000        290,000

  Data processing                                     205,000        194,000        188,000

  Pension liquidation expense (Note 8)                   -           493,000         33,000

  Contributions                                        46,000         61,000         30,000

  Other                                               549,000        500,000        383,000
                                              ---------------------------------------------
                                                    3,210,000      3,157,000      2,144,000
                                              ---------------------------------------------
           Income before income taxes               2,916,000      4,011,000      5,069,000

Income taxes (Note 11)                              1,055,000      1,498,000      1,765,000
                                              ---------------------------------------------
           Income before cumulative
            effect of a change in
            accounting principle                    1,861,000      2,513,000      3,304,000

Cumulative effect on prior years of changing
 to a different method of accounting for
 income taxes (Note 11)                                  -           485,000           -
                                              ---------------------------------------------
                                              $     1,861,000  $   2,028,000  $   3,304,000
                                              =============================================

HOME SAVINGS BANK OF ALBEMARLE, S.S.B.

STATEMENTS OF EQUITY
For the Six Months Ended March 31, 1996, and Years Ended
September 30, 1995, 1994, and 1993

                                   Retained
                                   Earnings         Unrealized
                                 Substantially      Gain(Loss)         Total
                                   Restricted      on Securities       Equity
- ------------------------------------------------------------------------------
Balance, September 30, 1992       $  13,199,000              -      13,199,000
  Net income                          3,304,000              -       3,304,000
                                ----------------------------------------------
Balance, September 30, 1993          16,503,000              -      16,503,000
  Net income                          2,028,000              -       2,028,000
  Net unrealized loss on
  securities available
  for sale                                 -          (220,000)       (220,000)
                                ----------------------------------------------
Balance, September 30, 1994          18,531,000       (220,000)     18,311,000
  Net income                          1,861,000                      1,861,000
  Net change in unrealized gain
  (loss) on securities available for sale  -           254,000         254,000
                                ----------------------------------------------
Balance, September 30, 1995          20,392,000         34,000      20,426,000
  Net income                            299,000                        299,000
  Net change in unrealized gain
  (loss) on securities available for sale  -            (5,000)         (5,000)
                                ----------------------------------------------
Balance, March 31, 1996           $  20,691,000  $      29,000   $  20,720,000
 (Unaudited)                    ==============================================

See Notes to Financial Statements.

HOME SAVINGS BANK OF ALBEMARLE, S.S.B.

Statements of Cash Flows
Six Months Ended March 31, 1996 and 1995 and Years Ended September 30, 1995,
 1994 and 1993

                                                         March 31,
                                                  1996               1995
- -------------------------------------------------------------------------------
                                                        (Unaudited)
Cash Flows from Operating Activities
 Net income                                     $   299,000        $  1,223,000
 Adjustments to reconcile net income to
 net cash provided by
   operating activities:
   Provision for loan losses                        300,000                   -
   Net accretion of premiums and discounts
   on securities                                    (14,000)            (10,000)
   Amortization of deferred loan fees               (68,000)            (33,000)
   FHLB stock dividends                                 -                     -
   Gain on recalled securities                          -                     -
   Gain on sale of real estate acquired in
   settlement of loans                              (12,000)             (8,000)
   Provision for depreciation                        50,000              41,000
   Deferred income taxes                           (172,000)             50,000
   (Increase) decrease in  assets:
      Accrued interest receivable                    (1,000)            (31,000)
      Prepaid and other assets                     (148,000)           (100,000)
      Income tax refund receivable                   48,000                   -
   Increase (decrease) in liabilities:
      Accounts payable and other liabilities         75,000             (35,000)
      Interest payable                               27,000              21,000
      Checks outstanding on disbursement
       accounts                                      74,000            (503,000)
      Income taxes payable                              -              (192,000)
                                               --------------------------------
          Net cash provided by
          operating activities                      458,000             423,000
                                               --------------------------------
Cash Flows from Investing Activities
  Purchases of securities held to maturity       (1,954,000)
  Purchases of securities available for
    sale                                         (8,916,000)         (2,008,000)
  Proceeds from maturities of securities
    available for sale                            9,960,000           1,500,000
  Proceeds from maturities and recalls of
    securities held to maturity                         -                     -
  Principal collected on securities held
    to maturity                                     493,000             388,000
  Loan originations and principal
    payments on loans, net                        1,673,000          (2,776,000)
  Purchase of office properties and
    equipment                                        (4,000)           (111,000)
  Proceeds from sale of foreclosed real
    estate                                           56,000              57,000
  Investment reduction in foreclosed real
    estate                                              -                     -
                                               --------------------------------
          Net cash provided by (used in)
          investing activities                    1,308,000          (2,950,000)
                                               --------------------------------

See Notes to Financial Statements.

Home Savings Bank of Albemarle, S.S.B.

Statements of Cash Flows
Six Months Ended March 31, 1996 and 1995 and Years Ended September 30, 1995,
 1994 and 1993

                                                                      September 30,
                                                     1995                  1994                    1993
- ---------------------------------------------------------------------------------------------------------------
Cash Flows from Operating Activities
 Net income                                    $    1 ,861,000      $     2,028,000       $       3,304,000
 Adjustments to reconcile net income to
  net cash provided by
   operating activities:
   Provision for loan losses                                -                    -                       -
   Net accretion of premiums and discounts
    on securities                                      (19,000)              (9,000)                 (3,000)
   Amortization of deferred loan fees                  (73,000)            (137,000)               (247,000)
   FHLB stock dividends                                      -              (33,000)                (75,000)
   Gain on recalled securities                               -               (4,000)                (33,000)
   Gain on sale of real estate acquired in
    settlement of loans                                 (3,000)             (14,000)                (41,000)
   Provision for depreciation                          104,000               83,000                  59,000
   Deferred income taxes                               (75,000)             372,000                  23,000
   (Increase) decrease in  assets:
      Accrued interest receivable                     (123,000)             111,000                 101,000
      Prepaid and other assets                         (32,000)             366,000                (195,000)
      Income tax refund receivable                    (105,000)                   -                  36,000
   Increase (decrease) in liabilities:
      Accounts payable and other liabilities           377,000               94,000                 (16,000)
      Interest payable                                  63,000                5,000                  (4,000)
      Checks outstanding on disbursement
       accounts                                       (294,000)             253,000                  37,000
      Income taxes payable                            (187,000)             (22,000)                209,000
                                                   --------------------------------------------------------
          Net cash provided by                       1,494,000            3,093,000               3,155,000
           operating activities                    --------------------------------------------------------

Cash Flows from Investing Activities
 Purchases of securities held to maturity                   -           (11,934,000)            (10,972,000)
 Purchases of securities available for
  sale                                              11,987,000)                   -                       -
 Proceeds from maturities of securities
  available for sale                                 6,500,000                    -                       -
 Proceeds from maturities and recalls of
  securities held to maturity                              -              5,500,000              10,400,000
 Principal collected on securities held
  to maturity                                          790,000            1,744,000               2,113,000
 Loan originations and principal
  payments on loans, net                             1,751,000)          10,178,000              (3,786,000)
 Purchase of office properties and
  equipment                                           (211,000)            (241,000)               (307,000)
 Proceeds from sale of foreclosed real
  estate                                               115,000              127,000                 112,000
 Investment reduction in foreclosed real
  estate                                                     -                    -                 (15,000)
                                                    --------------------------------------------------------
           Net cash provided by (used in)
            investing activities                    (6,544,000)          (5,374,000)             (2,455,000)

HOME SAVINGS BANK OF ALBEMARLE, S.S.B.

Six Months Ended March 31, 1996 and 1995 and Years Ended
 September 30, 1995, 1994, and 1993


                                                                                                March 31,
                                                                                       1996                  1995
- ----------------------------------------------------------------------------------------------------------------------
                                                                                             (Unaudited)
Cash Flows from Financing Activities
  Net increase (decrease) in certificates of deposit, demand
    deposits, NOW accounts and passbook savings accounts                         $     6,608,000      $      1,078,000
  Net increase (decrease) in advance payments by borrowers for
    taxes and insurance                                                                  208,000              (143,000)
                                                                                 -------------------------------------
         Net cash provided by (used in) financing activities                           6,816,000               935,000
                                                                                 -------------------------------------
         Increase (decrease) in cash and cash equivalents                              8,582,000            (1,592,000)

Cash and cash equivalents:
  Beginning                                                                           11,494,000             6,649,000
                                                                                 -------------------------------------
  Ending                                                                         $    20,076,000      $      5,057,000
                                                                                 =====================================
Supplemental Schedule of Cash and Cash equivalents
  Cash:
    Interest-bearing deposits                                                    $    11,931,000      $      2,687,000
    Noninterest-bearing deposits                                                       8,145,000             2,370,000
                                                                                 -------------------------------------
                                                                                 $    20,076,000      $      5,057,000
                                                                                 =====================================
Supplemental Disclosures of Cash Flow Information:
  Cash payments for:
    Interest                                                                     $     3,804,000      $      2,511,000
    Income taxes                                                                         313,000               871,000
Supplemental Disclosures of Noncash Transactions
  Transfer of loans to real estate acquired in settlement of loans                        89,000               106,000
  Loans originated to finance the sale of real estate acquired in
    settlement of loans                                                                  107,000                63,000
  Transfers from securities held to maturity to securities
    available for sale                                                                       -                       -
  Net change in unrealized (gain) loss on securities available for
    sale, net of deferred taxes (credits)                                                 (5,000)               60,000


HOME SAVINGS BANK OF ALBEMARLE, S.S.B.

Six Months Ended March 31, 1996 and 1995 and Years Ended
September 30, 1995, 1994 and 1993


                                                                                                September 30,
                                                                                     1995             1994              1993
- ------------------------------------------------------------------------------------------------------------------------------
Cash Flows from Financing Activities
Net increase (decrease) in certificates of deposit, demand
  deposits, NOW accounts and passbook savings accounts                        $    10,272,000   $  (12,377,000)  $     936,000
Net increase (decrease) in advance payments by borrowers for
  taxes and insurance                                                                (377,000)         (11,000)         37,000
                                                                              ------------------------------------------------
       Net cash provided by (used in) financing activities                          9,895,000      (12,388,000)        973,000
                                                                              ------------------------------------------------
       Increase (decrease) in cash and cash equivalents                             4,845,000       (3,921,000)      1,673,000

Cash and cash equivalents:
  Beginning                                                                         6,649,000       10,570,000       8,897,000
                                                                              ------------------------------------------------
  Ending                                                                      $    11,494,000   $    6,649,000   $  10,570,000
                                                                              ================================================
Supplemental Schedule of Cash and Cash equivalents
  Cash:
    Interest-bearing deposits                                                 $     8,622,000   $    3,853,000   $   7,038,000
    Noninterest-bearing deposits                                                    2,872,000        2,796,000       3,532,000
                                                                              ------------------------------------------------
                                                                              $    11,494,000   $    6,649,000   $  10,570,000
                                                                              ================================================
Supplemental Disclosures of Cash Flow Information:
  Cash payments for:
    Interest                                                                  $     5,917,000   $    4,969,000   $   6,042,000
    Income taxes                                                                    1,346,000        1,520,000       1,520,000
Supplemental Disclosures of Noncash Transactions
  Transfer of loans to real estate acquired in settlement of loans                    209,000          212,000         376,000
  Loans originated to finance the sale of real estate acquired in
    settlement of loans                                                               138,000           42,000         282,000
  Transfers from securities held to maturity to securities
    available for sale                                                                    -         25,420,000             -
  Net change in unrealized (gain) loss on securities available for
    sale, net of deferred taxes (credits)                                            (254,000)         220,000             -


HOME SAVINGS BANK OF ALBEMARLE, S.S.B.

NOTES TO FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

Note 1.   Summary of Significant Accounting Policies

Nature of business:   Home Savings Bank of Albemarle, S.S.B. (the "Bank") is
- -------------------
primarily engaged in the business of obtaining savings deposits and originating single-family residential loans within its primary lending area, the Stanley County, North Carolina area. The Bank's underwriting polices require such loans to be made 80% loan-to-value based upon appraised values unless private mortgage insurance is obtained. These loans are secured by the underlying properties.

Unaudited financial statements:   The unaudited financial statements furnished
- -------------------------------
reflect all adjustments, consisting of normal recurring accruals, which are in the opinion of management, necessary for a fair presentation of the financial position as of March 31, 1996 and the results of operations and cash flows for the six months ended March 31, 1996 and 1995. The results for the six month periods are not necessarily indicative of the operating results of the Bank for the entire year.

Basis of financial statement presentation and accounting estimates:   The
- -------------------------------------------------------------------
financial statements have been prepared in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statement of financial condition and revenues and expenses for the period. Actual results could differ from those estimates.

Cash and cash equivalents:   For purposes of reporting the statements of cash
- --------------------------
flows, the Bank includes cash on hand and demand deposits at other financial institutions as cash equivalents. From time to time, the Bank maintains deposits with financial institutions which are in excess of the federally-insured amounts.

Investment in debt securities and accounting change:   The Bank has investments
- ----------------------------------------------------
in debt securities.  Debt securities consist primarily of obligations of the U.
S. Government and federal agencies and mortgage-backed certificates.

The Bank adopted the provisions of Financial Accounting Standards Board (FASB) Statement No. 115, Accounting for Certain Investments in Debt and Equity
                   -----------------------------------------------------
Securities, as of September 30, 1994.  Statement 115 requires that management
- ----------
classify all securities as trading, available for sale, or held to maturity on the date of adoption, and thereafter as individual investment securities are acquired, and that the appropriateness of such classification be reassessed at each statement of financial condition date. Since the Bank does not buy investment securities in anticipation of short-term fluctuations in market prices, none of the investment securities are classified as trading in accordance with Statement 115. All securities have been classified as either available-for-sale or held to maturity.

Securities available for sale:   Securities classified as available for sale are
- ------------------------------
those securities that the Bank intends to hold for an indefinite period of time but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Bank's assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors. Securities available for sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in equity, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in income.

HOME SAVINGS BANK OF ALBEMARLE, S.S.B.


NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

Note 1.     Summary of Significant Accounting Policies (Continued)

Securities held to maturity:   Securities classified as held to maturity are
- ----------------------------
those securities the Bank has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost adjusted for amortization of premium and accretion of discount, computed by the interest method over their contractual lives. Based on the Bank's financial position and liquidity, management believes the Bank has the ability to hold these securities to maturity.

Investment in Federal Home Loan Bank stock:   The Bank, as a member of the
- -------------------------------------------
Federal Home Loan Bank system, is required to maintain an investment in capital stock of the Federal Home Loan Bank in an amount equal to the greater of 1% of its outstanding home loans or 5% of advances from the FHLB. No ready market exists for the Federal Home Loan Bank stock, and it has no quoted market value.

Loans receivable:   Loans receivable are stated at unpaid principal balances,
- -----------------
less the allowance for loan losses, the undisbursed portion of construction loans, and net deferred loan origination fees.

Allowance for loan losses:   The allowance for loan losses is increased by
- --------------------------
charges to income and decreased by charge-offs (net of recoveries).
Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrowers' ability to pay, the estimated value of any underlying collateral, and current economic conditions. While management uses the best information to make evaluations, future adjustments may be necessary, if economic or other conditions differ substantially from the assumptions used.

The Bank adopted SFAS No. 114 Accounting by Creditors for Impairment of a Loan
                              ------------------------------------------------
which was subsequently amended by SFAS No. 118 Accounting by Creditors for
                                               ---------------------------
Impairment of a Loan - Income Recognition and Disclosures on October 1, 1995.
- ---------------------------------------------------------
SFAS No. 114 requires that the Bank establish specific loan loss allowances on impaired loans if it is doubtful that all principal and interest due according to the loan terms will be collected. An allowance on an impaired loan is required if the present value of the future cash flows discounted using the loan's effective interest rate is less than the carrying value of the loan. An impaired loan can also be valued based upon its fair value in the market place or on the basis of its underlying collateral if the loan is collateral dependent. If foreclosure is imminent, and the loan is collateral dependent, the loan must be valued based upon the fair value of the underlying collateral. The Statement does not allow previously issued financial statements to be restated and its adoption had no effect on the Bank's 1996 financial statements.

Interest income:   The Bank adopted SFAS No. 118 on October 1, 1995 which
- ----------------
requires the disclosure of the Bank's method of accounting for interest income on impaired loans. The Bank continues to accrue interest on impaired loans, including loans delinquent 90 days or more. At the time a loan becomes nonperforming, an allowance for uncollected interest is established for all uncollected interest. If and when management determines that the collectibility of principal and interest is no longer in doubt, the loan is returned to performing status.

HOME SAVINGS BANK OF ALBEMARLE, S.S.B.

NOTES TO FINANTIAL STATEMENTS

- --------------------------------------------------------------------------------
Note 1.     Summary of Significant Accounting Policies (Continued)

Loan origination fees:   Loan fees and certain direct loan origination costs are
- ----------------------
deferred, and the net fee or cost is recognized as an adjustment to interest income using the interest method over the contractual life of the loans, adjusted for actual prepayments.

Real estate acquired in settlement of loans:   Real estate acquired in
- --------------------------------------------
settlement of loans is initially recorded at estimated fair value. Based on periodic evaluations by management, the carrying values are reduced where they exceed fair value minus estimated costs to sell. Costs relating to the development and improvement of the property are capitalized, while holding costs of the property are charged to expense in the period incurred.

Office properties and equipment:   Office properties and equipment are stated at
- --------------------------------
cost less accumulated depreciation which is computed principally by the straight-line method over the estimated useful life.

Defined benefit pension plan:   The Bank provides a noncontributory pension plan
- -----------------------------
covering substantially all of the Bank's employees who are eligible as to age and length of service. The Bank's funding policy is to make the maximum annual contribution that is deductible for income tax purposes.

Income taxes:   Effective October 1, 1993, the Bank adopted Financial Accounting
- -------------
Standards Board ("FASB") Statement No. 109, Accounting for Income Taxes.  Under
                                            ----------------------------
this method, deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Prior to October 1, 1993, deferred income tax expenses and credits were recorded to reflect the tax consequences of timing differences between the recording of income and expense for financial purposes of filing federal income tax returns at income tax rates in effect when the difference arose. Reference should also be made to Note 11 regarding a change in the method of accounting for income taxes.

Off-statement of financial condition risk:   The Bank is a party to financial
- ------------------------------------------
instruments with off-statement of financial condition risk such as commitments to extend credit and lines of credit. Management assesses the risk related to these instruments for potential losses on an ongoing basis.

Fair value of financial instruments:   The estimated fair values required under
- ------------------------------------
SFAS No. 107, Disclosures About Fair Value of Financial Instruments, have been
              -----------------------------------------------------
determined by the Bank using available market information and appropriate valuation methodologies; however, considerable judgment is required to develop the estimates of fair value. Accordingly, the estimates presented for the fair value of the Bank's financial instruments are not necessarily indicative of the amounts the Bank could realize in a current market exchange. The use of different market assumptions or estimation methodologies may have a material effect on the estimated fair value amounts.

HOME SAVINGS BANK OF ALBEMARLE, S.S.B.


NOTES TO FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

Note 1.     Summary of Significant Accounting Policies (Continued)

The fair value estimates presented are based on pertinent information available to management as of March 31, 1996 and September 30, 1995 and 1994. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since these dates and therefore, current estimates of fair value may differ significantly from the amounts presented in these financial statements.

Note 2.     Cash

Noninterest-bearing cash amounting to approximately $16,000, $11,000 and $53,000 was held by a trustee at March 31, 1996 and September 30, 1995 and 1994, respectively, and was required to be used to repay loan principal and interest and taxes and insurance for the related loans due to the Federal National Mortgage Association.

Note 3.     Securities Available for Sale and Accounting Change

As discussed in Note 1, the Bank adopted FASB Statement No. 115 as of September 30, 1994. There was no effect on net income in 1994 from adopting FASB
Statement No. 115. The September 30, 1994 equity was decreased by $220,000 net of $114,000 related deferred tax effect, to recognize the net unrealized holding loss on securities available for sale at that date.

Under Statement 115, debt and equity securities "available for sale" are carried at fair value with unrealized holding gains and losses excluded from earnings and reported net of income taxes in a separate component of equity. Such securities may be sold in response to certain conditions such as changes in market interest rates, needs for liquidity, or changes in the availability of and the yield on alternative investments, but are not bought and held principally for the purpose of selling in the near term with the objective of generating profits on short-term differences in price. Prior to the adoption of Statement 115, these securities were reported as "held to maturity".

HOME SAVINGS BANK OF ALBEMARLE, S.S.B.


NOTES TO FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

Note 3.     Securities Available for Sale and Accounting Change (Continued)

Amortized cost and fair values of securities available for sale are summarized as follows:

                                                               March 31, 1996
                                         ----------------------------------------------------------
                                                                 (Unaudited)
                                                            Gross           Gross
                                           Amortized      Unrealized     Unrealized         Fair
                                              Cost          Gains         (Losses)         Value
                                         ----------------------------------------------------------
U.S. Government and federal agencies
  obligations                            $ 29,880,000  $     112,000  $     (64,000)  $  29,928,000
Other security                                 15,000           -               -            15,000
                                         ----------------------------------------------------------
                                         $ 29,895,000  $     112,000  $     (64,000)  $  29,943,000
                                         ==========================================================


                                                            September 30, 1995
                                         ----------------------------------------------------------
                                                            Gross          Gross
                                           Amortized      Unrealized     Unrealized      Fair
                                           Cost           Gains          (Losses)        Value
                                         ----------------------------------------------------------
U.S. Government and federal agencies
  obligations                            $ 30,907,000  $     110,000  $     (58,000)  $  30,959,000
Other security                                 15,000            -              -            15,000
                                         ----------------------------------------------------------
                                         $ 30,922,000  $     110,000  $     (58,000)  $  30,974,000
                                         ==========================================================


                                                            September 30, 1994
                                         ----------------------------------------------------------
                                                            Gross          Gross
                                           Amortized      Unrealized     Unrealized        Fair
                                             Cost           Gains          (Losses)        Value
                                         ----------------------------------------------------------
U.S. Government and federal agencies
  obligations                            $ 25,395,000  $      10,000  $    (344,000)  $  25,061,000
Other security                                 15,000            -              -            15,000
                                         ----------------------------------------------------------
                                         $ 25,410,000  $      10,000  $    (344,000)  $  25,076,000
                                         ==========================================================

The amortized cost and fair values of securities available for sale by contractual maturity are shown below. The "other security" has no contractual maturity.

                                                March 31, 1996                 September 30, 1995
                                         ----------------------------------------------------------
                                                 (Unaudited)
                                              Amortized       Fair        Amortized        Fair
                                                Cost         Value           Cost          Value
                                         ----------------------------------------------------------
Due in one year or less                  $  9,987,000  $  10,021,000  $  12,959,000   $  12,945,000
Due after one year through five years      19,893,000     19,907,000     17,948,000      18,014,000
                                         ----------------------------------------------------------
                                           29,880,000     29,928,000     30,907,000      30,959,000
Other security                                 15,000         15,000         15,000          15,000
                                         ----------------------------------------------------------
                                         $ 29,895,000  $  29,943,000  $  30,922,000   $  30,974,000
                                         ==========================================================

HOME SAVINGS BANK OF ALBEMARLE, S.S.B.


NOTES TO FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

HOME SAVINGS BANK OF ALBEMARLE, S.S.B.


NOTES TO FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

Note 3.     Securities Available for Sale and Accounting Change (Continued)

There are no sales of securities available for sale for the six months ended March 31, 1996 and 1995 and for the years ended September 30, 1995, 1994, and 1993.

Note 4.     Securities Held to Maturity

Under Statement No. 115, identification of securities as "held to maturity", a more stringent definition than previously contemplated for securities held to maturity, indicates that such securities will be held until their contractual maturities, and will not be available to be sold even in response to certain conditions such as changes in market interest rates, needs for liquidity, or changes in the availability of and the yield on alternative investments.

Carrying amounts and fair values of securities being held to maturity are summarized as follows:

                                                                     March 31, 1996
                            ----------------------------------------------------------------------------------------------
                                                                      (Unaudited)
                                                                                      Gross        Gross
                               Principal    Unamortized   Unearned     Amortized    Unrealized   Unrealized       Fair
                                Balance      Premiums    (Discounts)      Cost        Gains       (Losses)       Value
                            ----------------------------------------------------------------------------------------------
Mortgage-backed securities
  and related securities    $    5,998,000  $    41,000  $  (52,000)  $  5,987,000  $  159,000  $   (88,000)  $  6,058,000
                            ==============================================================================================


                                                                  September 30, 1995
                            ----------------------------------------------------------------------------------------------
                                                                                      Gross         Gross
                              Principal    Unamortized    Unearned    Amortized     Unrealized   Unrealized      Fair
                              Balance       Premiums     (Discounts)    Costs         Gains       (Losses)      Value
                            ----------------------------------------------------------------------------------------------
Mortgage-backed securities
  and related securities    $    4,530,000  $    48,000  $  (49,000)  $  4,529,000  $  116,000  $    (3,000)  $  4,642,000
                            ==============================================================================================


                                                                  September 30, 1994
                            ----------------------------------------------------------------------------------------------
                                                                                        Gross       Gross
                              Principal     Unamortized    Unearned     Amortized     Unrealized  Unrealized      Fair
                               Balance       Premiums     (Discounts)     Costs         Gains      (Losses)      Value
                            ----------------------------------------------------------------------------------------------
Mortgage-backed securities
  and related securities    $    5,320,000  $    60,000  $  (55,000)  $  5,325,000  $   51,000  $  (105,000)  $  5,271,000
                            ==============================================================================================


There were no sales of investment securities held to maturity during the six months ended March 31, 1996 and 1995, and the years ended September 30, 1995, 1994 and 1993. Gross proceeds from maturities and recalled securities during the six months ended March 31, 1996 and 1995, and the years ended September 30, 1995, 1994 and 1993 were $-0-, $-0-, $-0-, $5,500,000 and $10,400,000, respectively. Gross realized gains were $-0-, $-0-, $-0-, $4,000 and $33,000 on recalled securities during

HOME SAVINGS BANK OF ALBEMARLE, S.S.B.


NOTES TO FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

the six months ended March 31, 1996 and 1995, and the years ended
September 30, 1995, 1994 and 1993, respectively.

The contractual maturities of securities held to maturity are not disclosed because the actual maturities of mortgage-backed securities may differ from contractual maturities because the mortgages underlying the securities may be prepaid without a penalty.

HOME SAVINGS BANK OF ALBEMARLE, S.S.B.


NOTES TO FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

Note 4.     Securities Held to Maturity (Continued)

The Bank, as a member of the Federal Home Loan Bank (FHLB) system, is required to maintain an investment in capital stock of the Federal Home Loan Bank in an amount equal to the greater of 1% of its outstanding home loans or 5% of advances from the FHLB. No ready market exists for the Federal Home Loan Bank stock, and it has no quoted market value. For presentation purposes, such stock is assumed to have a fair value which is equal to cost.

Note 5.     Loans Receivable

Loans receivable are summarized as follows:

                                 March 31,              September 30,
                                            ----------------------------------
                                   1996             1995             1994
                              ------------------------------------------------
                               (Unaudited)
Principal balances:
  First mortgage loans
  (principally conventional):
  Secured by one-to-four      $   90,274,000   $   94,036,000   $   91,674,000
  family residences
  Secured by other properties     10,172,000        8,743,000        9,025,000
  Construction loans               5,973,000        5,368,000        6,015,000
  Home equity and second
  mortgage                         3,766,000        3,875,000        4,056,000
                              ------------------------------------------------
                                 110,185,000      112,022,000      110,770,000
                              ------------------------------------------------

  Other loans                        294,000          331,000          281,000
                              ------------------------------------------------
Allowance for loan losses           (427,000)        (137,000)        (140,000)
Undisbursed portion of
 construction loans               (2,797,000)      (3,100,000)      (3,602,000)
Net deferred loan
 origination fees                   (545,000)        (519,000)        (465,000)
                              ------------------------------------------------
                                  (3,769,000)      (3,756,000)      (4,207,000)
                              ------------------------------------------------
                              $  106,710,000   $  108,597,000   $  106,844,000
                              ================================================

The following is an analysis of the allowance for loan losses:


                                          Six Months Ended                      Year Ended
                                             March 31,                         September 30,
                                   --------------------------------------------------------------
                                         1996         1995         1995         1994        1993
                                   --------------------------------------------------------------
                                            (Unaudited)
Balance, beginning                 $  137,000   $  140,000   $  140,000   $  144,000   $  144,000
  Loans charged off                   (17,000)      (3,000)      (3,000)      (4,000)      (1,000)
  Recoveries                            7,000       -            -            -             1,000
  Provision charged to operations     300,000       -            -            -                 -
                                   --------------------------------------------------------------
Balance, ending                    $  427,000   $  137,000   $  137,000   $  140,000   $  144,000
                                   ==============================================================

HOME SAVINGS BANK OF ALBEMARLE, S.S.B.


NOTES TO FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

Note 5.     Loans Receivable (Continued)

The Bank adopted SFAS No. 114 Accounting by Creditors for Impairment of a Loan
                              ------------------------------------------------
on October 1, 1995, which requires that the Bank establish a specific allowance on impaired loans. The Bank considers loans delinquent more than 90 days to be impaired. Such loans amounted to approximately $702,000 at March 31, 1996 and had an average outstanding balance of approximately $1,080,000 for the six months ending March 31, 1996. These loans are primarily collateral dependent and management has determined that the underlying collateral is in excess of the carrying amounts. As a result, the Bank has determined that specific allowances on these impaired loans is not required.

Nonperforming loans for which interest has been reduced totaled approximately $702,000, $981,000 and $946,000 at March 31, 1996 and September 30, 1995 and
1994, respectively. The differences between interest income that would have been recorded under the original terms of such loans and the interest income actually recognized totaled ($11,000), $2,000, $7,000, $10,000 and $47,000 for the six months ended March 31, 1996 and 1995, and for the years ended September 30, 1995, 1994 and 1993, respectively

Mortgage loans serviced for others consist of FNMA loans and are not included in the accompanying statements of financial condition. The unpaid principal balances of these loans totaled $846,000, $970,000 and $1,262,000 at March 31, 1996, and September 30, 1995 and 1994, respectively. Custodial escrow balances maintained in connection with the foregoing loan servicing was approximately $16,000, $11,000 and $53,000 at March 31, 1996 and September 30, 1995 and 1994,
respectively.

Officers and directors of the Bank were indebted to the Bank for loans made in the ordinary course of business. The balances of such loans were $1,006,000, $984,000 and $889,000 at March 31, 1996 and September 30, 1995 and 1994,
respectively.

Note 6.     Accrued Interest Receivable

Accrued interest receivable is summarized as follows:

                               March 31,          September 30,
                                            --------------------------
                                  1996          1995          1994
                              ----------------------------------------
                              (Unaudited)
Securities                    $    402,000  $    410,000  $    325,000
Mortgage-backed securities          48,000        40,000        45,000
Loans receivable                   701,000       700,000       657,000
                              ----------------------------------------
                              $  1,151,000  $  1,150,000  $  1,027,000
                              ========================================

HOME SAVINGS BANK OF ALBEMARLE, S.S.B.


NOTES TO FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

Note 7.     Office Properties and Equipment

Office properties and equipment consist of the following:

                                March 31,         September 30,
                                          ----------------------------
                                   1996          1995          1994
                              ----------------------------------------
                              (Unaudited)
Land                          $    138,000  $    138,000  $    138,000
Buildings and improvements       1,313,000     1,313,000     1,308,000
Furniture and equipment            622,000       615,000       454,000
Automobiles                         45,000        45,000         -
                              ----------------------------------------
                                 2,118,000     2,111,000     1,900,000
Accumulated depreciation           870,000       817,000       713,000
                              ----------------------------------------
                              $  1,248,000  $  1,294,000  $  1,187,000
                              ========================================

Note 8.     Employee Pension Plan

Previous to November 10, 1993, the Bank had a defined benefit pension plan covering substantially all of its employees. The benefits were based on years of service and the employee's expected compensation during the last five years of employment. The Bank's funding policy was to contribute annually the maximum amount that could be deducted for federal income tax purposes. On September 13, 1993, the Bank's board of directors approved the termination of the defined benefit pension plan effective November 10, 1993. In the year ended September 30, 1994, all plan participants received a lump sum distribution from the Plan. Total pension expense for the year ended September 30, 1994 was $493,000, which included $491,000 related to the termination of the Plan. The expense is attributed to changes in the actuarial assumptions such as lower retirement ages, inclusion of value of early retirement subsidies and a decrease in interest rates as compared to the prior years.

On October 1, 1994, the Bank established a new pension plan for its employees. The new plan is a defined benefit plan covering substantially all of the Bank's employees. The benefits are based on years of service and the employee's expected compensation during five consecutive plan years within the last ten plan years that produce the highest average. Total pension expense was $67,000, $29,000 and $108,000 for the six months ended March 31, 1996 and 1995 and for the year ended September 30, 1995, respectively, and is included in compensation and benefits in the accompanying statements of income.

HOME SAVINGS BANK OF ALBEMARLE, S.S.B.


NOTES TO FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

Note 8.     Employee Pension Plan (Continued)

The following table sets forth the Plan's funded status and amounts recognized in the Bank's statement of financial condition as of March 31, 1996 and September 30, 1995:

                                                                          March 31,       September 30,
                                                                            1996              1995
                                                                    ------------------------------------
                                                                         (Unaudited)
Actuarial present value of benefit (obligations):
 Accumulated benefit (obligation):
  Vested                                                            $       (183,000)  $        (90,000)
  Nonvested                                                                  (18,000)           (24,000)
                                                                    ------------------------------------
                                                                            (201,000)          (144,000)
 Effect of projected future compensation                                    (466,000)          (439,000)
                                                                    ------------------------------------
 Projected benefit (obligation) for service rendered
  to date                                                                   (667,000)          (553,000)
 Plan assets at fair value; primarily cash and
  short-term investments                                                     226,000             84,000
                                                                    ------------------------------------
 Projected benefit (obligation) in excess of plan
  assets                                                                    (441,000)          (469,000)
 Unrecognized prior service cost                                             455,000            547,000
 Unrecognized net (gain)/loss                                                 76,000            (73,000)
                                                                    ------------------------------------
 Prepaid pension cost (included in prepaid and
  other assets)                                                     $         90,000   $          5,000
                                                                    ------------------------------------

The components of net pension expense as of March 31, 1996, September 30, 1995 and 1994 are as follows (The information is not available for the six months ended March 31, 1995):

                                                                                         Years Ended
                                                              Six Months Ended           September 30,
                                                                   March 31,     -----------------------------
                                                                  1996             1995              1994
                                                         -----------------------------------------------------
                                                                   (Unaudited)
Service cost-benefits earned during the period           $        20,000    $      33,000    $
Interest cost on projected benefit obligation                     27,000           43,000              25,000
Actual return on plan assets                                      (7,000)          (2,000)            (26,000)
Net amortization and deferral                                     27,000           34,000               3,000
                                                         -----------------------------------------------------
              Net pension expense                        $        67,000    $     108,000    $          2,000
                                                         =====================================================

Assumptions used to develop the net periodic pension cost as of March 31, 1996 and September 30, 1995 were:

  Discount rate                                                                                          8.0%
  Expected long-term rate of return on assets                                                            8.0
  Rate of increase in compensation levels                                                                5.0

HOME AND FINANCIAL STATEMENTS


Note 9.     Deposits

Deposits are summarized as follows:

                                 Weighted
                                 Average
                                 Rate at            March 31,                                 September 30,
                                March 31,             1996                           1995                           1994
                                           -----------------------------------------------------------------------------------------

                                  1996         Amount      Percent          Amount          Percent         Amount         Percent
                                ----------------------------------------------------------------------------------------------------

                                                (Unaudited)

Demand and NOW accounts,
 including noninterest
 bearing accounts of
 $723,000 at March 31,
 1996,
 $562,000 at September 30,
 1995 and
 $647,000 at September  31, 1994  2.26%    $    7,433,000       5.15%     $    6,893,000       5.01%      $    6,947,000       5.46%

Money market                      2.99          7,529,000       5.22           7,809,000       5.67           12,164,000       9.55
Passbook savings                  3.00         15,390,000      10.67          15,490,000      11.25           17,711,000      13.91
                                           -----------------------------------------------------------------------------------------

                                               30,352,000      21.04%         30,192,000      21.93%          36,822,000      28.92%

                                           -----------------------------------------------------------------------------------------

Certificates of deposit:
2.00% to 3.99%                                     15,000       0.01%             15,000       0.01%          45,130,000      35.45%

4.00% to 5.99%                                 50,469,000      34.98          38,643,000      28.07           45,207,000      35.51
6.00% to 7.99%                                 63,244,000      43.83          68,622,000      49.86
8.00% to 9.99%                                                                                                    41,000       0.03
                                           -----------------------------------------------------------------------------------------

                                  6.09        113,728,000      78.82%        107,280,000      77.94%          90,378,000      70.99%

                                           -----------------------------------------------------------------------------------------

Accrued interest payable                          202,000       0.14%            175,000       0.13%             112,000       0.09%

                                           -----------------------------------------------------------------------------------------

                                           $  144,282,000     100.00%     $  137,647,000     100.00%     $   127,312,000     100.00%

                                           =========================================================================================

Weighted average cost of
 savings deposits
                                                                5.40%                          5.43%                           3.67%
                                                            ==========                     ==========                       ========



The aggregate amount of short-term jumbo certificates of deposit with a minimum denomination of $100,000 was approximately $10,107,000, $10,838,000 and $5,633,000 at March 31, 1996, and September 30, 1995 and 1994, respectively.

The aggregate amount of certificates of deposit by maturity with a minimum denomination of $100,000 included in the above table is as follows:

                                               March 31,
                                                 1996
                                       ------------------------
Maturity Period:                              (Unaudited)
  Within 3 months or less                $     2,120,000

HOME SAVINGS BANK OF ALBEMARLE, S.S.B.


NOTES TO FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

Over 3 montths through 6 months                2,490,000
Over 6 months through 12 months                1,915,000
Over 12 months                                 3,582,000
                                         ---------------
                                         $    10,107.000
                                         ===============

HOME SAVINGS BANK OF ALBEMARLE, S.S.B.


NOTES TO FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

Note 9.    Deposits (Continued)

Interest expense on deposits is summarized as follows:

                                     March 31,                             September 30,
                         -------------------------------------------------------------------------
                                1996          1995          1995          1994          1993
                         -------------------------------------------------------------------------
                                                                  (Unaudited)
Passbook savings         $     231,000   $    255,000   $    492,000   $    555,000   $    553,000
NOW and money market           214,000        270,000        496,000        579,000        545,000
Certificates of deposit      3,386,000      2,007,000      4,992,000      3,839,000      4,939,000
                         -------------------------------------------------------------------------
                         $   3,831,000   $  2,532,000   $  5,980,000   $  4,973,000   $  6,037,000
                         =========================================================================

The Bank has pledged securities with a book value of $1,000,000 at March 31, 1996 as collateral for public deposits.

Eligible savings accounts are insured to $100,000 by the Savings Association Insurance Fund (SAIF) which is administered by the Federal Deposit Insurance Corporation (FDIC).

Note 10. Deferred Compensation Agreements

The Bank has entered into unfunded deferred compensation agreements providing retirement and death benefits for six active and two retired directors and supplemental retirement and death benefits income agreements for two executive officers. Vested benefits under the deferred compensation agreements are payable in monthly installments over 10 and 15 year periods for the supplemental income agreements. The present value of the liability for the benefits is being accrued over the vesting period per the underlying agreements. The total of the deferred compensation expense and supplemental income agreement for the six months ended March 31, 1996 and 1995, and for the years ended September 30, 1995, 1994, and 1993 amounted to approximately $111,000, $17,000, $379,000,
$121,000, and $-0-, respectively.

Note 11. Accounting Change and Income Tax Matters

Effective October 1, 1993, the Bank adopted FASB Statement No. 109, Accounting
                                                                    ----------
for Income Taxes.  The adoption of Statement 109 changes the Bank's method of
- -----------------
accounting for income taxes from the deferred method to a liability method. Under the deferred method, the Bank deferred the past tax effects of timing differences between financial reporting and taxable income. As explained in
Note 1, the liability method requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the reported amounts of assets and liabilities and their tax bases.

HOME SAVINGS BANK OF ALBEMARLE, S.S.B.


NOTES TO FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

Note 11.  Accounting Change and Income Tax Matters (Continued)

Under FASB No. 109, a net deferred tax liability has been provided for certain increases in the Bank's tax bad debt reserves subsequent to September 30, 1988 in excess of recorded book loan loss allowances. At March 31, 1996, retained earnings contain certain additions to bad debt reserves for income tax purposes of approximately $2,870,000, the balance at September 30, 1988, for which no deferred taxes have been provided because the Bank does not intend to use these reserves for purposes other than to absorb losses.

If amounts which qualified as bad debt deductions are used for purposes other than to absorb losses or adjustments arising from the carryback of net operating losses, income taxes may be imposed at the then existing rates. The unrecorded deferred income tax liability on the above amount was approximately $1,119,000 as of March 31, 1996.

The effect of the adjustments to the October 1, 1993 statement of financial condition to adopt Statement 109 was $485,000. This amount is reported as the effect of a change in accounting principle on the accompanying 1994 statement of income.

The tax effects of temporary differences that gave rise to significant portions of the net deferred tax liability in the statement of financial condition at March 31, 1996, and September 30, 1995 and 1994 as adjusted for the adoption of FASB Statement No. 109, were:

                                                March 31,         September 30,
                                            --------------------------------------
                                                  1996          1995        1994
                                            --------------------------------------
Deferred tax liabilities:                      (Unaudited)
  FHLB stock dividends                      $     231,000   $  231,000  $  215,000
  Reserve for bad debts                           402,000      412,000     416,000
  Unrealized gain on securities available          19,000       18,000         -
  for sale
  Property and equipment                           65,000       59,000      40,000
  Other                                            35,000        9,000         -
                                          ----------------------------------------
        Total                                     752,000      729,000     671,000
                                          ----------------------------------------
Deferred tax assets:
  Net deferred loan fees and costs                115,000       80,000     113,000
  Deferred compensation and supplemental
   income                                         385,000      333,000     188,000
  Reserve for uncollected interest                 20,000       26,000         -
  Unrealized loss on securities available
   for sale                                           -             -      114,000
  Allowance for loan losses                       167,000       54,000      77,000
                                          ----------------------------------------
        Total                                     687,000      493,000     492,000
                                          ----------------------------------------
        Net deferred tax liability          $      65,000   $  236,000  $  179,000
                                          ========================================


A valuation allowance was not recorded for deferred tax assets at March 31, 1996, September 30, 1995 or September 30, 1994.

HOME SAVINGS BANK OF ALBEMARLE, S.S.B.


NOTES TO FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

Note 11.  Accounting Change and Income Tax Matters (Continued)

Income tax expense (credits) consist of the following:

                    March 31,                            September 30,
            --------------------------------------------------------------
                1996      1995          1995           1994        1993
            --------------------------------------------------------------
               (Unaudited)
Current     $   361,000   679,000  $  1,130,000   $  1,611,000   1,742,000
Deferred       (172,000)   50,000       (75,000)      (113,000)     23,000
            --------------------------------------------------------------
Total       $   189,000   729,000  $  1,055,000   $  1,498,000   1,765,000
            ==============================================================

The following is a reconciliation of the federal income tax rate of 34% to the effective tax rate:

                                      Six Months Ended          Year Ended
                                         March 31,             September 30,
                                   -------------------------------------------
                                      1996       1995   1995    1994   1993
                                   -------------------------------------------
                                        (Unaudited)
Statutory federal income tax rate     34.0%      34.0%  34.0%   34.0%  34.0%
Increase in taxes resulting from:
  Tax bad debt deduction                -          -      -       -    (2.9)
  State income taxes, net of federal
    benefit                            4.7        3.3    2.2     3.3    3.7
                                   -------------------------------------------
                                      38.7%      37.3%  36.2%   37.3%  34.8%
                                   ===========================================


Under the Internal Revenue Code, the Bank is allowed a special bad debt deduction related to additions to tax bad debt reserves established for the purpose of absorbing losses. The applicable provisions of the law permit the Bank, upon meeting certain critical tests, to deduct from taxable income an allowance for bad debts based on the greater of 8% of taxable income before such deduction or actual loss experience. The Bank has utilized the experience method for the years ended September 30, 1995 and 1994 and the percentage of taxable income method for the year ended September 30, 1993.

Note 12.  Capital Requirements

The FDIC requires the Bank to have a minimum leverage ratio of Tier I Capital (principally consisting of retained earnings and any future common stockholders' equity, less any intangible assets) to all assets of at least 3%, provided that it receives the highest rating during the examination process. For institutions that receive less than the highest rating, the Tier I capital requirement is 1% to 2% above the stated minimum. The FDIC also requires the Bank to have a ratio of total capital to risk-weighted assets of 8%, of which at least 4% must be in the form of Tier I capital. The Administrator requires a net worth equal to at least 5% of total assets.

HOME SAVINGS BANK OF ALBEMARLE, S.S.B.


NOTES TO FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

Note 12.  Capital Requirements (Continued)

At March 31, 1996, the Bank complied with all the capital requirements described above as shown below:

                                              Leverage                                    N. C.
                                              Ratio of        Tier I                     Savings
                                    GAAP       Tier I     Risk-Adjusted   Risk-Based      Bank
                                   Equity      Capital       Capital        Capital      Capital
                                  ---------------------------------------------------------------
                                                      (Dollars in Thousands)
                                                           (Unaudited)
GAAP equity                       $  20,720  $   20,720   $      20,720   $   20,720   $   20,720
                                  =========
Supplemental capital items:
  General valuation allowance                                         -          427          427
Unrealized (gains) on
  securities available for sale                     (29)            (29)         (29)         (29)
                                             ----------------------------------------------------
Regulatory capital                               20,691          20,691       21,118       21,118
Minimum capital requirement                       6,679           2,726        5,452        8,349
                                             ----------------------------------------------------
Excess regulatory capital                    $   14,012   $      17,965   $   15,666   $   12,769
                                             ====================================================
Total assets at March 31, 1996               $  166,978                                $  166,978
                                             ==========                                ==========
Risk-weighted assets at
  March 31, 1996                                          $      68,152   $   68,152
                                                          ==========================
Capital as a percentage of
  assets:
  Actual                                          12.39%          30.36%       30.99%       12.65%
  Required                                         4.00            4.00         8.00         5.00
                                             ----------------------------------------------------
  Excess                                           8.39%          26.36%       22.99%        7.65%
                                             ====================================================

Note 13.  Financial Instruments with Off-Statement of Financial Condition Risk

The Bank is a party to financial instruments with off-statement of financial condition risk in the normal course of business to meet the financing needs of it customers. These financial instruments include commitments to extend credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the statement of financial condition. The contract or notional amounts of those instruments reflect the extent of involvement the Bank has in particular classes of financial instruments.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit is represented by the contractual or notional amount of these instruments. The Bank uses the same credit polices in making commitments and conditional obligations as it does for on-statement of financial condition instruments.

HOME SAVINGS BANK OF ALBEMARLE, S.S.B.


NOTES TO FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

Note 13.  Financial Instruments with Off-Statement of Financial
          Condition Risk (Continued)

                                                March 31, 1996
                                        -----------------------------
                                          Fixed Rate    Variable Rate
                                        -----------------------------
Financial instruments whose contract
 amounts represent credit risk:
Commitments to extend credit, mortgage  $    1,311,000  $         -
 loans
Undisbursed lines of credit                         -       2,814,000
                                        -----------------------------
                                        $    1,311,000  $   2,814,000
                                        =============================

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and many require payment of a fee. The total commitment amounts do not necessarily represent future cash requirements, since some may expire without being drawn upon. The Bank evaluates each customer's credit worthiness on a case-by-case basis.

Note 14.  Disclosures About Fair Value of Financial Instruments

The fair value of the Bank's cash and cash equivalents is estimated to be equal to its recorded amount. For securities held to maturity and securities available for sale, the fair value is estimated using quoted market values obtained from independent pricing services. For Federal Home Loan Bank stock, the fair value is the same as the recorded book value since the stock can be redeemed at face value.

The fair value for all fixed rate loans has been estimated by discounting the projected future cash flows using the rate at which similar loans would be made to borrowers with similar credit ratings and for similar maturities. The discount rate used has been adjusted by an estimated credit risk factor to approximate the adjustment that would be applied in the marketplace for any nonperforming loans. Certain prepayment assumptions have also been made depending upon the original contractual lives of the loans. The fair value for all adjustable rate loans has been estimated to be equal to their carrying amounts because the repricing periods are relatively short-term in nature.

The fair value of deposits with no stated maturities, including checking accounts and statement savings accounts, is estimated to be equal to the amount payable on demand. The fair value of certificates of deposit is based upon the discounted value of the contractual cash flows. The discount rates used in these calculations approximate the current rates offered for deposits of similar remaining maturities.

The fair values of checks outstanding on the disbursement account, accrued interest receivable, accrued interest payable and advance payments to borrowers for taxes and insurance are presumed to be their recorded book values.

The estimated fair value of commitments to extend credit is estimated using fees currently charged for similar arrangements adjusted for changes in interest rates and credit risk that has occurred subsequent to origination. Because the Bank believes that the credit risk associated with available but undisbursed commitments would essentially offset fees that could be recognized under similar arrangements, and because the commitments are either short term in nature or subject to immediate repricing, no fair value has been assigned to these off-statement of financial condition commitments.

HOME SAVINGS BANK OF ALBEMARLE, S.S.B.


NOTES TO FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

Note 14.  Disclosures About Fair Value of Financial Instruments (Continued)

The recorded book value and estimated fair value of the Bank's financial instruments at March 31, 1996, September 30, 1995 and 1994 are summarized below:

                                           March 31,                                     September 30,
                                 ----------------------------------------------------------------------------------------------
                                              1996                           1995                            1994
                                 ----------------------------------------------------------------------------------------------
                                    Carrying       Estimated        Carrying       Estimated        Carrying       Estimated
                                     Values        Fair Value        Values        Fair Value        Values        Fair Value
                                 ----------------------------------------------------------------------------------------------
                                          (Unaudited)
Financial Assets:
   Cash and cash equivalents     $   20,076,000  $   20,076,000  $   11,494,000  $   11,494,000  $    6,649,000  $    6,649,000
   Securities held to maturity        5,987,000       6,058,000       4,529,000       4,642,000       5,325,000       5,271,000
   Securities available for sale     29,943,000      29,943,000      30,974,000      30,974,000      25,076,000      25,076,000
   Federal Home Loan Bank
      stock                           1,346,000       1,346,000       1,346,000       1,346,000       1,346,000       1,346,000
   Loans receivable, net            106,710,000     107,722,000     108,597,000     108,824,000     106,844,000     108,300,000
   Accrued interest receivable        1,151,000       1,151,000       1,150,000       1,150,000       1,027,000       1,027,000
Financial Liabilities:
   Savings deposits with no
      stated maturities              30,352,000      30,352,000      30,192,000      30,192,000      36,822,000      36,822,000
   Savings deposits with
      stated maturities             113,728,000     114,440,000     107,280,000     107,644,000      90,378,000      89,875,000
   Checks outstanding on
      disbursement account              563,000         563,000         489,000         489,000         783,000         783,000
   Accrued interest payable             202,000         202,000         175,000         175,000         112,000         112,000
   Advance payments by
      borrowers for taxes and
      insurance                         305,000         305,000          97,000          97,000         474,000         474,000


Note 15.  Dissolution of Subsidiary

Effective September 13, 1994, the Board of Directors approved the dissolution of Stanly County Service Corporation, a wholly-owned subsidiary. The stock of the corporation was canceled and the equity was distributed, in the form of dividends, to the Bank. The assets acquired were recorded at the carrying value to Stanly County Service Corporation. The subsidiary was inactive prior to dissolution.

HOME SAVINGS BANK OF ALBEMARLE, S.S.B.


NOTES TO FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

Note 16.  Subsequent Event - Plan of Conversion (Unaudited)

Pending the approval of the Board of Directors, the Bank will adopt a Plan of Conversion (the Plan) under which the Bank will convert from a North Carolina chartered mutual savings bank to a North Carolina chartered stock savings bank and will become a wholly-owned subsidiary of a holding company formed in connection with the conversion. The holding company will issue common stock to be sold in the conversion and will use that portion of the net proceeds thereof which it does not retain to purchase the capital stock of the Bank. The Plan is subject to approval by regulatory authorities and the members of the Bank at a special meeting.

At the time of the conversion, the Bank will establish a liquidation account in the amount equal to its net worth as reflected in its latest statement of financial condition used in its final conversion-offering circular. The liquidation account will be maintained for the benefit of eligible deposit account holders who continue to maintain their deposit accounts in the Bank after conversion. Only in the event of a complete liquidation each deposit account holder will be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance for deposit accounts then held before any liquidation distribution may be made with respect to common stock. Dividends paid by the Bank subsequent to the conversion cannot be paid from this liquidation account.

The Bank may not declare or pay a cash dividend on its common stock if its net worth would thereby be reduced below either the aggregate amount then required for the liquidation account or the minimum regulatory capital requirements imposed by federal and state regulations. As a North Carolina-chartered stock savings bank, the Bank may not declare or pay a cash dividend on its capital stock if the effect of such transaction would be to reduce the net worth of the Bank to an amount which is less than the minimum amount required by applicable federal and state regulations. For a period of five years after its conversion from mutual to stock form, the Bank must obtain written approval from the Administrator of the North Carolina Savings Institutions Division before declaring or paying a cash dividend on its capital stock in an amount in excess of one-half of the greater of (i) the Banks net income for the most recent fiscal year end, or (ii) the average of the Banks net income after dividends for the most recent year end and not more than two of the immediately preceding fiscal year ends.

If the conversion is ultimately successful, conversion costs will be accounted for as a reduction of the stock proceeds. If the conversion is unsuccessful, conversion costs will be charged to the Bank's operations. The Bank incurred approximately $18,000 of conversion costs as of March 31, 1996, which have been deferred and included in prepaid assets.

Note 17.  Reclassification

Certain amounts in the September 30, 1995, 1994, and 1993 financial statements have been reclassified to conform with March 31, 1996 presentation with no effect on net income or retained earnings.

HOME SAVINGS BANK OF ALBEMARLE, S.S.B.


NOTES TO FINANCIAL STATEMENTS

- --------------------------------------------------------------------------------

Note 18.  Future Reporting Requirements

The FASB has issued SFAS No. 123, Accounting for Stock-Based Compensation, which the Bank has not been required to adopt as of March 31, 1996.

The Statement, which will be in effect for the Bank's fiscal year ending September 30, 1997, will require that an entity account for stock based compensation plans using a fair value based method which measures compensation cost at the grant date based upon the value of the award, which is then recognized over the service period, usually the vesting period. The accounting requirements of the Statement apply to grants of awards entered into in fiscal years that begin after December 15, 1995. The Statement allows entities to continue to use APB Opinion No. 25 to measure compensation cost, but requires that the proforma effects on net income and earnings per share be disclosed to reflect the difference between the compensation cost, if any, from applying APB Opinion No. 25 and the related cost measured by the fair value method defined in the Statement. The Statement is not expected to have a material effect on the Bank's financial statements because management is expected to elect to continue to use the accounting and reporting permitted by APB Opinion No. 25 and will disclose the differences, if any, as proforma effects in notes to the financial statements of not utilizing the fair value method prescribed in SFAS No. 123.

                                 EXHIBIT VIII

                                 Exhibit VIII
                    Pro Forma Effect of Conversion Proceeds
               At the Minimum of the Conversion Valuation Range
                                April 30, 1996

Home Savings, Albemarle, North Carolina
- --------------------------------------------------------


1.  Conversion Proceeds
    Pro Forma Market Value (Minimum)                        $   28,900,000
    Less:  Estimated Expenses                                   (1,097,000)
                                                           ---------------
    Net Conversion Proceeds                                 $   27,803,000

2.  Estimated Additional Income From Conversion Proceeds
    Net Conversion Proceeds                                 $   27,803,000
    Less:  ESOP Contributions                                   (2,312,000)
           MRP Contributions                                    (1,156,000)
                                                           ---------------
    Net Conversion Proceeds after ESOP & MRP                $   24,335,000
    Estimated Incremental Rate of Return(1)                          3.47%
                                                           ---------------
    Estimated Additional Income                             $      843,208
    Less:  ESOP Expense                                           (145,656)
           MRP Expense                                            (145,656)
                                                           ---------------
                                                            $      551,896
                                                           ===============

3.  Pro Forma Calculations

                                Before          Conversion          After
    Period                    Conversion          Results        Conversion
                           ----------------------------------------------------
a.  Pro Forma Earnings
    Twelve Months Ended
    3/31/96                 $     1,197,000    $      551,896  $     1,748,896

b.  Pro Forma Net Worth
    3/31/96                 $    20,720,000    $   24,335,000  $    45,055,000

c.  Pro Forma Net Assets
    3/31/96                 $   166,978,000    $   24,335,000  $   191,313,000

(1)   Investment rate of 5.50%, subject to an effective tax rate of 37%.

                                 Exhibit VIII
                    Pro Forma Effect of Conversion Proceeds
               At the Midpoint of the Conversion Valuation Range
                                April 30, 1996

Home Savings, Albemarle, North Carolina
- -------------------------------------------------------

1.      Conversion Proceeds
        Pro Forma Market Valuation (Midpoint)           $    34,000,000
        Less:  Estimated Expenses                            (1,200,000)
                                                        -----------------
        Net Conversion Proceeds                         $    32,800,000

2.      Estimated Additional Income From Conversion
          Proceeds
        Net Conversion Proceeds                         $    32,800,000
        Less:  ESOP Contributions                            (2,720,000)
               MRP Contributions                             (1,360,000)
                                                        -----------------
        Net Conversion Proceeds after ESOP & MRP        $    28,720,000
        Estimated Incremental Rate of Return(1)                   3.47%
                                                        -----------------
        Estimated Additional Income                     $       995,148
        Less:  ESOP Expense                                    (171,360)
               MRP Expense                                     (171,360)
                                                        -----------------
                                                        $       652,428
                                                        =================

3.      Pro Forma Calculations



                                  Before      Conversion       After
        Period                  Conversion     Results       Conversion
                             ---------------------------------------------
a.      Pro Forma Earnings
        Twelve Months Ended
        3/31/96              $   1,197,000  $     652,428  $    1,849,428

b.      Pro Forma Net Worth
        3/31/96              $  20,720,000  $  28,720,000  $   49,440,000

c.      Pro Forma Net Assets
        3/31/96              $ 166,978,000  $  28,720,000  $  195,698,000



(1)   Investment rate of 5.50%, subject to an effective tax rate of 37%.

                                 Exhibit VIII
                    Pro Forma Effect of Conversion Proceeds
               At the Maximum of the Conversion Valuation Range
                                April 30, 1996

Home Savings, Albemarle, North Carolina
- -------------------------------------------------------------
1.  Conversion Proceeds
    Pro Forma Market Valuation (Maximum)                      $   39,100,000
    Less:  Estimated Expenses                                     (1,304,000)
                                                              --------------
    Net Conversion Proceeds                                   $  $37,796,000


2.  Estimated Additional Income From Conversion Proceeds
    Net Conversion Proceeds                                   $   37,796,000
    Less:  ESOP Contributions                                     (3,128,000)
           MRP Contributions                                      (1,564,000)
                                                              --------------
    Net Conversion Proceeds after ESOP & MRP                  $   33,104,000
    Estimated Incremental Rate of Return(1)                            3.47%
                                                              --------------
    Estimated Additional Income                               $    1,147,054
    Less:  ESOP Expense                                             (197,064)
           MRP Expense                                              (197,064)
                                                              --------------
                                                              $      752,926
                                                              ==============

3.  Pro Forma Calculations


                                  Before        Conversion         After
    Period                      Conversion        Results        Conversion
                               ---------------------------------------------
a.  Pro Forma Earnings
    Twelve Months Ended
    3/31/96                     $  1,197,000    $    752,926   $   1,949,926

b.  Pro Forma Net Worth
    3/31/96                     $ 20,720,000    $ 33,104,000   $  53,824,000

c.  Pro Forma Net Assets
    3/31/96                     $ 166,978,000   $ 33,104,000   $ 200,082,000


(1)   Investment rate of 5.50%, subject to an effective tax rate of 37%.

                                 Exhibit VIII
                    Pro Forma Effect of Conversion Proceeds
               At the SuperMax of the Conversion Valuation Range
                                April 30, 1996

Home Savings, Albemarle, North Carolina
- -------------------------------------------------------------

1.  Conversion Proceeds
    Pro Forma Market Valuation (Final)                    $   44,965,000
    Less:  Estimated Expenses                             $   (1,423,000)
                                                          --------------
    Net Conversion Proceeds                               $   43,542,000

2.  Estimated Additional Income From Conversion Proceeds
    Net Conversion Proceeds                               $   43,542,000
    Less:  ESOP Contributions                             $   (3,597,200)
                MRP Contributions                         $   (1,798,600)
                                                          --------------
    Net Conversion Proceeds after ESOP & MRP              $   38,146,200
    Estimated Incremental Rate of Return(1)                        3.47%
                                                          --------------
    Estimated Additional Income                           $    1,321,766
    Less:  ESOP Expense                                   $     (226,624)
           MRP Expense                                    $     (226,624)
                                                          --------------
                                                          $      868,519
                                                          --------------

3.  Pro Forma Calculations



                                Before       Conversion        After
    Period                    Conversion       Results      Conversion
                            --------------------------------------------
a.  Pro Forma Earnings
    Twelve Months Ended
    3/31/96                 $    1,197,000  $     868,519  $   2,065,519

b.  Pro Forma Net Worth
    3/31/96                 $   20,720,000  $  38,146,200  $  58,866,200

c.  Pro Forma Net Assets
    3/31/96                 $  166,978,000  $  38,146,200  $ 205,124,200



(1)   Investment rate of 5.50%, subject to an effective tax rate of 37%.

                                 Exhibit VIII
                           Pro Forma Analysis Sheet

Name of Association:     Home Savings, Albemarle, North Carolina
Date of Letter to Assn:  MAY 20, 1996
Date of Market Prices:   April 30, 1996                                            Southeast Publicly     All Publicly
                                                                  Comparatives        Held Thrifts        Held Thrifts
                                                                  ------------        ------------        ------------
                                  Symbols  Value                Mean       Median    Mean    Median      Mean     Median
                                -----------------               ----       ------    ----    ------      ----     ------
Price-Earnings Ratio                P/E
- --------------------

    Last Twelve Months                      N/A
    At Minimum of Range                    16.52
    At Midpoint of Range                   18.38                13.88      13.37     14.30   13.64       13.92    13.44
    At Maximum of Range                    20.05
    At SuperMax of Range                   21.77

Price-Book Ratio                    P/B
- ----------------
    Last Twelve Months                      N/A
    At Minimum of Range                    64.14%
    At Midpoint of Range                   68.77%             108.80.     101.55    121.93  116.84      113.78   108.77
    At Maximum of Range                    72.64%
    At SuperMax of Range                   76.39%

Price-Asset Ratio                   P/A
- -----------------
    Last Twelve Months                      N/A
    At Minimum of Range                    15.11%
    At Midpoint of Range                   17.37%               11.63       11.12    13.38   11.39       11.34    10.26
    At Maximum of Range                    19.54%
    At SuperMax of Range                   21.92%

Twelve Mo. Earnings Base             Y                     $   1,197,000
    Period Ended  3/31/96

Book Value                           B                     $  20,720,000
    As of  3/31/96

Total Assets                         A                     $ 166,978,000
    As of  3/31/96

Return on Money(1)                   R                             3.47%

Conversion Expense                   X                     $   1,200,000
Underwriting Commission              C                             0.00%
Percentage Underwritten              S                             0.00%
Estimate Dividend
    Dollar Amount                   DA                     $        -
    Yield                           DY
ESOP Contributions                   P                     $   2,720,000
MRP Contributions                    I                     $   1,360,000
ESOP Annual Expense                  E                     $     171,360
MRP Annual Contributions             M                     $     171,360
Cost of ESOP Borrowings              F                             0.00%

(1)   Investment rate of 5.50%, subject to an effective tax rate of 37%.

                                 Exhibit VIII
                           Pro Forma Analysis Sheet


Calculation of Estimated Value (V) at Midpoint Value

1.             V=        P/A(A-X-P-I)                $ 34,000,000
                   ------------------------
                         1-P/A(1-(CxS))

2.             V=        P/B(B-X-P-I)                $ 34,000,000
                   ------------------------
                         1-P/B(1-(CxX))

3.             V=  P/E(Y-R(X+P+I)-(E+M+ST))          $ 34,000,000
                   --------------------------------
                         1-P/E(R(1-(CxX))

                              Value
    Estimated Value         Per Share        Total Shares            Date
 ---------------------    ------------     -----------------    --------------
     $34,000,000             $10.00            3,400,000        April 30, 1996

Range of Value
$34 million x 1.15 = $39.1 million or 3,910,000 shares at $10.00 per share $34million x .085 = $28.9 million or 2,890,000 shares at $10.00 per share

FERGUSON & CO., LLP
- -------------------

                             Pro Forma Assumptions

1. Net proceeds from the conversion were invested at the beginning of the period at 5.50%, which was the yield on one year US Treasury issues as of April 30, 1996. This rate was selected because it is considered more representative of the rate the Bank is likely to earn.

2. Home Savings' ESOP will acquire 8% of the conversion stock with loan proceeds obtained from the Holding Company; therefore there will be no interest expense. We have assumed that the ESOP expense is 10% annually of the ESOP purchase of this issue.

3. Home Savings' RP will acquire 4% of the current issue through open market purchases at $10 per share and the expense is recognized ratably over five years as the shares vest.

4. All pro forma income and expense items are adjusted for income taxes at a combined state and federal rate of 37%.

5. In calculating the pro forma adjustments to net worth, the ESOP and RP are deducted in accordance with generally accepted accounting principles.

6.  Earnings per share calculations have ignored AICPA SOP 93-6.